UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934

MEDMEN ENTERPRISES INC
(Exact name of registrant as specified in its charter)

British Columbia	98-1431779
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

10115 Jefferson Boulevard Culver City, CA	90232
(Address of principal executive offices)	(Zip Code)

(424) 330-2082
(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Class B Subordinate Voting Shares, without par value

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☒	Smaller Reporting Company	☒
		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Introductory Comment

We are filing this General Form for Registration of Securities on Form 10 to register our Class B Subordinate Voting Shares pursuant to Section 12(g) of the Exchange Act of 1934, as amended (the “Exchange Act”). Once this registration statement is deemed effective, we will be subject to the requirements of Section 13(a) under the Exchange Act, which will require us to file annual reports on Form 10-K (or any successor form), quarterly reports on Form 10-Q (or any successor form), and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

This registration statement on Form 10 includes “forward-looking information” and “forward-looking statements” within the meaning of Canadian securities laws and United States securities laws (collectively, “forward-looking information”). All information, other than statements of historical facts, included in this registration statement that addresses activities, events or developments that the Company expects or anticipates will or may occur in the future is forward-looking information. Forward-looking information is often identified by the words “may”, “would”, “could”, “should”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect” or similar expressions and includes, among others, information and statements regarding:

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•	the business, revenue, results and future activities of, and developments related to, the Company after the date of this MD&A, including as a result of the impact of COVID-19, and planned reductions of operating expenses
•	future business strategy, competitive strengths, goals, future expansion and growth of the Company’s business and operations,
•	the successful implementation of cost reduction strategies and plans, expectations and any targets for such strategies and plans, including expected additional improvements in reduction of Corporate SG&A (Non-GAAP) in upcoming quarters
•	whether any proposed transactions will be completed on the current terms and contemplated timing,
•	expectations for the effects of any such proposed transactions, including the potential number and location of dispensaries or licenses to be acquired or disposed of,
•	the ability of the Company to successfully achieve its business objectives as a result of completing such proposed acquisitions or dispositions,
•	the contemplated use of proceeds remaining from previously completed capital raising activities,
•	the application for additional licenses and the grant of licenses or renewals of existing licenses for which the Company has applied or expects to apply,
•	the rollout of new dispensaries, including as to the number of planned dispensaries to be opened in the future and the timing and location in respect of the same, and related forecasts,
•	the expansion into additional markets,
•	expectations as to the development and distribution of the Company’s brands and products,
•	new revenue streams,
•	the impact of the Company’s digital and online strategy,
•	the implementation or expansion of the Company’s in-store and curbside pickup services,
•	the ability of the Company to successfully execute its strategic plans,
•	any changes to the business or operations as a result of any potential future legalization of adult-use and/or medical cannabis under U.S. federal law,
•	expectations of market size and growth in the United States and the states in which the Company operates or contemplates future operations and the effect that such growth will have on the Company’s financial performance,
•	statements that imply or suggest that returns may be experienced by investors or the level thereof,
•	expectations for other economic, business, regulatory and/or competitive factors related to the Company or the cannabis industry generally, and
•	other events or conditions that may occur in the future.

Readers are cautioned that forward-looking information and statements are not based on historical facts but instead are based on assumptions, estimates, analysis and opinions of management of the Company at the time they were provided or made in light of its experience and its perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances, and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, as applicable, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking information and statements.

Forward-looking information and statements are not a guarantee of future performance and are based upon estimates and assumptions of management at the date the statements are made including among other things estimates and assumptions about:

•	the impact of epidemic diseases, such as the recent outbreak of the COVID-19 illness,
•	contemplated dispositions being completed on the current terms and current contemplated timeline,
•	development costs remaining consistent with budgets,
•	the ability to raise sufficient capital to advance the business of the Company and to fund planned operating and capital expenditures and acquisitions,
•	the ability to manage anticipated and unanticipated costs,
•	achieving the anticipated results of the Company’s strategic plans,
•	increasing gross margins, including relative to increases in revenue,
•	the amount of savings, if any, expected from cost-cutting measures and divestitures of non-core assets,
•	favorable equity and debt capital markets,
•	the availability of future funding under the Company’s equity and debt finance facilities,
•	stability in financial and capital markets,
•	the ability to sustain negative operating cash flows until profitability is achieved,
•	the ability to satisfy operational and financial covenants under the Company’s existing debt obligations,

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•	favorable operating and economic conditions,
•	political and regulatory stability,
•	obtaining and maintaining all required licenses and permits,
•	receipt of governmental approvals and permits,
•	sustained labor stability,
•	favorable production levels and sustainable costs from the Company’s operations,
•	consistent or increasing pricing of various cannabis products,
•	the ability of the Company to negotiate favorable pricing for the cannabis products supplied to it,
•	the level of demand for cannabis products, including the Company’s and third-party products sold by the Company,
•	the continuing availability of third-party service providers, products and other inputs for the Company’s operations, and
•	the Company’s ability to conduct operations in a safe, efficient and effective manner.

While the Company considers these estimates and assumptions to be reasonable, the estimates and assumptions are inherently subject to significant business, social, economic, political, regulatory, public health, competitive and other risks and uncertainties, contingencies and other factors that could cause actual performance, achievements, actions, events, results or conditions to be materially different from those projected in the forward-looking information and statements. Many estimates and assumptions are based on factors and events that are not within the control of the Company and there is no assurance they will prove to be correct. Risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, as applicable, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking information and statements include, among others:

•	uncertain and changing U.S. regulatory landscape and enforcement related to cannabis, including political risks,
•	risks and uncertainties related to the recent outbreak of COVID-19 and the impact it may have on the global economy and retail sector, particularly the cannabis retail sector in the states in which the Company operates, and on regulation of the Company’s activities in the states in which it operates, particularly if there is any resurgence of the pandemic in the future,
•	the inability to raise necessary or desired funds,
•	the inability to satisfy operational and financial covenants under the Company’s existing debt obligations and other ongoing obligations as they become payable,
•	funds being raised on terms that are not favorable to the Company, to the ability to operate the Company’s
•	business or to existing shareholders, including as a result of the anti-dilution protections that have been provided under the terms of the company’s credit facilities,
•	the inability to consummate the proposed dispositions and the inability to obtain required regulatory approvals and third-party consents and the satisfaction of other conditions to the consummation of the proposed dispositions on the proposed terms and schedule,
•	the potential adverse impacts of the announcement or consummation of the proposed dispositions on relationships, including with regulatory bodies, employees, suppliers, customers and competitors,
•	the diversion of management time on the proposed dispositions,
•	risks related to future acquisitions or dispositions, resulting in unanticipated liabilities,
•	reliance on the expertise and judgment of senior management of the Company,
•	adverse changes in public opinion and perception of the cannabis industry,
•	risks relating to anti-money laundering laws and regulation,
•	risks of new and changing governmental and environmental regulation,
•	risk of costly litigation (both financially and to the brand and reputation of the Company and relationships with third parties),
•	risks related to contracts with and the inability to satisfy obligations to third-party service providers,
•	risks related to the unenforceability of contracts,
•	the limited operating history of the Company,
•	risks inherent in an agricultural business,
•	risks related to proprietary intellectual property and potential infringement by third parties,
•	risks relating to financing activities including leverage,
•	the inability to effectively manage growth,
•	errors in financial statements and other reports,

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•	costs associated with the Company being a publicly-traded company, including given the loss of foreign private issuer status under U.S. securities laws,
•	the dilutive impact of raising additional financing through equity or convertible debt given the decline in the Company’s share price,
•	increasing competition in the industry,
•	increases in energy costs,
•	risks associated with cannabis products manufactured for human consumption, including potential product recalls,
•	inputs, suppliers and skilled labor being unavailable or available only at uneconomic costs,
•	breaches of and unauthorized access to the Company’s systems and related cybersecurity risks,
•	constraints on marketing cannabis products,
•	fraudulent activity by employees, contractors and consultants,
•	tax and insurance related risks, including any changes in cannabis or cultivation tax rates,
•	risks related to the economy generally,
•	conflicts of interest of management and directors,
•	failure of management and directors to meet their duties to the Company, including through fraud or breaches of their fiduciary duties,
•	risks relating to certain remedies being limited and the difficulty of enforcement of judgments and effect service outside of Canada,
•	sales by existing shareholders negatively impacting market prices,
•	the limited market for securities of the Company, and
•	limited research and data relating to cannabis.

Readers are cautioned that the foregoing lists are not exhaustive of all factors, estimates and assumptions that may apply to or impact the Company’s results. Although the Company has attempted to identify important factors that could cause actual results to differ materially from the forward-looking information and statements contained in this this registration statement, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such forward-looking information and statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such information and statements. Accordingly, readers should not place undue reliance on forward-looking information and statements. The forward-looking information and statements contained herein are presented to assist readers in understanding the Company’s expected financial and operating performance and the Company’s plans and objectives and may not be appropriate for other purposes. The forward-looking information and statements contained in this registration statement represents the Company’s views and expectations as of the date of this Form 10 unless otherwise indicated. The Company anticipates that subsequent events and developments may cause its views and expectations to change. However, while the Company may elect to update such forward-looking information and statements at a future time, it has no current intention of and assumes no obligation for doing so, except to the extent required by applicable law.

Readers should read this registration statement and the documents that the Company references herein and has filed with the Securities and Exchange Commission at www.sec.gov completely and with the understanding that the Company’s actual future results may be materially different from what it expects.

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Item 1. Business.

CORPORATE STRUCTURE

MedMen Enterprises Inc. was incorporated in the Province of British Columbia under the Business Corporations Act (British Columbia).

The Company operates through its wholly-owned subsidiaries, MM CAN USA, Inc., a California corporation (“MM CAN”), and MM Enterprises USA, LLC, a Delaware limited liability company (“MM Enterprises USA”, or “the LLC”).

MM CAN converted into a California corporation from a Delaware corporation on May 16, 2018 and is based in Culver City, California. The head office and principal address of MM CAN is 10115 Jefferson Boulevard, Culver City, California 90232.

MM Enterprises USA was formed on January 9, 2018 and is based in Culver City, California. The head office and principal address of MM Enterprises USA is 10115 Jefferson Boulevard, Culver City, California 90232.

MM Enterprises USA was formed as a joint venture to own, operate and develop certain businesses related to the cultivation, manufacturing, distribution and sale of cannabis and cannabis-related products under the “MedMen” brand in jurisdictions where such cultivation, manufacturing, distribution and sale is authorized under applicable law. The contributors to the joint venture were MMMG, LLC (“MMMG”), a Nevada limited liability company, MedMen Opportunity Fund, LP (“Fund I”), a Delaware limited partnership, MedMen Opportunity Fund II, LP (“Fund II”), a Delaware limited partnership, The MedMen of Nevada 2, LLC (“MMNV2”), a Nevada limited liability company, DHSM Investors, LLC (“DHS Owner”), an Ohio limited liability company, and Bloomfield Partners Utica, LLC (“Utica Owner”) , a New York limited liability company (collectively, the “Joint Venture Parties”). Pursuant to the Formation and Contribution Agreement dated January 24, 2018 among the LLC and the Joint Venture Parties (the “Formation and Contribution Agreement”), the Joint Venture Parties contributed to the LLC 100% of their respective interests in certain of their assets. Specifically:

•

Fund I, Fund II, MMNV2, DHS Owner and Utica Owner (“SPE Owners”) contributed 100% of their respective equitable interests in certain of their subsidiaries that own and operate one or more businesses licensed and/or authorized under applicable laws to cultivate, manufacture and/or sell cannabis and related products (these subsidiaries collectively referred to as, the “SPE Entities”);

•	Such SPE Entities held dispensaries, cultivation and production facilities, real estate, leases, licenses and equitable interests in other cannabis operators, and other assets, all of which were contributed by the SPE Owners through the contribution of their equitable interests in the SPE Entities; and
•	MMMG contributed to the LLC all intellectual property, tangible personal property, contracts, agreements/arrangements, and leases and licenses held by MMMG in connection with its business operations at such time, including certain administrative and management services agreements with certain of the SPE Entities.

The Joint Venture Partners received 217,184,382 MM Enterprises USA Class B Units. The Agreement was entered into by and among MM Enterprises Manager, LLC, the sole manager of MM Enterprises; MMMG LLC (“MMMG”); MedMen Opportunity Fund, LP (“Fund I”); MedMen Opportunity Fund II, LP (“Fund II”); The MedMen of Nevada 2 LLC (“MMNV2”); DHSM Investors, LLC (“DHS Owner”); and Bloomfield Partners Utica, LLC (“Utica Owner”). On May 28, 2018, a reverse takeover of Ladera Ventures Corp. was completed by MM Enterprises USA (the “Business Combination”). This Business Combination resulted in a reorganization of MM Enterprises USA and Ladera Ventures Corp. pursuant to which Ladera became the indirect parent of MM Enterprises USA and Ladera changed its name to “MedMen Enterprises Inc.” On May 29, 2018, the Company’s Class B Subordinate Voting Shares began trading on the Canadian Securities Exchange (“CSE”) under the symbol “MMEN”.

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References herein to “MedMen Enterprises”, “MedMen” or the “Company”, “we”, “us” or “our” as of a date or a period of time prior January 29, 2018 refer to the Joint Venture Parties. References on or after January 29, 2018 through May 28, 2018 refer to MM Enterprises USA and its subsidiaries. References on or after May 28, 2018 refer to MedMen Enterprises Inc. and its subsidiaries.

Subordinate Voting Shares
Andrew Modlin
(Proxy – Ben Rose)
Options,
Warrants (including GGP Warrants) and RSUs
100%
Super Voting Shares
(Non Participating)
MedMen Enterprises Inc.
(MedMen)
British Columbia
MedMen Corp Voting Shares
GGP Convertible Notes (co-issued with MedMen Enterprises Inc. and convertible into Subordinate Voting Shares)
MM Can USA, Inc.
(MedMen Corp.)
California
October Term Loan Warrants
MedMen Corp
Redeemable Shares
(redeemable for Subordinate Voting Shares)
LLC Non-Redeemable Units
LTIP Units
LLC
Redeemable Units
(redeemable for Subordinate Voting Shares)
MM Enterprises USA, LLC
(LLC)
Delaware
Operating Subsidiaries

DESCRIPTION OF THE BUSINESS

General

MedMen is a cannabis retailer based in the U.S. with flagship locations in Los Angeles, Las Vegas, Chicago, and New York. MedMen offers a robust selection of high-quality products, including MedMen-owned brands [statemade], LuxLyte, and MedMen Red through its premium retail stores, proprietary delivery service, as well as curbside and in-store pick up.

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The Company currently operates 25 store locations across California (11), Florida (4), Nevada (3), Illinois (2), New York (4) and Arizona (1). The Company’s retail stores are located in strategic locations across key cities and neighborhoods in each of its markets. The Company has plans to open additional retail stores over the twelve months in the following cities:

•	Emeryville, CA
•	San Francisco, CA
•	Chicago, IL
•	Boston, MA
•	Newton, MA
•	Miami, FL
•	Jacksonville, FL
•	Orlando, FL
•	Deerfield Beach, FL

The Company expects to continue strengthening its pipeline of stores through acquisitions, partnerships and applications for new licenses, with a focus on recreational states such as California, Nevada and Illinois and medical states such as Florida.

The Company previously announced its intention to sell its assets in Arizona in order to focus on other markets that the Company believes may have greater potential for near-term profitability . The Company is currently in discussions with various parties and expects to discontinue all Arizona-related operations by the end of fiscal year 2021.

In addition to expanding its physical store network in markets across the U.S., the Company plans to continue scaling its digital platform. The Company launched statewide same-day delivery in California on August 19, 2019. The Company launched delivery in Nevada on September 16, 2019. See “Retail Operations - In-Store Pickup and Delivery” for further information about the Company’s delivery operations.

The Company launched MedMen Buds, the Company’s loyalty program, on July 3, 2019. The program currently is offered in all of the Company’s stores in Arizona, Nevada, Florida and California and has more than 350,000 members. See “Retail Operations - Loyalty Program” for further information about the Company’s loyalty program.

MedMen currently operates five cultivation and production facilities across Nevada, California, New York, Florida and Arizona. Given the regulatory environment and lack of robust wholesale market in Florida and New York, the Company expects to continue cultivation and production activities in these markets. In California and Nevada, the Company is in discussions for the potential sale of its cultivation and production facilities so that the Company can focus on its retail operations. The Company has not entered into any definitive agreements at this time.The Company currently intends to sub-lease the California and Nevada facilities to a third party that would acquire and/or take over the operations for the cultivation and production facilities. As a result, the Company would no longer operate cultivation and production facilities in California and Nevada. The Company also operates a cultivation and production facility in Arizona. Although no definitive agreements have been entered into,, the Company is currently in discussions to sell the operation, and as such has classified its Arizona business as discontinued operations. As part of the discontinuation of Arizona operations, the Company will not have a cultivation and production facility in Arizona.

In New York and Florida, the cultivation and production facilities are or will be focused primarily on the commercialization of cannabis (both medical and recreational, as permitted under applicable laws) and, in select locations, the research and development of new strains of cannabis and cultivation techniques. The procedures at each facility place an emphasis on customer and patient safety, with a strict quality control process. See “Description of the Business - Cultivation and Production Operations” for further information about the Company’s cultivation and production operations.

The Company currently holds licenses within California, Nevada, Florida, Arizona, Illinois, New York and Massachusetts. The Company views Nevada, California, New York, Illinois, Florida and Massachusetts as providing ongoing opportunities for growth due to their market depth, current supply-demand dynamics and regulatory framework.

In addition to owning its own cannabis licenses and operations, the Company also provides management services to third-party cannabis license-holders. The Company currently has management services contracts at two licensed retail dispensaries in California. See “Management Services” for further information about the Company’s management services.

The Company is operated by an executive team that has significant experience in the cannabis industry and other analogous industries such as retail, technology, consumer packaged goods, alcohol and apparel. The Company had approximately 850 employees as of August 24, 2020 across its operating jurisdictions. See “Employees” for further information about the Company’s employees.

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MedMen Enterprises USA has 41 wholly owned (either directly or indirectly) material subsidiaries. Such subsidiaries were incorporated or otherwise organized under the laws of California, Nevada, Delaware, New York, Florida, Arizona, Illinois, Massachusetts and Virginia. See “Corporate Structure” above.

Market Opportunity

Management expects the legalization of cannabis throughout the United States to continue to expand both recreationally and medically. There are currently eleven states in which the recreational sale of cannabis has been approved. These states are Alaska, California, Colorado, Illinois, Maine, Massachusetts, Michigan, Nevada, Oregon, Vermont, and Washington. In these markets, recreational sales are expected to grow as cannabis retailers, as permitted by law, benefit from a shift in consumers from illegal sales to legal sales and from new cannabis consumers. MedMen plans on capitalizing on the projected increase in cannabis consumption in these recreational markets through both an expansion of its retail footprint in markets such as California, Nevada, Illinois and Massachusetts, as well an entry into other sizable recreational markets across the U.S.

With respect to medical marijuana, as more research centers study the effects of cannabis-based products in treating or addressing therapeutic needs, and assuming that research findings demonstrate that such products are effective in doing so, management believes that the size of the U.S. medical cannabis market will also continue to grow as more states expand their medical marijuana programs and new states legalize medical marijuana. Given MedMen’s existing operations in New York and Florida, MedMen is well-versed in operating within a medical-only market and will continue to seek opportunities to expand. These markets provide the Company a national platform to execute on its medical strategy, allowing the Company to serve both medical and recreational consumers.

Retail Operations

MedMen prides itself on providing a best in class, inclusive and informative environment where the customer can comfortably navigate its extensive selection of cannabis products with the assistance of highly trained employees.

MedMen operates its retail operations through a number of wholly-owned subsidiaries in California, Nevada, Florida, Arizona, Illinois and New York. MedMen currently operates 11 retail stores in California that serve both recreational and medical marijuana customers, three retail stores in Nevada that serve both recreational and medical marijuana customers, four retail stores in Florida that serve medical marijuana patients, two retail stores in Illinois that serves both recreational and medical marijuana patients and four retail stores in New York that serve medical marijuana patients. Of the Company’s 11 retail stores in California, the Company owns and operates nine retail stores and manages the operations of two through long term management services agreements. The Company also operates one retail store in Arizona. However, the Company is currently discussions to sell the operation and as such has classified its Arizona business as discontinued operations.

Expanding upon its omni-channel experience, the Company launched its same-day delivery platform in California on August 19, 2019. On September 16, 2019, MedMen’s delivery service was launched in Nevada. Over time, the Company expects to expand its delivery service in each of its states. Delivery service is available seven days a week, 365 days a year. Both MedMen Buds and MedMen Delivery cement the Company’s commitment to continuously evolving the consumer experience.

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Real Estate Strategy

MedMen is focused on entering geographic markets which it believes has significant demand potential for cannabis (assessed through industry research and management estimates), and high barriers to entry, such as limited retail licenses, zoning restrictions and licensing requirements. MedMen’s real estate strategy is focused on prime locations with significant foot traffic and proximity to popular attractions (restaurants, malls, sports arenas, hotels, etc.). MedMen targets retail spaces with a footprint of 2,000 to 5,000 square feet, depending on the market and available real estate. MedMen utilizes both its internal real estate team and a network of real estate brokers to negotiate leases on behalf of the Company. MedMen typically prefers to secure long-term leases for its store locations instead of acquiring real estate. Where leasing of the applicable property is not possible, the Company will generally seek a financing partner to assign the purchase and sale agreement to prior to closing and after the Company has secured the license, and then enter into a leaseback transaction with that purchaser.

Branding and Marketing

MedMen utilizes consistent branding and messaging across its dispensaries under the “MedMen” name. In order to support its retail operations, MedMen has a dedicated marketing team that engages potential customers through in-store demos, social media and promotions, including the MedMen Buds loyalty program, which is described below.

MedMen continues to focus on growing market share and allocating capital to maximize shareholder value, which begins with providing a superior retail experience for its consumers. This includes building and supporting spaces where customers feel safe and educated, while discovering the benefits of cannabis.

The Company curates unique cannabis products and resources that reflect the interests of its customers.

MedMen works diligently to identify emerging cannabis trends and influencers within beauty, wellness, fashion, sports, and entertainment lifestyle verticals. As cannabis gains popularity across these categories, MedMen aims to become a leading lifestyle destination for the next-generation cannabis consumer.

In order to continue enhancing its customer experience, the Company recently launched MedMen Buds, a rewards program that encompasses over 350,000 individual participants and continues to grow daily, with members across California, Florida, Illinois, Arizona and Nevada. MedMen understands that in the current retail landscape, building loyalty with core customers is a key driver of continued growth. The Company’s understanding of what its customers value, and how it can meet those needs is critical in deepening its connection with its core customers.

Creating a true omni-channel experience for customers has been a priority for the Company since its inception. In support of that endeavor, the Company successfully launched a fully-owned and operated delivery service in the California and Nevada markets. MedMen is held to the highest standard as it releases “first-to-market” goods and services to cannabis consumers, and as such, the Company takes great pride in the initial positive feedback towards its enhanced omni-channel offering.

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Banking and Processing

MedMen deposits funds from its dispensary operations into its banking partners in each respective market. The banks are fully aware of the nature of MedMen’s business and continue to remain supportive of MedMen’s growth plans. MedMen’s dispensaries currently accept only cash and debit card and do not process credit card payments. The Company believes that, as regulations continue to evolve, over time most forms of payment will be accepted, however, it is unclear exactly when this may occur.

Product Selection and Offerings

Product selection decisions are currently made by MedMen’s team of buyers, which negotiates and receives bids from potential brand vendors across all product categories including flower, vape pens, oils, extracts, edibles and pre-rolls. MedMen bases its product selection decisions on product quality, margin potential, consumer feedback and the ability for the respective brands to scale.

MedMen currently sells its own branded products in California, Nevada, New York and Florida under MedMen RED, [statemade] and LuxLyte brands. MedMen manufactures its own products in New York and Florida, and expects to leverage contract manufacturers in California, Nevada and Illinois for its own branded products.

MedMen’s retail locations in California, Illinois, and Nevada make available a variety of MedMen and third party (resale) cannabis and cannabis products. Cannabis and cannabis products for sale include but are not limited to: cannabis dry flower, concentrated cannabis oil, vaporizer forms of cannabis, cannabis edible products and other cannabis products.

MedMen is approved in New York to produce tinctures, vape pens, lotion, topical pain spray, ground flower and capsules. MedMen currently produces five (5) THC:CBD ratios for tinctures, vape pens, lotions, sprays and capsules and thus offers a total of fifteen products at each of its retail locations in New York, as follows: Wellness (0:1), Harmony (1:1), Awake (20:1), Calm (50:1) and Sleep (100:1).

Product Pricing

MedMen’s prices vary based on the market conditions and product pricing of vendor partners. Generally, MedMen strives to keep pricing consistent across all store locations within a state. Cannabis product pricing is  usually based on operating costs, materials costs, distribution costs, and quality and strength of ingredients.

The states of California, Nevada, Florida, Illinois and Massachusetts do not regulate pricing and licensed dispensing organizations within such states may set their own prices for cannabis and cannabis products. The state of New York does regulate pricing of all approved medical marijuana products.

Notwithstanding that most of the foregoing states do not regulate pricing of cannabis and cannabis products permitted to be sold in such states, many of them impose taxes on the sale of the same, as follows. Permitted products sold:

•	in California, are subject to a 15% cannabis excise tax, a local cannabis excise tax which varies by city and/or county, and state sales tax of 7.25% with an additional local sales tax of up to 3%.
•	in Nevada, are subject to a 10% cannabis excise and sales tax.
•	in Florida, are not currently subject to an excise or sales tax.
•	in New York, are subject to a 7% excise tax.
•	in Illinois, Medial cannabis sales are not currently subject to an excise tax but are subject to a sales tax which is identified as a 1% Retailer’s Occupational Tax because the permitted medical cannabis products are considered medicine. Recreational cannabis sales are subject to the following cannabis excise and sales tax structure:

○	10% of taxable receipts from the sale of adult use cannabis, other than cannabis- infused products, sold with 35% THC or less;
○	25% of taxable receipts from the sale of adult use cannabis, other than cannabis- infused products, sold with greater than 35% THC;
○	20% of taxable receipts from the sale of adult use cannabis-infused products; and
○	6.25 % Retailer’s Occupation Tax (sales tax)
○	Up to a 3% Municipal Cannabis Retailer’s Occupation Tax (sales tax)
○	County Cannabis Retailer’s Occupation Tax:

◾	Up to 3.75% in unincorporated areas of the county
◾	Up to 3% in a municipality located in a county

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In-Store Pickup and Delivery

MedMen offers in-store pickup in most California and Nevada retail locations, accessible from MedMen’s website. Measures to enhance this offering and expand its availability into certain of the Company’s other operating states, where permitted under applicable laws and regulations, are underway.

The Company launched statewide same-day delivery in California in August 2019. The Company launched delivery in Nevada in September 2019.

Loyalty Program

MedMen launched its new loyalty program, MedMen Buds, in July 2019. In addition to providing exclusive access to sales and discounts, members of MedMen Buds earn points for every purchase that lead to rewards. MedMen Buds is currently live in all of the Company’s stores across California, Nevada, and Florida and counts over 350,000 members.

Inventory Management

MedMen has comprehensive inventory management procedures, which are compliant with the rules set forth by the California Department of Consumer Affairs’ Bureau of Cannabis Control (“BCC”) and all other applicable state and local laws, regulations, ordinances, and other requirements. These procedures ensure strict control over MedMen’s cannabis and cannabis product inventory from delivery by a licensed distributor to sale or delivery to a consumer, or disposal as cannabis waste. Such inventory management procedures also include measures to prevent contamination and maintain the safety and quality of the products dispensed at MedMen’s retail locations. MedMen understands its responsibility to the greater community and the environment and is committed to providing consumers with a consistent and high-quality supply of cannabis.

Managed Dispensaries

MedMen uses the same proprietary, best-practices policies and procedures in both owned and managed dispensaries in order to ensure systematic operations and consistent customer experience. By design, a customer or employee should notice no distinct differences between owned and managed stores. Additionally, MedMen enters into long-term management services agreements, as further described under “Management Services” below.

Cultivation and Production Operations

MedMen currently operates five cultivation and production facilities across Nevada, California, New York, Florida and Arizona. Given the regulatory environment and lack of robust wholesale market in Florida and New York, the Company expects to continue cultivation and production activities in these markets. In California and Nevada, the Company is in discussions with operating partners for its cultivation and production facilities so it can focus on retail operations. The Company has not entered into any definitive agreements at this time. The Company currently intends to sub-lease the California and Nevada facilities to a third party that would acquire and/or take over the operations for the cultivation and production facilities. As a result, the Company would no longer operate cultivation and production facilities in California and Nevada. The Company also operates a cultivation and production facility in Arizona. Although no definitive agreements have been entered into, the Company is currently in discussions to sell the operation , and as such has classified its Arizona business as discontinued operations.

In New York, Florida and Arizona, the cultivation and production facilities are or will be focused primarily on the commercialization of cannabis (both medical and recreational, as permitted under applicable laws) and, in select locations, the research and development of new strains of cannabis and cultivation techniques. The procedures at each facility place an emphasis on customer and patient safety, with a strict quality control process.

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Nevada (Mustang)

MedMen operates a cultivation and production facility in northern Nevada. The combined facility is comprised of a 30,000 square foot cultivation facility and a 15,000 square foot production facility and sits on a total of 4.27 acres of land. The 30,000 square foot high-tech Dutch hybrid greenhouse allows for 22,000 square feet of canopy space. The production facility includes state-of-the-art production and extraction equipment.

California (Desert Hot Springs)

MedMen operates a cultivation and production facility in Desert Hot Springs, California. The combined facility is comprised of a 30,000 square foot cultivation facility and a 15,000 square foot production facility and its design is based on the Mustang facility.

New York (Utica)

MedMen operates a temporary cultivation and production facility in Utica, New York in order to service medical marijuana patients in the state through its master license, which allows for cultivation, production and retail sales.

Florida (Eustis)

MedMen operates a temporary cultivation and production facility in Eustis, Florida, which is approximately an hour’s drive north from Orlando.

Arizona (Mesa)

The Company also operates a cultivation and production facility in Mesa, Arizona. However, the Company is currently in discussions to exit the Arizona market and as such as designated its Arizona business as discontinued operations.

Management Services

In addition to owning its own retail licenses, MedMen has signed long-term management services contracts with third-party license owners seeking MedMen’s management services. Management services include the use of the “MedMen” brand, retail operations support, human resources, finance and accounting, marketing, sales, legal and compliance. MedMen currently has two management services agreements in place with license owners in California. The two managed dispensaries are located in Venice Beach (Abbot Kinney) and the Los Angeles Airport area.

The management services agreements are typically 30 years in length with 10-year renewals and significant penalties if an operator sells its interest in a managed licensed entity (20% of net sale price of licensee with respect to a change of control transaction). The management services agreements currently in place comprise of the following fees: (i) 1.5% of gross revenue for marketing and soft costs, (ii) US$20,000 per month shared services fee, (iii) 25% of monthly EBITDA, (iv) 1.5% of construction budget for construction design services, and (v) 5% of construction budget for construction management services.

Employees

As of August 24, 2020, MedMen had approximately 850 employees across its operating jurisdictions, approximately 125 of which were employed at the corporate level. The remaining employees are employed at retail, cultivation, production, quality assurance/quality control and supply chain/distribution.

MedMen is committed to:

•	Providing equal employment opportunities to all employees and applicants: These policies extend to all aspects of MedMen’s employment practices, including but not limited to, recruiting, hiring, discipline, termination, promotions, transfers, compensation, benefits, training, leaves of absence, and other terms and conditions of employment.

•	Providing a work environment that is free of unlawful harassment, discrimination and retaliation: In furtherance of this commitment, MedMen strictly prohibits all forms of unlawful discrimination and harassment.

•	Complying with all laws protecting qualified individuals with disabilities, as well as employees’, independent contractors’ and vendors’ religious beliefs and observances.

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MedMen is committed to all of the above without regards to race, ethnicity, religion, color, sex, gender, gender identity or expression, sexual orientation, national origin, ancestry, citizenship status, uniform service member and veteran status, marital status, pregnancy, age, protected medical condition, genetic information, disability, or any other protected status in accordance with all applicable federal, state, provincial and local laws.

MedMen’s employees are highly-talented individuals who have educational achievements ranging from Ph.D, Masters, and undergraduate degrees in a wide range of disciplines, as well as staff who have been trained on the job to uphold the highest standards as set by MedMen. It is a requirement that all of MedMen’s employees pass background checks and drug screening. MedMen recruits, hires and promotes individuals that are best qualified for each position, priding itself on using a selection process that recruits people who are trainable, cooperative and share its core values as a company.

In addition, the safety of MedMen’s employees is a priority and MedMen is committed to the prevention of illness and injury through the provision and maintenance of a healthy workplace. MedMen takes all reasonable steps to ensure staff is appropriately informed and trained to ensure the safety of themselves as well as others around them.

MedMen partners with the United Food and Commercial Workers (the “UFCW”). The UFCW is a national labor union that represents cannabis workers throughout the United States. The eligible staff of all current retail locations of MedMen in California is represented by the UFCW. MedMen entered into a collective bargaining agreement with UFCW Local 770 and its sister locals in Southern California in 2018 and has expanded that relationship to include UFCW Local 5 in Northern California. In New York, MedMen has entered into a collective bargaining agreement with the Retail, Wholesale and Department Store Union, a division of the UFCW, which represents MedMen’s cultivation and retail staff in New York state.

Competition

With respect to retail operations, MedMen expects to compete with other retail license holders across the states in which it operates, and additional states, as it expands its retail operations into those states either organically or by way of acquisition. Many of MedMen’s competitors in the markets in which MedMen operates in are small local operators. In certain markets such as Los Angeles, there are also a number of illegally operating dispensaries, which serve as competition. In addition to physical dispensaries, MedMen also competes with third-party delivery services, which provide direct-to-consumer delivery services.

Further, as more U.S. jurisdictions pass state legislation allowing recreational use of cannabis, the Company expects an increased level of competition in the U.S. market. For example, since January 1, 2018, the legalization of recreational cannabis in California has spurred an increase of new entrants. A number of companies listed on the CSE are expanding operations to states that have decriminalized cannabis consumption. The increasingly competitive U.S. state markets may adversely affect the business, financial condition, results of operations and prospects of the Company.

Intellectual Property

MedMen has developed numerous proprietary technologies and processes. These proprietary technologies and processes include its seed-to-sale software, cultivation and extraction techniques, and cultivation equipment and irrigation systems. While actively exploring the patentability of these techniques and processes, MedMen relies on non-disclosure/confidentiality arrangements and trade secret protection.

MedMen has invested significant resources towards developing a recognizable and unique brand consistent with premium, high-end retailers in analogous industries. To date, MedMen has 13 registered federal trademarks with the United States Patent and Trademark Office, three registered trademarks in Mexico, one registered trademark in California, sixteen registered trademarks in Nevada, three registered trademarks in Florida and three registered trademarks in New York. All U.S. federal registered trademarks are further described below.

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MedMen’s in-house and outside legal counsel vigorously monitor and swiftly respond to potential intellectual property infringement. Additionally, MedMen maintains strict standards and operating procedures regarding its intellectual property, including the regular use of non-disclosure, confidentiality, and intellectual property assignment agreements.

Trademarks

As of the date hereof, MedMen has registered the following 11 federal trademarks in the United States, including the “MedMen” name itself, related logos, and design marks distinctive to MedMen’s brand:

•	“MEDMEN” was registered under registration number 4916626 on March 15, 2016, registration numbers 5301055, 5301056, 5301058, and 5301059 on October 3, 2017 and registration number 5612033 on November 20, 2018. This mark was registered for use in association with providing a range of services including “arranging of seminars; conducting workshops and seminars in the fields of business management, entrepreneurship, and investing”, “private equity fund investment services; management of private equity funds; providing venture capital, development capital, private equity and investment funding”, “business advice and information; business consultation; business consultation services”, “on-line journals, namely, blogs featuring social and medical benefits of cannabis” and for use in association with the following products: “hoodies; jackets; shirts; sweatshirts; long-sleeved shirts; t-shirts” and “plastic water bottles sold empty”.

•	“MYMEDMEN” was registered under registration number 5301054 on October 3, 2017 for use in association with “computer software that provides real-time, integrated business management intelligence by combining information from various databases and presenting it in an easy-to-understand user interface”.

•	The stylized red text logo for “MedMen”, as registered under registration number 4788802 on August 11, 2015 for use in association with “business consultancy; business consultation services”.

•	The stylized red “M”, was registered under registration number 4825297 on October 5, 2015 for use in association with “business consultancy; business consultation; business consultation services”.

•	The stylized geometric marijuana leaf, was registered under registration numbers 5333804 and 5333805 on November 14, 2017 and registration number 5421419 on March 13, 2018. This design mark was registered for use in association with products, namely “hoodies; long- sleeved shirts; shirts; sweat shirts; t-shirts” and for use in association with services including “private equity fund investment services; management of private equity funds; providing venture capital, development capital, private equity and investment funding” and “business management consultancy services not including services related to supply chain and inventory management”.

•	The stylized text logo for “EMBER”, was registered under registration number 5616303 on November 27, 2018 for use in association with “general feature magazine in the field of cannabis, general feature magazines”.

All federal registered trademarks in the United States described above are subject to renewal 10 years from the date of registration.

UNITED STATES REGULATORY ENVIRONMENT

Federal Regulatory Environment

The federal government of the United States regulates controlled substances through the CSA, which places controlled substances on one of five schedules. Currently, marijuana is classified as a Schedule I controlled substance. A Schedule I controlled substance means the Drug Enforcement Agency considers it to have a high potential for abuse, no accepted medical treatment, and a lack of accepted safety for the use of it even under medical supervision. Overall, the United States federal government has specifically reserved the right to enforce federal law in regards to the sale and disbursement of medical or adult-use marijuana even if such sale and disbursement is sanctioned by state law. Accordingly, there are a number of significant risks associated with the business of the Company and unless and until the United States Congress amends the CSA with respect to medical and/or adult-use cannabis (and as to the timing or scope of any such potential amendments there can be no assurance), there is a significant risk that federal authorities may enforce current federal law, and the business of the Company may be deemed to be producing, cultivating, extracting, or dispensing cannabis or aiding or abetting or otherwise engaging in a conspiracy to commit such acts in violation of federal law in the United States.

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The following table provides a list of the licenses granted to and disclosed as applied for by the Company.

Entity	Address	Jurisdiction	License Type	Expiry Date (if applicable)	License Number(s)
Advanced Patients' Collective	735 S. Broadway, Los Angeles, CA 90014	State	Adult use and Medical Retail	07/23/2021	C10-0000499-LIC
		City	Adult Use Retail	12/31/2020	0002086145-0001-8: Fund/Class J020
		City	Medical Retail	12/31/2020	0002086145-0001-8: Fund/Class J010
	2430 Porter St., Los Angeles, CA 90021	State	Adult use and Medical Distribution	07/02/2021	C11-0000635-LIC
MME CYON Retail, Inc.	110 S Robertson Blvd, Los Angeles CA 90048	State	Adult use and Medical Retail	07/15/2021	C10-0000426-LIC
		City	Adult Use Retail	12/31/2020	0002053218-0001-8: Fund/Class J020
		City	Medical Retail	12/31/2020	0002181643-0001-9 Fund Class J010
Desert Hot Springs Green Horizons, Inc.	13300 Little Morongo Road, Desert Hot Springs, CA 92240	State	Adult Use and Medicinal Distributor	06/24/2021	C11-0000490-LIC
		State	Adult use and Medical Manufacturing - Type 7	05/10/2021	CDPH-10003152
		State	Adult use and Medical Cultivation	09/13/2020	CAL19-0004050
		City	Business License - Cultivator/Distributor	09/15/2020	2071
		City	Business License - Manufacturing	09/15/2020	2070
		City	Cannabis Regulatory Permit - Cultivation, Distribution, and Manufacturing	N/A	2017-00000396
		City	CUP	N/A	CUP 14-16
Farmacy Collective	8208 Santa Monica Blvd, Santa Monica CA 90046	State	Adult use/Medical Retail	07/14/2021	C10-0000421-LIC
		City	TUP (TEMP CITY APPROVAL)	09/28/2020	17-0013
		City	West Hollywood Business License - Public Eating	05/31/2021	PBL-004537
Rochambeau, Inc.	3996 San Pablo Avenue Suites A, B, C, D; Emeryville, CA 94608	State	Adult use and Medical Retail	07/07/2021	C10-0000385-LIC
		City	Adult use and Medical Retail	08/21/2020	EPD 19-006
		City	CUP for Retail	02/22/2021	CUP-18-001
Sure Felt, LLC	10715 Sorrento Valley Rd., San Diego, CA 92121	State	Adult use and Medical Retail	07/04/2021	C10-0000379-LIC
		City	Medical Marijuana Consumer Cooperative Permit	04/17/2020*	Form DS-191
		City	CUP	06/18/2023	CUP 1865509
MMOF San Diego Retail, Inc.	5125 Convoy St., #211 San Diego, CA 92111	City	CUP	06/25/2020*	1291580 PTS# 369478
		City	Medical Marijuana Consumer Cooperative Permit	05/23/2020*	Form DS-191
		State	Adult use and Medical Retail	07/04/2021	C10-0000378-LIC
The Compassion Network	410 Lincoln Blvd., Venice, CA 90291	State	Adult use and Medical Retail	06/11/2021	C10-0000177-LIC
		City	Adult-Use Retail	12/31/2020	0002181643-0001-9: Fund/Class J020
		City	Medical Retail	12/31/2020	0002181643-0001-9: Fund/Class J010
The Source Santa Ana	2141 S Wright Street, Santa Ana CA 92705	State	Adult-Use and Medicinal Retailer	07/15/2021	C10-0000442-LIC
		City	Regulatory Safety Permit	01/13/2021	2018-16
Viktoriya's Medical Supplies, LLC	1075 10th St, N. San Jose, CA 95112	State	Adult use and Medical Microbusiness	07/04/2021	C12-0000144-LIC
City

City of San Jose - Medical Cannabis Cultivation, Medical Cannabis Distribution, Medical Cannabis Manufacturing, Medical Cannabis Retail, Non-Medical Cannabis Cultivation, Non-Medical Cannabis Distribution, Non-Medical Cannabis Manufacturing, Non-Medical Cannabis Retail

				12/14/2020	101-568997
PHSL, LLC	840 Broadway Ave, Suite B-4 Seaside, CA 93955	City	Business License	06/30/2021	9992017926
		State	Adult use and Medical Retail	07/15/2021	C10-0000425-LIC
MATTNJEREMY, INC	2767 E. Broadway Long Beach, CA 90803	City	Business License - Dispensary with Delivery - Adult Use	08/03/2023	MJ21908299
		City	Adult use and Medical Retail	01/04/2023	MJ21908296
		State	Adult use and Medical Retail	07/15/2021	C10-0000438-LIC
Milkman, LLC	923 Huber Street, Grover Beach, California 93433	State	Adult use and Medical Retail	06/24/2021	C10-0000273-LIC
		City	Use Permit for Manufacturing, Distribution, Retail	N/A	Resolution No. 18-19
12071 Wilshire Retail LLC	12071 Wilshire Blvd, Los Angeles, CA 90025	State and City	Adult use and Medical Retail	N/A	Pending Local and State Approval
MME Pasadena Retail LLC	536 S. Fair Oaks, Pasadena, CA 91105	State and City	Adult use and Medical Retail	N/A	Pending Local and State Approval
MME Sutter Retail Inc.	532 Sutter Street, San Francisco CA 94102	State and City	Adult use and Medical Retail	N/A	Pending Local and State Approval
MME Union Retail, LLC	1861 Union St, San Francisco, CA 94123	State and City	Adult use and Medical Retail	N/A	Pending Local and State Approval
MMOF Vegas Retail Inc	4503 Paradise Rd St. 210 A-B, Las Vegas, NV 8916	County	Marijuana Master License Retail Store/Medical Dispensary	12/31/2020	2000169.MMR-301
		State	Retail Marijuana Store	06/30/2021	Certificate: 04045523128584413069 Code: RD078
		State	Medical Marijuana Dispensary	06/30/2021	Certificate: 3465297098641153293 MME Code: D078
MMOF Fremont Retail, Inc.	823 S 3rd Street, Las Vegas, NV 89101	City	Medical Retail Business License	01/01/2021	License #: M66-00014
		City	Recreational Retail Business License	01/01/2021	License #: M66-00015
		State	Retail Marijuana Store	06/30/2021	Certificate: 67501179020484699802 Code: RD178
		State	Medical Marijuana Dispensary	06/30/2021	Certificate: 51798010886861416556 Code: D178
MMOF Vegas Retail 2, Inc.	6332 S Rainbow Blvd #105, Las Vegas, NV 89118	City	Marijuana Master License Retail Store/Medical Dispensary	12/31/2020	2000104.MMR-301
		State	Retail Marijuana Store	06/30/2021	Certificate: 10756476132829656560 Code: RD092
		State	Medical Marijuana Dispensary	06/30/2021	Certificate: 55740439531874846857 Code: D092
MMNV2 Holdings I, LLC	12000 Truckee Canyon Court, Sparks NV 89434	State	Marijuana Cultivation Facility	07/31/2021	Certificate: 07912568590104527553 Code: RC025
		State	Medical Marijuana Cultivation Registration Certificate	06/30/2021	Certificate: 17870088520850390544 Code: C025
		County	Marijuana Cultivation Facility	01/01/2021	W000009ME-LIC
		State	Marijuana Product Manufacturing Facility	07/31/2021	Certificate: 28332017443877189253 Code: RP016
		State	Medical Marijuana Production Registration Certificate	06/30/2021	Certificate: 42811321585035807243 Code: P016
		County	Marijuana Product Manufacturing Facility	01/01/2021	W000005ME-LIC
EBA Holdings, Inc.	8729 E Manzanita Dr., Scottsdale, AZ 85258	State	Approval to Operate - Dispensary, Cultivation (offsite)	08/07/2022	00000072DCMU00762354
		City	CUP	03/01/2022	8-UP-2012#2
	2832 N. Omaha, Mesa, AZ 85125	State	Approval to Operate -Cultivation (offsite)	08/07/2022	00000072DCMU00762354
MedMen NY, Inc	1113 Herkimer Road, Utica, NY 13501	State	Manufacturing License	07/31/2021	MM0501M
	2001 Marcus Avenue, Lake Success, NY 11042	State	Dispensing License	07/31/2021	MM0502D
	433 Fifth Avenue, New York, NY 10116	State	Dispensing License	07/31/2021	MM0503D
	1304 Buckley Road, Syracuse, NY 13212	State	Dispensing License	07/31/2021	MM0504D
	6850 Main Street, Buffalo, NY 14221	State	Dispensing License	07/31/2021	MM0506D
MME Florida, LLC	25540 County Road 44A, Eustis, Florida 32736	State	Cultivation and Manufacturing Authorization	07/13/2022	MMTC-2017-0012
	5048 Bayou Blvd. Pensacola, Florida 32503	State	Dispensing Authorization
	326 5th Avenue North, St. Petersburg, Florida 33701	State	Dispensing Authorization
	2949 North Federal Highway Fort Lauderdale, Florida 33306		Dispensing Authorization
	537-539 Clematis Street, West Palm Beach, Florida 33401	State	Dispensing Authorization
MedMen Boston, LLC	120 Brookline Avenue, Boston, Massachusetts 02215	State and City	Adult-Use and Medicinal Retailer	TBD	Pending Additional Approvals. State Provisional Obtained
MME Newton Retail, LLC	232 Boylston Street, Newton, MA 02459	State and City	Adult-Use and Medicinal Retailer	TBD	Pending Local and State Approval
Future Transactions Holdings, LLC	1132 Lake Street, Oak Park, Il 60301	State	Medical Dispensing License	08/22/2021	DISP.000041
		State	Adult Use License	03/31/2021	AUDO.000033
MME Evanston Retail LLC	1804 Maple Ave. Evanston, IL 60201	State	Medical Dispensing License	11/09/2020	DISP.000009
		State	Adult Use License	03/31/2021	AUDO.000020

* A renewal application has been submitted by the Company in respect of the noted license/permit. The license/permit remains effective during the renewal process. The Company expects to receive a renewal for such a license in the ordinary course of business.

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Disclosure that a license has been granted to or applied for by the Company does not imply that all required regulatory steps have been satisfied to operate a cannabis facility under that license, as licensing commonly requires multiple levels of approval at the state and local level, as well as securing compliant real estate, and licenses listed as having been granted are often provisional in nature.

The Company’s operations are in compliance with applicable state laws, regulations and licensing requirements. Additionally, the Company uses the same proprietary, best-practices policies and procedures in its managed dispensaries as in its owned dispensaries in order to ensure systematic operations and, as such, to the Company’s knowledge, the dispensaries that the Company manages are in compliance with applicable state laws, regulations and licensing requirements.

Nonetheless, for the reasons described above and the risks further described under the “Risk and Uncertainties” section herein, there are significant risks associated with the business of the Company. Readers are strongly encouraged to carefully read all the risk factors contained herein.

The following sections describe the legal and regulatory landscape in respect of the states in which the Company currently operates and as such in which it is currently contemplated that the Company will be operating upon completion of announced transactions.

While the Company’s compliance controls have been developed to mitigate the risk of any material violations of a license arising, there is no assurance that the Company’s licenses will be renewed in the future in a timely manner. Any unexpected delays or costs associated with the licensing renewal process could impede the ongoing or planned operations of the Company and have a material adverse effect on the Company’s business, financial condition, results of operations or prospects.

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ARIZONA

Arizona Regulatory Landscape

The Arizona Medical Marijuana Program (the “AZDHS Program”) is governed by Title 9; Chapter 17 Department of Health Services Medical Marijuana Program (the “AZDHS Rules”) and A.R.S. § 36-2801 et seq., as amended from time to time (the “Arizona Act”) (the AZDHS Rules and the Arizona Act collectively referred to herein as the “AMMA”). The Arizona Act, which was approved by the Arizona voters in 2010 provides the legal requirements and restrictions in conjunction with the applicable rules, guidelines and requirements, promulgated by the Arizona Department of Health Services (“AZDHS”). The AZDHS Program provides for a limited number of Medical Marijuana Dispensary Registration Certificates (each, an “Arizona License”). The program currently allows 131 Arizona Licenses. A variety of product types are allowed in the state including medical marijuana and manufactured and derivative products which contain medical marijuana.

Licenses

Arizona state licenses are renewed biennially. Licensees are required to submit a renewal application, an annual financial statement, an audit of the annual financial statement prepared by an independent certified public accountant for the previous licensing period and fees outlined in the AZDHS rules. There is no ultimate expiry after which no renewals are permitted. Additionally, in respect of the renewal process, provided that the requisite renewal fees are paid, the renewal application is submitted in a timely manner along with the necessary supporting documents, and regulatory requirements are met, the licensee would expect to receive the applicable renewed license in the ordinary course of business.

Regulations

In the state of Arizona, only cannabis that is grown and manufactured in the state by a licensed establishment may be sold in the state. A single license holder is provided with the ability to cultivate, harvest, process, transport, sell and dispense cannabis and cannabis products, and is not required to participate in all of the allowable activities. Delivery is allowed from dispensaries to patients.

Reporting Requirements

The AZDHS has not selected a state mandated seed-to-sale system at this time. Licensed entities are permitted to choose their own provider or to track marijuana products from seed-to-sale using proprietary methods. The state however, tracks patient dispensing limits through a proprietary state system. Although there are no periodic reporting requirements to the state, full seed-to-sale tracking is required by all licensees and is periodically audited by the AZDHS. Additionally, all sales transactions are manually entered into the state dispensing tracking system at the time of transaction.

COVID-19

Medical Marijuana dispensaries were not explicitly identified as essential businesses in the Governor’s March 23, 2020 executive order outlining essential services. However, dispensaries continued to operate as they were considered essential as part of Arizona’s healthcare and public health operations sector. Licensed dispensaries have remained open during the stay-at-home order.

Businesses that physically operate in Arizona and serve the public must establish and implement policies based on guidance from the CDC, Department of Labor, Occupational Safety and Health Administration (“OSHA”) and ADHS to limit and mitigate the spread of COVID-19 including limiting the congregation of groups of no more than ten persons when feasible and in relation to the size of the location.

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CALIFORNIA

California Regulatory Landscape

In 1996, California was the first state to legalize medical marijuana through Proposition 215, the Compassionate Use Act of 1996 (“CUA”). This legalized the use, possession and cultivation of medical marijuana by patients with a physician recommendation for treatment of cancer, anorexia, AIDS, chronic pain, spasticity, glaucoma, arthritis, migraine, or any other illness for which marijuana provides relief.

In 2003, Senate Bill 420 was signed into law establishing an optional identification card system for medical marijuana patients.

In September 2015, the California legislature passed three bills collectively known as the “Medical Cannabis Regulation and Safety Act” (“MCRSA”). The MCRSA established a licensing and regulatory framework for medical marijuana businesses in California. The system created multiple license types for dispensaries, infused products manufacturers, cultivation facilities, testing laboratories, transportation companies and distributors. Edible infused product manufacturers would require either volatile solvent or non-volatile solvent manufacturing licenses depending on their specific extraction methodology. Multiple agencies would oversee different aspects of the program and businesses would require a state license and local approval to operate. However, in November 2016, voters in California overwhelmingly passed Proposition 64, the “Adult Use of Marijuana Act” (“AUMA”) creating an adult-use marijuana program for adult-use 21 years of age or older. AUMA had some conflicting provisions with MCRSA, so in June 2017, the California State Legislature passed Senate Bill No. 94, known as Medicinal and Adult-Use Cannabis Regulation and Safety Act (“MAUCRSA”), which amalgamates MCRSA and AUMA to provide a set of regulations to govern medical and adult-use licensing regime for cannabis businesses in the state of California. MAUCRSA went into effect on January 1, 2018.The three agencies that regulate marijuana at the state level are the California Department of Consumer Affairs’ Bureau of Cannabis Control (“BCC”), California Department of Food and Agriculture (“CDFA”), California Department of Public Health (“CDPH”). The California Department of Tax and Fee Administration (“CDTFA”) oversees.

In order to legally operate a medical or adult-use cannabis business in California, the operator must have both a local and state license. This requires license holders to operate in cities with marijuana licensing programs. Therefore, cities in California are allowed to determine the number of licenses they will issue to marijuana operators or can choose to outright ban marijuana.

Licenses

The Company is licensed to operate as a Medical and Adult-Use Retailer, Cultivator, Manufacturer and Distributor under applicable California and local jurisdictional law. The Company’s licenses permit it to possess, cultivate, manufacture, distribute, dispense and sell medical and adult-use cannabis in the state of California pursuant to the terms of the various licenses issued by the BCC, CDFA, and CDPH under the provision of the MAUCRSA and California Assembly Bill No. 133.

The licenses are independently issued for each approved activity for use at the Company’s facilities in California. California state and local licenses are generally renewed annually. License renewal applications are submitted per guidelines published by local cannabis regulators, BCC, CDFA and CDPH. While renewals are generally annual, there is no ultimate expiry after which no renewals are permitted. Additionally, in respect of the renewal process, provided that the requisite renewal fees are paid, the renewal application is submitted in a timely manner, and there are no material violations noted against the applicable license, the Company would expect to receive the applicable renewed license in the ordinary course of business.

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Regulations

In the state of California, only cannabis that is grown and manufactured in the state by a licensed establishment may be sold in the state. The Company has the capabilities to cultivate, harvest, process, manufacture, distribute, and sell/dispense/deliver adult-use and medical cannabis and cannabis products. The state also allows the Company to make wholesale purchase of cannabis and cannabis products from, or a distribution of cannabis and cannabis product to, another licensed entity within the state.

Reporting Requirements

The state of California has selected Franwell Inc.’s METRC solution (“METRC”) as the state’s track-and-trace (“T&T”) system used to track commercial cannabis activity and movement across the distribution chain (“seed-to- sale”). The METRC system is mandatory for all licensed operators in the state of California. The system allows for other third-party system integration via application programming interface (“API”).

COVID-19 Regulations

On March 19, 2020, Governor Gavin Newsom issued a stay at home order to protect the health and well-being of all Californians and to establish a consistent approach across the state to slow the spread of COVID-19. This order went into effect on March 19, 2020, and is in place until further notice, with certain modification in May 2020.

The order identified certain services as essential, including food, prescriptions, and healthcare. These services can continue despite the stay at home order. Because cannabis is an essential medicine for many residents, licensees were permitted to operate so long as their operations comply with local rules and regulations.

In response to Governor Newsom’s emergency declaration regarding COVID-19, BCC licensees who are unable to comply with specific regulatory requirements were able to request relief from specific licensing requirements pursuant to section 5038 of the Bureau’s regulations. MedMen and numerous other retailers requested and were granted relief from certain regulation to perform curbside pickup for cannabis and cannabis product sales.

Certain jurisdictions where MedMen operates, or seeks to operate, implemented additional operational guidelines/limitations which MedMen continues to observe until further updates from local and state regulatory bodies.

FLORIDA

Florida Regulatory Landscape

In June 2014, the Florida Legislature and Governor enacted the Compassionate Medical Cannabis Act (SB1030) (the “CMCA”) to provide a comprehensive, safe and effective medical marijuana program to meet the needs of Florida residents. The Florida State Department of Health’s Office of Medical Marijuana Use (the “OMMU”) is the regulatory agency overseeing the medical marijuana program.

While Florida regulations discuss manufacturing of edible products, such products were not permitted until the Florida Department of Health created rules for edibles manufacturing. As of March 16, 2020, new regulations outlining a path to edibles manufacturing were published. License holders must meet many requirements to manufacture edibles including but not limited to: updating their business plan, obtain and maintain a food establishment permit, and obtain approval from the OMMU.

In addition, the OMMU is in the process of promulgating new lab testing rules which will enhance the current lab testing program and product safety requirements.

Licenses

Florida state licenses are issued unnumbered and are renewed biennially. Licensees are required to submit a renewal application and fees per guidelines published by OMMU. While renewals are biennial, there is no ultimate expiry after which no renewals are permitted. Additionally, in respect of the renewal process, provided that the requisite renewal fees are paid, the renewal application is submitted in a timely manner, and regulatory requirements are met, the Company would expect to receive the applicable renewed license in the ordinary course of business.

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Regulations

In the state of Florida, only cannabis that is grown and manufactured in the state by a licensed establishment may be sold in the state. Florida is a “vertically-integrated” system, which gives a single license holder the ability to cultivate, harvest, process, manufacture, transport, sell and dispense cannabis and cannabis products. In Florida, l icense holders must participate in all aspects of the value chain in order to dispense can nabis and cannabis products to patients. Delivery to patients is permitted under the license with approval from the OMMU. The state of Florida recently updated lab testing related regulations putting more stringent controls on products in the supply chain, for the benefit of the medical marijuana patients. MedMen’s products were not impacted from the change due to stringent internal controls which exceeded previous regulatory requirements for product safety.

Reporting Requirements

The OMMU has not selected a state mandated seed-to-sale system at this time. The state however, tracks patient dispensing limits through a proprietary state system. Although there are no periodic reporting requirements to the State, full seed-to-sale tracking is required by all licensees and is periodically audited by the OMMU. Additionally, all sales transactions are manually entered into the state dispensing tracking system at the time of transaction.

COVID-19

Medical Marijuana Treatment Centers (“MMTC”) were not explicitly identified as essential businesses in the Governor’s April 1st stay-at-home order. However, MMTCs were considered essential as part of Florida’s health-care sector. Licensed MMTCs have remained open during the stay-at-home order.

On March 16, 2020, the Florida Department of Health issued Emergency Order 20-002, which allowed the use of telemedicine by qualified physicians for recertification of already-existing medical marijuana patients. Under the order, qualified physicians under section 381.986, Florida Statutes, may issue a physician certification only for an existing qualified patient with an existing certification that was issued by that qualified physician without the need to conduct a physical examination while physically present in the same room as the patient.

ILLINOIS

Illinois Regulatory Landscape

In 2013, the Illinois General Assembly passed the Compassionate Use of Medical Cannabis Pilot Program Act (410 ILCS 130), Public Act 98-0122 (the “Illinois Act”), which was signed into law by the Governor on August 1, 2013 and went into effect on January 1, 2014. The Illinois Act allows an individual who is diagnosed with a debilitating condition to register with the state to obtain cannabis for medical use. The program currently allows 60 Dispensing Organizations (each, a “DO”) and 22 cultivation centers statewide. A large variety of medical cannabis products are allowed in the state, including the smoking of cannabis flower. Overall, the program is administered by the Illinois Department of Public Health (the “IDPH”), the Illinois Department of Financial and Professional Regulations (the “IDFPR”) is the regulatory agency overseeing the medical marijuana program for DOs and the Illinois Department of Agriculture (the “IDOA”) is the regulatory agency overseeing the medical marijuana program for cultivation centers.

In June 2019, Illinois governor signed legislation legalizing marijuana for recreational use. The Cannabis Regulation and Tax Act, legalizing and regulating marijuana for recreational use, went into effect on June 25, 2019, however recreational sales of marijuana began in the state on January 1, 2020. The adult use program allowed existing medical marijuana license holders to apply for Early Approval Adult Use Dispensing Organization (“EAAUDO”) licenses to be able to sell adult use product at existing medical marijuana dispensaries (known as “co-located” or “same site” dispensaries) on January 1, 2020, and to have the privilege of opening a secondary adult use only retail site for every medical marijuana dispensary location the DO already had in its portfolio. All EAAUDO license holders were also required to commit to the state’s groundbreaking Social Equity program either through a financial contribution, grant agreement, donation, incubation program, or sponsorship program.

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IDFPR will also be issuing an additional 75 Adult Use Dispensing Organization (“AUDO”) licenses in 2020. IDFPR is also expected to issue an additional 110 AUDO licenses by December 21, 2021. No single person or entity can have direct or indirect financial interest in more than 10 adult use dispensary licenses.

Licenses

Licensees are required to submit an annual renewal application and fees per guidelines published by the IDFPR and the Department of Agriculture respectively. While renewals are annual, there is no ultimate expiry after which no renewals are permitted. Additionally, in respect of the renewal process, provided that the requisite renewal fees are paid, the renewal application is submitted in a timely manner, and regulatory requirements are met, the licensee would expect to receive the applicable renewed license in the ordinary course of business.

Under the adult use program, AUDO licenses are eligible for renewal every other year.

Regulations

In the state of Illinois, only cannabis that is grown and manufactured in the state by a licensed establishment may be sold in the state. DO license holders are provided the ability to dispense cannabis and cultivation centers are provided with the ability to cultivate, harvest, process, manufacture, and transport cannabis products. Delivery is not allowed from dispensaries to patients or consumers. Only designated caregivers may deliver medical cannabis to qualified patients.

Reporting Requirements

The state of Illinois has selected BioTrackTHC’s solution as the state’s track and trace system used to track commercial cannabis activity and seed-to-sale Licensed entities are permitted to choose their own provider to track marijuana products from seed-to-sale, provided that it has the ability integrate with BioTrackTHC via an API. License holders are required to provide IDFPR an annual financial report.

COVID-19

The Governor of Illinois declared all counties in the State of Illinois as a disaster area on March 9, 2020 in response to the outbreak of Coronavirus Disease 2019 (COVID-19) under Executive Order 2020-10. Under the order, all cannabis operations, medical and adult-use, were deemed an essential business and permitted to remain operational with required modifications to general business operations to meet social distancing and other safety requirements.

On March 16, 2020, the IDFPR issued emergency regulations permitting the sale of medical cannabis and cannabis products outside of the dispensary as long as certain protective measures were in place. Adult-use cannabis sale process was unchanged. The permissible activity is currently extended through May 30, 2020.

MASSACHUSETTS

Massachusetts Regulatory Landscape

The use of cannabis for medical use was legalized in Massachusetts by a voter approval of the Massachusetts Marijuana Initiative in 2012. The law took effect on January 1, 2013, eliminating criminal and civil penalties for the possession and use of up to a 60-day or ten-ounce supply of marijuana for medical use for patients possessing a state issued registration card.

On November 8, 2016, Massachusetts voters approved Question 4 or the Massachusetts Marijuana Legalization Initiative, which allowed for recreational or “adult use” cannabis in the Commonwealth. On September 12, 2017, the Cannabis Control Commission (“CCC”) was established under Chapter 55 of the Acts of 2017 (the “Massachusetts Act”) to implement and administer laws enabling access to medical and adult-use cannabis.

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On November 16, 2018, the CCC issued the first notices for retail marijuana establishments to commence adult-use operations in Massachusetts.

Under the current program there are no statewide limits on the total number of licenses permitted however, no individual or entity shall be a controlling person over more than three licenses in a particular class of license. Similarly, no individual, corporation or other entity shall be in a position to control the decision making of more than three licenses in a particular class of license. In addition, all Marijuana Establishments are required to enter into host community agreements with the municipality in which they are located.

Licenses

Provisional Marijuana Establishment licenses are renewed annually. There is no ultimate expiry after which no renewals are permitted. Additionally, in respect of the renewal process, provided that the requisite renewal fees are paid, the renewal application is submitted in a timely manner, the applicable licensee provides an accounting of the financial benefits accruing to the municipality as the result of the host community agreement, and regulatory requirements are met, the licensee would expect to receive the applicable renewed license in the ordinary course of business.

Regulations

In the state of Massachusetts, only cannabis that is grown and manufactured in the state by a licensed establishment may be sold in the state. A Marijuana Retailer may purchase and transport marijuana products from Marijuana Establishments and transport, sell or otherwise transfer marijuana products to Marijuana Establishments. Delivery currently permissible to medical patients only. Licensed cultivators and product manufacturers may cultivate, harvest, process, manufacture, package and sell marijuana products to Marijuana Establishments.

Reporting Requirements

The state of Massachusetts has selected METRC solution as the state’s T&T system used to track commercial cannabis activity and seed-to-sale. Licensed entities are permitted to choose their own provider to track marijuana products from seed-to-sale provided. The system allows for other third-party system integration via API.

NEVADA

Nevada Regulatory Landscape

Medical marijuana use was legalized in Nevada by a ballot initiative in 2000. In November 2016, voters in Nevada passed an adult-use marijuana measure to allow for the sale of recreational marijuana in the state. The first dispensaries to sell adult-use marijuana began sales in July 2017. The Nevada Department of Taxation (“DOT”) is the regulatory agency overseeing the medical and adult use cannabis programs. Similar to California, cities and counties in Nevada are allowed to determine the number of local marijuana licenses they will issue.

The Company only operates in Nevada cities or counties with clearly defined marijuana programs. Currently the Company is located in the City of Las Vegas, Clark County and Washoe County jurisdictions.

Licenses

Licenses are renewed annually and there is no ultimate expiry after which no renewals are permitted. Additionally, in respect of the renewal process, provided that the requisite renewal fees are paid, the renewal application is submitted in a timely manner along with the necessary supporting documents, and regulatory requirements are met, the licensee would expect to receive the applicable renewed license in the ordinary course of business.

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Regulations

In the state of Nevada, only cannabis that is grown and manufactured in the state by a licensed establishment may be sold in the state. In Nevada, the Company has the capabilities to cultivate, harvest, process, manufacture, and sell/dispense/deliver adult-use and medical cannabis and cannabis products. The state also allows the Company to make wholesale purchase of cannabis and cannabis products from another licensed entity within the state.

Reporting Requirements

The state of Nevada uses METRC as the state’s computerized T&T system used to track commercial cannabis activity and seed-to-sale. Individual licensees whether directly or through third-party integration systems are required to provide data to the state to meet certain reporting requirements. The system allows for other third-party system integration via application programming interface (“API”).

COVID-19 Regulations

On March 12, 2020, Governor Sisolak declared a state of emergency in Nevada. Retail cannabis stores and medical cannabis businesses were deemed essential and allowed to operate. Through additional emergency regulation issued on March 20, cannabis businesses could operate by delivery only and all in-store sales were prohibited. The Governor’s office released Directive 16 on April 29, allowing cannabis dispensaries to conduct curbside transactions beginning May 1, with pre-approval from the Department of Taxation after submission of a written plan. Further, on May 7, the Governor issued an updated emergency directive stating that the Department of Taxation in conjunction with the Cannabis Compliance Board will allow medical dispensaries and retail marijuana stores to re-open with limited in- store access beginning Saturday, May 9, with pre-approval after submission of a written plan.

NEW YORK

New York Regulatory Landscape

In July 2014, the New York Legislature and Governor enacted the Compassionate Care Act (A06357E, S07923) (the “CCA”) to provide a comprehensive, safe and effective medical marijuana program to meet the needs of New Yorkers. The program currently allows 10 Registered Organizations (each, an “RO”) to hold “vertically-integrated” licenses, which gives a license holder the ability to cultivate, harvest, process, manufacture, transport, sell and dispense cannabis and cannabis products. Limited product types are allowed in the state. The New York State Department of Health (the “NYSDOH”) is the regulatory agency overseeing the medical marijuana program.

Licenses

State licenses in New York are renewed biennially. Before the two-year period ends, licensees are required to submit a renewal application per guidelines published by the NYSDOH. While renewals are granted every two years, there is no ultimate expiry after which no renewals are permitted. Additionally, in respect of the renewal process, provided that the requisite renewal fees are paid, the renewal application is submitted in a timely manner, and there are no material violations noted against the applicable license, the licensee would expect to receive the applicable renewed license in the ordinary course of business.

Regulations

In the state of New York, only cannabis that is grown and manufactured in the state by a licensed establishment may be sold in the state. In New York, ROs are permitted to wholesale manufactured product and extracted cannabis. Delivery is allowed from dispensaries to patients with prior approval.

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Reporting Requirements

The state of New York has selected BioTrackTHC’s solution as the state’s T&T system used to track commercial cannabis activity and seed-to-sale. The BioTrackTHC system is required to serve as all ROs’ patient verification system, but is optional as the RO facing tracking system. In addition to entering all dispensing transactions into the BioTrackTHC system, every month the NYSDOH requests a dispensing report in Excel format, via email, showing all products dispensed for the month.

COVID-19

On March 17, the Department of Health released guidance to all ROs noting that Registered Organizations are considered essential businesses because they are considered medical providers.

Additionally, ROs were permitted to dispense medical marijuana products at the door of the dispensing facility to limit potential exposure to RO staff and other patients. ROs were permitted to dispense from the doors of the dispensing facilities provided that you maintain compliance with all current laws, rules and regulations including but not limited to dispensing on camera, checking the PMP as required and validating registry ID cards.

Regulatory Affairs Program

The Company’s Senior Vice President of Legal Affairs oversees, maintains, and implements the compliance program and personnel. In addition to the Company’s robust legal and regulatory affairs departments, the Company also has local regulatory/compliance counsel engaged in the jurisdictions (state and local) in which it operates. Such counsel provides legal advice to the Company regarding compliance with state and local laws and regulations and the Company’s legal and compliance exposures under United States federal law. The Senior Vice President of Legal Affairs and Compliance Affairs Managers serve as liaisons to state and local regulators during both regular business hours and after hours. The Compliance Department, in partnership with the Retail, Human Resources, Legal, and Supply Chain Departments, is responsible for ensuring operations and employees strictly comply with applicable laws, regulations and licensing conditions and ensure that operations do not endanger the health, safety or welfare of the community. The Senior Vice President of Legal Affairs coordinates with the Security Department to ensure that the operation and all employees are following and complying with the Company’s written security procedures.

The Compliance Department oversees training for all employees, including on the following topics:

•	Compliance with State and Local Laws
•	Safe Cannabis Use
•	Dispensing Procedures
•	Security & Safety Policies and Procedures
•	Inventory Control
•	Track-and-Trace Training Session
•	Transportation Procedures

The Company’s compliance program emphasizes security and inventory control to ensure strict monitoring of cannabis and inventory from delivery by a licensed distributor to sale or disposal. Only authorized, properly trained employees are allowed to access the Company’s computerized seed-to-sale system.

The Company has created comprehensive standard operating procedures, operating plans, trackers and checklists that include detailed descriptions and instructions for receiving shipments of inventory, inventory tracking, recordkeeping and record retention practices related to inventory, as well as procedures for performing inventory reconciliation and ensuring the accuracy of inventory tracking and recordkeeping. The Company maintains accurate records of its inventory at all licensed facilities. Adherence to the Company’s standard operating procedures is mandatory and ensures that the Company’s operations are compliant with the rules set forth by the applicable state and local laws, regulations, ordinances, licenses and other requirements.

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In addition to the above disclosure, please see the “Risk and Uncertainties” section herein and “Risk Factors” in the Company’s Annual Information Form for further risk factors associated with the operations of the Company.

SERVICE PROVIDERS

As a result of any adverse change to the approach in enforcement of United States cannabis laws, adverse regulatory or political change, additional scrutiny by regulatory authorities, adverse change in public perception in respect of the consumption of marijuana or otherwise, third party service providers to the Company could suspend or withdraw their services, which may have a material adverse effect on the Company’s business, revenues, operating results, financial condition or prospects.

In addition to the above disclosure, please see “Risk Factors - Risks Associated with the Business of the Company - Service Providers” in the Company’s Annual Information Form.

ABILITY TO ACCESS PUBLIC AND PRIVATE CAPITAL

The Company has historically had access to equity and debt financing from the public and private markets in Canada and private markets in the United States and internationally. While the company is not able to obtain bank financing in the U.S. or financing from other U.S. federally regulated entities, subject to market conditions, it has the ability to access to such equity and debt financing in Canada, the United States and internationally, both on a brokered and non- brokered basis. The Company’s executive team and the MedMen board have extensive relationships with sources of private capital (such as funds, high net worth individuals and family offices), which has facilitated its ability to complete non-brokered financing transactions.

If such equity and/or debt financing was no longer available in the public markets in Canada due to changes in applicable law or on terms which are acceptable, then the Company would endeavor to raise equity and/or debt financing privately. Commercial banks have approached the cannabis industry cautiously to date. However, there are increasing numbers of high net worth individuals, family offices, private equity and venture capital firms and other funds that have made meaningful investments in cannabis companies, including those with U.S. operations. Although there has been an increase in the amount of private financing available to cannabis companies over the last several years, there can be no assurance that additional financing will be available to the Company when needed or on terms which are acceptable.

The Company’s inability to raise financing to fund operating or capital expenditures or acquisitions could limit its ability to operate or its growth and may have a material adverse effect upon the Company’s business, financial condition, cash flows, results of operations or prospects.

RECENT DEVELOPMENTS

TURNAROUND PLAN

Beginning in its fiscal third quarter 2019, the Company executed on a number of initiatives to restructure the business and reduce its operating expenses and cash burn:

Focus on Core Markets:

On October 8, 2019, the Company announced the mutual termination of its business combination agreement with PharmaCann, LLC (“PharmaCann”) pursuant to which the Company would acquire Phar amaCann in an all-stock transaction and PharmaCann securityholders would , as a result , hold approximately 25% of the fully-diluted equity of the Company. The termination was in light of the general decline of the U.S. and Canadian capital markets in the cannabis industry since the initial announcement of execution of the definitive documents on December 24, 2018 .   For example, f rom March 2019 to September 2019, the Horizons Marijuana Life Sciences Index (HMMJ) had declined 4 7% . Furthermore , t he Company had also changed its business strategy to focus on the Company’s retail brand in its core markets, including California, Nevada, Florida, Illinois, New York and Massachusetts.

As compensation for the termination of the transaction , PharmaCann   transferred certain  assets to the Company and the Company forgave all outstanding amounts under its existing line of credit to PharmaCann, which totaled approximately $21 .0 . million . The assets transferred were 100% of the membership interests in three entities holding the following assets:

•	MME Evanston Retail, LLC (“Evanston”), which holds a retail location in Evanston, Illinois and related licenses, and a retail license for Greater Chicago, Illinois;
•	PharmaCann Virginia, LLC (“Staunton”), which holds a cannabis license in Staunton, Virginia; and
•	PC 16280 East Twombly LLC (“Hillcrest”), which holds an operational cultivation and production facility in Hillcrest, Illinois and related licenses.

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On November 15, 2019, the Company announced its intention to sell non-core assets to raise non-dilutive financing. These non-core assets included its three cannabis licenses in Arizona. The Company determined that the sale of non-core assets would allow for management to further focus on deepening its market share in its core markets.

Reduction in SG&A:

On November 15, 2019, the Company announced plans to reduce corporate SG&A through a reduction in headcount, scaling back of marketing and technology spend and the renegotiation of ancillary costs to the business.

On May 27, 2020, the Company announced its fiscal third quarter 2020 financial results and reported corporate SG&A of $69 million on an annualized basis, representing 35% decrease from the previous quarter and 51% decrease from the prior year period. Through the end of fiscal third quarter 2020, the Company had reduced overall corporate SG&A by over $100 million on annualized basis since its cost-cutting efforts began in fiscal second year 2019.

Executive Management:

On January 31, 2020, the Company announced that co-founder Adam Bierman resigned as Chief Executive Officer of the Company. Effective February 1, 2020, Ryan Lissack, the Company’s Chief Technology Officer, began serving as the Company’s Interim Chief Executive Officer. In addition, it was announced that co-founder Andrew Modlin no longer held the position as President of the Company or a member of its Board of Directors. Effective January 30, 2020, Mr. Modlin’s title became Chief Brand Officer of the Company. Mr. Modlin’s employment contract with the Company expired in May 2020 and he is no longer with the Company.

Effective February 1, 2020, Mr. Bierman and Mr. Modlin agreed to surrender all of their respective Super Voting Shares to the Company. Mr. Bierman ’s Super Voting Shares have been cancelled . In connection with his departure and surrender of his Super Voting Shares, the Company will compensate Mr. Bierman in the form of securities of which the number of issued securities and the aggregate amount is yet to be determined. As a result of the cancellation, Mr. Bierman does not hold any Super Voting Shares nor any securities convertible or exchangeable into Super Voting Shares . Mr. Modlin’s Super Voting Shares will automatically be cancelled upon the expiration of the proxy granted in December 2019 by Mr. Modlin to Ben Rose, Executive Chairman of the Board, which expiration is contemplated to occur in December 2020. U pon the expiration of the proxy in December 2020, Mr. Modlin will not hold any Super Voting Shares nor any securities convertible or exchangeable into Super Voting Shares. As a result, the Company will only have one class of outstanding shares, the Class B Subordinate Voting Shares, by the end of calendar year 2020.

On March 30, 2020, the Company announced it had retained interim management and advisory firm, SierraConstellation partners (“SCP”), to support the company in the development and execution of its turnaround and restructuring plan. As part of the engagement, Tom Lynch was appointed as Interim Chief Executive officer and Chief Restructuring Officer, succeeding Ryan Lissack. Mr. Lynch is a Partner and Senior Managing Director at SCP and previously served as Chairman and Chief Executive Officer of Frederick’s of Hollywood Group, a publicly traded specialty retailer, and more recently Interim Chief Executive Officer of David’s Bridal. Tim Bossidy, Director at SCP, was appointed as Interim Chief Operating Officer. Mr. Bossidy has previously served in interim management and financial advisory roles across the cannabis and consumer/retail sectors.

Lender and Landlord Support Agreement:

On July 3, 2020, the Company announced the execution of definitive agreements (collectively referred to as the “Lender and Landlord Support Agreement”) with certain lenders, including Gotham Green Partners, Stable Road Capital and affiliates, and the landlord for several of its retail, cultivation and manufacturing facilities, Treehouse Real Estate Investment Trust. In the announcement, the Company noted that the Lender and Landlord Support Agreement would defer approximately $32 million of cash commitments over the next twelve months through a combination of cash interest and rent deferrals.

COVID-19

On March 11, 2020, the World Health Organization declared COVID-19 a global pandemic and recommended containment and mitigation measures worldwide. While the ultimate severity of the outbreak and its impact on the economic environment is uncertain, the Company is monitoring this closely. The Company operates 25 store location across California (11), Florida (4), Nevada (3), Illinois (2), New York (4) and Arizona (1) and five cultivation and production facilities across Nevada, California, New York, Florida and Arizona. Our business depends on the uninterrupted operation of these stores and facilities. The Company’s priority during the COVID-19 pandemic is protecting the safety of its employees and customers and it is following the recommended guidelines of applicable government and health authorities. Despite being deemed as an essential retailer in its core markets, the Company has experienced a negative impact on sales in certain markets as a result of shelter-at-home orders, social distancing efforts, restrictions on the maximum allowable number of people within a retail establishment and declining tourism. Although the Company only permanently closed one store as a result of COVID-19, certain markets, such as California and Nevada, experienced a greater impact on sales due to reduced store hours and foot traffic in certain locations, as well as limits on the number of customers that may be in a store at any one time. Other markets, such as Illinois, Florida and New York have not been significantly impacted by COVID-19 and in some cases, stores in those markets have generated increased sales. Due to its strong vendor partnerships in each market, the Company has not experienced a significant impact to its supply chain in each market. In the event that the Company were to experience widespread transmission of the virus at one or more of the Company’s stores or other facilities, the Company could suffer reputational harm or other potential liability. Further, the Company’s business operations may be materially and adversely affected if a significant number of the Company’s employees are impacted by the virus .

On March 30, 2020, the Company announced the withdrawal of its fiscal year 2020 and 2021 revenue and store count guidance provided on December 11, 2019 due to uncertainty surrounding the magnitude of the pandemic and its impact on retail operations (both existing and planned) in its core markets. While the Company continues to execute on its efforts to improve store profitability, reduce selling, general and administrative expense and delay capital-intensive projects, the Company is reassessing the timing of these cash flow milestones due to the potential impact of COVID-19 on its turnaround plan.

To date, the Company has generally implemented certain safety measures to ensure the safety of its customers and associates, which may have the effect of discouraging shopping or limiting the occupancy of our stores.Store operations in California and Nevada have been modified., with an increased focus on direct-to-consumer delivery and enabling a curbside pickup option for its customers. The Company leveraged its technology team to build the enhanced omni-channel functionality in, and expects to continue offering, a variety of purchasing options for its customers. These measures, and any additional measures that have been and may continue to be taken in response to the COVID-19 pandemic, have substantially decreased and may continue to decrease, the number of customers that visit our stores which has had, and will likely continue to have a material adverse effect on our business, financial condition and results of operations.The ultimate magnitude of COVID-19, including the extent of its overall impact on our financial and operational results cannot be reasonably estimated at this time; however, the Company has experienced significant declines in sales . The overall impact will depend on the length of time that the pandemic continues, the extent to which it affects our ability to raise capital, and the effect of governmental regulations imposed in response to the pandemic, as well as uncertainty regarding all of the foregoing. At this time, it is unclear how long these measures may remain in place, what additional measures may be imposed, or when our operations will be restored to the levels that existed prior to the COVID-19 pandemic.

In addition, our business depends on consumer discretionary spending, and as such, our results are particularly sensitive to economic conditions and consumer confidence. COVID-19 has significantly impacted economic conditions, resulting in, among other things, unprecedented increases in the number of people seeking jobless benefits and a significant decline in global financial markets. As a result, even when all of our store locations are fully operational, there can be no guarantee that our revenue will return to its pre-COVID-19 levels.

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Strategic Partnership with Gotham Green Partners

On April 23, 2019, the Company secured a senior secured convertible credit facility (the “GGP Facility”) to provide up to $250.0 million in gross proceeds, arranged by Gotham Green Partners (“GGP”). The GGP Facility had been accessed through issuances to the lenders of convertible senior secured notes (“GGP Notes”) co-issued by the Company and MM CAN. Refer to “Note 17 - Senior Secured Convertible Credit Facility” of the unaudited interim condensed consolidated financial statements for the 13 and 39 weeks ended March 28, 2020.

On August 12, 2019, the Company and the lenders executed amendments to the GGP Facility and, as a result, the Company committed to pay an amendment fee of $18.8 million, which was subsequently converted into additional GGP Notes (the “Amendment Fee Notes”).

On October 29, 2019, the Company further amended the GGP Facility (the “Second Amendment”) wherein certain reporting and financial covenants were modified. The amount of available credit in the remaining tranches was amended to $10.0 million for Tranche 3 and $115.0 million for Tranche 4. The aggregate amount available to be borrowed with the consent of the lenders remained the same. Further, the Second Amendment provided that the funding of Tranche 4 would require the consent of both the Company and the lenders under the GGP Facility. On October 29, 2019, the Company issued the Amendment Fee Notes in the principal amount of $18.8 million with a conversion price of $1.28 per Class B Subordinate Voting Share. On November 27, 2019, the Company issued an additional $10.0 million of GGP Notes under Tranche 3. Among other changes, the Second Amendment provided greater flexibility to the Company by:

•	Allowing the prepayment at any time following the Second Amendment, in whole or in part, of the then outstanding principal amount together with accrued and unpaid interest and fees, of which the prepayment right was subsequently amended on March 27, 2020;

•	Permitting the sale of certain non-core assets; and

•	Removing the senior debt to market capitalization ratio test covenant.

On March 30, 2020, the Company announced that it received $12.5 million of additional proceeds under the GGP Facility as an advance under Tranche 4 in relation to which it co-issued with MM CAN GGP Notes with a conversion price of $0.26 per Class B Subordinate Voting Share. In connection with the also issued 48,076,923 warrants, each of which is exercisable to purchase one Subordinate Voting Share for a period of five years at an exercise price equal to $0.26.

In addition, the Company amended and restated the securities purchase agreement with the lenders that governs the GGP Facility. The amendments provided the Company with greater access to capital and additional operating flexibility. Subject to the funding requirements of the Company and certain other conditions, GGP committed to use commercially reasonable efforts to fund up to $150.0 million under the GGP Facility through Tranche 4 and subsequent tranches, to be funded over time (each such subsequent tranche, an “Incremental Advance”), for a total of up to $285.0 million in gross proceeds under the GGP Facility. The final $25.0 million of this amount was subject to acceptance by the Company. Under the agreement, GGP had a period of 90 days in which to provide the Company with funding commitments for the Incremental Advances (each, a “Funding Commitment”), which period was be extended to a total of 180 days if the Funding Commitments reached at least $50.0 million (inclusive of the Tranche 4 Notes) during the initial 90-day period.

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The Company issued GGP Notes to the lenders participating in an Incremental Advance (“Incremental Notes”) with a conversion price per Subordinate Voting Share equal to the five (5) day volume weighted average trading price (“VWAP”) of the Subordinate Voting Shares as of the trading day immediately preceding the date of completion of such Incremental Advance, subject to a minimum price of $0.20 and maximum price of $0.40 (in respect of each Incremental Advance, a “Restatement Conversion Price”), provided that the first Incremental Advance will have a Restatement Conversion Price of $0.26. The Company also issued to the lenders participating in an Incremental Advance share purchase warrants of the Company (“Incremental Warrants”), representing 100% coverage on the aggregate principal amount of such Incremental Advance, each of which are exercisable to purchase one Subordinate Voting Share for a period of five (5) years from the date of issuance, at an exercise price per Subordinate Voting Share equal to the Restatement Conversion Price for such Incremental Advance. The Tranche 4 Warrants and any Incremental Warrants that are issued are exercisable on a cashless (net exercise) basis.

All GGP Notes continued to bear interest from their date of issuance at the higher of (i) 2.5%, and (ii) LIBOR, plus 6.0% per annum. All GGP Notes also continued to be subject to the existing maturity date of April 23, 2022 (the “Maturity Date”), with a twelve-month extension feature available to the Company on certain conditions, including payment of an extension fee of 1.0% of the aggregate principal amount outstanding under the GGP Notes, provided that if the Tranche 4 Notes and Funding Commitments reached at least $100.0 million in the aggregate, the lenders would have certain options to extended the Maturity Date of the outstanding Notes to up to April 23, 2027 at the latest. As a related matter, the Company’s prepayment right would not be exercisable as to any of the GGP Notes for eighteen months from the date of completion of Tranche 4 and if the Tranche 4 Notes and Funding Commitments reached at least $100.0 million in the aggregate, the lenders would have the option to eliminate the Company’s prepayment right. In the event that the Company was able to and exercised its prepayment right to prepay, in whole or in part, any of the principal amount outstanding under the GGP Notes prior to their maturity, a fee of 3% on the amount being prepaid would be payable by the Company to the applicable lenders.

Certain of the financial covenants under the GGP Facility were also modified to provide the Company with additional balance sheet flexibility. The modifications included a reduction in the required go-forward minimum cash balance and the removal of the fixed charge coverage ratio requirement that was to become effective in calendar 2021.

As additional consideration for the purchase of the Tranche 4 Notes, the lenders participating in Tranche 4 were paid an advance fee of 1.5% of the aggregate principal amount of the Tranche 4 Notes, which fee will also be paid in respect of any Incremental Advances. In connection with the amendments made to the GGP Facility, a fee of approximately $8.2 million (the “Restatement Fee Amount”) was paid through the issuance of additional GGP Notes to the applicable lenders in an aggregate principal amount equal to the Restatement Fee Amount, which GGP Notes have a conversion price per Subordinate Voting Share equal to $0.26 (the “Restatement Fee Notes”). Up to the same aggregate principal amount of additional GGP Notes would be issuable as a fee if the Incremental Advances total at least $87.5 million, whereby if less than $87.5 million in Incremental Advances is raised, the aggregate principal amount of such additional fee GGP Notes would be proportionately lower.

As additional consideration for the amendment of the GGP Facility, the conversion price for 12.5% of the existing GGP Notes outstanding prior to Tranche 4 (including paid-in-kind (“PIK”) interest accrued on such GGP Notes) (collectively, the “Existing Notes”), being 12.5% of an aggregate principal amount of $164.0 million, was amended to $0.26 per Subordinate Voting Share. In addition, 2,700,634 of the 21,605,067 existing share purchase warrants of the Company issued under the GGP Facility and outstanding prior to Tranche 4 (collectively, the “Existing Warrants”) were cancelled and replaced by 32,451,923 share purchase warrants of the Company (the “Tranche 4 Replacement Warrants”), each of which is exercisable to purchase one Subordinate Voting Share for a period of five (5) years from the date of issuance at an exercise price equal to $0.26 per share.

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As any Incremental Advances are funded, the conversion price of additional Existing Notes would be amended and additional Existing Warrants would be cancelled and replaced by new share purchase warrants of the Company (the “Incremental Replacement Warrants” and, collectively with the Tranche 4 Replacement Warrants, the “Replacement Warrants”), each of which will be exercisable to purchase one Subordinate Voting Share for a period of five (5) years from the date of issuance. The principal amount of the Existing Notes that are repriced and the number of Existing Warrants that are cancelled and replaced upon an Incremental Advance would be based on the percentage that the amount of such Incremental Advance is of a total funding target of $100.0 million (the “Funding Target Percentage”). The applicable Existing Notes would be repriced to the Restatement Conversion Price for such Incremental Advance. The Incremental Replacement Warrants issued as a part of such Incremental Advance would represent 50% coverage on the amount determined by multiplying the Funding Target Percentage by $135.0 million (the “Existing Funded Amount”), and would have an exercise price per Subordinate Voting Share equal to the Restatement Conversion Price for such Incremental Advance. The Replacement Warrants are exercisable on a cashless (net exercise) basis.

Notwithstanding the foregoing, no Replacement Warrants are able to be exercised by the applicable lenders prior to the eighteen (18) month anniversary of their issuance. In addition, if the Company’s retail operations achieve two consecutive three-month periods of positive after-tax free cash flow during any time prior to the expiry date for the Replacement Warrants, then all outstanding Replacement Warrants are automatically cancelled upon achieving the milestone.

In addition, if the Tranche 4 Notes and Funding Commitments reached at least $100.0 million in the aggregate, subject to certain limited exceptions, the lenders would be entitled to a preemptive right to participate in future securities issuances by the Company in the event that such an issuance would cause the fully-diluted ownership percentage of the lenders in the Company (such percentage, calculated using a formula provided in the GGP Facility purchase agreement) to fall below 51%. Additionally, subject to certain limited exceptions, in the event that the Company completes a security issuance, the price of which is less than the higher of (i) $0.26, and (ii) the highest Restatement Conversion Price determined for any Incremental Advances completed up to the time of such new security issuance, the lenders are entitled to a repricing of the conversion price and exercise price, as applicable, of the outstanding Tranche 4 Notes (including the Restatement Fee portion thereof), Incremental Notes (including the Restatement Fee portion thereof), portion of the Existing Notes that have previously been repriced as a result of the completion of an Incremental Advance, Tranche 4 Warrants and Incremental Warrants, to the same pricing as such new security issuance completed by the Company.

As part of the amendments to the GGP Facility, the Company agreed that the committee previously formed to select independent directors to be appointed or elected to the Board, are responsible for selecting five (5) (increased from four (4)) of the seven (7) members of the Board. At the time, four (4) of the seven (7) members of the Board had been approved by the committee. In accordance with the existing process, in the future, the Company will propose director candidates to this committee for consideration and approval.

On April 24, 2020, the Company received $2.5 million in additional proceeds as a portion of the first Incremental Advance, in relation to which it co-issued with MM CAN additional GGP Notes with a conversion price of $0.26 per Class B Subordinate Voting Share. In connection with completing the initial portion of the first Incremental Advance, the Company issued 9,615,385 warrants with an exercise price of $0.26. In addition, the Company cancelled 540,128 of the Existing Warrants and issued 6,490,385 Replacement Warrants with an exercise price per share equal to $0.26.

On July 3, 2020, as part of the Lender and Landlord Support Agreement the Company and GGP further amended and restated the securities purchase agreement that governs the Convertible Facility. All notes under the Convertible Facility continue to bear interest at the higher of (i) 2.5%, and (ii) LIBOR, plus 6.0% per annum. However, the payment-in-kind (“PIK”) feature on the Convertible Facility was extended, such that 100% of the cash interest due prior to June 2021 will be paid-in-kind, and 50% of the cash interest due thereafter for the remainder of the term of the Convertible Facility will be paid-in-kind. The PIK feature will expire if Section 280E tax reform occurs and the Company begins to be taxed similar to other U.S. corporations.

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The threshold for the minimum liquidity covenant, which was previously US$15.0 million, was waived until September 30, 2020, resetting to US$5.0 million thereafter, to US$7.5 million effective on March 31, 2021 and then to US$15.0 million effective on December 31, 2021.

GGP agreed to the release of certain assets from its collateral pool in order to provide the Company with greater flexibility to generate proceeds through the sale of non-core assets.

As consideration for the amendment of the Convertible Facility, the conversion price for 52% of the existing notes outstanding under the Convertible Facility prior to the US$15.0 million advance under Tranche 4 of the Convertible Facility (including PIK interest accrued on such notes), being 52% of an aggregate principal balance of US$167.7 million as of June 30, 2020, was amended to US$0.34 per Class B Subordinate Voting Share of the Company (each, a “Subordinate Voting Share”). As additional consideration, a fee of US$2.0 million was paid to the lenders under the Convertible Facility through the issuance of additional notes, which notes have a conversion price per Subordinate Voting Share equal to US$0.28, which represents a 30% premium to the 5-day volume-weighted average trading price of the Subordinate Voting Shares as of and including June 30, 2020.

In connection with the amendments to the Convertible Facility, the Company is subject to certain additional covenants thereunder, which are consistent with the Company’s internal business plan (“Turnaround Plan”). The Company is required to adhere to its Turnaround Plan for certain cash expenditures such as corporate expenses, capital expenditures and leases. The covenants expire once the Company achieves two consecutive fiscal quarters of being free cash flow positive.

On September 14, 2020, the Company was advanced an additional $5,000,000 in gross proceeds (the “Incremental Advance”) under the GGP Facility. In connection therewith, the Company co-issued, with its subsidiary MM CAN USA, Inc., additional senior secured convertible notes (the “Notes”) to the lenders under the GGP Facility in an aggregate principal amount equal to such Incremental Advance with a conversion price per share equal to $0.20. As consideration for the purchase of the additional Notes, participating lenders received a $468,564 fee with a conversion price of US$0.20 per Share (the “Restatement Fee Notes”), consistent with the terms of the GGP Facility.

Pursuant to the terms of the GGP Facility, the conversion price for 5.0% of the existing Notes outstanding prior to Tranche 4 and Incremental Advance (including paid-in-kind interest accrued on such Notes), being 5.0% of an aggregate principal amount of US$170,729,923, was amended to US$0.20 per share. The Company issued to the lenders 25,000,000 share purchase warrants of the Company (the “Incremental Advance Warrants”), each of which is exercisable to purchase one share for a period of five (5) years from the date of issuance at an exercise price equal to $0.20 per Share, and cancelled 1,080,255 share purchase warrants of the Company (the “Existing Warrants”) held by holders of the existing Notes and, in exchange, issued 16,875,000 share purchase warrants of the Company (the “Replacement Warrants”) at an exercise price equal to $0.20 per Share. The Notes issued in connection with the Incremental Advance, the Restatement Fee Notes, the Incremental Advance Warrants, the Replacement Warrants and any shares issuable as a result of conversion or exercise of the same, will be subject to a hold period from the date of issuance of such Notes or such Warrants, as applicable.

The GGP Facility was amended to include, among other things, a modification to the minimum liquidity covenant, which extends the period during which it is waived from September 30, 2020 to December 31, 2020. The minimum liquidity threshold resets to US$5.0 million thereafter to US$7.5 million effective on March 31, 2021 and then to US$15.0 million effective on December 31, 2021.

Secured Term Loan Amendment

On December 10, 2019, the Company executed a binding term sheet in respect of certain amendments to the definitive agreement for the $77.8 million senior secured term loan (the “October 2018 Loan”) with funds managed by Stable Road Capital and its affiliates (the “Term Loan Lenders”). The Company subsequently announced the execution and closing of definitive documentation on January 14, 2020. Amendments included:

•	The maturity date was extended to January 31, 2022.

•	To reflect current market conditions, the interest rate was increased from a fixed rate of 7.5% per annum, payable monthly in cash, to a fixed rate of 15.5% per annum, of which 12.0% will be payable monthly in cash based on the outstanding principal and 3.5% will accrue monthly to the principal amount of the debt as a payment-in-kind.

•	The Company may prepay without penalty, in whole or in part, at any time and from time to time, the amounts outstanding under the October 2018 Loan (on a non-revolving basis) upon 15 days’ notice.

•	MM CAN, a subsidiary of the Company, cancelled the existing warrants issued to the Term Loan Lenders, being 16,211,284 warrants exercisable at $4.97 per share and 1,023,256 warrants exercisable at $4.73 per share, and issued to the Term Loan Lenders a total of 40,455,729 warrants with an exercise price of $0.60 per share that are exercisable until December 31, 2022. The new warrants issued to the Term Loan Lenders may be exercised at the election of their holders on a cashless basis.

On January 14, 2020, the Company announced the closing of definitive documentation for amendments to the terms and conditions of the US$77.7 million senior secured term loan (“October 2018 Loan”) with funds managed by Stable Road Capital and its affiliates (“Term Loan Lenders”).

On July 3, 2020, as part of the Lender and Landlord Support Agreement, the Company and the Term Loan Lenders further amended the commercial loan agreement that governs the October 2018 Loan. In the amendment to the October 2018 Loan completed in January 2020, the interest rate was increased from a fixed rate of 7.5% per annum, payable monthly in cash, to a fixed rate of 15.5% per annum, of which 12.0% was to be payable monthly in cash based on the outstanding principal and 3.5% was to accrue monthly to the principal amount of the debt as PIK. In connection with the Plan announced today, 100% of the total interest payable prior to June 2021 will be paid-in-kind and 50% of the cash interest due thereafter for the remainder of the term of the October 2018 Loan will be paid-in-kind. The PIK feature will expire if Section 280E tax reform occurs and the Company begins to be taxed similar to other U.S. corporations.

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The threshold for the minimum liquidity covenant, which was previously US$15.0 million, was waived until September 30, 2020, resetting to US$5.0 million thereafter, to US$7.5 million effective on March 31, 2021 and then to US$15.0 million effective on December 31, 2021.

As consideration for the amendment of the October 2018 Loan, the Company issued to the Term Loan Lenders a total of 20.2 million warrants, each exercisable at US$0.34 per share for a period of five years. As additional consideration, a fee of US$834,000 was paid-in-kind. The Company also canceled 20.2 million warrants of the total 40.4 million warrants already held by the Term Loan Lenders, which were each exercisable at US$0.60 per share.

In connection with the amendments to the October 2018 Loan, the Company is now subject to certain additional covenants thereunder, which are consistent with those included as a part of the amendments to the Convertible Facility.

On September 16, 2020, the Company entered into a further amendment to the October 2018 Loan. The amendments include, among other things, an increase in the potential size of the facility by US$12,000,000, of which US$5,700,000 (“Incremental Notes”) is fully committed by the Term Loan Lenders. On September 16, 2020, the Company closed on US$3,000,000, with the remaining US$2,700,000 funded on September 30, 2020.

The principal amount of the Incremental Notes carry an interest rate of 18.0% per annum, to be paid as follows: (a) 12.0% shall be paid in cash monthly in arrears; and (b) 6.0% shall accrue monthly to the outstanding principal as payment-in-kind. The October 2018 Loan was also amended to include, among other things, a modification to the minimum liquidity covenant, which extends the period during which it is waived from September 30, 2020 to December 31, 2020. The minimum liquidity threshold resets to US$5.0 million thereafter to US$7.5 million effective on March 31, 2021 and then to US$15.0 million effective on December 31, 2021.

As consideration for the increase in the size of the facility under the October 2018 Loan and the amendment to the covenant, the Company is issuing warrants as follows: on the closing of the initial US$3,000,000, the Company issued to the Term Loan Lenders a total of 30,000,000 warrants, each exercisable at US$0.20 per share for a period of five years and 20,227,865 warrants, each exercisable at US$0.34 per share for a period of five years; on closing of the remaining US$2,700,000 tranche, the Company issued to the Term Loan Lenders an additional 27,000,000 warrants, each exercisable at the greater of (a) US$0.20 per Share and (b) 115% multiplied by the volume-weighted average trading price of the Shares for the five consecutive trading days ending on the trading day immediately prior to the applicable funding date of the second tranche.

September 2020 Unsecured Convertible Facility

On September 16, 2020, the Company entered into a US$10,000,000 unsecured convertible debenture facility (“Convertible Facility”) with certain institutional investors (collectively, the “Investors”) and closed on an initial US$1,000,000 (“Initial Tranche”), with subsequent tranches expected to be closed in the coming months, subject to certain conditions. Under the Convertible Facility, the convertible debentures (“Debentures”) will have a conversion price equal to the closing price on the trading day immediately prior to the closing date, a maturity date of 24 months from the date of issuance and will bear interest from the date of issuance at 7.5% per annum, payable semi-annually in cash. The Debentures issued to the Investors for the initial tranche have a conversion price of US$0.1670 (“Conversion Price”) per Class B Subordinate Voting Share.

Subject to certain conditions, the Company has the right to call additional tranches, totaling US$1,000,000 each, no later than 20 trading days following the issuance of each tranche, including the initial tranche, up to a maximum of US$10,000,000 under all tranches. The timing of additional tranches can be accelerated based on certain conditions. The Investors have the right to at least four additional tranches, with any such subsequent tranche to be at least US$1,000,000.

At the closing of each additional tranche, the Company will issue share purchase warrants equal to 55% of the number of Shares a debenture is convertible into for a particular tranche. Each warrant will be exercisable to purchase one Share for a period of 24 months from the date of issuance at an exercise price equal to 120% of the volume weighted average price of the Shares on the CSE for ending on the trading day immediately prior to the applicable closing of each tranche. As part of the Initial Tranche, the Company issued to  the Investors a total of 3,293,413 warrants, each exercisable at US$0.21 per share for a period of 24 months from the date of issuance.

The Debentures provide for the automatic conversion into Shares in the event that the Shares trade at a volume weighted average trading price that is 50% above the Conversion Price on the CSE for forty-five (45) consecutive trading days.

TREEHOUSE REAL ESTATE INVESTMENT TRUST

The Company has lease arrangements with affiliates of Treehouse Real Estate Investment Trust (“Treehouse”), which include 14 retail and cultivation properties across the U.S. As part of the Lender and Landlord Support Agreement, Treehouse agreed to defer a portion of total current monthly base rent for the 36-month period between July 1, 2020 and July 1, 2023. The total amount of all deferred rent accrues interest at 8.6% per annum during the deferral period. As consideration for the rent deferral, the Company issued to Treehouse 3,500,000 warrants, each exercisable at US$0.34 per share for a period of five years. As part of the agreement, the Company is pursuing a partnership with a cannabis cultivation company for the Company’s Desert Hot Springs and Mustang facilities that are leased from Treehouse in order to continue the Company’s focus on retail operations.

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Item 1A. Risk Factors.

RISK FACTORS

The following are certain factors relating to the business and securities of MedMen. These risks and uncertainties are not the only ones facing MedMen. Additional risks and uncertainties not presently known to MedMen or currently deemed immaterial by MedMen, may also impair the operations of or materially adversely affect the securities of MedMen. If any such risks actually occur, MedMen Shareholders could lose all or part of their investment and the business, financial condition, liquidity, results of operations, cash flows and prospects of MedMen could be materially adversely affected and the ability of MedMen to implement its growth plans could be adversely affected. Some of the risk factors described herein are interrelated and, consequently, readers should treat such risk factors as a whole.

The acquisition of any of the securities of MedMen is speculative, involving a high degree of risk and should be undertaken only by persons whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. An investment in the securities of MedMen should not constitute a major portion of a person’s investment portfolio and should only be made by persons who can afford a total loss of their investment. MedMen securityholders should evaluate carefully the following risk factors associated with MedMen’s business and securities, along with the risk factors described elsewhere herein.

RISKS ASSOCIATED WITH THE BUSINESS OF THE COMPANY

Since cannabis continues to be a Controlled Substance under the United States Federal Controlled Substances Act, there can be no assurance that the operations of the Company may be deemed to be criminal in nature and/or subject the Company to substantial civil penalties.

MedMen both directly and indirectly engages in the medical and adult-use marijuana industry in the United States where local state law permits such activities. Investors are cautioned that in the United States, cannabis is largely regulated at the state level. To MedMen’s knowledge, there are to date a total of 33 states, and the District of Columbia, that have now legalized cannabis in some form, including the states in which MedMen operates. Notwithstanding the permissive regulatory environment of cannabis at the state level, cannabis continues to be categorized as a controlled substance under the CSA and as such, cultivation, distribution, sale and possession of cannabis violates federal law in the United States. The inconsistency between federal and state laws and regulations is a major risk factor.

As a result of the Sessions Memo, federal prosecutors are free to utilize their prosecutorial discretion to decide whether to prosecute cannabis activities despite the existence of state-level laws that may be inconsistent with federal prohibitions. No direction was given to federal prosecutors in the Sessions Memo as to the priority they should ascribe to such cannabis activities, and as a result it is uncertain how active federal prosecutors will be in relation to such activities. Due to the ambiguity of the Sessions Memo, there can be no assurance that the federal government will not seek to prosecute cases involving cannabis businesses that are otherwise compliant with state law.

Federal law pre-empts state law in these circumstances, so that the federal government can assert criminal violations of federal law despite state law. The level of prosecutions of state-legal cannabis operations is entirely unknown, nonetheless the stated position of the current administration is hostile to legal cannabis, and furthermore may be changed at any time by the Department of Justice, to become even more aggressive. The Sessions Memo lays the groundwork for United States Attorneys to take their cues on enforcement priority directly from the Attorney General’s office by referencing federal law enforcement priorities set by former Attorney General Jeff Sessions. It is unclear what position the new Attorney General will take. If the Department of Justice policy were to be to aggressively pursue financiers or equity owners of cannabis-related business, and United States Attorneys followed such Department of Justice policies through pursuing prosecutions, then MedMen could face (i) seizure of its cash and other assets used to support or derived from its cannabis subsidiaries; and (ii) the arrest of its employees, directors, officers, managers and investors, who could face charges of ancillary criminal violations of the CSA for aiding and abetting and conspiring to violate the CSA by virtue of providing financial support to state-licensed or permitted cultivators, processors, distributors, and/or retailers of cannabis. Additionally, as has recently been affirmed by U.S. Customs and Border Protection, employees, directors, officers, managers and investors of MedMen who are not U.S. citizens face the risk of being barred from entry into the United States for life.

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Now that the Cole Memo has been rescinded by former Attorney General Jeff Sessions, the Department of Justice under the current administration or an aggressive federal prosecutor could allege that MedMen and the MedMen Board and, potentially its shareholders, “aided and abetted” violations of federal law by providing finances and services to its operating subsidiaries. Under these circumstances, it is possible that the federal prosecutor would seek to seize the assets of MedMen, and to recover the “illicit profits” previously distributed to shareholders resulting from any of the foregoing financing or services. In these circumstances, MedMen’s operations would cease, MedMen Shareholders may lose their entire investment and directors, officers and/or MedMen Shareholders may be left to defend any criminal charges against them at their own expense and, if convicted, be sent to federal prison.

Violations of any federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by either the federal government or private citizens, or criminal charges, including, but not limited to, disgorgement of profits, cessation of business activities or divestiture. This could have a material adverse effect on MedMen, including its reputation and ability to conduct business, its holding (directly or indirectly) of medical and adult-use cannabis licenses in the United States, the listing of its securities on the CSE or other applicable exchanges, its capital, financial position, operating results, profitability or liquidity or the market price of its listed securities.

Overall, an investor’s contribution to and involvement in MedMen’s activities may result in federal civil and/or criminal prosecution, including forfeiture of his, her or its entire investment.

The Company’s business is highly regulated and dependent in large part on the ability to obtain or renew government permits and licenses for its current and contemplated operations, of which there can be no assurance.

MedMen’s business is subject to a variety of laws, regulations and guidelines relating to the cultivation, manufacture, management, transportation, storage, sale and disposal of marijuana, including laws and regulations relating to health and safety, the conduct of operations and the protection of the environment. Achievement of MedMen’s business objectives are contingent, in part, upon compliance with applicable regulatory requirements and obtaining all requisite regulatory approvals. Changes to such laws, regulations and guidelines due to matters beyond the control of MedMen may cause material adverse effects to MedMen.

MedMen is required to obtain or renew government permits and licenses for its current and contemplated operations. Obtaining, amending or renewing the necessary governmental permits and licenses can be a time-consuming process potentially involving numerous regulatory agencies, involving public hearings and costly undertakings on MedMen’s part. The duration and success of MedMen’s efforts to obtain, amend and renew permits and licenses are contingent upon many variables not within its control, including the interpretation of applicable requirements implemented by the relevant permitting or licensing authority. MedMen may not be able to obtain, amend or renew permits or licenses that are necessary to its operations. Any unexpected delays or costs associated with the permitting and licensing process could impede the ongoing or proposed operations of MedMen. To the extent necessary permits or licenses are not obtained, amended or renewed, or are subsequently suspended or revoked, MedMen may be curtailed or prohibited from proceeding with its ongoing operations or planned development and commercialization activities. Such curtailment or prohibition may result in a material adverse effect on MedMen’s business, financial condition, results of operations or prospects.

While MedMen’s compliance controls have been developed to mitigate the risk of any material violations of any license or certificate it holds arising, there is no assurance that MedMen’s licenses or certificates will be renewed by each applicable regulatory authority in the future in a timely manner. Any unexpected delays or costs associated with the licensing renewal process for any of the licenses or certificates held by MedMen could impede the ongoing or planned operations of MedMen and have a material adverse effect on MedMen’s business, financial condition, results of operations or prospects.

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MedMen may become involved in a number of government or agency proceedings, investigations and audits. The outcome of any regulatory or agency proceedings, investigations, audits, and other contingencies could harm MedMen’s reputation, require MedMen to take, or refrain from taking, actions that could harm its operations or require MedMen to pay substantial amounts of funds, harming its financial condition. There can be no assurance that any pending or future regulatory or agency proceedings, investigations and audits will not result in substantial costs or a diversion of management’s attention and resources or have a material adverse impact on MedMen’s business, financial condition, results of operations or prospects.

Please see “United States Regulatory Environment” above for additional details as to the license renewal process in the states in which the Company operates or has pending disclosed acquisitions or license applications

Public Opinion and Perception

Government policy changes or public opinion may also result in a significant influence over the regulation of the cannabis industry in the United States, Canada or elsewhere. Public opinion and support for medical and adult-use marijuana has traditionally been inconsistent and varies from jurisdiction to jurisdiction. While public opinion and support appears to be rising for legalizing medical and adult-use marijuana, it remains a controversial issue subject to differing opinions surrounding the level of legalization (for example, medical marijuana as opposed to legalization in general). Further, adverse publicity reports or other media attention regarding the safety, efficacy and quality of marijuana in general, or associating the consumption of adult-use and medical marijuana with illness or other negative effects or events, could have a material adverse effect on MedMen’s business, results of operations or prospects. There is no assurance that such adverse publicity reports or other media attention will not arise. A negative shift in the public’s perception of cannabis, including vaping or other forms of cannabis administration, in the United States, Canada or any other applicable jurisdiction could affect future legislation or regulation. Among other things, such a shift could cause state jurisdictions to abandon initiatives or proposals to legalize medical and/or adult-use cannabis, thereby limiting the number of new state jurisdictions into which MedMen could expand and perception of negative health effects from the use of vaporizers to consume cannabis could result in state and local prohibitions on the sale of vaping products for an indefinite period of time. Any inability to fully implement MedMen’s expansion strategy may have a material adverse effect on MedMen’s business, results of operations or prospects. Among other things, such as shift could also cause states that have already legalized medical and/or adult-use cannabis to reevaluate the extent of and introduce new restrictions on the permitted activities and permitted cannabis products within their jurisdictions, which may have a material adverse effect on the Company’s business, results of operations or prospects. Recent medical alerts by the CDC and state health agencies on vaping related illness and other issues directly related to cannabis consumption could potentially create an inability to fully implement the Company’s expansion strategy or could restrict the products which the Company sells at its existing operations, which may have a material adverse effect on the Company’s business, results of operations or prospects.

Adverse legal, regulatory or political changes could have a material adverse effect on the Company’s current and planned operations.

The success of the business strategy of MedMen depends on the legality of the cannabis industry. The political environment surrounding the cannabis industry in general can be volatile and the regulatory framework remains in flux. To MedMen’s knowledge, there are to date a total of 47 states, and the District of Columbia, Puerto Rico, the U.S. Virgin Islands and Guam that have legalized cannabis in some form, including the states in which MedMen operates; however, the risk remains that a shift in the regulatory or political realm could occur and have a drastic impact on the industry as a whole, adversely impacting MedMen’s business, results of operations, financial condition or prospects.

Delays in enactment of new state or federal regulations could restrict the ability of MedMen to reach strategic growth targets and lower return on investor capital. The strategic growth strategy of MedMen is reliant upon certain federal and state regulations being enacted to facilitate the legalization of medical and adult-use cannabis. If such regulations are not enacted, or enacted but subsequently repealed or amended, or enacted with prolonged phase-in periods, the growth targets of MedMen, and thus, the effect on the return of investor capital, could be detrimental. MedMen is unable to predict with certainty when and how the outcome of these complex regulatory and legislative proceedings will affect its business and growth.

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Further, there is no guarantee that state laws legalizing and regulating the sale and use of cannabis will not be repealed or overturned, or that local governmental authorities will not limit the applicability of state laws within their respective jurisdictions. If the federal government begins to enforce federal laws relating to cannabis in states where the sale and use of cannabis is currently legal, or if existing applicable state laws are repealed or curtailed, MedMen’s business, results of operations, financial condition and prospects would be materially adversely affected. It is also important to note that local and city ordinances may strictly limit and/or restrict the sale of cannabis in a manner that will make it extremely difficult or impossible to transact business that is necessary for the continued operation of the cannabis industry. Federal actions against individuals or entities engaged in the cannabis industry or a repeal of applicable cannabis related legislation could adversely affect MedMen and its business, results of operations, financial condition and prospects.

MedMen is aware that multiple states are considering special taxes or fees on businesses in the cannabis industry. It is a potential yet unknown risk at this time that other states are in the process of reviewing such additional fees and taxation. This could have a material adverse effect upon MedMen’s business, results of operations, financial condition or prospects.

The commercial medical and adult-use cannabis industry is in its infancy and MedMen anticipates that such regulations will be subject to change as the jurisdictions in which MedMen does business matures. MedMen has in place a detailed compliance program headed by its SVP of Legal who oversees, maintains, and implements the compliance program and personnel. In addition to MedMen’s robust legal and compliance departments, MedMen also has local regulatory/compliance counsel engaged in every jurisdiction (state and local) in which it operates. Such counsel regularly provides legal advice to MedMen regarding compliance with state and local laws and regulation and MedMen’s legal and compliance exposures under United States federal law. MedMen’s compliance program emphasizes security and inventory control to ensure strict monitoring of cannabis and inventory from delivery by a licensed distributor to sale or disposal. Additionally, MedMen has created comprehensive standard operating procedures that include detailed descriptions and instructions for receiving shipments of inventory, inventory tracking, recordkeeping and record retention practices related to inventory, as well as procedures for performing inventory reconciliation and ensuring the accuracy of inventory tracking and recordkeeping. MedMen will continue to monitor compliance on an ongoing basis in accordance with its compliance program, standard operating procedures, and any changes to regulation in the cannabis industry.

Overall, the medical and adult-use cannabis industry is subject to significant regulatory change at the local, state and federal levels. The inability of MedMen to respond to the changing regulatory landscape may cause it to not be successful in capturing significant market share and could otherwise harm its business, results of operations, financial condition or prospects.

Risk of Civil Asset Forfeiture

Because the cannabis industry remains illegal under U.S. federal law, any property owned by participants in the cannabis industry which are either used in the course of conducting such business, or are the proceeds of such business, could be subject to seizure by law enforcement and subsequent civil asset forfeiture. Even if the owner of the property were never charged with a crime, the property in question could still be seized and subject to an administrative proceeding by which, with minimal due process, it could be subject to forfeiture.

In the event that any of MedMen’s operations in the United States were found to be in violation of money laundering legislation or otherwise, such transactions may be viewed as proceeds of crime.

MedMen is subject to a variety of laws and regulations domestically and in the United States that involve money laundering, financial recordkeeping and proceeds of crime, including the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), Sections 1956 and 1957 of U.S.C. Title 18 (the Money Laundering Control Act), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), as amended and the rules and regulations thereunder, the Criminal Code (Canada) and any related or similar rules, regulations or guidelines, issued, administered or enforced by governmental authorities in the United States and Canada.

Banks often refuse to provide banking services to businesses involved in the cannabis industry due to the present state of the laws and regulations governing financial institutions in the United States. The lack of banking and financial services presents unique and significant challenges to businesses in the marijuana industry. The potential lack of a secure place in which to deposit and store cash, the inability to pay creditors through the issuance of checks and the inability to secure traditional forms of operational financing, such as lines of credit, are some of the many challenges presented by the unavailability of traditional banking and financial services.

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In February 2014, FinCEN issued a memo (the “FinCEN Memo”) providing instructions to banks seeking to provide services to cannabis-related businesses. The FinCEN Memo states that in some circumstances, it is permissible for banks to provide services to cannabis-related businesses without risking prosecution for violation of federal money laundering laws. It refers to supplementary guidance that former Deputy Attorney General James M. Cole issued to federal prosecutors relating to the prosecution of money laundering offenses predicated on cannabis-related violations of the CSA. While the FinCEN Memo has not been rescinded by the Department of Justice at this time, it remains unclear whether the current administration will follow its guidelines. Overall, the Department of Justice continues to have the right and power to prosecute crimes committed by banks and financial institutions, such as money laundering and violations of the Bank Secrecy Act, that occur in any state, including in states that have legalized the applicable conduct and the Department of Justice’s current enforcement priorities could change for any number of reasons, including a change in the opinions of the President of the United States or the United States Attorney General. A change in the Department of Justice’s enforcement priorities could result in the Department of Justice prosecuting banks and financial institutions for crimes that previously were not prosecuted.

In the event that any of MedMen’s operations, or any proceeds thereof, any dividends or distributions therefrom, or any profits or revenues accruing from such operations in the United States were found to be in violation of money laundering legislation or otherwise, such transactions may be viewed as proceeds of crime under one or more of the statutes noted above or any other applicable legislation. This could restrict or otherwise jeopardize the ability of MedMen to declare or pay dividends, effect other distributions or subsequently repatriate such funds back to Canada. Furthermore, while there are no current intentions to declare or pay dividends on the Subordinate Voting Shares in the foreseeable future, in the event that a determination was made that MedMen’s proceeds from operations (or any future operations or investments in the United States) could reasonably be shown to constitute proceeds of crime, MedMen may decide or be required to suspend declaring or paying dividends without advance notice and for an indefinite period of time.

There remains doubt and uncertainty that MedMen will be able to legally enforce contracts it enters into.

It is a fundamental principle of law that a contract will not be enforced if it involves a violation of law or public policy. Because cannabis remains illegal at a federal level, judges in multiple U.S. states have on a number of occasions refused to enforce contracts, including for the repayment of money when the loan was used in connection with activities that violate federal law, even if there is no violation of state law. There remains doubt and uncertainty that MedMen will be able to legally enforce contracts it enters into if necessary. MedMen cannot be assured that it will have a remedy for breach of contract, which could have a material adverse effect on MedMen’s business, revenues, operating results, financial condition and prospects.

Failure to comply with applicable environmental laws, regulations and permitting requirements may result in enforcement actions thereunder.

MedMen’s operations are subject to environmental regulation in the various jurisdictions in which it operates. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors (or the equivalent thereof) and employees. There is no assurance that future changes in environmental regulation, if any, will not adversely affect MedMen’s operations.

Government approvals and permits are currently, and may in the future, be required in connection with MedMen’s operations. To the extent such approvals are required and not obtained, MedMen may be curtailed or prohibited from its current or proposed production, manufacturing or sale of marijuana or marijuana products or from proceeding with the development of its operations as currently proposed.

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Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. MedMen may be required to compensate those suffering loss or damage by reason of its operations and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

Amendments to current laws, regulations and permits governing the production, manufacturing or sale of marijuana or marijuana products, or more stringent implementation thereof, could have a material adverse impact on MedMen and cause increases in expenses, capital expenditures or production or manufacturing costs or reduction in levels of production, manufacturing or sale or require abandonment or delays in development.

Since Section 280E of the Code, as amended, prohibits businesses from deducting certain expenses associated with trafficking controlled substances, the Company will be precluded from claiming certain deductions otherwise available to non-marijuana businesses and, as a result, an otherwise profitable business may in fact operate at a loss after taking into account its income tax expenses.

Section 280E of the Code, as amended, prohibits businesses from deducting certain expenses associated with trafficking controlled substances (within the meaning of Schedule I and II of the CSA). The IRS has invoked Section 280E in tax audits against various cannabis businesses in the U.S. that are licensed under applicable state laws. Although the IRS issued a clarification allowing the deduction of certain expenses, the scope of such items is interpreted very narrowly, and the bulk of operating costs and general administrative costs are not permitted to be deducted. While there are currently several pending cases before various administrative and federal courts challenging these restrictions, there is no guarantee that these courts will issue an interpretation of Section 280E favorable to cannabis businesses.

Overall, under Section 280E of the Code, normal business expenses incurred in the business of selling marijuana and its derivatives are not deductible in calculating income tax liability. Therefore, the Company will be precluded from claiming certain deductions otherwise available to non-marijuana businesses and, as a result, an otherwise profitable business may in fact operate at a loss after taking into account its income tax expenses. There is no certainty that the impact that Section 280E has on the Company’s margins will ever be reduced.

If MedMen were to experience a bankruptcy, there is no guarantee that U.S. federal bankruptcy protections would be available to MedMen’s United States operations, which would materially adversely affect prospects of MedMen and on the rights of lenders to and securityholders of MedMen.

Because the use of cannabis is illegal under federal law, many courts have denied cannabis businesses bankruptcy protections, thus making it very difficult for lenders to recoup their investments in the cannabis industry in the event of a bankruptcy. If MedMen were to experience a bankruptcy, there is no guarantee that U.S. federal bankruptcy protections would be available to MedMen’s United States operations, which could have a material adverse effect on the business, capital, financial condition and prospects of MedMen and on the rights of lenders to and securityholders of MedMen.

The audited financial statements of MedMen have been prepared on a going concern basis.

The audited financial statements of MedMen for the fiscal year ended June 29, 2019 have been prepared on a going concern basis under which an entity is considered to be able to realize its assets and satisfy its liabilities in the ordinary course of business. MedMen’s primary sources of capital resources are anticipated to be comprised of cash and cash equivalents and the issuance of equity and debt securities. MedMen will continuously monitor its capital structure and, based on changes in operations and economic conditions, may adjust the structure by issuing new shares or new debt as necessary. MedMen’s ability to continue as a going concern in the near-term is expected to be dependent on obtaining additional financing to settle its liabilities. In the long-term, MedMen’s ability to continue as a going concern is expected to be dependent on achieving and maintaining profitable operations. While MedMen has been successful in securing both equity and debt financing from the public and private capital markets to date as applicable in Canada, the United States and internationally, there are no guarantees that MedMen will be able to secure any such public or private equity or debt financing in the future on terms acceptable to MedMen, if at all, or be able to achieve profitability. This could in turn have a material adverse effect on MedMen’s business, financial condition, results of operations, cash flows or prospects.

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As a high growth enterprise, MedMen does not have a history of profitability. As such, MedMen has no immediate prospect of generating profit from its intended operations. MedMen is therefore subject to many of the risks common to high growth enterprises, including under-capitalization, cash shortages, limitations with respect to personnel, financial, and other resources and lack of earnings. In addition, the Company is currently incurring expenditures related to its operating activities that have generated negative operating cash flows. There is no assurance that the Company will generate sufficient revenues in the near future, and it may continue to incur negative operating cash flows for the foreseeable future. There is no assurance that MedMen will be successful in achieving a return on shareholders’ investment.

MedMen will require additional financing to achieve its business objectives.

The continued development of the Company will require additional financing. There is no guarantee that the Company will be able to achieve its business objectives. The Company intends to fund its business objectives by way of additional offerings of equity and/or debt financing. The failure to raise or procure such additional funds could result in the delay or indefinite postponement of current business objectives. There can be no assurance that additional capital or other types of financing will be available if needed or that, if available, will be on terms acceptable to the Company. If additional funds are raised by offering equity securities or convertible debt, existing MedMen Shareholders could suffer significant dilution. Any debt financing secured in the future could involve the granting of security against assets of the Company and also contain restrictive covenants relating to capital raising activities and other financial and operational matters, which may make it more difficult for the Company to obtain additional capital and to pursue business opportunities, including potential acquisitions. The Company has completed the sale and leaseback of certain properties and is contemplating completing the same in respect of additional properties. The reduction in the Company’s real estate assets could cause securing any additional debt financing to be more difficult or on less favorable terms to the Company, such as on higher interest rates, than as otherwise may have been expected. The Company will require additional financing to fund its operations until positive cash flow is achieved. Although the Company believes that it will be able to obtain the necessary funding as in the past, there can be no assurance of the success of these plans.

MedMen’s operations and financial condition could be adversely impacted by a material downturn in global financial conditions.

Following the onset of the credit crisis in 2008, global financial conditions were characterized by extreme volatility and several major financial institutions either went into bankruptcy or were rescued by governmental authorities. While global financial conditions subsequently stabilized, there remains considerable risk in the system given the extraordinary measures adopted by government authorities to achieve that stability. Global financial conditions could suddenly and rapidly destabilize in response to future economic shocks, as government authorities may have limited resources to respond to future crises.

Future economic shocks may be precipitated by a number of causes, including a rise in the price of oil, geopolitical instability and natural disasters. Any sudden or rapid destabilization of global economic conditions could impact MedMen’s ability to obtain equity or debt financing in the future on terms favorable to MedMen. Additionally, any such occurrence could cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. Further, in such an event, MedMen’s operations and financial condition could be adversely impacted.

Furthermore, general market, political and economic conditions, including, for example, inflation, interest and currency exchange rates, structural changes in the cannabis industry, supply and demand for commodities, political developments, legislative or regulatory changes, social or labor unrest and stock market trends will affect MedMen’s operating environment and its operating costs and profit margins and the price of its securities. Any negative events in the global economy could have a material adverse effect on MedMen’s business, financial condition, results of operations or prospects.

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The global COVID-19 pandemic has and will continue to have an adverse effect on our results of operations.

The novel strain of coronavirus, COVID-19, is believed to have been first identified in China in late 2019 and has spread globally. The rapid spread has resulted in authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, shelter in place orders and shutdowns. These measures may continue to impact all or portions of our workforce, operations, investors, suppliers and customers. We have taken steps to manage the effect of the pandemic on our corporate business and on the assets we manage which has included suspending any unnecessary capital improvements; (ii) furloughing any non-essential employees; and (iii) having constant communications with lenders to receive additional facilities and suspend compliance with certain financial covenants. Despite being deemed as an essential retailer in its core markets, the Company has experienced a negative impact on sales in certain markets as a result of shelter-at-home orders, social distancing efforts, restrictions on the maximum allowable number of people within a retail establishment and declining tourism. Certain markets, such as California and Nevada, experienced a greater impact on sales due to reduced store hours and foot traffic in certain locations. Other markets, such as Illinois, Florida and New York have not been significantly impacted by COVID-19 and in some cases, stores in those markets have generated increased sales.

Due to its strong vendor partnerships in each market, the Company has not experienced a significant impact to its supply chain in each market. Specifically, on March 30, 2020, the Company announced the withdrawal of its fiscal year 2020 and 2021 revenue and store count guidance provided on December 11, 2019 due to uncertainty surrounding the magnitude of the pandemic and its impact on retail operations (both existing and planned) in its core markets.

While the Company continues to execute on its efforts to improve store profitability, reduce selling, general and administrative expense and delay capital-intensive projects, the Company is reassessing the timing of these cash flow milestones due to the potential impact of COVID-19 on its turnaround plan. To date, the Company has implemented certain safety measures to ensure the safety of its customers and associates, which may have the effect of discouraging shopping or limiting the occupancy of our stores. Store operations in California and Nevada have been modified, with an increased focus on direct-to-consumer delivery and enabling a curbside pickup option for its customers. The Company leveraged its technology team to build the enhanced omni-channel functionality in, and expects to continue offering, a variety of purchasing options for its customers. These measures, and any additional measures that have been and may continue to be taken in response to the COVID-19 pandemic, have substantially decreased and may continue to decrease, the number of customers that visit our stores which has had, and will likely continue to have a material adverse effect on our business, financial condition and results of operations.

In recent weeks, the COVID-19 pandemic has also significantly increased economic uncertainty and has led to disruption and volatility in the global capital markets, which could increase the cost of and accessibility to capital. Given that the COVID-19 pandemic has caused a significant economic slowdown it appears increasingly likely that it could cause a global recession, which could be of an unknown duration. A global recession would have a significant impact on our ongoing operations and cash flows. There has been a recent spike in the number of reported COVID-19 cases in many states where a substantial portion of the Company’s business and operations is located. The Company is unable to currently quantify the economic effect, if any, of this increase on the Company’s results of operations.

The ultimate magnitude of COVID-19, including the extent of its overall impact on our financial and operational results cannot be reasonably estimated at this time; however, the Company has experienced significant declines in sales. The overall impact will depend on the length of time that the pandemic continues, the extent to which it affects our ability to raise capital, and the effect of governmental regulations imposed in response to the pandemic, as well as uncertainty regarding all of the foregoing.

The Company’s existing credit facilities impose significant restrictive provisions on MedMen’s current and planned operations.

MedMen and MedMen Corp. have significant outstanding indebtedness further to which the assets of the Company and its subsidiaries as well as the ownership interests of certain subsidiaries of the Company, have been pledged as security for the obligations thereunder. In addition, the terms and conditions of the Company’s credit facilities contain restrictive covenants that limit the Company’s ability to engage in activities that may be in the Company’s long-term best interest. In addition, the terms and conditions thereof contain financial, operational and reporting covenants, and compliance with the covenants by the Company may increase the Company’s legal and financial costs, make certain activities, such as the payment of dividends or other distributions, more difficult or restricted, time-consuming or costly and increase demand on the Company’s systems and resources. The Company’s failure to comply with any such covenants, which may be affected by events beyond the Company’s control, could result in an event of default which, if not cured or waived, could result in the acceleration of repayment of the Company’s debt or realization on the security granted or trigger cross-default or cross-acceleration provisions in any other agreements, including as between agreements pertaining to the Company’s existing credit facilities, any of which would have a material adverse effect on the Company’s business, capital, financial condition, results of operations, cash flows and prospects.

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The Company has substantial indebtedness and may not be able to refinance, extend or repay this indebtedness on a timely basis or at all.

The Company has a substantial amount of existing indebtedness. If the Company is unable to raise sufficient capital to repay these obligations at maturity and is otherwise unable to extend the maturity dates or refinance these obligations, the Company would be in default. The Company cannot provide any assurances that it will be able to raise the necessary amount of capital to repay these obligations, that any obligations that are convertible will be converted into equity or that it will be able to extend the maturity dates or otherwise refinance these obligations. Upon a default, the lenders under such debt would have the right to exercise their rights and remedies to collect, which would include the ability to foreclose on the Company’s assets. Accordingly, a default by the Company would have a material adverse effect on the Company’s business, capital, financial condition and prospects, and the Company would likely be forced to seek bankruptcy protection.

MedMen is a holding company and essentially all of its assets are the capital stock of its material subsidiaries.

MedMen is a holding company and essentially all of its assets are the capital stock of its material subsidiaries. As a result, investors in MedMen are subject to the risks attributable to its subsidiaries. Consequently, MedMen’s cash flows and ability to complete current or desirable future opportunities are dependent on the earnings of its subsidiaries. The ability of these entities to pay dividends and other distributions will depend on their operating results and will be subject to applicable laws and regulations which require that solvency and capital standards be maintained by such entities and contractual restrictions contained in the instruments governing their debt. In the event of a bankruptcy, liquidation or reorganization of any of MedMen’s material subsidiaries, holders of indebtedness and trade creditors may be entitled to payment of their claims from the assets of those subsidiaries before MedMen.

Adverse publicity reports or other media attention regarding the safety, efficacy and quality of marijuana in general, or associating the consumption of adult-use and medical marijuana with illness or other negative effects or events, could have such a material adverse effect on the Company’s results of operations.

MedMen believes the adult-use and medical marijuana industries are highly dependent upon consumer perception regarding the safety, efficacy and quality of the marijuana produced. Consumer perception can be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention and other publicity regarding the consumption of marijuana products. There can be no assurance that future scientific research or findings, regulatory investigations, litigation, media attention or other publicity will be favorable to the marijuana market or any particular product, or consistent with earlier publicity. Future research reports, findings, regulatory investigations, litigation, media attention or other publicity that are perceived as less favorable than, or that question, earlier research reports, findings or other publicity could have a material adverse effect on the demand for adult- use or medical marijuana and on the business, results of operations, financial condition, cash flows or prospects of MedMen. Further, adverse publicity reports or other media attention regarding the safety, efficacy and quality of marijuana in general, or associating the consumption of adult-use and medical marijuana with illness or other negative effects or events, could have such a material adverse effect. There is no assurance that such adverse publicity reports, findings or other media attention will not arise.

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MedMen may be subject to various product liability claims, including, among others, that the marijuana product caused injury or illness, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances.

As a manufacturer and distributor of products designed to be ingested by humans, MedMen faces an inherent risk of exposure to product liability claims, regulatory action and litigation if its products are alleged to have caused significant loss or injury. In addition, the manufacture and sale of marijuana involve the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Previously unknown adverse reactions resulting from human consumption of marijuana alone or in combination with other medications or substances could occur. As a manufacturer, distributor and retailer of adult-use and medical marijuana, or in its role as an investor in or service provider to an entity that is a manufacturer, distributor and/or retailer of adult-use or medical marijuana, MedMen may be subject to various product liability claims, including, among others, that the marijuana product caused injury or illness, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances. A product liability claim or regulatory action against MedMen could result in increased costs, could adversely affect MedMen’s reputation with its clients and consumers generally, and could have a material adverse effect on the business, results of operations, financial condition or prospects of MedMen. There can be no assurances that MedMen will be able to maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all. The inability to maintain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of MedMen’s potential products or otherwise have a material adverse effect on the business, results of operations, financial condition or prospects of MedMen.

If one of MedMen’s brands were subject to product recalls, the image of that brand and MedMen could be harmed.

Cultivators, manufacturers, distributors and retailers of products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labeling disclosure. Such recalls cause unexpected expenses of the recall and any legal proceedings that might arise in connection with the recall. This can cause loss of a significant amount of sales. In addition, a product recall may require significant management attention. There can be no assurance that any of the products that MedMen sells will not be the subject of a product recall, regulatory action or lawsuit. Although MedMen has detailed procedures in place for testing its products, there can be no assurance that any quality, potency or contamination problems will be detected in time to avoid unforeseen product recalls, regulatory action or lawsuits. Additionally, if one of MedMen’s brands were subject to recall, the image of that brand and MedMen could be harmed. Additionally, product recalls can lead to increased scrutiny of operations by applicable regulatory agencies, requiring further management attention and potential legal fees and other expenses.

MedMen is subject to those risks inherent in an agricultural business.

Adult-use and medical marijuana are agricultural products. There are risks inherent in the agricultural business, such as insects, plant diseases and similar agricultural risks. Although the products are usually grown indoors under climate-controlled conditions, with conditions monitored, there can be no assurance that natural elements will not have a material adverse effect on the production of MedMen’s products.

Adult-use and medical marijuana growing operations consume considerable energy, making MedMen potentially vulnerable to rising energy costs. Rising or volatile energy costs may adversely impact the business, results of operations, financial condition or prospects of MedMen.

Dependence on Suppliers and Skilled Labor.

The ability of MedMen to compete and grow will be dependent on it having access, at a reasonable cost and in a timely manner, to skilled labor, equipment, parts and components. No assurances can be given that MedMen will be successful in maintaining its required supply of skilled labor, equipment, parts and components. It is also possible that the final costs of the major equipment contemplated by MedMen’s capital expenditure plans may be significantly greater than anticipated by MedMen’s management, and may be greater than funds available to MedMen, in which circumstance MedMen may curtail, or extend the timeframes for completing, its capital expenditure plans. This could have an adverse effect on the business, financial condition, results of operations or prospects of MedMen.

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The Company has been and may in the future be subject to investigations, civil claims, lawsuits and other proceedings.

The Company may be subject to investigations (regulatory or otherwise), civil claims, lawsuits and other proceedings in the ordinary course of its business, across the various aspects of the Company’s business, including securities, employment, regulatory, intellectual property, commercial, real estate and other matters. In this regard, in late January 2019, Mr. Parker, the Company’s former Chief Financial Officer, filed a complaint against the LLC in the Superior Court of California, County of Los Angeles, seeking damages for claims relating to his employment. The Company is currently defending against this lawsuit, which seeks damages for wrongful termination, breach of contract, and breach of implied covenant of good faith and fair dealing. Mr. Parker’s employment agreement provided for the payment of severance in the event of termination without cause. The Company disputes the claims set forth in Mr. Parker’s lawsuit. See the Statement of Executive Compensation of the Company available under the Company’s profile on SEDAR at www.sedar.com for a summary of certain terms of Mr. Parker’s employment agreement. The results of any legal proceedings to the which the Company is or may become subject cannot be predicted with certainty due to the uncertainty inherent in regulatory actions and litigation, the difficulty of predicting decisions of regulators, judges and juries and the possibility that decisions may be reversed on appeal. Defense and settlement costs of legal disputes can be substantial, even with claims that have no merit. There can be no assurance that any pending or future litigation, regulatory, agency or civil proceedings, investigations and audits will not result in substantial costs or a diversion of management’s attention and resources. The cannabis industry is a new industry and the Company is a fast growing and relatively new enterprise. It is therefore more difficult to predict the types of claims, proceedings and allegations and the quantum of costs related to such claims and proceedings and the direct and indirect effects of such allegations that the Company may face or experience. Management is committed to conducting business in an ethical and responsible manner, which it believes will reduce the risk of legal disputes and allegations. However, if the Company is subject to legal disputes or negative allegations, there can be no assurances that these matters will not have a material adverse effect on the Company’s business, financial condition, capital, results of operations, cash flows or prospects. Should any litigation, proceeding or audit in which the Company becomes involved be determined against the Company, such a decision could adversely affect the Company’s business, financial condition, capital, results of operations, cash flows or prospects and the market price for the Subordinate Voting Shares and other listed securities of the Company. Any such litigation, proceeding or audit may also create a negative perception of the Company’s brand.

MedMen faces intense competition from other companies.

MedMen faces intense competition from other companies, some of which have longer operating histories and more financial resources and experience than MedMen. MedMen also expects to face additional competition from new entrants. To become and remain competitive, MedMen will require research and development, marketing, sales and support. MedMen may not have sufficient resources to maintain research and development, marketing, sales and support efforts on a competitive basis which could materially and adversely affect the business, financial condition, results of operations or prospects of MedMen. Increased competition could materially and adversely affect the business, financial condition, results of operations or prospects of MedMen.

In addition, the pharmaceutical industry may attempt to dominate the marijuana industry through the development and distribution of synthetic products which emulate the effects and treatment of organic marijuana. If they are successful, the widespread popularity of such synthetic products could change the demand, volume and profitability of the marijuana industry. This could adversely affect the ability of MedMen to secure long-term profitability and success through the sustainable and profitable operation of its business. There may be unknown additional regulatory fees and taxes that may be assessed in the future.

Intellectual property risks.

MedMen has certain proprietary intellectual property, including but not limited to brands, trademarks, trade names, patents and proprietary processes. MedMen relies on this intellectual property, know-how and other proprietary information, and require employees, consultants and suppliers to sign confidentiality agreements. However, these confidentiality agreements may be breached, and MedMen may not have adequate remedies for such breaches. Third parties may independently develop substantially equivalent proprietary information without infringing upon any proprietary technology. Third parties may otherwise gain access to MedMen’s proprietary information and adopt it in a competitive manner. Any loss of intellectual property protection may have a material adverse effect on MedMen’s business, results of operations or prospects.

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As long as cannabis remains illegal under U.S. federal law as a Schedule I controlled substance pursuant to the CSA, the benefit of certain federal laws and protections which may be available to most businesses, such as federal trademark and patent protection regarding the intellectual property of a business, may not be available to MedMen. As a result, MedMen’s intellectual property may never be adequately or sufficiently protected against the use or misappropriation by third parties. In addition, since the regulatory framework of the cannabis industry is in a constant state of flux, MedMen can provide no assurance that it will ever obtain any protection of its intellectual property, whether on a federal, provincial, state or local level. While many states do offer the ability to protect trademarks independent of the federal government, patent protection is wholly unavailable on a state level, and state-registered trademarks provide a lower degree of protection than would federally-registered marks.

MedMen is substantially reliant on the continued services of its management.

The success of MedMen is dependent upon the ability, expertise, judgment, discretion and good faith of its senior management. While employment agreements or management agreements are customarily used as a primary method of retaining the services of key employees, these agreements cannot assure the continued services of such employees. Any loss of the services of such individuals could have a material adverse effect on MedMen’s business, operating results, financial condition or prospects.

MedMen is exposed to the risk that its employees, independent contractors and consultants may engage in fraudulent or other illegal activity.

MedMen is exposed to the risk that its employees, independent contractors and consultants may engage in fraudulent or other illegal activity. Misconduct by these parties could include intentional, reckless and/or negligent unauthorized conduct that violates: (i) government regulations; (ii) manufacturing standards; (iii) federal and provincial healthcare fraud and abuse laws and regulations; (iv) laws that require the true, complete and accurate reporting of financial information or data; or (v) contractual arrangements, including confidentiality requirements. It may not always be possible for MedMen to identify and deter misconduct by its employees and other third parties, and the precautions taken by MedMen to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting MedMen from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with applicable laws or regulations or contractual requirements. If any such actions are instituted against MedMen, and it is not successful in defending itself or asserting its rights, those actions could have a significant impact on MedMen’s business, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of MedMen’s operations, any of which could have a material adverse effect on MedMen’s business, financial condition, results of operations or prospects.

The failure of MedMen’s information systems or the effect of any cyber-attacks may adversely impact MedMen’s reputation and results of operations.

MedMen’s operations depend, in part, on how well it and its suppliers protect networks, equipment, information technology (“IT”) systems and software against damage from a number of threats, including, but not limited to, cable cuts, damage to physical plants, natural disasters, intentional damage and destruction, fire, power loss, hacking, computer viruses, vandalism and theft. MedMen’s operations also depend on the timely maintenance, upgrade and replacement of networks, equipment, IT systems and software, as well as pre-emptive expenses to mitigate the risks of failures. Any of these and other events could result in information system failures, delays and/or increase in capital expenses. The failure of information systems or a component of information systems could, depending on the nature of any such failure, adversely impact MedMen’s reputation and results of operations.

MedMen has not experienced any material losses to date relating to cyber-attacks or other information security breaches, but there can be no assurance that MedMen will not incur such losses in the future. MedMen’s risk and exposure to these matters cannot be fully mitigated because of, among other things, the evolving nature of these threats. As a result, cyber security and the continued development and enhancement of controls, processes and practices designed to protect systems, computers, software, data and networks from attack, damage or unauthorized access is a priority. As cyber threats continue to evolve, MedMen may be required to expend additional resources to continue to modify or enhance protective measures or to investigate and remediate any security vulnerabilities.

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In addition, MedMen collects and stores personal information about its customers and is responsible for protecting that information from privacy breaches. A privacy breach may occur through procedural or process failure, information technology malfunction, or deliberate unauthorized intrusions. Theft of data for competitive purposes, particularly customer lists and preferences, is an ongoing risk whether perpetrated via employee collusion or negligence or through deliberate cyber-attack. Any such theft or privacy breach would have a material adverse effect on MedMen’s business, financial condition, results of operations and prospects.

Risk associated with acquisitions.

As part of MedMen’s overall business strategy, MedMen has in the past and intends to continue to pursue select strategic acquisitions. The Company currently does not have any pending acquisitions. The success of any such acquisitions depends, in part, on the ability of MedMen to realize the anticipated benefits and synergies from integrating the applicable acquired entities or assets into the businesses of MedMen’s past and future acquisitions may expose it to potential risks, including risks associated with: (i) the integration of new operations, services and personnel; (ii) unknown or undisclosed liabilities; (iii) the diversion of resources from MedMen’s existing businesses; (iv) potential inability to generate sufficient revenue to offset new costs; (v) the expenses of acquisitions; and (vi) the potential loss of or harm to relationships with both employees and consultants and existing customers, vendors, suppliers, contractors and other applicable parties resulting from its integration of new businesses. In addition, any proposed acquisitions may be subject to regulatory approval.

While MedMen intends to conduct reasonable due diligence in connection with such strategic acquisitions, there are risks inherent in any acquisition. Specifically, there could be unknown or undisclosed risks or liabilities of such entities or assets for which MedMen is not sufficiently indemnified. Any such unknown or undisclosed risks or liabilities could materially and adversely affect MedMen’s financial performance and results of operations. MedMen could encounter additional transaction and integration related costs or other factors such as the failure to realize all of the benefits from the acquisition. All of these factors could cause dilution to MedMen’s revenue per share or decrease or delay the anticipated accretive effect of the acquisition and cause a decrease in the market price of the Subordinate Voting Shares and other listed securities of MedMen.

MedMen may not be able to successfully integrate and combine the operations, personnel and technology infrastructure of any such strategic acquisition with its existing operations. If integration is not managed successfully by MedMen’s management, MedMen may experience interruptions in its business activities, deterioration in its employee, customer or other relationships, increased costs of integration and harm to its reputation, all of which could have a material adverse effect on MedMen’s business, prospects, financial condition, results of operations and cash flows.

MedMen may be subject to growth-related risks including capacity constraints and pressure on its internal systems and controls.

The ability of MedMen to manage growth effectively will require it to continue to implement and improve its operational and financial systems and to expand, train and manage its employee base. The inability of MedMen to deal with this growth may have a material adverse effect on MedMen’s business, financial condition, results of operations or prospects.

Effective internal controls, including financial reporting and disclosure controls and procedures, are necessary for MedMen to provide reliable financial reports, to effectively reduce the risk of fraud and to operate successfully as a public company. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm MedMen’s results of operations or cause it to fail to meet its reporting obligations. If MedMen or its auditors discover a material weakness, the disclosure of that fact, even if quickly remedied, could reduce the market’s confidence in MedMen’s consolidated financial statements and materially adversely affect the trading price of the Subordinate Voting Shares and of other listed securities of MedMen.

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Situations may arise in connection with potential acquisitions or opportunities where the other interests of interested directors and officers conflict with or diverge from the Company’s interests.

Certain of the Company’s directors and officers are, and may continue to be, or may become, involved in other business ventures through their direct and indirect participation in, among other things, corporations, partnerships and joint ventures, that are or may become competitors of the products and services the Company provides or intends to provide. Situations may arise in connection with potential acquisitions or opportunities where the other interests of these directors and officers conflict with or diverge from the Company’s interests. In accordance with applicable corporate law, directors who have a material interest in a contract or transaction or a proposed contract or transaction with the Company that is material to the Company are required, subject to certain exceptions, to disclose that interest and generally abstain from voting on any resolution to approve the transaction. In addition, the directors and officers are required to act honestly and in good faith with a view to the Company’s best interests. However, in conflict of interest situations, the Company’s directors and officers may owe the same duty to another company and will need to balance their competing interests with their duties to the Company. Circumstances (including with respect to future corporate opportunities) may arise that may be resolved in a manner that is unfavorable to the Company.

Certain remedies may be limited.

MedMen’s governing documents may provide that the liability of MedMen Board and its officers is eliminated to the fullest extent permitted under the laws of the Province of British Columbia. Thus, MedMen and the MedMen Shareholders may be prevented from recovering damages for alleged errors or omissions made by the members of MedMen Board and its officers. MedMen’s governing documents may also provide that MedMen will, to the fullest extent permitted by law, indemnify members of the MedMen Board and its officers for certain liabilities incurred by them by virtue of their acts on behalf of MedMen.

The directors and officers of MedMen reside outside of Canada. Some or all of the assets of such persons may be located outside of Canada. Therefore, it may not be possible for investors to collect or to enforce judgments obtained in Canadian courts predicated upon the civil liability provisions of applicable Canadian securities laws against such persons. Moreover, it may not be possible for investors to effect service of process within Canada upon such persons.

RISKS ASSOCIATED WITH THE SECURITIES OF THE COMPANY

Voting control vests in MedMen’s outstanding Super Voting Shares which are held by our Executive Chairman of the Board.

Adam Bierman, our former Chief Executive Officer and a Director of MedMen, and Andrew Modlin, our former President and a Director of MedMen, were previously issued Super Voting Shares entitled to 1,000 votes per share which represented approximately 88.5% of the voting power in respect of MedMen’s outstanding shares as of December 31, 2019. Effective February 1, 2020, Mr. Bierman and Mr. Modlin agreed to surrender all of their respective Class A Super Voting Shares to the Company. Mr. Bierman’s Super Voting Shares have been cancelled. In connection with his departure and cancellation of his Super Voting Shares, the Company will compensate Mr. Bierman in the form of securities of which the number of issued securities and the aggregate amount is yet to be determined.As a result of the cancellation, Mr. Bierman does not hold any Super Voting Shares nor any securities convertible or exchangeable into Super Voting Shares. Mr. Modlin’s Super Voting Shares will automatically be cancelled upon the expiration of the proxy granted in December 2019 by Mr. Modlin to Ben Rose, Executive Chairman of the Board, which expiration is contemplated to occur in December 2020. Upon the expiration of the proxy in December 2020, Mr. Modlin will not hold any Super Voting Shares nor any securities convertible or exchangeable into Super Voting Shares . As a result, the Company will only have one class of outstanding shares, the Class B Subordinate Voting Shares, by the end of calendar year 2020.

As a result, Mr. Rose has the ability to control the outcome of matters submitted to MedMen Shareholders for approval, including the election and removal of directors and any arrangement, sale of all or substantially all of the assets, fundamental change or change of business of MedMen.

The concentrated control through the Super Voting Shares could delay, defer, or prevent a change of control of MedMen, arrangement involving MedMen, sale of all or substantially all of the assets of MedMen, a fundamental change of MedMen or a change of business of MedMen that other MedMen Shareholders support. Conversely, this concentrated control could allow Mr. Rose to approve the consummation of such a transaction that other MedMen Shareholders do not support. In addition, Mr. Rose may make long-term strategic investment decisions and take risks that may not be successful and may seriously harm MedMen’s business.

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As a directors and offices of MedMen, Mr. Rose has a substantial degree of control over the day-to-day management and the implementation of major strategic decisions of MedMen, subject to authorization and oversight by the MedMen Board. As a director and officer of MedMen, Mr. Rose owes a fiduciary duty to MedMen and is obligated to act honestly and in good faith with a view to the best interests of MedMen. As a MedMen Shareholder, even a controlling MedMen Shareholder, Mr. Rose will be entitled to vote his shares, and shares over which he has voting control, in his own interests, which may not always be in the interests of MedMen or the other MedMen Shareholders.

Voting control by GGP and other shareholders may limit your ability to influence the outcome of director elections and other matters requiring shareholder approval.

As of September 15, 2020, GGP beneficially owns 58.2% of the Company Subordinate Voting Shares and 31.9% of the voting power. Furthermore, pursuant to the GGC Facility, GGP has the right to nominate a majority of the Company’s Board of Directors while the aggregate principal amount outstanding under the Notes is more than $25.0 million, and, while the Notes are outstanding, the lenders will be entitled to the collective rights to appoint a representative to attend all meetings of the Board of Directors in a non-voting observer capacity. This concentration of control may adversely affect the trading price for the Subordinate Voting Shares because investors often perceive disadvantages in owning stock in companies with controlling stockholders. Also, some or all of our significant stockholders, if they were to act together, would be able to control our management and affairs and matters requiring shareholder approval, including the election of directors and the approval of significant corporate transactions, such as mergers, consolidations or the sale of substantially all of our assets. In addition, GGP’s interests may not align with our interests as a company or the interests of our other shareholders. Accordingly, GGP could cause us to enter into transactions or agreements of which our shareholders would not approve or make decisions with which our shareholders would disagree. This concentration of ownership may have the effect of delaying or preventing a change of control, including a merger, consolidation or other business combination involving us, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control, even if that change of control would benefit our other shareholders and may prevent our shareholders from realizing a premium over the current market price for their shares of common stock. Furthermore, our significant shareholders may also have interests that differ from yours and may vote their Subordinate Voting Shares in a way with which you disagree and which may be adverse to your interests.

Unpredictability caused by MedMen’s capital structure.

Given the other unique features of the capital structure of MedMen, including the existence of a significant amount of redeemable equity securities that have been issued by, and are issuable pursuant to the exercise, conversion or exchange of the applicable convertible securities of, certain subsidiaries of MedMen, such subsidiaries being MedMen Corp. and the LLC, which equity securities are redeemable from time to time for Subordinate Voting Shares or cash, in accordance with their terms, MedMen is not able to predict whether this structure and control will result in a lower trading price for or greater fluctuations in the trading price of the Subordinate Voting Shares or will result in adverse publicity to MedMen or other adverse consequences.

Additional issuance of securities may result in dilution.

MedMen may issue additional securities in the future, which may dilute a MedMen Shareholder’s holdings in MedMen. MedMen’s articles permit the issuance of an unlimited number of Subordinate Voting Shares, and MedMen Shareholders will have no pre-emptive rights in connection with such further issuance. The MedMen Board has discretion to determine the price and the terms of further issuances. Moreover, additional Subordinate Voting Shares will be issued by MedMen on the exercise, conversion or redemption of certain outstanding securities of MedMen, MedMen Corp. and the LLC in accordance with their terms. While the Company currently does not have any pending acquisitions, it may also issue Subordinate Voting Shares to finance future acquisitions. MedMen cannot predict the size of future issuances of Subordinate Voting Shares or the effect that future issuances and sales of Subordinate Voting Shares will have on the market price of the Subordinate Voting Shares. Issuances of a substantial number of additional Subordinate Voting Shares, or the perception that such issuances could occur, may adversely affect prevailing market prices for the Subordinate Voting Shares. With any additional issuance of Subordinate Voting Shares, investors will suffer dilution to their voting power and MedMen may experience dilution in its revenue per share.

Additionally, the subsidiaries of MedMen, such as MedMen Corp. and the LLC, may issue additional securities, including MedMen Corp Redeemable Shares, LLC Redeemable Units and LTIP Units to new or existing shareholders, members or securityholders, including in exchange for services performed or to be performed on behalf of such entities or to finance future acquisitions. Any such issuances could result in substantial dilution to the indirect equity interest of the holders of Subordinate Voting Shares in the LLC.

The market price of the Company’s Subordinate Voting Shares is volatile and subject to wide fluctuations.

The market price of the Subordinate Voting Shares has been and may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond MedMen’s control. This volatility may affect the ability of holders of Subordinate Voting Shares or such other securities to sell their securities at an advantageous price. Market price fluctuations in the Subordinate Voting Shares or such other securities may be due to MedMen’s operating results failing to meet expectations of securities analysts or investors in any period, downward revision in securities analysts’ estimates, adverse changes in general market conditions or competitive, regulatory or economic trends, adverse changes in the economic performance or market valuations of companies in the industry in which MedMen operates, acquisitions, dispositions, strategic partnerships, joint ventures, capital commitments or other material public announcements by MedMen or its competitors or government and regulatory authorities, operating and share price performance of the companies that investors deem comparable to MedMen, addition or departure of MedMen’s executive officers, directors and other key personnel, along with a variety of additional factors. These broad market fluctuations may adversely affect the market price of the Subordinate Voting Shares or such other securities.

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Financial markets have at times historically experienced significant price and volume fluctuations that have particularly affected the market prices of equity and convertible securities of companies and that have often been unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of the Subordinate Voting Shares and other listed securities of MedMen from time to time, including the September Warrants and the December Warrants, may decline even if MedMen’s operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue or arise, MedMen’s operations may be adversely impacted and the trading price of the Subordinate Voting Shares and such other securities may be materially adversely affected.

Item 2. Financial Information.

We are a smaller reporting company, as defined in Rule 12b-2 of the Exchange Act. Accordingly, we have omitted certain information called for by this Item as permitted by applicable scaled disclosure rules.

Selected Financial Data

The following table sets forth the Company’s selected consolidated financial data for the periods, and as of the dates, indicated. The (i) Consolidated Statement of Operations data for the fiscal year ended June 29, 2019 and (ii) Consolidated Balance Sheet data as of June 29, 2019 have been derived from the audited Consolidated Financial Statements of the Company and its subsidiaries, which are included in Item 13 of this registration statement on Form 10.

The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”) and the Consolidated Financial Statements and the accompanying notes presented in Item 13 of this registration statement. The Company’s Consolidated Financial Statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) and on a going concern basis that contemplates continuity of operations and realization of assets and liquidation of liabilities in the ordinary course of business.

Year Ended
June 29,
($ in Millions)	2019

Revenue	$130.0
Gross Profit	$61.5
Loss from Operations	$(233.5)
Total Other Expense (Income)	$29.7
Net Loss	$(261.4)
Net Loss Attributable to Non-Controlling Interest	$(188.8)
Net Loss Attributable to Shareholders of MedMen Enterprises Inc.	$(72.5)
Adjusted Net Loss	$(210.1)

EBITDA	$(218.4)
Adjusted EBITDA	$(167.1)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with, and is qualified in its entirety by, the Consolidated Financial Statements and the accompanying notes presented in Item 13 of this registration statement. Except for historical information, the discussion in this section contains forward-looking statements that involve risks and uncertainties. Future results could differ materially from those discussed below for many reasons, including the risks described in “Disclosure Regarding Forward-Looking Statements,” Item 1A-Risk Factors” and elsewhere in this registration statement.

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Basis of Presentation

All references to “$” and “dollars” refer to U.S. dollars. References to C$ refer to Canadian dollars. Certain totals, subtotals and percentages throughout this MD&A may not reconcile due to rounding.

Fiscal Period

The Company’s fiscal year is the 52- or 53- week period ending on the last Saturday in June. In a 52-week fiscal year, each of the Company’s quarterly periods will comprise 13 weeks. The additional week in a 53-week fiscal year is added to the fourth quarter, making such quarter consist of 14 weeks. The Company’s first 53-week fiscal year will occur in fiscal year 2024. The Company’s fiscal year ended June 29, 2019 included 52 weeks.

Fiscal Year 2019 Highlights

September Bought Deal Equity Financing

On September 27, 2018, MedMen completed a bought deal financing of 15,681,818 units at a price of C$5.50 per Unit, which included the exercise in full by the underwriters of their over-allotment option, for aggregate gross proceeds of approximately (C$86,250,000). Each Unit is comprised of one Class B Subordinate Voting Share of the Company (a “Class B Share”) and one-half of one Class B Share purchase warrant (each full warrant, a “Warrant”). Each Warrant entitles the holder thereof to purchase one Class B Share at an exercise price of C$6.87, for a period of 36 months following the closing of the offering. On September 27, 2018, the September Warrants commenced trading on the CSE under the ticker symbol “MMEN.WT”.

October Term Loan

On October 1, 2018, MedMen Corp. completed a $73,275,000 senior secured term loan (the “October Term Loan”) with funds managed by Hankey Capital, LLC and with an affiliate of Stable Road Capital as the largest loan participant pursuant to a Senior Secured Commercial Loan Agreement entered into as of October 1, 2018 between MedMen Corp. and Hankey Capital, LLC. As of October 3, 2018, pursuant to the terms of the October Term Loan, the principal amount of the October Term Loan was increased to $77,675,000. The principal amount of the October Term Loan will accrue interest at a rate of 7.5% per annum, paid monthly, with a maturity date of October 1, 2020. The ownership interests of certain of the Company’s subsidiaries have been pledged as security for the obligations under the October Term Loan. Additionally, the Company guaranteed the obligations of MedMen Corp. under the October Term Loan. The principal amount of the October Term Loan has been and is anticipated to be used for acquisitions, capital expenditures and other corporate purposes.

December Bought Deal Equity Financing

On December 5, 2018, the Company completed a bought deal public offering of 13,640,000 units (the “December Units”), at a price of C$5.50 per December Unit, for aggregate gross proceeds of C$75,020,000. Each December Unit consisted of one Subordinate Voting Share and one Subordinate Voting Share purchase warrant (each, a “December Warrant”). Each December Warrant entitles the holder thereof to acquire, subject to adjustment in certain circumstances, one Subordinate Voting Share at an exercise price of C$6.87 until September 27, 2021. The Warrants are traded on the CSE under the ticker symbol “MMEN.WT”.

Strategic Partnership with Gotham Green Partners

On March 22, 2019, the Company signed a binding term sheet for a senior secured convertible credit facility (the “Facility”) of up to $250.0 million arranged by Gotham Green Partners (“GGP”). The Company subsequently entered into definitive documentation on April 23, 2019 and closed on a portion of the initial funding tranche. The Facility has been and will be accessed through issuances to the lenders of convertible senior secured notes (“Notes”) co-issued by the Company and MM CAN USA, Inc. in an aggregate amount of up to $250.0 million. As of June 29, 2019, $100.0 million has been funded under the Facility. Refer to “Note 16 - Senior Secured Convertible Credit Facility” of the audited Consolidated Financial Statements for the fiscal year ended June 29, 2019.

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At-the-Market Equity Financing Program

On April 10, 2019, the Company established an At-the-Market equity financing program (the “ATM Program”)with Canaccord Genuity Corp. (“Canaccord”) pursuant to which the Company may, from time to time, sell Class B Subordinate Voting Shares at prevailing trading prices at the time of sale for aggregate gross proceeds of up to C$60,000,000. Since Class B Subordinate Voting Shares are distributed under the ATM Program at trading prices prevailing at the time of sale, prices may vary between purchasers and during the period of distribution. The Company has used and intends to use the net proceeds from the sale of Class B Subordinate Voting Shares under the ATM Program principally for general and administrative expenses, working capital needs and other general corporate purposes.

During the fiscal fourth quarter of 2019, the Company sold an aggregate of 5,168,500 Class B Subordinate Voting Shares under the ATM Program, for aggregate gross proceeds of C$18,576,517, with an average price per share of C$3.59. In addition, an aggregate of C$557,296 was paid to Canaccord as its sales commission, resulting in aggregate net proceeds to the Company of C$18,019,221.

Real Estate Sale and Leaseback Transactions

On October 18, 2018, the Company entered into an agreement to sell three properties to the newly formed Treehouse Real Estate Investment Trust, Inc. (the “REIT”). This agreement was revised on October 22, 2018 in which under the revised agreement, the Company completed the sale of two properties to Stable Road Capital on November 7, 2018. The two properties comprising the transaction are MedMen Abbot Kinney (1308-1312 Abbot Kinney Boulevard, Venice, California) and MedMen Downtown Las Vegas (823 South 3rd Street, Las Vegas, Nevada) for $16.5 million and $7.6 million, respectively. The sale to Treehouse would take place following capitalization of Treehouse through a private placement, which occurred in January 2019.

On January 7, 2019, the Company announced that the REIT had completed its first round of capital raise at $133.0 million and is expected to partially use the funds to purchase properties from the Company.

During the fiscal year ended June 29, 2019, the Company completed the sale of five properties to the REIT for net proceeds, after repayment of debt, of approximately $49.7 million. The five properties included in the sale were:

•	One parking lot located on Lincoln Boulevard in Venice, California;
•	One retail storefront located on Robertson Boulevard in Los Angeles;
•	One 45,000 square foot cultivation and production facility located in Sparks, Nevada;
•	One 45,000 square foot cultivation and production facility located in Desert Hot Springs, California;
•	One retail storefront located on Highland Drive near the Las Vegas Strip.

The Company has used and intends to use such net proceeds from the sale of properties with Stable Road Capital and the REIT to assist in funding the build-out of its national footprint. The Company has leased such properties sold at market rates for cannabis businesses under long-term leases.

All current real estate assets of the Company have been offered for sale to and the REIT. It is expected that additional sale and leaseback transactions will occur between the REIT and the Company over the next twelve months. These additional potential transactions include real estate related to retail stores and cultivation and production facilities. Any such sale of properties remains subject to ongoing due diligence by the REIT, successful negotiation and execution of definitive documentation, final approval of the Company and the REIT board and the satisfaction of customary closing conditions. The REIT has a three-year right of first offer on additional MedMen-owned facilities and development projects. The Company expects to lease all properties sold at market rates for cannabis businesses under long-term leases.

Overall, the purpose of the sale and leaseback transactions is to allow MedMen to raise cash equal to the excess of the sale price of the applicable property over any debt tied to the applicable property, repay any such debt and reduce interest expense related to any such debt. In the longer term, removing real property from MedMen’s balance sheet is intended to free up capital for uses that MedMen believes will result in a greater return on capital for its investors. It will also transfer the risk and opportunity of fluctuating real estate prices from MedMen to the purchasers of the applicable properties.

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Recent Business Acquisitions

LVMC, LLC, d/b/a Cannacopia

On October 9, 2018, the Company completed the acquisition of all of the assets of LVMC, LLC, d/b/a Cannacopia, a Nevada limited liability company (“LVMC”). The assets consist primarily of the state of Nevada issued dispensary license and customer relationships. The Company began retail operations at its current location in November 2018 with the intention of moving operations to real property purchased at 3035 Highland Drive, Las Vegas, Nevada 89109 and 3025 South Highland Drive, Las Vegas, Nevada 89109. The Company acquired all of the issued and outstanding shares of LVMC for aggregate consideration of $10,075,000 in cash.

Monarch

On December 3, 2018, the Company completed the acquisition of Monarch, a Scottsdale, Arizona-based licensed medical cannabis license holder with dispensary, cultivation and processing operations, from WhiteStar Solutions LLC (“WhiteStar”) through the acquisition of Omaha Management Services, LLC. In addition, the Company acquired from WhiteStar their exclusive co-manufacturing and licensing agreements with Kiva, Mirth Provisions and HUXTON for the state of Arizona. The Company acquired all of the issued and outstanding shares of Monarch for aggregate consideration of $21,098,012, composed of $6,986,541 in cash, the issuance of 4,019,065 Subordinate Voting Shares at the trading price of $3.32 per share on the acquisition date and an earn out payment. As part of the purchase price, the sellers are entitled up to $1,000,000, payable in Subordinate Voting Shares of the Company, if certain revenue targets are met within one year after the close of the acquisition.

Viktoriya’s Medical Supplies LLC, d/b/a Buddy’s Cannabis

On January 15, 2019, the Company completed the acquisition of Viktoriya’s Medical Supplies LLC (“VMS”), d/b/a Buddy’s Cannabis. VMS owns a microbusiness license to retail, distribute, cultivate and manufacture cannabis onsite in San Jose, California. The Company acquired all of the issued and outstanding shares of VMS for aggregate consideration of $10,300,000, which included $3,800,000 in cash and $6,500,000 in note payable.

Future Transactions Holdings LLC, d/b/a Seven Point

On February 4, 2019, the Company completed the acquisition of Future Transactions Holdings LLC (“Future Transactions”), d/b/a Seven Point, a licensed medical cannabis dispensary located in Oak Park, Illinois. The Company acquired all of the issued and outstanding shares of Future Transactions for aggregate consideration of $12,945,270, which is comprised of $3,050,000 in cash, $3,000,000 in note payable, and 2,117,238 Subordinate Voting Shares at the trading price of $3.26 per share on the acquisition date.

Kannaboost Technology Inc. and CSI Solutions LLC

On February 13, 2019, the Company completed the acquisition of Kannaboost Technology Inc. and CSI Solutions LLC (collectively referred to as “Level Up”). Level Up holds licenses for retail locations in Scottsdale and Tempe, as well as 25,000 square feet of cultivation and production capacity in Tempe and Phoenix. The Company acquired all of the issued and outstanding shares of Level Up for aggregate consideration of $31,169,438 which is comprised of $2,000,000 in cash, $15,000,000 in note payable, and 4,739,626 Subordinate Voting Shares at the trading price of $2.99 per share on the acquisition date. As part of the transaction, the Company also received a 40% stake in K.I.N.D. Concentrates.

PHSL, LLC, d/b/a SugarLeaf Trading Co.

On March 29, 2019, the Company completed the acquisition of PHSL, LLC, d/b/a SugarLeaf Trading Co. (“SugarLeaf”), an adult and medical use cannabis license holder in Seaside, California. The Company acquired 100% of the equity interest for aggregate consideration of $3,000,000 which is comprised of $750,000 in cash and $2,250,000 in note payable.

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Factors Affecting Performance

Company management believes that the nascent cannabis industry represents an extraordinary opportunity in which the Company’s performance and success depend on a number of factors:

•	Market Expansion. The Company’s success in achieving a desirable retail footprint is attributable to its market expansion strategy, which was a key driver of revenue growth. The Company exercises discretion in focusing on investing in retail locations that can deliver near term increased earnings to the Company.

•	Retail Growth. MedMen stores are located in premium locations in markets such as New York, California, Nevada, Illinois and Florida. As it continues to increase sales, the Company expects to leverage its retail footprint to develop a robust distribution model.

•	Direct-to-Consumer Channel Rollout. MedMen Delivery is available in California. The Company expects to obtain increased traction with in-store pickup as well as its recently launched delivery service, curbside pickup and loyalty rewards program during calendar year 2020.

•	New Cannabis Products. On October 5, 2018, MedMen launched a comprehensive suite of new cannabis products under the brand [statemade]. The Company also recently launched MedMen Red which includes cartridges and disposable pens. On December 5, 2019, the Company announced that MedMen Red, one of MedMen’s in-house lines of cannabis products, was made available in Nevada. MedMen Red flower and pre-rolls are available exclusively at MedMen’s Paradise, Downtown Las Vegas and Spring Valley locations.

Trends

MedMen is subject to various trends that could have a material impact on the Company, its financial performance and condition, and its future outlook. A deviation from expectations for these trends could cause actual results to differ materially from those expressed or implied in forward-looking information included in this MD&A and the Company’s financial statements. These trends include, but are not limited to, the following:

•	Liberalization of Cannabis Laws. The Company is reliant on the existing legal and regulatory administration as to the sale and consumption of cannabis in the states in which the Company operates not being repealed or overturned and on the current approach to enforcement of federal laws by the federal government. The Company is also reliant on the continuation of the trend toward increased liberalization of cannabis laws throughout the United States, including the adoption of medical cannabis regulations in states without cannabis programs and the conversion of medical cannabis laws to recreational cannabis laws in states with medical cannabis programs. Although the Company is focused on California, New York, Nevada, Arizona, Illinois and Florida, this trend provides MedMen with new opportunities to deploy capital and expand geographically. The opportunity for geographic expansion is important because some jurisdictions with existing cannabis programs limit the number of retail locations that can be owned by a single entity.

•	Popular Support for Cannabis Legalization. The Company is reliant on the continuation of the trend toward increased popular support and acceptance of cannabis legalization. This trend could change if there is new research conducted that challenges the health benefits of cannabis or that calls into question its safety or efficacy or significant product recalls or broad-based deleterious health effects. This trend could also be influenced by a shift in the political climate, or by a decision of the United States government to enforce federal laws that make cannabis illegal. Such a change in popular support could undermine the trend toward cannabis legalization and possibly lead states with existing cannabis programs to roll them back, either of which would negatively impact the Company’s growth plans.

•	Balanced Supply and Demand in States. The Company is reliant on the maintenance of a balance between supply and demand in the various states in which it operates cannabis retail stores. Federal law provides that cannabis and cannabis products may not be transported across state lines in the United States. As a result, all cannabis consumed in a state must be grown and produced in that same state. This dynamic could make it more difficult, in the short term, to maintain a balance between supply and demand. If excess cultivation and production capacity is created in any given state and this is not matched by increased demand in that state, then this could exert downward pressure on the retail price for products. A substantial increase in retail licenses offered by state authorities in any given state could result in increased competition and exert downward pressure on the retail pricing. If cultivation and production in a state fails to match demand, there could be insufficient supply of product in a state to meet demand, causing retail revenue in that state to fall or stagnate, including due to retail locations closing while supply is increased.

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Components of Results of Operations

Revenue

For the fiscal year ended June 29, 2019, the Company derived the majority of its revenue from direct sales to customers in its retail stores. Approximately 73% of revenue was generated from operations in California, with the remaining 27% from operations in New York, Nevada, Arizona, Illinois and Florida. Revenue through retail stores is recognized upon delivery of the goods to the customer and when collection is reasonably assured, net of an estimated allowance for sales returns.

Cost of Goods Sold and Gross Profit

Gross profit is revenue less cost of goods sold, realized fair value of inventory sold and unrealized gains and losses from the transformation of biological assets. Cost of goods sold includes the costs directly attributable to product sales and includes amounts paid for finished goods, such as flower, edibles and concentrates, as well as packaging and other supplies, fees for services and processing, and also includes allocated overhead, which includes allocations of rent, administrative salaries, utilities and related costs. Cannabis costs are affected by various state regulations that limit the sourcing and procurement of cannabis product, which may create fluctuations in gross profit over comparative periods as the regulatory environment changes. Gross margin measures gross profit as a percentage of revenue.

Expenses

General and administrative expenses represent costs incurred in MedMen’s corporate offices, primarily related to personnel costs, including salaries, incentive compensation, benefits, share-based compensation and other professional service costs, including legal and accounting. Sales and marketing expenses consist of selling costs to support customer relationships and to deliver product to retail stores. It also includes a significant investment in marketing and brand activities and the corporate infrastructure required to support the ongoing business.

Income Taxes

MedMen is subject to income taxes in the jurisdictions in which it operates and, consequently, income tax expense is a function of the allocation of taxable income by jurisdiction and the various activities that impact the timing of taxable events. As the Company operates in the legal cannabis industry, the Company is subject to the limits of Internal Revenue Code (“IRC”) Section 280E under which the Company is only allowed to deduct expenses directly related to sales of product. This results in permanent differences between ordinary and necessary business expenses deemed non-allowable under IRC Section 280E and a higher effective tax rate than most industries. However, the state of California does not conform to IRC Section 280E and, accordingly, the Company deducts all operating expenses on its California Franchise Tax Returns.

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Fiscal Year Ended June 29, 2019

Year Ended
June 29,
($ in Millions)	2019

Revenue	$130.0
Cost of Goods Sold	68.5

Gross Profit	61.5

Expenses:
General and Administrative	244.0
Sales and Marketing	27.6
Depreciation and Amortization	23.4

Total Expenses	295.0

Loss from Operations	(233.5)

Other Expense (Income):
Interest Expense	12.4
Interest Income	(0.7)
Amortization of Debt Discount and Loan Origination Fees	8.3
Change in Fair Value of Derivatives	(3.9)
Unrealized Gain on Changes in Fair Value of Investments	(4.3)
Other Expense	17.9

Total Other Expense (Income)	29.7

Loss from Continuing Operations Before Provision for Income Taxes	(263.2)
Provision for Income Taxes	(1.9)

Net Loss	(261.3)

Net Loss Attributable to Non-Controlling Interest	188.8

Net Loss Attributable to Shareholders of MedMen Enterprises Inc.	$(72.5)

Adjusted Net Loss	$(210.1)
EBITDA	$(218.4)
Adjusted EBITDA	$(167.1)

Revenue

Revenue for the fiscal year ended June 29, 2019 was $130.0 million driven by contribution from both retail and wholesale revenues. Of the $130.0 million, $124.3 million, or 96%, is related to the Company’s retail operations in 23 active retail locations in the states of California, New York, Nevada, Arizona, Illinois and Florida. Of the Company’s national retail revenue, California generated $94.6 million in retail revenue, representing 73% of consolidated revenue for the fiscal year ended June 29, 2019. Since the Company’s inception, California is and continues to be the Company’s largest core market in which it operates. Four locations comprised 54% of California statewide revenue, one location comprised 69% of Nevada statewide revenue and one location comprised 47% of Arizona statewide revenue.

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For the fiscal year ended June 29, 2019, wholesale revenue of $5.2 million was related to six cultivation and production facilities in the states of Nevada, California, New York, Florida and Arizona. During fiscal year 2018, the Company rolled out its wholesale channel to cultivate and produce cannabis products for its in-house brands [statemade] and MedMen Red which were launched during fiscal year 2019. The Company’s cultivation and production facilities primarily support its retail operations, noting wholesale revenue to third parties represented 4% of total consolidated revenue for the fiscal year ended June 29, 2019.

Cost of Goods Sold and Gross Profit

Cost of goods sold for the fiscal year ended June 29, 2019 was $68.5 million and gross profit was $61.5 million, representing a gross margin of 47%. Cost of goods sold and gross profit were driven primarily by the acquisitions of dispensaries and operationalization of licenses in California, New York, Nevada, Arizona, Illinois and Florida during the fiscal year ended June 29, 2019 in which Company opened an additional 12 active retail locations in the states of California, New York, Nevada, Arizona, Illinois and Florida for a total of 23 active retail locations. Statewide cost of goods sold in California represented 64% of consolidated cost of goods sold for the fiscal year ended June 29, 2019. Gross margin in the state of California and Arizona was 53% and 60%, respectively, while gross margin in the state of Nevada was 20% primarily due to the cultivation and production activities. For the fiscal year ended June 29, 2019, the Company operated six cultivation and production facilities in the states of Nevada, California, New York, Florida and Arizona. MedMen expects costs of goods sold to increase at a slower rate than the increase in revenue in the coming periods through leveraging of its supply chain and distribution to achieve higher gross margin rates.

Total Expenses

Total expenses, including general and administrative, sales and marketing and depreciation and amortization, for the fiscal year ended June 29, 2019 were $295.0 million, which represents 227% of revenue for the fiscal year ended June 29, 2019. Total expenses were primarily attributable to an increase in headcount and operating costs for retail stores acquired in California, Nevada, Arizona, Illinois and Florida as a result of the Company’s retail expansion strategy.

General and administrative expenses for the fiscal year ended June 29, 2019 were $244.0 million, or 83% of total expenses. General and administrative expenses incurred were primarily due to the growth of the Company’s operations and retail locations, resulting in $95.3 million in payroll and payroll related expenses for the increase in headcount at the corporate and retail level, and the retention of management talent through equity compensation, totaling $32.1 million. Given the Company’s 23 active retail locations and six cultivation and production facilities, total rent expense was $22.6 million for the fiscal year ended June 29, 2019. Further, the Company paid approximately $10.7 million in local and municipal taxes due to regulations in the various states in which MedMen operates in.

Sales and marketing expenses for the fiscal year ended June 29, 2019 were $27.6 million, or 9% of total expenses Sales and marketing expenses incurred were primarily attributed to the increase in the Company’s retail locations and marketing and advertising efforts to promote the MedMen brand. During fiscal year 2019, the Company launched The New Normal, a campaign that focused on normalizing cannabis and reinforcing the leadership position of MedMen to drive customer visits in all of the Company’s markets.

Depreciation and amortization for the fiscal year ended June 29, 2019 was $23.4 million, or 8% of total expenses. Depreciation and amortization expenses incurred is attributed to the growth of the Company’s operations through acquisitions, as well as significant property and equipment acquired in recent periods. For the fiscal year ended June 29, 2019, amortization expense represented $11.8 million, or 60%, of the Company’s depreciation and amortization expense and was primarily related to dispensary licenses and acquired customer relationships.

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Total Other Expense

Total other expense for the fiscal year ended June 29, 2019 was $29.7 million. Total other expense was mainly attributed to interest expense of $12.4 million given the Company’s debt balance and amortization of debt discount of $8.3 million, noting the Company raised $266.2 million through debt financing during fiscal year 2019. Refer to the “Fiscal Year 2019 Highlights” described in Item 2 above. In addition, during the fiscal year ended June 29, 2019, the Company incurred $7.6 million in expenditures related to restructuring of the Company’s operating model and corporate infrastructure. The Company also recognized $9.3 million related to loss on disposal of real estate properties.

Provision for Income Taxes

The provision for income taxes for the fiscal year ended June 29, 2019 was $1.9 million.

Net Loss

Net loss for the fiscal year ended June 29, 2019 was $261.3 million and driven by the factors related to revenue and expenses described above. More specifically, expenses related to salaries and benefits, rent, security, fees associated with maintaining licenses, acquisition costs, insurance, and banking and processing fees, are all related to the Company’s retail expansion and the development of corporate operations to support such retail expansion. Additionally, net loss was also related to professional service costs, including legal, accounting, consulting and audit services, associated with being a publicly-traded company; and sales and marketing expenses primarily related to the development of the MedMen brand, the Company’s retail expansion and to a lesser extent, MedMen’s efforts to mainstream marijuana. Net loss attributable to non-controlling interest for the fiscal year ended June 29, 2019 was $188.8 million, resulting in net loss of $72.5 million attributable to the shareholders of MedMen Enterprises Inc.

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Non-GAAP Financial Measures

In addition to providing financial measurements based on GAAP, the Company provides additional financial metrics that are not prepared in accordance with GAAP. Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision-making, for planning and forecasting purposes and to evaluate the Company’s financial performance. These non-GAAP financial measures (collectively, the “non-GAAP financial measures”) are:

Adjusted Net Loss	Net Loss (GAAP) adjusted for transaction costs, restructuring costs, share-based compensation, and other non-cash operating costs
EBITDA	Net Loss (GAAP) adjusted for interest and financing costs, income taxes, depreciation, and amortization
Adjusted EBITDA

EBITDA (Non-GAAP) adjusted for transaction costs, restructuring costs, share-based compensation, and other non-cash operating costs, such as changes in fair value of derivative liabilities and unrealized changes in fair value of investments

Working Capital	Current assets (GAAP) less current liabilities (GAAP)
Retail Revenue	Consolidated revenue (GAAP) less non-retail revenue (GAAP), such as cultivation and manufacturing revenue
Retail Cost of Goods Sold	Consolidated cost of goods sold (GAAP) less non-retail cost of goods sold (GAAP)
Retail Gross Margin

Retail Revenue (Non-GAAP) less the related Retail Cost of Goods Sold (Non-GAAP). Retail Gross Margin (Non-GAAP) is reconciled to consolidated gross margin (GAAP) as follows: consolidated revenue (GAAP) less non-retail revenue (GAAP) reduced by consolidated cost of goods sold (GAAP) less non-retail cost of goods sold (GAAP).

Retail Gross Margin Rate

Retail Gross Margin (Non-GAAP) divided by Retail Revenue (Non-GAAP). Retail Gross Margin Rate (Non-GAAP) is reconciled to consolidated gross margin rate (GAAP) as follows: consolidated revenue (GAAP) less non-retail revenue (GAAP) reduced by consolidated cost of goods sold (GAAP) less non-retail cost of goods sold (GAAP), divided by consolidated revenue (GAAP) less non-retail revenue (GAAP).

Retail EBITDA Margin

Retail Gross Margin (Non-GAAP) less direct store operating expenses (GAAP), including rent, payroll, security, insurance, office supplies and payment processing fees. Retail EBITDA Margin (Non-GAAP) is reconciled to Loss Before Provision for Income Taxes (GAAP) as follows: consolidated revenue (GAAP) less non-retail revenue (GAAP) reduced by consolidated cost of goods sold (GAAP) less non-retail cost of goods sold (GAAP), reduced by operating expenses directly related to retail operations (GAAP) which is calculated as consolidated operating expenses (GAAP) less operating expenses not related to retail operations (GAAP).

Retail EBITDA Margin Rate

Retail EBITDA Margin (Non-GAAP) divided by Retail Revenue (Non-GAAP). Retail EBITDA Margin Rate (Non-GAAP) is calculated as consolidated revenue (GAAP) less non-retail revenue (GAAP) reduced by consolidated cost of goods sold (GAAP) less non-retail cost of goods sold (GAAP) and operating expenses directly related to retail operations (GAAP) which is calculated as consolidated operating expenses (GAAP) less operating expenses not related to retail operations (GAAP), divided by consolidated revenue (GAAP) less non-retail revenue (GAAP).

Retail Adjusted EBITDA Margin	Retail EBITDA Margin (Non-GAAP) less local cannabis and excise taxes (GAAP).
Retail Adjusted EBITDA Margin Rate	Retail Adjusted EBITDA Margin (Non-GAAP) divided by Retail Revenue (Non-GAAP), which is calculated as consolidated revenue (GAAP) less non-retail revenue (GAAP).

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Management believes that these non-GAAP financial measures assess the Company’s ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business, as they facilitate comparing financial results across accounting periods and to those of peer companies. Management also believes that these non-GAAP financial measures enable investors to evaluate the Company’s operating results and future prospects in the same manner as management. These non-GAAP financial measures may also exclude expenses and gains that may be unusual in nature, infrequent or not reflective of the Company’s ongoing operating results.

As there are no standardized methods of calculating these non-GAAP financial measures, the Company’s methods may differ from those used by others, and accordingly, the use of these measures may not be directly comparable to similarly titled measures used by others. Accordingly, these non-GAAP financial measures are intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

In particular, the Company continues to make investments in its cannabis properties and management resources to better position the organization to achieve its strategic growth objectives which have resulted in outflows of economic resources. Accordingly, the Company uses these metrics to measure its core financial and operating performance for business planning purposes. In addition, the Company believes investors use both GAAP and non-GAAP measures to assess management’s past and future decisions associated with its priorities and allocation of capital, as well as to analyze how the business operates in, or responds to, swings in economic cycles or to other events that impact the cannabis industry. However, these measures do not have any standardized meaning prescribed by GAAP and may not be comparable to similar measures presented by other companies in the Company’s industry.

Non-GAAP financial measures are financial measures that are not defined under GAAP. The Company uses these non-GAAP financial measures and believes they enhance an investors’ understanding of the Company’s financial and operating performance from period to period. These non-GAAP financial measures exclude certain material non-cash items and certain other adjustments the Company believes are not reflective of its ongoing operations and performance.

These financial measures are not intended to represent and should not be considered as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP as measures of operating performance or operating cash flows or as measures of liquidity.

These non-GAAP financial measures have important limitations as analytical tools and should not be considered in isolation or as a substitute for any standardized measure under GAAP. For example, certain of these non-GAAP financial measures:

•	exclude certain tax payments that may reduce cash available to the Company;

•	do not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;

•	do not reflect changes in, or cash requirements for, working capital needs; and

•	do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on debt.

Other companies in the cannabis industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

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Retail Performance

Within the cannabis industry, MedMen is uniquely focused on the retail component of the value chain. For the fiscal year end of 2019, the Company is providing detail with respect to earnings before interest, taxes, depreciation and amortization (“EBITDA”) attributable to the Company’s national retail operations to show how it is leveraging its retail footprint and strategically investing in the future. The table below highlights the Company’s national Retail Adjusted EBITDA Margin (Non-GAAP), which excludes corporate marketing expenses and local cannabis and excise taxes.  Entity-wide Adjusted EBITDA (Non-GAAP) is presented in Item 2 “Reconciliations of Non-GAAP Financial Measures”.

Year Ended
June 29,
($ in Millions)	2019

Consolidated Revenue (GAAP)	$130.0
Less: Non-Retail Revenue (GAAP)	5.6

Retail Revenue (Non-GAAP)	124.4

Consolidated Cost of Goods Sold (GAAP)	68.5
Less: Non-Retail Cost of Goods Sold (GAAP)	6.6

Retail Cost of Goods Sold (Non-GAAP)	61.9

Retail Gross Margin (Non-GAAP)	62.5
Retail Gross Margin Rate (Non-GAAP)	50%

Consolidated Operating Expenses (GAAP)	324.7

Less: Non-Retail Operating Expenses (GAAP)	277.2

Direct Store Operating Expenses (GAAP)	47.5

Retail EBITDA Margin (Non-GAAP)	$15.0
Retail EBITDA Margin Rate (Non-GAAP)	12%

Local Taxes (GAAP)	10.7

Retail Adjusted EBITDA Margin (Non-GAAP)	$4.3
Retail Adjusted EBITDA Margin Rate (Non-GAAP)	3%

Add: Non-Retail Adjusted EBITDA	(171.4)

Total Adjusted EBITDA (Non-GAAP)	$(167.1)

For the fiscal year ended June 29, 2019, system-wide retail revenue was $124.4 million across the Company’s operations in California, Nevada, New York, Arizona, Illinois and Florida, totaling 23 active retail locations. Importantly, the Company’s California retail locations reported a combined $94.6 million in revenue, representing 76% of the Company’s national retail revenue. As the Company is primarily a cannabis retailer, aggregate Retail Gross Margin Rate (Non-GAAP) of 50% is consistent with management’s expectations. Direct store operating expenses include, but are not limited to, rent, utilities, payroll and payroll related expenses, employee benefits, and security, which represents 38% of Retail Revenue (Non-GAAP). Local taxes include cannabis sales and excise taxes imposed by municipalities in which the Company has active retail operations and vary by jurisdiction. As a result, the Company had an aggregate Retail Adjusted EBITDA Margin (Non-GAAP) of $4.3 million for the fiscal year ended June 29, 2019

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Reconciliations of Non-GAAP Financial Measures

The table below reconciles Net Loss (GAAP) to Adjusted Net Loss (Non-GAAP), Net Loss (GAAP) to EBITDA (Non-GAAP) and EBITDA (Non-GAAP) to Adjusted EBITDA (Non-GAAP) for the period indicated.

Year Ended
June 29,
($ in Millions)	2019

Net Loss (GAAP)	$(261.4)

Add (Deduct) Impact of:
Transaction Costs & Restructuring Costs	17.0
Share-Based Compensation	32.1
Other Non-Cash Operating Costs	2.2

Total Adjustments	51.3

Adjusted Net Loss (Non-GAAP)	$(210.1)

Net Loss (GAAP)	$(261.4)

Add (Deduct) Impact of:
Net Interest and Other Financing Costs	11.7
Provision for Income Taxes	(1.9)
Amortization and Depreciation	33.2

Total Adjustments	43.0

EBITDA (Non-GAAP)	$(218.4)

EBITDA (Non-GAAP)	$(218.4)

Add (Deduct) Impact of:
Transaction Costs & Restructuring Costs	17.0
Share-Based Compensation	32.1
Other Non-Cash Operating Costs	2.2

Total Adjustments	51.3

Adjusted EBITDA (Non-GAAP)	$(167.1)

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For the fiscal year ended June 29, 2019, the Company had an EBITDA Margin Rate (Non-GAAP) of (168)%, calculated as EBITDA (Non-GAAP) divided by consolidated revenue. As consolidated revenue was $130.0 million for the fiscal year ended June 29, 2019, the margin rate is directly impacted by the operative expenditures the Company incurred. The Company more than doubled their retail stores during the fiscal year ended June 29, 2019, from 11 active retail locations as of June 30, 2018 to 23 active retail locations as of June 29, 2019, which produced a negative EBITDA Margin Rate (Non-GAAP) due to the Company’s expansion strategy, resulting in interest and financing costs as a direct result of debt financings, income taxes related to the number of retail locations and cultivation and production facilities operated, and depreciation expense related to leasehold improvements, furniture and fixtures, and equipment and software for the Company’s retail stores, cultivation and production facilities, and overall operations. Considering these adjustments, the Company had EBITDA (Non-GAAP) of $(218.4) million for the year ended June 29, 2019.

For the fiscal year ended June 29, 2019, the Company had an Adjusted EBITDA Margin Rate (Non-GAAP) of (129)%, calculated as Adjusted EBITDA (Non-GAAP) divided by consolidated revenue. The Company incurred $17.0 million in transaction costs and restructuring costs related to the mergers and acquisitions completed during the fiscal year ended June 29, 2019 and the development of the Company’s corporate infrastructure. Additionally, the Company utilizes equity compensation as a tool to attract and retain employees and compensate corporate governance. Considering these adjustments, the Company had Adjusted EBITDA (Non-GAAP) of $(167.1) million for the year ended June 29, 2019. The financial performance of the Company is expected to improve once all newly active retail locations have acclimatized to the geographic market and are fully operational. Refer to Item 2 “Liquidity and Capital Resources” for further discussion of management’s future outlook and executed strategic plan.

Refer to Item 2 “Retail Performance” above for reconciliations of Retail Adjusted EBITDA.

Cash Flows

Year Ended
June 29,
($ in Millions)	2019

Net Cash Used in Operating Activities	$(243.0)
Net Cash Used in Investing Activities	(146.5)
Net Cash Provided by Financing Activities	344.1

Net (Decrease) Increase in Cash and Cash Equivalents	(45.4)
Cash and Cash Equivalents, Beginning of Period	79.2

Cash and Cash Equivalents, End of Period	$33.8

Cash Flow from Operating Activities

Net cash used in operating activities was $243.0 million for the fiscal year ended June 29, 2019 in which the net cash used in operating activities was primarily due to the net loss of $261.3 million. Most significantly, general and administrative expenses include corporate-level expenses across various functions including Marketing, Legal, Retail Corporate, Technology, Accounting and Finance, Human Resources and Security which are combined to account for a significant proportion of the Company’s total general and administrative expenses. Additionally, $20.0 million of cash used in operating activities for the fiscal year ended June 29, 2019 was related to other assets which consists of certain long-term deposits and $20.7 million was related to increases in inventory given the number active retail locations. The Company experienced significant growth in active retail store operations during the fiscal year ended June 29, 2019 with the addition of 12 retail locations, which resulted in increased operating cost. The cash used was offset by an increase of $31.6 million in accounts payable and accrued liabilities, $32.5 million in share-based compensation and $25.0 million in depreciation and amortization expense. Liabilities incurred and depreciation and amortization expensed were directly related to the Company’s growth in retail operations.

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Cash Flow from Investing Activities

Net cash used in investing activities was $146.5 million for the fiscal year ended June 29, 2019, in which the net cash used in investing activities was primarily due to purchases of property and equipment of $118.4 million, acquisitions of businesses of $26.7 million and cash paid for asset acquisitions of $19.8 million. The amounts used were offset by the proceeds received from the sale of property of $24.1 million.

Cash Flow from Financing Activities

Net cash provided by financing activities was $344.1 million for the fiscal year ended June 29, 2019, in which the net cash provided by financing activities was primarily due to $128.6 million received from the issuance of equity financing instruments, $8.5 million from the exercise of warrants, and $266.2 million from the issuance of notes payable including the credit facility with Gotham Green Partners during the fiscal year ended June 29, 2019. The cash received from financing activities noted above was offset by $55.0 million in principal repayments of notes payable.

Financial Condition

The following table summarizes certain aspects of the Company’s financial condition as of June 29, 2019:

Year Ended
June 29,
($ in Millions)	2019

Cash and Cash Equivalents	$33.8
Restricted Cash	$0.1
Total Current Assets	$106.1
Total Assets	$693.6
Total Current Liabilities	$109.7
Notes Payable, Net of Current Portion	$237.6
Total Liabilities	$485.7
Total Shareholders' Equity	$207.8
Working Capital	$(3.6)

As of June 29, 2019, the Company had $33.8 million of cash and cash equivalents and $3.6 million of working capital deficit. During the fiscal year ended June 29, 2019, the Company had considerable uses of cash in its efforts to expand and develop its supply chain, including substantial purchases of property and equipment. With the Company’s significant investments in its retail expansion, MedMen more than doubled the number of active retail locations for a total of 23 retail stores as of June 29, 2019 compared to 11 active retail stores as of June 30, 2018. In addition, cash spending was also associated with significant payments on notes payable and costs associated with the issuances of debt. The foregoing uses of cash were partially offset by capital provided by sale and leaseback transactions and debt and equity financing during the fiscal year ended June 29, 2019.

Total assets of $693.6 million are primarily related to property and equipment of $243.6 million, intangible assets of $221.6 million and goodwill of $85.6 million, the majority of which is a result of the Company’s business combinations and asset acquisitions. The Company continues to significantly invest in property and equipment in connection with its retail expansion strategy. Total current assets of $106.1 million are primarily related to cash and cash equivalents of $33.8 million, described above, $31.2 million in inventory as it relates to the Company’s number of active retail locations and cultivation and production facilities, and $18.9 million in other current assets which are related to investments and other receivables. Total liabilities of $485.7 million are primarily related total notes payable of $259.6 million given the Company’s debt financing transactions, and total lease liabilities of $16.4 million due to capital leases. Total current liabilities of $109.7 million are primarily related to accounts payable and accrued liabilities of $49.4 million, the current portion of notes payable of $22.0 million, and income taxes payable of $15.6 million. Accordingly, the Company has a working capital deficit of $3.6 million as of June 29, 2019.

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The Company’s working capital will be significantly impacted by growth in retail operations, opening new retail locations, increasing cultivation and production activities as well as adding new cultivation and production facilities coming online in the coming year. The ability to fund working capital needs will also be dependent on the Company’s ability to raise additional debt and equity financing. Refer to “Liquidity and Capital Resources” section below.

Liquidity and Capital Resources

The primary need for liquidity is to fund working capital requirements of the business, including operationalizing existing licenses, capital expenditures, debt service and acquisitions. The primary source of liquidity has primarily been private and/or public financing and to a lesser extent by cash generated from sales. The ability to fund operations, to make planned capital expenditures, to execute on the growth/acquisition strategy, to make scheduled debt and rent payments and to repay or refinance indebtedness depends on the Company’s future operating performance and cash flows, which are subject to prevailing economic conditions and financial, business and other factors, some of which are beyond its control. Liquidity risk is the risk that the Company will not be able to meet its financial obligations associated with financial liabilities. The Company manages liquidity risk through the management of its capital structure. The Company’s approach to managing liquidity is to ensure that it will have sufficient liquidity to settle obligations and liabilities when due.

As of June 29, 2019, the Company had $33.8 million of cash and cash equivalents, $0.1 million of restricted cash and a working capital deficit of $3.6 million. For the fiscal year ended June 29, 2019, the Company’s monthly burn rate, which was calculated as cash spent per month in operating activities, was approximately $20.3 million. Since its inception, the Company has focused on aggressive market expansion efforts in the form of mergers, acquisitions, and management contracts with the understanding that such strategy may result in short-term operating losses. In executing the goal of branded scale, the Company incurred acquisition related debt and costs. However, the Company’s aggressive expansion strategy has been a key driver of its revenue growth. As of June 29, 2019, cash generated from ongoing operations may not be sufficient to fund operations and, in particular, to fund the Company’s growth strategy in the short-term or long-term.

Subsequent to June 29, 2019, management has executed on a strategic plan to position itself properly in current market conditions and as the regulatory environment continues to shift. The Company intends to limit significant cash outlays while maintaining an overall focus on core markets. First, the Company identified markets in which management has deemed non-core to MedMen’s retail footprint. In November 2019, the Company announced its plan to sell its operations in the state of Arizona to focus on deepening its retail market share in its existing states, such as California, Nevada, Illinois, and New York. As a result, during the fiscal second quarter of 2020, operations within the state of Arizona were classified as held for sale and revenues and expenses related to Arizona operations were classified as discontinued operations. Management is actively seeking divestiture of non-core assets which include licenses and investments to provide additional capital. Given the Company’s specialization in retail, management is revaluating strategy and identifying opportunities to realign the Company’s focus on the retail market. Second, the Company has delayed its expansion plan and intends to slowdown in the number of mergers and acquisitions compared to fiscal year 2019. The Company has indefinitely postponed buildouts and retail store expansions to reduce capital expenditures as needed. To further limit cash outlays, the Company is also focusing on the optimization of general and administrative expenses and sales and marketing expenses (collectively, “SG&A expenses”). Key drivers of the Company’s initiative to decrease SG&A expenses include general corporate cost savings, strategic headcount reductions across various departments, and elimination of non-core functions and overhead in various departments. Subsequent to June 29, 2019, management has executed strategic transactions to streamline operations and focus on core markets, and to better position itself for long-term viability.

The Company has also raised additional funds from debt and equity financing subsequent to the fiscal year ended June 29, 2019 to mitigate any potential liquidity risk. The Company intends to continue raising capital by utilizing debt and equity financings on an as needed basis. Management evaluated its financial condition as of June 29, 2019 in conjunction with recent financings and transactions which provide capital subsequent to the fiscal year ended June 29, 2019 as discussed below.

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Continued Strategic Partnership with Gotham Green Partners

Subsequent to June 29, 2019 through August 24, 2020, the Company has drawn down on the Facility led by Gotham Green Partners in the aggregate amount of $50,000,000 as follows:

On July 12, 2019, the Company had drawn down $25,000,000 through Tranche 2 of the Facility. In connection with the funding of Tranche 2, the Company issued 2,967,708 and 857,336 warrants to the lenders at an exercise price of $3.16 and $3.65 per share, respectively.

On November 27, 2019, the Company had drawn down $10,000,000 through Tranche 3 of the Facility. In connection with the funding of Tranche 2, the Company issued 3,708,772 and 1,071,421 warrants to the lenders at an exercise price of $1.01 and $1.17 per share, respectively.

On March 27, 2020, the Company had drawn down $12,500,000 through Tranche 4 of the Facility. In connection with the funding of Tranche 4, the Company issued 48,076,923 warrants to the lenders at an exercise price of $0.26 per share.

On April 24, 2020, the Company closed on an incremental advance in the amount of $2,500,000 under the Facility at a conversion price of $0.26. In connection with the incremental advance, the Company issued 9,615,385 warrants with an exercise price of $0.26. In addition, 540,128 existing warrants were cancelled and replaced with 6,490,385 warrants with an exercise price of $0.26.

Subsequent to June 29, 2019, the Company entered into amendments to the Facility with Gotham Green Partners to provide greater flexibility to the Company. Refer to “Note 24 - Subsequent Events” of the Consolidated Financial Statements for the fiscal year ended June 29, 2019 in Item 13.

Secured Term Loan Amendment

On December 10, 2019, the Company executed a binding term sheet in respect of certain amendments to the definitive agreement for the $77.8 million senior secured term loan (the “October 2018 Loan”) with funds managed by Stable Road Capital and its affiliates (the “Term Loan Lenders”). The Company subsequently announced the execution and closing of definitive documentation on January 14, 2020. Amendments included:

•	The maturity date was extended to January 31, 2022.

•	The interest rate was increased from a fixed rate of 7.5% per annum, payable monthly in cash, to a fixed rate of 15.5% per annum, of which 12.0% will be payable monthly in cash based on the outstanding principal and 3.5% will accrue monthly to the principal amount of the debt as a payment-in-kind.

•	MM CAN, a subsidiary of the Company, cancelled the existing warrants issued to the Term Loan Lenders, being 16,211,284 warrants exercisable at $4.97 per share and 1,023,256 warrants exercisable at $4.73 per share, and issued to the Term Loan Lenders a total of 40,455,729 warrants with an exercise price of $0.60 per share that are exercisable until December 31, 2022. The new warrants issued to the Term Loan Lenders may be exercised at the election of their holders on a cashless basis.

Equity Placement

On December 10, 2019, the Company executed a term sheet for a non-brokered private placement wherein Wicklow Capital participated in the offering. The Company issued 23,720,929 Subordinate Voting Shares for gross proceeds of $10.2 million in connection with the equity investment.

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On January 14, 2020, the Company announced the closing of its previously announced approximately $20.0 million non-brokered offering of Class B Subordinate Voting Shares (the “Equity Placement”). The Equity Placement was funded and closed in tranches, with the final closing occurring on January 13, 2020.

At-the-Market Equity Financing Program

Subsequent to the fiscal year end ended June 29, 2019, the Company continued to utilize its ATM Program and issued 9,789,300 Subordinate Voting Shares under the ATM Program for net proceeds of $12.4 million.

Transactions with the REIT

Subsequent to June 29, 2019, the Company sold two properties to the REIT, resulting in total gross proceeds of $20,400,000.

On July 3, 2020, the Company announced modifications to its existing lease arrangements with the REIT in which the REIT agreed to defer a portion of total current monthly base rent for the 36-month period between July 1, 2020 and July 1, 2023.

Sale of Minority Investments

On October 17, 2019, the Company entered into a securities transfer agreement to sell a portion of its interest in Old Pal LLC. The interests sold consist of 86.80 Class B Units, or 6.9% of the outstanding units, at a price per unit of $57,060, resulting in an aggregate sale price of $5.0 million.

In November 2019, the Company also completed the sale of its interests in the manager of the Treehouse Real Estate Investment Trust for net proceeds of $12.5 million.

Amended Business Acquisitions

Subsequent to June 29, 2019, the Company amended the secured promissory note issued in connection with the acquisition of Kannaboost Technology Inc. and CSI Solutions LLC (collectively referred to as “Level Up”) wherein the principal amount was amended from $15.0 million to $13.0 million and the maturity date was extended to April 8, 2020. Management has since entered into plans to sell its operations in the state of Arizona as noted above.

On November 12, 2019, the Company entered into an agreement to amend a potential $15.0 million cash earn out due in December 2020 for a previously announced acquisition to $10.0 million in Class B Subordinate Voting Shares due in December 2019.

On February 15, 2020, the Company amended the promissory note issued in connection with the acquisition of Viktoriya’s Medical Supplies LLC, d/b/a Buddy’s Cannabis wherein the Company will issue Class B Subordinate Voting Shares as payment of the outstanding principal and accrued interest balance of $2.8 million.

On March 31, 2020, the Company amended a promissory note issued for deferred payments on an acquisition wherein the maturity date was extended from July 15, 2020 to April 1, 2021. In addition, interest at a rate of 9.0% per annum will no longer accrue subsequent to the original maturity date.

Non-Cash Settlement of Liabilities

During the 39 weeks ended March 28, 2020, the Company entered into agreements with various noteholders to settle debt and accrued interest by the issuance of 6,801,790 Subordinate Voting Shares valued at $5.2 million based on the closing trading prices on the agreement dates.

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Contractual Obligations

As of June 29, 2019 and in the normal course of business, the Company has the following obligations to make future payments, representing contracts and other commitments that are known and committed. The Company had the following contractual obligations as of June 29, 2019:

	June 27, 2020	June 26, 2021	June 25, 2022	June 24, 2023	June 29, 2024	Thereafter	TOTAL

Accounts Payable and Accrued Liabilities	$49,352,330	$-	$-	$-	$-	$-	$49,352,330
Other Liabilities	$3,646,380	$20,764,316	$566,627	$566,627	$566,627	$2,464,829	$28,575,407
Derivative Liabilities	$9,343,485	$-	$-	$-	$-	$-	$9,343,485
Lease Liabilities	$24,401,378	$27,543,166	$28,225,713	$27,225,684	$23,511,470	$121,201,096	$252,108,507
Notes Payable	$21,998,522	$19,163,915	$76,002,878	$2,576,274	$2,774,390	$62,002,850	$184,518,829
Due to Related Party	$5,640,817	$-	$-	$-	$-	$-	$5,640,817
Senior Secured Convertible Credit Facility	$-	$86,855,415	$-	$-	$-	$-	$86,855,415

For future minimum lease payments, refer to “Note 14 - Leases” of the Consolidated Financial Statements for the fiscal year ended June 29, 2019 in Item 13.

Off-Balance Sheet Arrangements

The Company has no material undisclosed off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on its results of operations, financial condition, revenues or expenses, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies, Significant Judgments and Estimates and Recent Accounting Pronouncements

A detailed description of our critical accounting policies and recent accounting pronouncements are detailed in Item 13.

The Company makes judgments, estimates and assumptions about the future that affect the policies and reported amounts of assets and liabilities, and revenues and expenses. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the review affects both current and future periods.

The preparation of the Company’s annual Consolidated Financial Statements in conformity with GAAP requires management to make judgments, estimates and assumptions about the carrying amounts of assets and liabilities at the dates of the financial statements and the reported amounts of total net revenue and expenses during the reporting period which are not readily apparent from other sources. These estimates and assumptions are based on current facts, historical experience and various other factors that the Company believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the recording of revenue, costs and expenses that are not readily apparent from other sources. The actual results the Company experiences may differ materially and adversely from these estimates. To the extent there are material differences between the estimates and actual results, the Company’s future results of operations

Significant judgments, estimates and assumptions that have the most significant effect on the amounts recognized in the annual Consolidated Financial Statements are described below.

Depreciation of Property and Equipment

Depreciation of property and equipment is dependent upon estimates of useful lives which are determined through the terms and methods in accordance with GAAP. The assessment of any impairment of these assets is dependent upon estimates of recoverable amounts that take into account factors such as economic and market conditions and the useful lives of assets.

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Amortization of Intangible Assets

Amortization of intangible assets is dependent upon estimates of useful lives and residual values which are determined through the exercise of judgment. Intangible assets that have indefinite useful lives are not subject to amortization and are tested annually for impairment, or more frequently if events or changes in circumstances indicate that they might be impaired. The assessment of any impairment of these assets is dependent upon estimates of recoverable amounts that take into account factors such as economic and market conditions.

Inventory Valuation

The Company periodically reviews physical inventory for excess, obsolete, and potentially impaired items and reserves. The Company reviews inventory for obsolete, redundant and slow-moving goods and any such inventory is written down to net realizable value. The reserve estimate for excess and obsolete inventory is dependent on expected future use.

Business Combinations

In a business combination, all identifiable assets, liabilities and contingent liabilities acquired are accounted for using the acquisition method. One of the most significant estimates relates to the determination of the fair value of these assets and liabilities. Contingent consideration is measured at its acquisition-date fair value and included as part of the consideration transferred in a business combination. Management exercises judgment in estimating the probability and timing of when earn-outs are expected to be achieved which is used as the basis for estimating fair value. Contingent consideration that is classified as equity is not remeasured at subsequent reporting dates and its subsequent settlement is accounted for within equity. Contingent consideration that is classified as an asset or a liability is remeasured at subsequent reporting dates in accordance with ASC 450, “Contingencies”, as appropriate, with the corresponding gain or loss being recognized in earnings in accordance with ASC 805, “Business Combinations”. For any intangible asset identified, depending on the type of intangible asset and the complexity of determining its fair value, an independent valuation expert or management may develop the fair value, using appropriate valuation techniques, which are generally based on a forecast of the total expected future net cash flows. The evaluations are linked closely to the assumptions made by management regarding the future performance of the assets concerned and any changes in the discount rate applied.

Convertible Instruments and Derivative Liabilities

The identification of components embedded within financial instruments is based on interpretations of the substance of the contractual arrangement and therefore requires judgment from management. The separation of the components affects the initial recognition of the financial instruments at issuance and the subsequent recognition of interest on the liability component. Where the conversion option has a variable conversion rate, the conversion option is recognized as a derivative liability measured at fair value, with changes in fair value reported in the Consolidated Statement of Operations. The instrument is recognized as a financial liability and subsequently measured at amortized cost. The determination of the fair value of the liability is also based on a number of assumptions, including contractual future cash flows, discount rates and the presence of any derivative financial instruments.

Share-Based Compensation

The Company uses the Black-Scholes option-pricing model or the Monte-Carlo simulation model to determine the fair value of equity-based grants. In estimating fair value, management is required to make certain assumptions and estimates such as the expected life of units, volatility of the Company’s future share price, risk-free rates, future dividend yields and estimated forfeitures at the initial grant date. Changes in assumptions used to estimate fair value could result in materially different results.

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Goodwill Impairment and Purchase Asset Valuations

Goodwill is tested annually for impairment, or more frequently if events or changes in circumstances indicate that the carrying value of goodwill has been impaired. In the impairment test, the Company measures the recoverability of goodwill by comparing a reporting unit’s carrying amount to the estimated fair value of the reporting unit. The carrying amount of each reporting unit is determined based upon the assignment of the Company’s assets and liabilities, including existing goodwill, to the identified reporting units. The Company relies on a number of factors, including historical results, business plans, forecasts and market data. Changes in the conditions for these judgments and estimates can significantly affect the recoverable amount.

Deferred Tax Assets

Deferred tax assets, including those arising from tax loss carryforwards, require management to assess the likelihood that the Company will generate sufficient taxable earnings in future periods in order to utilize recognized deferred tax assets. Assumptions about the generation of future taxable profits depend on management’s estimates of future cash flows. In addition, future changes in tax laws could limit the ability of the Company to obtain tax deductions in future periods. To the extent that future cash flows and taxable income differ significantly from estimates, the ability of the Company to realize the net deferred tax assets recorded at the reporting date could be impacted.

Financial Risk Management

Credit Risk

The operating results and financial position of the Company are reported in U.S. dollars. Some of the Company’s financial transactions are denominated in currencies other than the U.S. dollar. The results of the Company’s operations are subject to currency transaction and translation risks. The Company’s main risk is associated with fluctuations in Canadian dollars. The Company holds cash in U.S. dollars, investments denominated in U.S. dollars, debt denominated in U.S. dollars, and equity, which is denominated in U.S. and Canadian dollars. Such assets and liabilities denominated in currencies other than the U.S. dollar are translated based on the Company’s foreign currency translation policy.

As of June 29, 2019, the Company had no hedging agreements in place for foreign exchange rates. The Company has not entered into any agreements or purchased any instruments to hedge possible currency risks at this time.

Interest Rate Risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. Cash and cash equivalents bear interest at market rates. The Company’s financial liabilities have fixed rates of interest and therefore expose the Company to a limited interest rate fair value risk.

Equity Price Risks

Price risk is the risk of variability in fair value due to movements in equity or market prices. The Company’s investments are susceptible to price risk arising from uncertainties about their future outlook, future values and the impact of market conditions. The fair value of investments held in privately-held entities is based on a market approach, which uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities.

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Item 3. Properties.

The Company leases certain business facilities from third parties under operating lease agreements that specify minimum rentals. The leases expire through 2038 and contain certain renewal provisions. The Company’s net rent expense for the 52 weeks ended June 29, 2019 and year ended June 30, 2018 was $24.7 million and $7.0 million, respectively, of which $2.1 million and $614,000, respectively, was included in cost of goods sold.

Future minimum lease payments under non-cancelable operating leases having an initial or remaining term of more than one year are as follows:

Fiscal Year Ending	Scheduled Payments

June 27, 2020	$24,401,378
June 26, 2021	27,543,166
June 25, 2022	28,225,713
June 24, 2023	27,225,684
June 29, 2024	23,511,470
June 28, 2025 and Thereafter	121,201,096

Total Future Minimum Lease Payments	$252,108,507

The following tables set forth the Company’s principal physical properties as of August 24, 2020:

Purpose	Location	Leased/Owned	Purpose	Location	Leased/Owned
Corporate	10115 Jefferson Blvd	Lease	Operations	6600 International Drive	Lease
Corporate	5870 Jefferson Blvd	Lease	Operations	539-37 Clematis Street	Lease
Corporate	5880 Jefferson Blvd	Lease	Operations	326 5th Avenue	Lease
Corporate	5890 Jefferson Blvd	Lease	Operations	2949 Federal Hwy	Lease
Corporate	823 Las Vegas Blvd	Lease	Operations	5900 Florida Avenue	Lease
Corporate	5324 Washington Blvd	Lease	Operations	5048 Bayou Blvd	Lease
Corporate	100 Adelaide Street	Lease	Operations	1126 Thomasville Road	Lease
Operations	8729 E Manzanita Drive	Lease	Operations	308 3rd Street	Lease
Operations	106-110 Robertson Blvd	Lease	Operations	1410 Main Street	Lease
Operations	2430 Porter Street	Lease	Operations	12000 Truckee Canyon Court	Lease
Operations	733-735 Broadway	Lease	Operations	338 49th Street	Lease
Operations	410-416 Lincoln Blvd	Lease	Operations	33 Ninth Avenue	Lease
Operations	8208 Santa Monica Blvd	Lease	Operations	433 Fifth Avenue	Lease
Operations	2141 Wright Street	Lease	Operations	52 Union Road	Lease
Operations	8740 Sepulveda Blvd	Lease	Operations	6842-6850 Main Street	Lease
Operations	8740 Sepulveda Blvd (expansion)	Lease	Operations	2001 Marcus Avenue	Lease
Operations	532-536 Sutter Street	Lease	Operations	1304 Buckley Road	Lease
Operations	1861-1863 Union Street	Lease	Operations	3180 Erie Blvd East	Lease
Operations	3996 San Pablo Avenue Suites A & B	Lease	Operations	840 Broadway Ave. Suite B-4	Lease
Operations	3996 San Pablo Avenue Suites C & D	Lease	Operations	5125 Convoy Street Suite 211	Lease
Operations	10715 Sorrento Valley Blvd	Lease	Operations	2767 E. Broadway	Lease
Operations	1136-1140 Lake St	Lease	Operations	538 S. Fair Oaks Ave	Lease
Operations	4503 Paradise Suite A	Lease	Operations	25540 County Road 44A	Lease
Operations	4503 Paradise Suite B	Lease	Operations	2000 International Speedway	Lease
Operations	823 3rd Street	Lease	Operations	11190 San Jose Blvd.	Lease
Operations	6332 Rainbow Blvd	Lease	Operations	2009 NE 2nd St.	Lease
Operations	3025 & 3035 Highland Drive	Lease	Operations	550 Collins Ave	Lease
Operations	2832 N Omaha Street	Lease	Operations	1804 Maple Ave	Lease
Operations	13300 Little Morongo Road	Lease	Operations	1001 W North Ave	Lease
Operations	1308-1312 Abbot Kinney Blvd	Lease	Operations	942 W. Fulton Market	Lease
Operations	8724 Bradley Avenue	Lease	Operations	120 Brookline Ave	Lease
Operations	1075 N. 10th Street	Lease	Operations	232 Boylston St.	Lease
Operations	1428-1438 Alton Road	Lease	Operations	1113 Herkimer Rd.	Lease
Operations	1059 Park Street	Lease	Operations	923 Huber St	Lease
Operations	130 Duval Street	Lease	Operations	3 industry Way	Owned
Operations	11551 University Blvd	Lease

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Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth certain information with respect to the beneficial ownership of our Subordinate Voting Shares for:

•	Each person who we know beneficially owns more than five percent of our Subordinate Voting Shares.

•	Each of our directors.

•	Each of our named executive officers.

•	All of our directors and executive officers as a group.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o MedMen Enterprises Inc., 10115 Jefferson Boulevard, Culver City, California, 90232.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 418,264,111 Subordinate Voting Shares and 815,295 Super Voting Shares Stock outstanding at September 15, 2020. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares subject to options, warrants, units, Redeemable Units, LTIP Units and MedMen Corp. Redeemable Shares held by that person that are currently exercisable or exercisable within 60 days of September 15, 2020. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than one percent is denoted with an “*”.

	Shares Beneficially Owned
	Subordinate Voting Shares(1)		Super Voting Shares		Total Voting Power(2)

Name of Beneficial Owner	Shares	%	Shares	%	%

Named Executive Officers and Directors
Tom Lynch	--	--	--	--	--
Tim Bossidy	--	--	--	--	--
Zeeshan Hyder (3)	262,413	*	--	--	*
Mike Lane (4)	60,388	--	--	--	*
Benjamin Rose (5)	102,519	*	815,295	100%	66.1%
Mel Elias	102,519	*	--	--	*
Chris Ganan (6)	24,030,184	5.4%	--	--	1.9%
Errol Schweizer	144,935	*	--	--	*
Cameron Smith	102,519	*	--	--	*
Niki Christoff	--	--	--	--	--
All executive officers and directors as a group (10 persons) (7)	25,651,162	5.4%	--	--	68.1%
5% Security Holders
Serenity Investments, LLC (8)	31,338,655	7.0%	--	--	2.5%
Wicklow Capital, Inc. (9)	39,845,932	8.8%	--	--	3.1%
Gotham Green Partners, LLC (10)	575,434,313	58.2%	--	--	31.9%

______________

(1)

Holders of MedMen Corp Redeemable Shares are entitled to exchange or redeem their MedMen Corp Redeemable Shares for Subordinate Voting Shares of the Company pursuant to the terms specified in the articles of incorporation of MedMen Corp. Holders of Common Units (other than MedMen Corp.) of MM Enterprises USA, LLC (“LLC”) may exercise exchange rights so that the LLC will repurchase for cancellation each Common Unit submitted for exchange in consideration for either one Subordinate Voting Share or a cash amount equal to the cash settlement amount applicable to such Common Unit, as determined by MedMen Corp.; provided that MedMen Corp. shall have the right to complete such exchange directly with the redeeming holder or may assign to the Company its rights and obligations to effect an exchange directly with the redeeming holder.

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(2)

Percentage total voting power represents voting power with respect to all Super Voting Shares and Subordinate Voting Shares, as a single class. Each holder of Super Voting Shares is entitled to 1,000 votes per share and each holder of Subordinate Voting Shares are entitled to one vote per share on all matters submitted to our shareholders for a vote.

(3)	Consists of 111,445 MedMen Corp Redeemable Shares and options to purchase 150,968 Subordinate Voting Shares.
(4)	Includes options to purchase 60,300 Subordinate Voting Shares.
(5)	Mr. Rose holds a proxy to vote 815,295 Super Voting Shares owned by Andrew Modlin, which terminated on December 31, 2020 when such shares will be cancelled.
(6)

Includes an aggregate of 21,507,045 MedMen Corp Redeemable Shares, (a) 828,722 of which are owned directly by Mr. Ganan, (b) 10,012,305 of which are owned by CS Ganan Family Trust, of which Mr. Ganan is the trustee, (c) 1,506,703 of which are owned by The Three Kisses Trust, of which Mr. Ganan is the trustee, (d) 1,886,140 of which are owned indirectly through FAK Holdings LLC, representing Mr. Ganan’s indirect one-third ownership of such entity, and (e) 7,273,175 of which are owned indirectly through SL2 Holdings LLC, representing Mr. Ganan’s indirect one-third ownership of such entity.

(7)	Includes an aggregate of (a) options to purchase 211,356 Subordinate Voting Shares, (b) 21,618,489 MedMen Corp Redeemable Shares, and (c) 815,295 Super Voting Shares.
(8)

Reported securities are beneficially owned by Serenity Investments, LLC, Stephen G. Schuler and Mary Jo Schuler as a group (“Serenity Group”). Consists of (a) 3,817,401 Subordinate Voting Shares and (b) 27,521,254 MedMen Corp Redeemable Shares, all of which are directly held by Serenity Investments, LLC. Mr. Schuler and Ms. Schuler separately hold all of the membership interests in Serenity Investments, LLC. Serenity Group’s address is 1010 Lake Street, #200, Oak Park, IL 60301.

(9)

Consists of (a) 5,262,729 Subordinated Voting Shares and 9,813,234 MedMen Corp Redeemable Shares directly held by Clarence LP (“Clarence”), (b) 17,090,743 MedMen Corp Redeemable Shares directly held by Wicklow Capital, Inc. (“Wicklow”), and (c) 7,679,226 MedMen Corp Redeemable Shares directly held by Milestone Investments, LP (“Milestone”). Wicklow is the general partner of Milestone and Clarence. The Daniel V. Tierney 2003 Trust (the “Trust”) is the sole stockholder of Wicklow and the sole limited partner of Milestone and Clarence. Mr. Daniel V. Tierney is the trustee and sole beneficiary of the Trust and has sole voting and dispositive power over the securities held by the Trust. The address for such persons is 737 N. Michigan Ave., Suite 2100, Chicago, IL 60311.

(10)

Consists of (a) 487,820 Subordinated Voting Shares, 246,215  MedMen Corp Redeemable Shares, and warrants to purchase 3,635,581 Subordinate Voting Shares directly held by Gotham Green Fund I (Q), L.P., (b) 1,561,043 Subordinated Voting Shares and warrants to purchase 16,630,112 Subordinate Voting Shares directly held by Gotham Green Fund II (Q), L.P., (c) 121,936 Subordinated Voting Shares and warrants to purchase 1,133,765 Subordinate Voting Shares directly held by Gotham Green Fund I, L.P., (d) 268,226 Subordinated Voting Shares and warrants to purchase 2,857,234 Subordinate Voting Shares directly held by Gotham Green Fund II, L.P., (e) warrant to purchase 26,186,593 Subordinate Voting Shares held by Gotham Green Partners SPV IV, L.P., (f) warrants to purchase 48,076,923 Subordinate Voting Shares held by Gotham Green Partners SPV VI, L.P., and (g) 471,789,849 Subordinate Voting Shares issuable upon conversion of an aggregate principal amount of $196,165,712 as of August 24, 2020, including payment-in-kind interest, of amended and restated notes with a weighted-average conversion price of $0.40 per share. Gotham Green Partners, LLC is the SEC registered investment adviser to the Gotham funds. Gotham Green GP 1, LLC is the general partner of Gotham Green Fund I, L.P. and Gotham Green Fund I (Q), L.P., Gotham Green GP 2, LLC is the general partner of Gotham Green Fund II, L.P. and Gotham Green Fund II (Q), L.P., Gotham Green Partners SPV IV GP, LLC is the general partner of Gotham Green Partners SPV IV, L.P., and Gotham Green Partners SPV VI GP, LLC is the general partner of Gotham Green Partners SPV VI, L.P (collectively, “Gotham Green Partners”). Jason Adler is the Managing Member of each general partner. The address of Gotham Green Partners is 1437 4th Street, Santa Monica, CA 90401.

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Item 5. Directors and Executive Officers.

Directors and Executive Officers

The following are our executive officers and directors and their respective ages and positions as of August 24, 2020.

Name	Position Held with Our Company	Age

Tom Lynch	Interim Chief Executive Officer	52
Tim Bossidy	Interim Chief Operating Officer	32
Zeeshan Hyder	Chief Financial Officer	33
Mike Lane	Chief Information Officer	49
Benjamin Rose	Director, Chairman	46
Niki Christoff	Director	42
Melvin Elias	Director	51
Christopher Ganan	Director	38
Errol Schweizer	Director	44
Cameron Smith	Director	54
Al Harrington	Director	40

Business Experience

The following is a brief overview of the education and business experience of each of our directors and executive officers during at least the past five years, including their principal occupations or employment during the period, the name and principal business of the organization by which they were employed, and certain of their other directorships:

Tom Lynch was appointed Interim Chief Executive Officer in March 2020. Mr. Lynch is currently a Partner and Senior Managing Director of SierraConstellation Partners. Prior to joining SierraConstellation Partners in July 2018, Mr. Lynch was the co-founder and Managing Partner of Woods Hole Capital between July 2014 and July 2018. Prior to founding Woods Hole Capital, Mr. Lynch was the Chairman and Chief Executive Officer of Frederick’s of Hollywood Group (a publicly traded company). Prior to joining Frederick’s, Mr. Lynch was the CEO of Mellon HBV later renamed Fursa Alternative Strategies. Mr. Lynch has held executive positions with Mellon Institutional Asset Management, UBS Global Asset Management and the Dreyfus Corporation. Mr. Lynch is a graduate of St. Anselm College.

Timothy Bossidy has served as Interim Chief Operating Officer since March 2020. Mr. Bossidy is currently a Senior Director at SierraConstellation Partners where he has developed their cannabis practice and served in a number of interim management roles in cannabis and in retail. Prior to joining SierraConstellation Partners, Mr. Bossidy served as an investment banker at Goldman Sachs. Prior to joining Goldman Sachs, Mr. Bossidy served as a fixed income analyst at The Travelers Companies. Mr. Bossidy received a B.A. in Economics and English from the University of Notre Dame and an MBA from Kellogg School of Management at Northwestern University.

Zeeshan Hyder has been Chief Financial Officer since October 2019. Between June 2018 and October 2019, Mr. Hyder served as Chief Corporate Development Officer of MedMen, overseeing corporate development and investor relations. Prior to joining MedMen, Zeeshan was a Vice President at First Beverage Ventures from August 2013 to May 2017. He was formerly an investment banker at Citigroup and an investment analyst at The Broad Foundation’s $2 billion fund. He received a B.A. in Economics from Pomona College and an MBA from The Wharton School at the University of Pennsylvania. He works full-time for the Company.

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Mike Lane has served as Chief Information Officer since June 2020 and previously held other positions with the Company since April 2018. Mike Lane leads the development of digital products that differentiate and extend the MedMen customer experience both online and in-store. Prior to joining MedMen, from April 2016 to May 2018, Mr. Lane was Vice President of Product at global technology innovator Grindr, a location-based social network connecting the LGBTQ community, and prior to that, starting in August 2013, he held various positions at Ticketmaster (Live Nation Entertainment), with his last position being SVP, Consumer Products. Mr. Lane brings more than 20 years of experience in product development and design at major brands like Live Nation, Ticketmaster, FOX Broadcasting, Adobe, and Accenture. Mike studied at Colorado St. University and abroad at the London School of Economics, where he obtained his B.Sc. with a double major in Mathematics and Statistics.

Benjamin Rose became the non-executive Chairman of the MedMen Board in August 2018 and later became the Executive Chairman of the MedMen Board in May 2019. Since July 2012, Mr. Rose has served as Chief Investment Officer of Wicklow Capital, Inc., the family office of Daniel Tierney, co-founder and former co-CEO of GETCO (now VIRTU Financial). Mr. Rose has specific experience in both financial markets and entrepreneurial finance. Previous to joining Wicklow Capital, Inc. in July 2012, he served as Managing Director at RoundKeep Capital Advisors, Portfolio Manager at Balyasny Asset Management, Head Trader at Blue Ridge Capital, and Trader at Goldman Sachs. Mr. Rose graduated from Harvard University.

Melvin Elias has been a director since February 2020. Mr. Elias is an active investor, entrepreneur and developer in Los Angeles. He has past and present board experience in CPG and consumer facing businesses both in the US and internationally. Since October 2019, Mr. Elias has been actively involved with DivergentIP, LLC, a start-up he recently co-founded, which will be launching a coffee capsule system in the U.S., and is currently an advisor to various venture funds and businesses. He was President and CEO of The Coffee Bean & Tea Leaf for six years, until it was sold to private equity in 2013 where he was responsible for almost 1,000 stores and a global omni-channel business in excess of $500 million in systemwide sales. He remained on the board of The Coffee Bean & Tea Leaf with additional advisory duties until the company was recently sold again in September 2019. Prior to his career in coffee retail, Mr. Elias was the Managing Director of the Tower Records Franchise in Malaysia and practiced law in Singapore for two years. Mr. Elias graduated from the London School of Economics and served in the Singapore Military for two and a half years.

Christopher Ganan has served as a director since February 2020. He has also served as Chief Strategy Officer since January 2018 and, since June 2015, he previously held senior leadership positions with its predecessor companies. He served as the Chief Executive Officer of Treehouse Real Estate Investment Trust, Inc., a real estate investment trust focused on cannabis properties that was formerly affiliated with the Company, from October 2018 until November 2019. From May 2014 to May 2015 he was co-founder and president, capital markets as AssetAvenue and since October 2012 he has been a managing member of Cratus Equity, LLC. Previously, he was with CohnReznick Advisory Group, sourcing and structuring joint venture equity transactions for real estate sponsors with hedge funds, private equity groups, and foreign/domestic family offices. He was formerly with Alvarez & Marsal, the global restructuring firm handling the wind-down of Lehman Brothers. Chris started his career at Investments Limited, where he worked on the acquisition and disposition of over $300 million of commercial real estate, the leasing and management of a five million square foot commercial portfolio, and the entitlement and development of over two million square feet of mixed-use real estate. He received his Bachelor of Arts in Economics from Johns Hopkins University.

Errol Schweizer has been a director since March 2020. Mr. Schweizer has over 25 years of experience in the food and cannabis industries, including 15 years at Whole Foods Market, where he held a number of roles within the organization, including Vice President of Grocery. In this role, Mr. Schweizer oversaw merchandising, product assortment, promotional programs and financial performance for over 80 product categories and $5 billion in annual sales. Mr. Schweizer departed Whole Foods Market in 2016 and since then has been a strategic advisor to several high-growth retailers and brands.

Cameron Smith has been a director since February 2020. Since July 2017, Mr. Smith has operated a private angel investment and advisory fund that focuses on better-for-you foods. Prior to his investment and advisory business, since October 2007, Mr. Smith was the President of Quantlab Financial, a Houston based quantitative trading company that trades globally in multiple asset classes. Mr. Smith came to Quantlab after working for various electronic markets that pioneered the introduction of fair, open, transparent stock exchanges in the United States, Europe and Canada. Mr. Smith began his career at the United States Securities and Exchange Commission and was the General Counsel for Island ECN, Inc.

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Niki Christoff has been a director since May 2020. From July 2017 until June 2020, Ms. Christoff previously served as a Senior Vice President of Strategy and Government Relations at Salesforce. Prior to joining Salesforce, Ms. Christoff served as Senior Director of Public Policy at Uber between December 2015 and June 2017. Ms. Christoff also held a number of positions at Google over a span of eight years, including most recently, serving as Director of Global Communications and Public Affairs. In 2019, Ms. Christoff was named one of Fortune’s “25 Most Powerful Women in Politics.”

Al Harrington was appointed to the Board in August 2020. In January 2014, Mr. Harrington founded Viola, Inc., a premium cannabis company that focuses on increasing minority ownership, reinvesting in the community, and creating opportunity through social equity, and since June 2014 he has served as Chief Executive Officer. Additionally, he is also the founder of Harrington Wellness, a manufacturing company of non-psychoactive cannabinoid products, which currently produces cannabis topical solutions. Prior to his entry into the cannabis industry, Mr. Harrington was a professional basketball player for 16 seasons in the NBA, playing for the Indiana Pacers, the Atlanta Hawks, the Golden State Warriors, as well as the New York Knicks, among others. He also currently serves as an active member of the Minority Cannabis Business Association, the Cannabis Trade Federation and Tidal Royalty’s Advisory Board.

Item 6. Executive Compensation.

Overview of Executive Compensation

The Board is authorized to review and approve annually all compensation decisions relating to the executive officers of the Company. In accordance with reduced disclosure rules applicable to emerging growth companies as set forth in Item 402 of Regulation S-K, this section explains how the Company’s compensation program is structured for its Chief Executive Officer and the other executive officers named in the Summary Compensation Table (the “named executive officers”).

Compensation Governance

The Board has not adopted any formal policies or procedures to determine the compensation of the Company’s directors or executive officers. The compensation of the directors and executive officers is determined by the Board, based on the recommendations of the Compensation Committee. Recommendations of the Compensation Committee are made giving consideration to the objectives discussed below and, if applicable, considering applicable industry data.

The Compensation Committee currently consists of three directors: Errol Schweizer, Chris Ganan and Cameron Smith (Chairman), all of whom have direct and indirect experience relevant to their roles as members of the Compensation Committee. For details regarding the experience of the members of the Compensation Committee, see “Item 5–Director and Executive Officers.”

The role and responsibility of the Compensation Committee is to assist the Board in fulfilling its responsibilities for establishing compensation philosophy and guidelines. Additionally, the Compensation Committee has responsibility for fixing compensation levels for the directors and executive officers and for entering into employment, severance protection, change in control and related agreements and plans for the CEO and other executive officers, provided that any individual agreement with the CEO is subject to Board approval. In addition, the Compensation Committee is charged with reviewing the Stock and Incentive Plan (as hereinafter defined) and proposing changes thereto, approving any awards of options under the Stock and Incentive Plan and recommending any other employee benefit plans, incentive awards and perquisites with respect to the directors and executive officers. The Compensation Committee is also responsible for reviewing, approving and reporting to the Board annually (or more frequently as required) on the Company’s succession plans for its executive officers.

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The Compensation Committee endeavors to ensure that the philosophy and operation of the Company’s compensation program reinforces its culture and values, creates a balance between risk and reward, attracts, motivates and retains executive officers over the long-term and aligns their interests with those of the Company’s shareholders. In addition, the Compensation Committee is to review the Company’s annual disclosure regarding executive compensation for inclusion where appropriate in the Company’s disclosure documents.

Elements of Compensation

Base Salary

Base salary is the fixed portion of each executive officer’s total compensation. It is designed to provide income certainty. In determining the base level of compensation for the executive officers, weight is placed on the following factors: the particular responsibilities related to the position, salaries or fees paid by companies of similar size in the industry, level of experience of the executive and overall performance and the time which the executive officer is required to devote to the Company in fulfilling his or her responsibilities.

Short-Term Incentive Awards

A cash incentive payment or bonus is a short-term incentive that is intended to reward each executive officer for his or her individual contribution and performance of personal objectives in the context of overall corporate performance. Cash bonuses are designed to motivate executive officers to achieve personal business objectives and to be accountable for their relative contribution to the Company’s performance, as well as to attract and retain executives. In determining compensation and, in particular, bonuses, the Compensation Committee and the Board consider factors over which the executive officer can exercise control, such as their role in identifying and completing acquisitions and integrating such acquisitions into the Company’s business, meeting any budget targets established by controlling costs, taking successful advantage of business opportunities and enhancing the competitive and business prospects of the Company.

Long-Term Equity Incentive Awards

Long-term incentives are intended to align the interests of the Company’s directors and executive officers with those of the shareholders and to provide a long-term incentive that rewards these parties for their contribution to the creation of shareholder value. In establishing the number of, Long-Term Incentive Plan Units, (“LTIP”), nonqualified stock options (“NQSOs”), incentive stock options (“ISOs”) (collectively, “Options”) and restricted stock units (“RSU Awards”) to be granted, reference is made to the recommendations made by the Compensation Committee as well as, from time to time, the number of similar awards granted to officers and directors of other publicly-traded companies of similar size in the same business as the Company. The Compensation Committee and the Board also consider previous grants of Options or RSU Awards and the overall number of Options or RSU Awards that are outstanding relative to the number of outstanding securities in determining whether to make any new grants of Options or RSU Awards and the size and terms of any such grants. With respect to executive officers, the Compensation Committee and the Board also consider the level of effort, time, responsibility, ability, experience and level of commitment of the executive officer in determining the level of long-term equity incentive awards. With respect to directors, the Compensation Committee and the Board also consider committee assignments and committee chair responsibilities, as well as the overall time requirements of the Board members in determining the level of long-term equity incentive awards.

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Summary Compensation Table

The following table sets forth all compensation paid to or earned by the named executive officers of the Company in the last fiscal year.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)

Tom Lynch
Interim Chief Executive Officer and Chief Restructuring Officer (2)	2020	--	--	--	--	--	--

Zeeshan Hyder
Chief Financial Officer(3)	2020	$541,563	--	$350,706	--	--	$892,269

Mike Lane
Chief Information Officer (4)	2020	$253,717	--	$27,500	$76,903	--	$358,120

Adam Bierman
Former Chief Executive Officer (5)	2020	$157,733	--	--	--	$996,745	$959,233

Ryan Lissack
Former Interim Chief Executive Officer (6)	2020	$609,386	$249,110	$350,706	--	$511,588	$1,720,790

Chris Ganan
Former Chief Strategy Officer (7)	2020	$666,667	--	--	--	--	$666,667

Michael Kramer
Former Chief Financial Officer (8)	2020	$288,203	--	$350,706	--	$133,334	$772,243

___________

(1)

The amounts disclosed above reflect the full grant date fair values in accordance with FASB ASC Topic 718. See “Note 18-Share Based Compensation” to our consolidated financial statements for the year ended June 29, 2019.

(2)

Mr. Lynch became Interim Chief Executive Officer in March 2020. Mr. Lynch is a Partner and Senior Managing Director at SierraConstellation Partners LLC (“SCP”), which in March 2020 was retained to support the Company in the development and execution of its turnaround and restructuring plan. For a description of the terms of the Management Services Agreement, see “Item 7-Certain Relationships and Related Transactions.”

(3)	Mr. Hyder became Chief Financial Officer in October 2019 and has been employed by the Company since 2018.
(4)	Mr. Lane became Chief Information Officer in June 2020 and has been employed by the Company since 2018.
(5)

Mr. Bierman resigned as Chief Executive Officer effective February 1, 2020 and as a director in June 2020. He did not receive any compensation in his role as a director of the Company. Other compensation includes $890,561 in estimated benefits related to executive protection provided by the Company, and $106,183 for car lease and insurance payments. See “Employment and Severance Agreements” below.

(6)

Mr. Lissack was appointed as Interim Chief Executive Officer in February 2020 and resigned in March 2020. Mr. Lissack was also formerly the Chief Operating Officer and, previous to that, since March 2019, the Chief Technology Officer. The dollar amount of Mr. Lissack’s bonus represents the issuance of 889,680 Subordinate Voting Shares and is based on a deemed price of $0.28 per share. Other compensation consists of $111,588, representing the issuance of 429,185 Subordinate Voting Shares based on a deemed price of $0.26 per share and $400,000 related to the forgiveness of an outstanding promissory note, which includes the principal amount and interest. See “Employment and Severance Agreements” below.

(7)	Mr. Ganan was Chief Strategy Officer of the Company from May 2018 until May 2020.
(8)

Mr. Kramer was Chief Financial Officer from December 2018 until October 2019. Other compensation consists of $133,334 paid pursuant to a consulting agreement. See “Employment and Severance Agreements” below.

Employment and Severance Agreements

The Company does not have employment agreements with any of its named executive officers. For fees paid to SCP, of which Mr. Lynch, the Company’s Interim Chief Executive Officer, is a Partner and Senior Managing Director,  see Item 7. Certain Relationships and Related Transactions.

In connection with his departure effective February 1, 2020, Adam Bierman, Co-Founder and former Chief Executive Officer, Mr. Bierman surrendered all of his 815,295 Super Voting Shares, which each provided 1,000 votes per share, to the Company . In connection with his departure and cancellation of his Super Voting Shares, the Company will compensate Mr. Bierman in the form of securities of which the number of issued securities and the aggregate amount is yet to be determined. The Company also extended amended Mr. Bierman’s 9,661,939 LTIPs, such that they will not vest as a result of his departure and will continue to be outstanding for a period of ten years and vest upon the price for the Subordinate Voting Shares achieving the thresholds of C$10, C$15 and C$20, and vest upon on a change of control of the Company. The Company also paid for Mr. Bierman’s security protection for 90 days after his departure and will also pay for his car lease and related insurance for one year.

In connection with the departure of Ryan Lissack, the Company’s former Interim Chief Executive Officer, in March 2020, the Company forgave the outstanding principal and interest on a $400,000 promissory note, issued to Mr. Lissack an aggregate of 429,185 Subordinate Voting Shares, accelerated the vesting on option to purchase 103,921 Subordinate Voting Shares and agreed to reimburse Mr. Lissack for up to 12 months of COBRA coverage.

In connection with the departure of Michael Kramer, the Company’s former Chief Financial Officer, in October 2019, the Company allowed Mr. Kramer to retain $200,000 that was originally paid to him as a signing bonus. The Company and Mr. Kramer also entered into a Consulting Agreement with a term ending on December 31, 2019 pursuant to which the Company paid Mr. Kramer $66,666.67 per month for financial and accounting services.

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Outstanding Equity Awards Table

The following table sets forth outstanding equity awards for the named executive officers of the Company at fiscal 2020 year-end.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($) (1)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Tom Lynch	--	--	--	--	--	--
Zeeshan Hyder (2)	147,186	33,976	$4.14	May 2028	173,656	$39,712
Mike Lane (3)	--	543,471	$2.10	July 2029	--	--
	56,361	40,259	$4.14	May 2028	--	--
Adam Bierman	--	--	--	--	--	--
Ryan Lissack	--	--	--	--	--	--
Chris Ganan	--	--	--	--	--	--
Michael Kramer	--	--	--	--	--	--

___________

(1)	Assumes CAD/USD exchange rate of 1.2681. Market value of is based on the closing price per share on June 29, 2020.
(2)

Options vest as follows: 25% on the one-year anniversary of the grant date of May 29, 2018 and 1/48 per month thereafter. RSUs vest as follows: 100% on the two-year anniversary of the grant date of July 31, 2019.

(3)

Options exercisable for 543,471 Subordinate Voting Shares vest as follows: 33% when the share price surpasses C$15.00, 33% when the share price surpasses C$30.00 and 33% when the share price surpasses C$60.00. Options exercisable for 40,259 Subordinate Voting Shares vest as follows: 25% on the one-year anniversary of the grant date of May 29, 2018 and 1/48 per month thereafter.

Director Compensation

The following table sets forth all compensation paid to or earned by each non-employee director of the Company during fiscal year 2020.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)

Benjamin Rose (2)	$62,499	$2,062,315	$2,124,814
Niki Christoff	--	--	--
Melvin Elias (3)	$62,499	--	$62,499
Christopher Ganan	--	--	--
Errol Schweizer (4)	$49,305	--	$49,305
Cameron Smith (5)	$62,499	--	$62,499
Andrew Modlin (Former) (6)	--	--	--
Andrew Rayburn (Former) (7)	$259,375	--	$259,375
Mark Hutchinson (Former) (8)	$259,375	--	$259,375
Antonio Villaraigosa (Former) (9)	$296,528	--	$296,528
Stacey Hallerman (Former) (10)	$29,452	--	$29,452
Jay Brown (Former) (11)	$259,375	--	$259,375

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___________

(1)

The amounts disclosed above reflect the full grant date fair values in accordance with FASB ASC Topic 718. See “Note 18-Share Based Compensation” to our consolidated financial statements for the year ended June 29, 2019

(2)	Mr. Rose was granted in December 2019, and holds as of fiscal year-end 2020, 5,458,749 RSUs. Mr. Rose also received $29,166 in cash and $33,333 in Subordinate Voting Shares.
(3)	Mr. Elias received $29,166 in cash and $33,333 in Subordinate Voting Shares.
(4)	Mr. Schweizer received $23,009 in cash and $26,296 in Subordinate Voting Shares.
(5)	Mr. Smith received $29,166 in cash and $33,333 in Subordinate Voting Shares.
(6)	Mr. Modlin resigned as a director in May 2020.
(7)	Mr. Rayburn’s term as a director expired in February 2020. He received an aggregate of $250,000 in Subordinate Voting Shares and $9,375 in cash for the period between August 2019 and February 2020.
(8)	Mr. Hutchinson’s term as a director expired in February 2020. He received an aggregate of $250,000 in Subordinate Voting Shares and $9,375 in cash for the period between August 2019 and February 2020.
(9)

Mr. Villaraigosa’s term as a director expired in February 2020. He received an aggregate of $250,000 in Subordinate Voting Shares and $46,528 in cash for the period between August 2019 and February 2020.

(10)	Ms. Hallerman resigned in October 2019. She was issued $29,452 in Subordinate Voting Shares.
(11)	Mr. Brown resigned as a director in March 2020. He received an aggregate of $250,000 in Subordinate Voting Shares and $9,375 in cash for the period between August 2019 and February 2020.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company or on the Compensation Committee, during fiscal 2020. None of the Company’s executive officers served as a director of another entity, one of whose executive officers served on the Compensation Committee, during fiscal 2020.

Code of Ethics

MedMen Enterprises Inc. and its subsidiaries, including MM Enterprises USA, LLC (collectively, “MedMen” or the “Company”) have adopted the Code of Business Conduct and Ethics (the “Code”) to assist all directors, officers, employees (whether temporary, fixed-term or permanent), consultants and contractors (collectively, the “MedMen Representatives”) of the Company and its subsidiaries to maintain the highest standards of ethical conduct in corporate affairs. Our Code also includes codes of ethics for our chief executive and principal financial officers and any persons performing similar functions. To the extent required, we also intend to amend our Code to comply with the requirements of Item 406 of Regulation S-K.

The purpose of this Code is to encourage among MedMen Representatives a culture of honesty, accountability and fair business practice. We believe our Code is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the Code. Each MedMen Representative must adhere to this Code and cooperate fully in any investigations initiated by MedMen under this Code or by securities regulators or other competent legal authorities.

The Code is not intended to limit, prevent, impede or interfere in any way with any MedMen Representatives’ right, without prior notice to the Company, to provide information to the government, participate in investigations, testify in proceedings regarding the Company’s past or future conduct, or engage in any activities protected under whistleblower statutes.

Further information on the Company’s Code can be found on the investor relations portal on our website at investors.medmen.com. Any waivers of the application, and any amendments to, our code of ethics must be made by our board of directors. Any waivers of, and any amendments to, our code of ethics will be disclosed promptly on our Internet website.

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Audit Committee

We have established an audit committee consisting of Mel Elias, Errol Schweizer and Ben Rose. In addition, our Board has determined that Mel Elias, Chairman of the audit committee, is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•

assist the Board in the discharge of its duties relating to the Corporation’s financial reporting, including the audits of the Corporation’s financial statements and the integrity of the Corporation’s financial statements and internal controls;

•	establish and maintain a direct line of communication with the Corporation’s external auditor and assess their performance and independence;
•

oversee the work of the external auditor engaged to prepare or issue an auditor’s report or to prepare other audit, review or attest services for the Corporation, including resolution of disagreements between management and the external auditor regarding financial reporting;

•	ensure that management has designed, implemented and is maintaining an effective system of internal controls and disclosure controls and procedures;
•	monitor the credibility and objectivity of the Corporation’s financial reports;
•

report regularly to the Board on the fulfillment of the Committee’s duties, including any issues that arise with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal or regulatory requirements, the performance and independence of the external auditor or the internal audit function;

•	assist, with the assistance of the Corporation’s legal counsel, the Board in discharging its duties relating to the Corporation’s compliance with legal and regulatory requirements; and
•	assist the Board in discharging its duties relating to risk assessment and risk management.

Item 7. Certain Relationships and Related Transactions.

Transactions with Related Parties

All related party balances due from or due to the Company as of June 29, 2019 did not have any formal contractual agreements regarding payment terms or interest. For amounts due from and to related parties, refer to “Note 22 - Related Party Transactions” and “Note 24 - Subsequent Events” of the Consolidated Financial Statements for the fiscal year ended June 29, 2019 in Item 13.

Gotham Green Partners

As discussed in Item 2 “Liquidity and Capital Resources” and “Fiscal Year 2019 Highlights”, the Company has engaged in a strategic partnership with Gotham Green Partners, which beneficially owns approximately58.2% of the Subordinate Voting Shares of the Company. The arrangement is to provide financing to the Company in the form of a credit facility up to $250.0 million accessed through issuances of convertible senior secured notes (the “Notes”) co-issued by the Company and MM CAN USA, Inc. The Notes are convertible, at the option of the holder, into Subordinate Voting Shares at any time prior to the close of business on the last business day immediately preceding the maturity date of April 23, 2022. In addition, upon issuance of any Notes, the lenders are issued share purchase warrants (the “Warrants”) of the Company, each of which are exercisable to purchase one Subordinate Voting Share for 36 months from the date of issue. The Notes and the Warrants, and any Subordinate Voting Shares issuable as a result of a conversion of the Notes or exercise of the Warrants, will be subject to a four-month hold period from the date of issuance of such Notes or such Warrants, as applicable, in accordance with applicable Canadian securities laws. While the Notes are outstanding, the lenders will be entitled to the collective rights to appoint a representative to attend all meetings of the Board of Directors in a non-voting observer capacity. GGP has the right to nominate a majority of the Company’s Board of Directors while the aggregate principal amount outstanding under the Notes being more than $25.0 million.

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The convertible facility bears interest at a rate of LIBOR plus 6.0% per annum. All convertible notes will have a maturity date of 36 months from the maturity date, with a twelve-month extension feature available to the Company on certain conditions. As of August 24, 2020, the Company has drawn down on $150.0 million of the Facility.

Subsequent to June 29, 2019, the Company entered into amendments to the Facility with GGP to provide greater flexibility to the Company. Refer to “Note 24 - Subsequent Events” of the Consolidated Financial Statements for the fiscal year ended June 29, 2019 in Item 13.

Wicklow Capital, Inc.

In August 2019, Benjamin Rose became the non-executive Chairman of the Board and later became the Executive Chairman of the Board in May 2019. Mr. Rose is the Chief Investment Officer of Wicklow Capital, Inc. On December 11, 2019, the Company announced that Mr. Rose was granted a limited proxy of 815,295 Class A Super Voting Shares, which represents 50% of the total Class A Super Voting Shares, for a period of one year. As a result of the proxy, Mr. Rose has joint control of the Company.

In August 2019, GGP and Wicklow Capital completed a $30.0 million non-brokered financing of Subordinate Voting Shares at a price equal to $2.37 per share wherein the Company issued 14,634,147 Subordinate Voting Shares to the investors. In December 2019, the Company engaged in a non-broker partner placement wherein Wicklow Capital in the offering in which the Company issued 23,720,929 Subordinate Voting Shares for aggregate gross proceeds of $10.2 million to the investors. In April 2020, the Company granted 5,458,749 restricted stock units to Benjamin Rose, the Executive Chairman of the Board. The units will vest on December 10, 2020 or upon a change in control of the Company.

SierraConstellation Partners

In March 2020, the Company retained interim management and advisory firm, SierraConstellation Partners (“SCP”), to support the Company in the development and execution of its turnaround and restructuring plan. As part of the engagement, Tom Lynch was appointed as Interim Chief Executive Officer and Chief Restructuring Officer, and Tim Bossidy was appointed as Interim Chief Operating Officer. Mr. Lynch is a Partner and Senior Managing Director at SCP. Mr. Bossidy is a Director at SCP. As of August 18, 2020, the Company had paid $1,085,337 in fees to SCP for interim management and restructuring support.

Treehouse Real Estate Investment Trust

The Company sells and subsequently leases back several of its properties in transactions with the Treehouse Real Estate Investment Trust (the “REIT”). The REIT conducts its business through its subsidiary, Le Cirque Rouge, LP, a Delaware limited partnership (the “Operating Partnership”) and is externally managed and advised by LCR Manager, LLC, a Delaware limited liability company (the “Manager”). The REIT was determined to be a related party of the Company as a result of certain members of common management between the Company and the REIT: Chris Ganan, former Chief Strategy Officer and a current director of the Company, was interim CEO of the REIT, Zeeshan Hyder, former Chief Development Officer and current Chief Financial Officer of the Company, was interim Chief Operating Officer of the REIT, and Jim Miller, former VP Accounting of the Company was interim Chief Financial Officer of the REIT. The Company and the REIT no longer have any common management. In addition, during fiscal year ended 2019 the Company consolidated LCR Manager, LLC which holds less than 0.01% ownership of equity interests in the Operating Partnership. In November 2019, the Company sold all of its interest, which is 70% of total outstanding units, in LCR Manager, LLC, the manager of REIT.

During the fiscal year ended June 29, 2019, the Company completed the sale of five properties to the REIT. The transaction resulted in net proceeds, after repayment of debt, of approximately $49.7 million. Subsequent to June 29, 2019, the Company completed the sale of two properties to the REIT for gross proceeds of $20.4 million.

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Leases - Related Parties

The Company entered into lease agreements with the REIT and its wholly-owned subsidiaries, or have lease agreements which were assumed by the REIT, which commenced on various dates between March 2016 and March 2019, and provides for initial rent payments ranging between $19,367 and $354,167 per month that increases by 3% per annum.

For the fiscal year ended June 29, 2019, rent expense under all lease agreements with related parties totaled $1,988,000. As of June 29, 2019, total related party prepaid rent was $5,907,282, of which $1,580,205 was current.

Director Independence

Our board of directors are composed of six “independent directors” as defined under the rules of Nasdaq. We use the definition of “independence” of Nasdaq to make this determination. Nasdaq Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Nasdaq listing rules provide that a director cannot be considered independent if:

•	the director is, or at any time during the past three (3) years was, an employee of the company;
•

the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of twelve (12) consecutive months within the three (3) years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for board or board committee service);

•

the director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exemptions);

•

the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three (3) years, any of the executive officers of the company served on the compensation committee of such other entity; or

•

the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three (3) years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Under such definitions, our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our Board has determined that Mel Elias, Cameron Smith, Errol Schweizer and Niki Christoff are all independent directors of the Company. However, our shares are not currently quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our Board be independent and, therefore, the Company is not subject to any director independence requirements.

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Item 8. Legal Proceedings.

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. As of September 15, 2020, other than those described below, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s operations. As of September 15, 2020, there are also no proceedings in which any of the Company’s directors, officers or affiliates is an adverse party to the Company or has a material interest adverse to the Company’s interest.

On July 20, 2018, a legal claim was filed in Ontario Superior Court of Justice (Toronto), Canada, by Corriente Master Fund II, LP against the Company relating to a financial transaction and seeking damages of approximately $2.2 million. The action was commenced by an investor and alleges various statutory and common law claims relating to alleged misrepresentations in respect of a financing completed by the Company in May 2018 concurrently with going public. The Company believes the likelihood of a loss contingency is remote. As a result, no amount has been set up for potential damages in these financial statements.

On January 29, 2019, the Company’s former Chief Financial Officer filed a complaint against MM Enterprises USA in the Superior Court of California, County of Los Angeles, seeking damages for claims relating to his employment. including but not limited to contractual, compensatory, and punitive damages, interest, costs and fees, and any further relief the court deems proper. The Company is currently defending against this lawsuit, which alleges wrongful termination, breach of contract, and breach of implied covenant of good faith and fair dealing. The former CFO’s employment agreement provided for the payment of severance in the event of termination without cause. The Company disputes the claims set forth in this lawsuit and believes that the outcome is neither probable nor estimable; therefore, no amounts have been accrued in relation to the claim.

The Company is a party to three lawsuits related to previous acquisitions that closed in December 2018 and February 2019. Whitestar Solutions, LLC and Adakai Holdings, LLC filed a complaint on March 11, 2020 and Unisys Technical Solutions, LLC, Michael Colburn and Daryll DeSantis filed a complaint on May 26, 2020, each in Superior Court of the State of Arizona, Maricopa County, and Ryan Rayburn and South Cord Management LLC filed a complaint on April 21, 2020 in Superior Court for the State of California, County of Los Angeles.. The lawsuits allege fraudulent inducement and breach of contract, breach of contract, breach of implied covenant of good faith and fair dealing, common law fraud and securities fraud.The plaintiffs seek damages including, rescission, Declaratory judgment, specific performance, monetary damages to be proven at trial and costs and reasonable attorneys’ fees. The Company believes the likelihood of a loss contingency is neither probable nor remote and the amount cannot be estimated reliably. As such, no amount has been accrued in the financial statements.

A legal dispute has been filed against the Company and is currently in arbitration. The dispute is at an early stage and the Company plans to negotiate a settlement. The Company believes that a loss contingency as a result of the settlement is reasonably possible; however, the amount is not estimable. Accordingly, no amount has been accrued in relation to the dispute.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Trading Price and Volume

The Subordinate Voting Shares of the Company are traded on the CSE under the symbol “MMEN”.

Period Ending	Low Trading Price (C$)	High Trading Price (C$)
Fourth Quarter Ending June 27, 2020	$0.22	$0.50
Third Quarter Ending March 28, 2020	$0.16	$0.78
Second Quarter Ending December 28, 2019	$0.49	$2.40
First Quarter Ending September 28, 2019	$1.99	$3.58

Shareholders

As of August 23, 2020, there were 302 holders of record of our Subordinate Voting Shares.

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Dividends

The Company has not declared distributions on Subordinate Voting Shares in the past. The Company currently intends to reinvest all future earnings to finance the development and growth of its business. As a result, the Company does not intend to pay dividends on Subordinate Voting Shares in the foreseeable future. Any future determination to pay distributions will be at the discretion of the Board and will depend on the financial condition, business environment, operating results, capital requirements, any contractual restrictions on the payment of distributions and any other factors that the Board deems relevant. The Company is not bound or limited in any way to pay dividends in the event that the Board determines that a dividend is in the best interest of its shareholders.

Equity Compensation Plans

The Company has a stock and equity incentive plan (the “Incentive Plan”) under which the Company may issue various types of equity instruments to any employee, officer, consultant, advisor or director. The types of equity instruments issuable under the Incentive Plan encompass, among other things, stock options, stock grants, restricted stock grants, LTIP, P units and warrants (together, “Awards”). To the extent that the Company has not appointed a Compensation Committee, all rights and obligations under the Incentive Plan shall be those of the full Board of Directors. The maximum number of Awards that may be issued under the Incentive Plan shall be determined by the Compensation Committee or the Board of Directors in the absence of a Compensation Committee. Any shares subject to an Award under the Incentive Plan that are forfeited, canceled, expire unexercised, are settled in cash, or are used or withheld to satisfy tax withholding obligations, shall again be available for Awards under the Incentive Plan. Vesting of Awards will be determined by the Compensation Committee or Board of Directors in absence of one. The exercise price for Awards (if applicable) will generally not be less than the fair market value of the Award at the time of grant and will generally expire after 10 years.

The following table sets forth securities authorized for issuance under the Stock and Incentive Plan as of fiscal 2020 year-end.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	10,095,574	$	C$3.81	Unlimited
Equity compensation plans not approved by security holders	NA		NA	NA
Total	10,095,574			Unlimited

Item 10. Recent Sales of Unregistered Securities.

The following information represents securities sold by the Company within the past three years which were not registered under the Securities Act. Included are new issues, securities issued in exchange for property, services or other securities, securities issued upon conversion from other Company share classes and new securities resulting from the modification of outstanding securities. The Company sold all of the securities listed below pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act, or Regulation D or Regulation S promulgated thereunder.

During the year ended June 30, 2018, the Company had the following issuance of unregistered securities:

•	1,449,291 Subordinate Voting Shares to the shareholders of the Ladera in conjunction with the RTO.
•	16,025,648 Subordinate Voting Shares in redemption of 16,025,648 MedMen Corp Redeemable Shares.
•	27,301,729 subordinate Voting Shares for net proceeds of $101,802,288.
•	24,153 and 415,155 Subordinate Voting Shares for services and exercise of warrants, respectively.
•	1,630,590 Super Voting Shares to two executives of the Company.
•	365,352,075 MedMen Corp Redeemable Shares upon rollup.
•	415,155 MedMen Corp Redeemable Shares upon exercise of MedMen Corp warrants.
•	195,104 MedMen Corp Redeemable Shares for various services.
•	1,570,064 MedMen Enterprises USA, LLC Common Units granted to executive management.
•	5,793,374 stock options to various employees with a weighted average exercise price of $4.14 and exercisable into Subordinate Voting Shares of the Company.
•	30,314,333 MedMen LLC LTIP Units to the founders of the Company and certain executive management with various vesting terms.
•

2,415,485 warrants exercisable into Subordinate Voting Shares and 9,212,174 warrants exercisable into MedMen Corp Redeemable Shares issued for services and debt.  The aforementioned warrants have a weighted average exercise price of $3.52.

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During the year ended June 29, 2019, the Company had the following issuance of unregistered securities:

•	29,321,818 Subordinate Voting Shares for net proceeds of $115,289,679.
•	5,168,500 Subordinate Voting Shares for net proceeds of $13,306,096 under the Company’s At-the-Market equity financing program.
•	632,130 Subordinate Voting Shares for the settlement of debt.
•	2,691,141 Subordinate Voting Shares in relation to debt issuance costs.
•	58,095,821 Subordinate Voting Shares for the redemption of MedMen Corp Redeemable Shares.
•	5,566,993 Subordinate Voting Shares for the redemption of LLC Redeemable Shares.
•	919,711 Subordinate Voting Shares for other assets.
•	159,435 Subordinate Voting Shares for acquisition related costs.
•	9,736,870 Subordinate Voting Shares to acquire additional interest in a variable interest entity.
•	10,875,929 Subordinate Voting Shares in conjunction with a business combination.
•	1,658,884 Subordinate Voting Shares in conjunction with various asset acquisitions.
•	333,479 Subordinate Voting Shares for vested restricted stock units.
•	2,634,235 Subordinate Voting Shares for employee stock compensation.
•	21,480,909 warrants exercisable into Subordinate Voting Shares issued in connection with the September and December 2018 bought deals at an exercise price of $3.11 per warrant.
•	3,932,415 MedMen Corp Redeemable Shares for the conversion of debt to equity.
•	4,274,566 MedMen Corp Redeemable Shares upon redemption of MedMen Enterprises USA, LLC Common Units.
•	72,464 MedMen Corp Redeemable Shares for the purchase of various assets.
•	169,487 MedMen Corp Redeemable Shares issued for acquisition related costs.
•	8,996,511 MedMen Enterprises USA, LLC Common Units for an asset acquisition.
•	10,374,075 stock options to various employees with a weighted average exercise price of $3.45 and exercisable into Subordinate Voting Shares of the Company.
•	4,352,340 restricted stock units of Subordinate Voting Shares issued to certain employees and board members with various vesting dates.
•

12,999,815 warrants exercisable into Subordinate Voting Shares and 17,234,540 warrants exercisable into MedMen Corp Redeemable Shares issued for services and debt. The warrants have a weighted average exercise price of $4.48.

During the year ended months ended June 27, 2020. the Company had the following issuance of unregistered securities:

•	61,596,792 Subordinate Voting Shares for net proceeds of $50,193,938.
•	9,789,300 Subordinate Voting Shares for net proceeds of $12,399,252 under the Company’s At-the-Market equity financing program.
•	6,801,790 Subordinate Voting Shares for the settlement of debt.
•	15,847,581 Subordinate Voting Shares to settle various vendor payables.
•	13,737,444 Subordinate Voting Shares to settle a contingent consideration.
•	7,373,034 Subordinate Voting Shares in conjunction with various asset acquisitions.
•	27,090,259 Subordinate Voting Shares for the redemption of MedMen Corp Redeemable Shares.
•	13,479,589 Subordinate Voting Shares for other assets.
•	269,817 Subordinate Voting Shares for acquisition related costs.
•	5,112,263 Subordinate Voting Shares in conjunction with the Business Combination.
•	329,548 Subordinate Voting Shares for vested restricted stock units.
•	2,531,763 Subordinate Voting Shares for employee stock compensation.
•	49,818 MedMen Corp Redeemable Shares for compensation.
•	6,222,689 stock options to various employees with a weighted average exercise price of $1.40 and exercisable into Subordinate Voting Shares of the Company.
•	1,985,205 restricted stock units of Subordinate Voting Shares issued to certain employees and board members with various vesting dates.
•

89,134,092 warrants exercisable into Subordinate Voting Shares and 40,455,729 warrants exercisable into MedMen Corp Redeemable Shares issued related debt, debt modifications and amendments.  The warrants have a weighted average exercise price of $0.62.

•

$10,000,000 unsecured convertible debenture facility with a conversion price equal to the closing price on the trading day immediately prior to the closing date and 3,293,413 warrants exercisable at US$0.21 per share for a period of 24 months from the date of issuance.

•

30,000,000 warrants exercisable at $0.20 per share for a period of five years and 20,227,865 Warrants exercisable at $0.34 per share for a period of five years issued related to debt modifications and amendments.

Item 11. Description of Registrant’s Securities to Be Registered.

Description of the Corporation’s Securities

As of August 18, 2020, the issued and outstanding capital of the Corporation consisted of: (i) 422,468,416 Subordinate Voting Shares; (ii) nil preferred Shares (iii) 815,295 Super Voting Shares.

Our Articles, which are attached to this registration statement, provide further information regarding our securities and qualify the summary under Item 11 of this registration statement in its entirety.

The authorized share capital of the Company is comprised of the following:

Unlimited Number of Class B Subordinate Voting Shares

Holders of Subordinate Voting Shares are entitled to notice of and to attend at any meeting of the shareholders of the Company, except a meeting of which only holders of another particular class or series of shares of the Company will have the right to vote. At each such meeting, holders of Subordinate Voting Shares are entitled to one vote in respect of each Subordinate Voting Share held. As long as any Subordinate Voting Shares remain outstanding, the Company will not, without the consent of the holders of the Subordinate Voting Shares by separate special resolution, prejudice or interfere with any right attached to the Subordinate Voting Shares. Holders of Subordinate Voting Shares are entitled to receive as and when declared by the directors of the Company, dividends in cash or property of the Company.

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In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of MedMen Subordinate Voting Shares are, subject to the prior rights of the holders of any shares of the Company ranking in priority to the MedMen Subordinate Voting Shares (including, without restriction, the MedMen Super Voting Shares as to the issue price paid in respect thereof), entitled to participate rateably along with all other holders of MedMen Subordinate Voting Shares. Holders of MedMen Subordinate Voting Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of MedMen Subordinate Voting Shares, or bonds, debentures or other securities of the Company.

Unlimited Number of Class A Super Voting Shares

Holders of Super Voting Shares are not entitled to receive dividends. They are entitled to notice of and to attend at any meeting of the shareholders of the Company, except a meeting of which only holders of another particular class or series of shares of the Company have the right to vote. At each such meeting, holders of Super Voting Shares are entitled to 1,000 votes in respect of each Super Voting Share held. As long as any Super Voting Shares remain outstanding, the Company will not, without the consent of the holders of the Super Voting Shares by separate special resolution, prejudice or interfere with any right or special right attached to the Super Voting Shares.

Unlimited Number of Preferred Shares

The Preferred Shares may be issued at any time or from time to time in one or more series. The Board of Directors of the Company may, by resolution, alter its Notice of Articles of the Company to create any series of Preferred Shares and to fix before issuance, the designation, rights, privileges, restrictions and conditions to attach to the Preferred Shares of each series, including the rate, form, entitlement and payment of preferential dividends, the dates and place for payment thereof, the redemption price, terms, procedures and conditions of redemption, if any, voting rights and conversion rights, if any, and any sinking fund, purchase fund or other provisions attaching to the Preferred Shares of such series; provided, however, that no Preferred Shares of any series shall be issued until the Company has filed an alteration to its Notice of Articles with the British Columbia Registrar of Companies.

Summary of Outstanding Share Data

The Company had the following securities issued and outstanding and reserved for issuance as of September 15, 2020:

Securities	Number of Shares

Issued and Outstanding:
Subordinate Voting Shares	422,468,416
Super Voting Shares	815,295

Additional Subordinate Voting Shares Reserved for Issuance: (1)

MedMen Enterprises Inc.:
Stock Options	10,095,574
Warrants (2)	136,479,831
Restricted Share Units	2,708,229
Convertible Notes Payable (3)	486,575,037

MM Enterprises USA, LLC:
LTIP Units	19,323,878
Redeemable Units	725,017

MM CAN USA, Inc.:
Redeemable Shares	218,881,518
Warrants (2)	40,455,729

Total Additional Subordinate Voting Shares Reserved for Issuance	915,244,813

____________

(1)

Subordinate Voting Shares reserved for issuance pursuant to redemption rights attached to certain outstanding but unlisted shares and common units of MM CAN USA, Inc. and MM Enterprises USA, LLC, which are subsidiaries of MedMen Enterprises Inc. and in connection with certain outstanding convertible or exchangeable securities of such subsidiaries.

(2)	Warrants included above have been grouped together and have varying issuance dates, expiration dates, exercise prices and other terms and conditions.

(3)	Convertible notes payable based on accreted balance (including principal and payment-in-kind interest) as of August 24, 2020.

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MedMen Corp Redeemable Shares

The share capital of MM Can USA, Inc., a corporation existing under the laws of the State of California (“MedMen Corp”) consists of Class A common shares (“MedMen Corp Voting Shares”) and Class B Common Shares (“MedMen Corp Redeemable Shares”).

Holders of MedMen Corp Voting Shares are entitled to receive notice of, attend and vote at meetings of the securityholders of MedMen Corp. (other than meetings at which only holders of another class or series of shares are entitled to vote separately as a class or series). Each MedMen Corp Voting Share entitles the holder thereof to one vote on all matters upon which holders of MedMen Corp Voting Shares are entitled to vote.

MedMen Corp Redeemable Shares do not entitle the holders thereof to receive notice of, attend or vote at meetings of the securityholders of MedMen Corp. Holders of MedMen Corp Redeemable Shares are entitled to exchange or redeem their MedMen Corp Redeemable Shares for Subordinate Voting Shares pursuant to the terms specified in the articles of incorporation of MedMen Corp.

A holder of MedMen Corp Redeemable Shares (other than MedMen) has the right to cause MedMen Corp. to redeem its MedMen Corp Redeemable Shares. If a holder of MedMen Corp Redeemable Shares (other than MedMen) exercises its redemption or exchange right, MedMen Corp. will repurchase for cancellation each such MedMen Corp Redeemable Share submitted for redemption or exchange in consideration for either, at the election of MedMen Corp., one Subordinate Voting Share or a cash amount equal to the cash settlement amount applicable to such MedMen Corp Redeemable Share (which cash settlement amount would be equal to the five-day VWAP for the Subordinate Voting Shares on the principal securities exchange on which the Subordinate Voting Shares are traded, ending on the last trading day immediately prior to the applicable date of redemption or exchange); provided that MedMen Corp. may assign to MedMen its rights and obligations to effect a redemption or exchange directly with the redeeming holder.

The holders of MedMen Corp Voting Shares and MedMen Corp Redeemable Shares, on a pro rata basis, are entitled to receive, when and as declared by the board of directors of MedMen Corp., out of any assets of MedMen Corp. legally available therefor, such dividends as may be declared from time to time by the board of directors of MedMen Corp.

Upon the dissolution or liquidation of MedMen Corp., whether voluntary or involuntary, holders of MedMen Corp Voting Shares and MedMen Corp Redeemable Shares, on a pro rata basis, are entitled to receive all assets of MedMen Corp. available for distribution to its stockholders.

No holder of any shares of MedMen Corp. may transfer such shares, whether by sale, transfer, assignment, pledge, encumbrance, gift, bequest, appointment or otherwise, whether with or without consideration and whether voluntary or involuntary or by operation of law, without the prior written consent of the board of directors of MedMen Corp., which consent may not be unreasonably withheld, other than in respect of a permitted transfer. Such permitted transfers are (i) a redemption of MedMen Corp Redeemable Shares in accordance with their terms, (ii) a transfer by a shareholder to the Company or any of its subsidiaries, including MedMen Corp., (iii) a transfer by a shareholder to such shareholder’s spouse, any lineal ascendants or descendants or trusts or other entities in which such shareholder or shareholder’s spouse, lineal ascendants or descendants hold (and continue to hold while such trusts or other entities hold MedMen Corp Voting Shares or MedMen Corp Redeemable Shares) 50% or more of such entity’s beneficial interests, (iv) a transfer under the laws of descent and distribution, (v) a transfer to a partner, shareholder, member or affiliated investment fund of the applicable shareholder, and (vi) a transfer to any other shareholder of MedMen Corp.

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MedMen LLC LTIP Units

MedMen Corp. is the sole manager of the MM Enterprises USA, LLC, a limited liability company existing under the laws of the State of Delaware (“MedMen LLC “) and has the exclusive right, power and authority to manage, control, administer and operate the business and affairs and to make decisions regarding the undertaking and business of the LLC, subject to the terms of the A&R LLC Agreement and applicable laws.

MedMen LLC may issue MedMen LLC LTIP Units in exchange for services performed or to be performed on behalf of MedMen LLC. “MedMen LLC LTIP Units” are the long-term incentive plan units in the capital of MedMen LLC issued in accordance with the third amended and restated limited liability company agreement of MedMen LLC dated as of May 28, 2018, as amended (the “A&R LLC Agreement”), which entitle the holders thereof to certain rights and privileges, including the right to receive MedMen LLC Redeemable Units in exchange for such MedMen LLC LTIP Units, subject to the restrictions, qualifications and limitations provided for in their Terms. MedMen LLC LTIP Units are intended to qualify as “profits interests” for U.S. federal income tax purposes in MedMen LLC. The number of MedMen LLC LTIP Units that may be issued by MedMen LLC is not limited.

MedMen LLC LTIP Units are created and issued pursuant to and subject to the limitations of the terms of the A&R LLC Agreement. MedMen LLC LTIP Units may, in the sole discretion of MedMen Corp., a subsidiary of the Corporation and the sole manager of MedMen LLC, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of an award, vesting or other similar agreement. The terms of any such award, vesting or similar agreement may be modified by MedMen Corp. from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant award, vesting or similar agreement or by the terms of any plan pursuant to which the MedMen LLC LTIP Units are issued, if applicable. In the event of any inconsistency between any such award, vesting or similar agreement or plan and the terms of the A&R LLC Agreement, the A&R LLC Agreement would prevail.

Unless otherwise specified in the relevant award, vesting or other similar agreement, upon the occurrence of any event specified in such an agreement resulting in either the forfeiture of any MedMen LLC LTIP Units or the repurchase thereof by MedMen LLC at a specified purchase price, then, upon the occurrence of the circumstances resulting in such forfeiture or repurchase by MedMen LLC, the relevant MedMen LLC LTIP Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose or as transferred to MedMen LLC.

MedMen LLC LTIP Units convert automatically, with no action required by the holder, into MedMen LLC Redeemable Units immediately upon vesting. This conversion into MedMen LLC Redeemable Units may range from a conversion into zero units to up to a one-for-one basis in accordance with and subject to the terms and conditions of the A&R LLC Agreement.

Subject to the terms and conditions of the A&R LLC Agreement, a holder of MedMen LLC Redeemable Units has the right to cause MedMen LLC to redeem such units. If such a holder of MedMen LLC Redeemable Units exercises its redemption right, MedMen LLC will repurchase for cancellation each such MedMen LLC Redeemable Unit submitted for redemption in consideration for either, as determined by MedMen Corp., one MedMen Subordinate Voting Share or a cash amount equal to the cash settlement amount applicable to such MedMen LLC Redeemable Unit (which cash settlement amount would be equal to the five-day volume weighted average price for the MedMen Subordinate Voting Shares on the principal securities exchange on which the MedMen Subordinate Voting Shares are traded, ending on the last trading day immediately prior to the applicable date of redemption).

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Item 12. Indemnification of Directors and Officers.

MedMen is incorporated under the laws of British Columbia.

Section 160 of the Business Corporations Act (British Columbia) provides that: (1) the Company may indemnify an individual who: (i) is or was a director or officer of the Company; (ii) is or was a director or officer of another corporation: (A) at a time when such other corporation is or was an affiliate of the Company; or (B) at the request of the Company; or (iii) at the request of the Company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity, and his or her heirs and personal or other legal representatives of that individual, or an Eligible Person. Such indemnity may provide for indemnification against any judgment, penalty, fine or settlement paid in respect of a proceeding in which such individual, by reason being or having been an Eligible Person is or may be joined as a party, or is or may be liable for provided, (a) he or she acted honestly and in good faith with a view to the best interests of the corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. (2) In addition to the powers of the Company to indemnify under (1), a court may, on the application of the Company or an Eligible Party: (i) order the Company to indemnify an Eligible Party in the manner provided under (1); (ii) order the enforcement of, or any payment under, an agreement of indemnification entered into by the Company; or (iii) order the Company to pay some or all of the expenses incurred by any person in obtaining an order for indemnification under this item (2). (3) An Eligible Person is entitled to indemnity from the Company in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any proceeding to which he or she is made a party by reason of being an Eligible Person, if the person seeking indemnity, (a) was substantially successful on the merits in his or her defense of the action or proceeding; and (b) fulfils the conditions set out in clauses (1)(a) and (b). (4) The Company may purchase and maintain insurance for the benefit of an Eligible Party against any liability that may be incurred by reason of the Eligible Party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company or an associated corporation.

In addition to limitations of liability pursuant to the Business Corporations Act (British Columbia) and applicable law, the Articles provide that no director or officer of the Company shall be liable for the acts or omissions of any other director, officer, employee or agent of the Company, or for any costs, charges or expenses of the Company resulting from any deficiency of title to any property acquired for or on behalf of the Company, or for the insufficiency of any security in or upon which any of the moneys of the Company shall be invested, or for any loss or damage arising from bankruptcy or insolvency, or in respect of any tortious acts of or relating to the Company or any other director, officer, employee or agent of the Company, or for any loss occasioned by an error of judgment or oversight on the part of any other director, officer, employee or agent of the Company, or for any other costs, charges or expenses of the Company occurring in connection with the execution of the duties of the director or officer, unless such costs, charges or expenses are incurred as a result of such person’s own willful neglect, fraud or gross negligence. However, nothing in the Articles shall relieve any director or officer from the duty to act in accordance with the Business Corporations Act (British Columbia) or from liability for any breach of the Business Corporations Act (British Columbia).

The directors must cause the Company to indemnify and advance the reasonable expenses of its directors and former directors, and their respective heirs and personal or other legal representatives to the greatest extent permitted by the Business Corporations Act (British Columbia). Each director is deemed to have contracted with the Company on such terms of indemnify. We expect to purchase directors’ and officers’ liability insurance for the members of the board of directors and certain other officers, substantially in line with that purchased by similarly situated companies.

Each director is also a party to an indemnification agreement with the Company, pursuant to which the Company has agreed, to the fullest extent not prohibited by law and promptly upon demand, to indemnify and hold harmless such director, his heirs and legal representatives from and against (i) all costs, charges and expenses incurred by such director in respect of any claim, demand, suit, action, proceeding or investigation in which such director is involved or is subject by reason of being or having been a director and (ii) all liabilities, damages, costs, charges and expenses whatsoever that the director may sustain or incur as a result of serving as a director in respect of any act, matter, deed or thing whatsoever made, done, committed, permitted or acquiesced in by such director in his capacity as a director, whether before or after the effective date of such indemnification agreement.

Item 13. Financial Statements and Supplementary Data.

The financial statements required to be included in this registration statement appear immediately following the signature page to this registration statement beginning on page F-1.

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Item 14. Changes in and Disagreements with Accountants and Financial Disclosure.

None.

Item 15. Financial Statements and Exhibits.

15(a) Financial Statements: The financial statements filed herewith are set forth on the Index to Consolidated Financial Statements on page F-1 of the separate financial section which accompanies this registration statement, which is incorporated herein by reference.

15(b) Exhibits: The exhibits listed in the Exhibit Index below are filed as part of this registration statement.

Exhibit No.	Description
3.1	Articles of MedMen Enterprises Inc., as amended, dated May 28, 2018
4.1	Subordinate Voting share Purchase Warrant Indenture dated September 27, 2018 between the Registrant and Odyssey Trust Company
4.1(a)	Supplemental Subordinate Voting Share Purchase Warrant Indenture dated December 5, 2018 between the Registrant and Odyssey Trust Company
10.1	Amended and Restated Articles of Incorporation of MM Can USA, Inc. dated May 28, 2018
10.2	Third Amended and Restated Limited Liability Company Agreement of MM Enterprises USA, LLC dated May 28, 2018
10.3

Formation and Contribution Agreement dated January 24, 2018 among MM Enterprises USA, LLC and MMMG, LLC, MedMen Opportunity Fund, LP, MedMen Opportunity Fund II, LP, The MedMen of Nevada 2, LLC, DHSM Investors, LLC and Bloomfield Partners Utica, LLC

10.4*	Letter Agreement dated April 27, 2018 between the Ladera Ventures Corp. and MM Enterprises USA, LLC
10.5	Support Agreement dated May 28, 2018 between the Registrant, MM Can USA, Inc. and MM Enterprises, LLC
10.6	Tax Receivable Agreement dated May 28, 2018 among MM Enterprises USA, LLC, certain members and LTIP Unitholders
10.7	Senior Secured Commercial Loan Agreement dated October 1, 2018 between the Registrant, MM Can USA, Inc. and Hankey Capital, LLC
10.7(a)	Second Modification to Senior Secured Commercial Loan Agreement dated January 13, 2020
10.7(b)	Third Modification to Senior Secured Commercial Loan Agreement dated July 2, 2020
10.7(c)*	Fourth Modification to Senior Secured Commercial Loan Agreement dated September 16, 2020
10.8 *	Business Combination Agreement dated December 23, 2018 among the Registrant and The Pharmacann LLC Majority Members
10.9	Canadian Equity Distribution Agreement dated April 10, 2019 between the Registrant and Canaccord Genuity Corp
10.10	Master Lease Agreement dated November 25, 2019 with Treehouse Real Estate Investment Trust, Inc., First Amendment dated January 30, 2020 and Second Amendment dated July 2, 2020
10.11	Management Support Agreement dated March 30, 2020 between the Registrant and SierraConstellation Partners.
10.12	MedMen Equity Incentive Plan dated May 28, 2018
10.12(a)	Form of Option Award Agreement for MedMen Equity Incentive Plan
10.12(b)	Form of Restricted Stock Unit Award Agreement for MedMen Equity Incentive Plan
10.13

Second Amended and Restated Securities Purchase Agreement (with forms of Replacement Warrant and Incremental Warrant) dated July 2, 2020 among the Registrant, the Other Credit Parties named therein, the Purchasers named therein and Gotham Green Admin 1, LLC

10.14*

Lender and Landlord Support Agreement dated July 3, 2020 among the Registrant and certain lender including Gotham Green Partners, Stable Road Capital and affiliates, and Treehouse Real Estate Investment Trust

10.15*	Investment Agreement dated September 16, 2020 between the Registrant and certain Institutional Investors for issuance of 7.5% Convertible Unsecured Debentures
10.15(a)*	Securities Lending Agreement dated September 16, 2020 between the Registrant and certain Institutional Investors
10.15(b)*	Form of 7.5% Unsecured Convertible Debenture
21*	List of Subsidiaries

* To be filed by amendment. † Indicates a management contract or compensatory plan or arrangement.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MEDMEN ENTERPRISES INC. (Registrant)

Date: October 6, 2020	By:	/s/ Zeeshan Hyder
	Name:	Zeeshan Hyder
	Title:	Chief Financial Officer

91

MEDMEN ENTERPRISES INC. Index to Consolidated Financial Statements

92

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of MedMen Enterprises Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of MedMen Enterprises Inc. (the “Company”) as of June 29, 2019, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the 52 week period then ended, and the related notes (collectively referred to as the consolidated financial statements).

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 29, 2019, and the results of its operations and its cash flows for the 52 week period then ended, in conformity with accounting principles generally accepted in the United States of America.

Change in Fiscal Year-End

As discussed in Note 2 to the consolidated financial statements, the Company changed its fiscal year-end from a fiscal year ending on June 30 to a 52/53-week year ending on the last Saturday in June, effective beginning with fiscal year 2019.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Company’s auditor since 2018.

Calgary, Alberta, Canada

August 24, 2020

F-1

MEDMEN ENTERPRISES INC.
CONSOLIDATED BALANCE SHEET
AS OF JUNE 29, 2019
(Amounts Expressed in United States Dollars Unless Otherwise Stated)

2019

ASSETS

Current Assets:
Cash and Cash Equivalents	$33,753,747
Restricted Cash	55,618
Accounts Receivable	1,487,430
Current Portion of Prepaid Rent - Related Party	1,580,205
Prepaid Expenses	14,147,213
Inventory	31,233,969
Other Current Assets	18,913,039
Due from Related Party	4,921,455

Total Current Assets	106,092,676

Prepaid Rent - Related Party, Net of Current Portion	4,327,077
Property and Equipment, Net	243,634,158
Intangible Assets, Net	221,550,417
Goodwill	85,560,531
Other Assets	32,417,123

TOTAL ASSETS	$693,581,982

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Current Liabilities:
Accounts Payable and Accrued Liabilities	$49,352,330
Income Taxes Payable	15,557,598
Other Current Liabilities	3,646,380
Derivative Liabilities	9,343,485
Current Portion of Lease Liabilities	4,153,935
Current Portion of Notes Payable	21,998,522
Due to Related Party	5,640,817

Total Current Liabilities	109,693,067

Lease Liabilities, Net of Current Portion	12,230,848
Other Non-Current Liabilities	24,929,028
Deferred Tax Liabilities	101,288,230
Senior Secured Convertible Credit Facility	86,855,415
Notes Payable, Net of Current Portion	150,749,037

TOTAL LIABILITIES	485,745,625

MEZZANINE EQUITY
Super Voting Shares (no par value, unlimited shares authorized and 1,630,590 shares issued and outstanding)	164,999

SHAREHOLDERS’ EQUITY:
Preferred Shares (no par value, unlimited shares authorized and no shares issued and outstanding)	-
Subordinate Voting Shares (no par value, unlimited shares authorized and 173,010,922 shares issued and outstanding)	-
Additional Paid-In Capital	613,356,006
Accumulated Deficit	(373,817,243)

Total Equity Attributable to Shareholders of MedMen Enterprises Inc.	239,703,762
Non-Controlling Interest	(31,867,405)

TOTAL SHAREHOLDERS’ EQUITY	207,836,357

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$693,581,982

The accompanying notes are an integral part of these consolidated financial statements.

F-2

MEDMEN ENTERPRISES INC. Consolidated Statement of Operations Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

2019

Revenue	$129,963,404
Cost of Goods Sold	68,479,344

Gross Profit	61,484,060

Expenses:
General and Administrative	244,047,149
Sales and Marketing	27,548,784
Depreciation and Amortization	23,414,164

Total Expenses	295,010,097

Loss from Operations	(233,526,037)

Other Expense (Income):
Interest Expense	12,381,121
Interest Income	(701,790)
Amortization of Debt Discount and Loan Origination Fees	8,308,751
Change in Fair Value of Derivatives	(3,908,722)
Unrealized Gain on Changes in Fair Value of Investments	(4,259,000)
Other Expense	17,874,444

Total Other Expense	29,694,804

Loss from Continuing Operations Before Provision for Income Taxes	(263,220,841)
Provision for Income Taxes	(1,865,768)

Net Loss	(261,355,073)

Net Loss Attributable to Non-Controlling Interest	(188,840,766)

Net Loss Attributable to Shareholders of MedMen Enterprises Inc.	$(72,514,307)

Loss Per Share - Basic and Diluted:
Attributable to Shareholders of MedMen Enterprises, Inc.	$(0.68)

Weighted-Average Shares Outstanding - Basic and Diluted	105,915,105

The accompanying notes are an integral part of these consolidated financial statements.

F-3

MEDMEN ENTERPRISES INC. Consolidated Statement of Changes in Shareholders’ Equity Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

	Mezzanine Equity
	Units	$ Amount	Units	$ Amount			TOTAL EQUITY ATTRIBUTABLE
	Super Voting Shares	Super Voting Shares	Subordinate Voting Shares	Subordinate Voting Shares	Additional Paid-In Capital	Accumulated Deficit	TO SHAREHOLDERS OF MEDMEN	Non- Controlling Interest	TOTAL SHAREHOLDERS’ EQUITY

BALANCE AS OF JULY 1, 2018	1,630,590	$164,999	45,215,976	$-	$172,441,570	$(63,757,867)	$108,848,702	$85,728,414	$194,577,116

Net Loss	-	-	-	-	-	(72,514,307)	(72,514,307)	(188,840,766)	(261,355,073)

Controlling Interest Equity Transactions
Bought Deal Equity Financing, net	-	-	29,321,818	-	115,289,679	-	115,289,679		115,289,679
Derivative Liability Incurred on Issuance of Equity	-	-	-	-	(13,252,207)	-	(13,252,207)		(13,252,207)
At-the-Market Equity Financing Program, net	-	-	5,168,500	-	13,306,096	-	13,306,096		13,306,096
Shares Issued to Settle Debt	-	-	632,130	-	2,170,163	-	2,170,163		2,170,163
Shares Issued for Debt Issuance Costs	-	-	2,691,141	-	5,836,550	-	5,836,550		5,836,550
Equity Component of Debt	-	-	-	-	7,548,720	-	7,548,720		7,548,720
Redemption of MedMen Corp Redeemable Shares	-	-	58,095,821	-	204,400,820	(212,084,052)	(7,683,232)	7,683,232	-
Redemption of LLC Redeemable Units	-	-	5,566,993	-	16,768,120	7,671,349	24,439,469	(24,439,469)	-
Other Assets	-	-	919,711	-	2,986,501	-	2,986,501		2,986,501
Acquisition Costs	-	-	159,435	-	515,500	-	515,500		515,500
Acquisition of Non-Controlling Interest	-	-	9,736,870	-	33,035,817	(33,132,366)	(96,549)	96,549	-
Business Acquisitions	-	-	10,875,929	-	34,402,179	-	34,402,179		34,402,179
Asset Acquisitions	-	-	1,658,884	-	5,097,436	-	5,097,436		5,097,436
Vested Restricted Stock Units	-	-	333,479	-	-	-	-		-
Stock Grants for Compensation	-	-	2,634,235	-	5,712,872	-	5,712,872		5,712,872
Share-Based Compensation Expense	-	-	-	-	13,935,569	-	13,935,569		13,935,569
Options Issued - Other Assets	-	-	-	-	633,837	-	633,837		633,837
Deferred Tax Impact on Conversion Feature	-	-	-	-	(7,473,216)	-	(7,473,216)		(7,473,216)
Non-Controlling Interest Equity Transactions
Cash Contributions	-	-	-	-	-	-	-	290,000	290,000
Conversion of Convertible Debentures	-	-	-	-	-	-	-	3,802,381	3,802,381
Asset Acquisitions	-	-	-	-	-	-	-	41,154,986	41,154,986
Equity Component of Debt	-	-	-	-	-	-	-	13,590,104	13,590,104
Shares Issued to Settle Debt	-	-	-	-	-	-	-	6,759,125	6,759,125
Exercise of Warrants	-	-	-	-	-	-	-	8,521,268	8,521,268
Other Assets	-	-	-	-	-	-	-	343,678	343,678
Acquisition Costs	-	-	-	-	-	-	-	597,320	597,320
Share-Based Compensation	-	-	-	-	-	-	-	12,845,773	12,845,773

BALANCE AS OF JUNE 29, 2019	1,630,590	$164,999	173,010,922	$-	$613,356,006	$(373,817,243)	$239,703,762	$(31,867,405)	$207,836,357

F-4

MEDMEN ENTERPRISES INC. Consolidated Statement of Cash Flows Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

2019

CASH FLOW FROM OPERATING ACTIVITIES:

Net Loss	$(261,355,073)
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Deferred Tax (Recovery) Expense	(22,892,876)
Depreciation and Amortization	25,037,889
Accretion of Debt Discount and Loan Origination Fees	8,308,751
Loss on Sale of Asset	9,315,073
Accretion of Deferred Gain on Sale of Property	(368,309)
Unrealized Gain on Changes in Fair Value of Investments	(4,259,000)
Loss on Extinguishment of Debt	1,164,054
Share-Based Compensation	32,494,214
Shares Issued for Acquisition Costs	1,112,820
Change in Fair Value of Derivative Liabilities	(3,908,722)
Changes in Operating Assets and Liabilities:
Accounts Receivable	(1,169,271)
Prepaid Rent - Related Party	(1,356,270)
Prepaid Expenses	(4,760,166)
Inventory	(20,692,219)
Other Current Assets	995,821
Due from Related Party	(1,412,420)
Other Assets	(20,010,746)
Accounts Payable and Accrued Liabilities	31,649,989
Income Taxes Payable	11,604,739
Other Current Liabilities	(17,507,238)
Due to Related Party	(4,217,628)
Other Non-Current Liabilities	(774,000)

NET CASH USED IN OPERATING ACTIVITIES	(243,000,588)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of Property and Equipment	(118,356,278)
Additions to Intangible Assets	(3,084,097)
Purchase of Investments	(8,759,791)
Proceeds from Sale of Property	24,073,319
Cash Payments for Asset Acquisitions	(19,780,494)
Acquisition of Businesses, Net of Cash Acquired	(26,661,541)
Restricted Cash	6,107,981

NET CASH USED IN INVESTING ACTIVITIES	(146,460,901)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of Subordinate Voting Shares for Cash	128,595,775
Exercise of Warrants for MedMen Corp Redeemable Shares	8,521,268
Proceeds from Issuance of Senior Secured Convertible Credit Facility	100,000,000
Proceeds from Issuance of Notes Payable	166,243,539
Principal Repayments of Notes Payable	(55,007,057)
Principal Repayments of Finance Lease Liability	(492,030)
Debt Issuance Costs	(4,096,229)
Contributions - Non-Controlling Interest	290,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	344,055,266

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(45,406,223)
Cash and Cash Equivalents, Beginning of Period	79,159,970

CASH AND CASH EQUIVALENTS, END OF PERIOD	$33,753,747

The accompanying notes are an integral part of these consolidated financial statements.

F-5

MEDMEN ENTERPRISES INC. Consolidated Statement of Cash Flows Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

2019

SUPPLEMENTAL DISCLOSURE FOR CASH FLOW INFORMATION
Cash Paid for Interest	$13,471,532

Non-Cash Investing and Financing Activities
Increase in Fair Value of Contingent Consideration Related to Asset Acquisition	$8,438,690
Derivative Liability Incurred on Issuance of Equity	$13,252,207
Issuance of Subordinate Voting Shares for Other Assets	$2,986,501
Issuance of MedMen Corp Redeemable Shares for Other Assets	$343,678
Redemption of MedMen Corp Redeemable Shares	$7,683,232
Redemption of MedMen LLC Redeemable Shares	$24,439,469
Acquisition of Non-Controlling Interests	$96,549
Options Issued for Other Assets	$633,837
Equity Component of Debt	$21,138,824
Shares Issued for Debt Issuance Costs	$5,836,550
Conversion of Convertible Debentures	$3,802,381
Shares Issued to Settle Debt	$8,929,288
Finance Lease Assets Acquired under Sales and Leaseback Transactions	$16,876,813
Deferred Tax Impact on Property Purchases	$32,414,644
Deferred Tax Impact on Intangible Purchases	$36,154,740
Deferred Tax Impact on Conversion Feature	$7,473,216
Deferred Gain on Sales Leaseback Transactions	$5,666,274

The accompanying notes are an integral part of these consolidated financial statements.

F-6

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

1.	NATURE OF OPERATIONS

MedMen Enterprises Inc. (“MedMen Enterprises” or the “Company”), formerly known as Ladera Ventures Corp., was incorporated under the Business Corporations Act (British Columbia) on May 21, 1987. The Company’s Class B Subordinate Voting Shares are listed on the Canadian Securities Exchange under the symbol “MMEN”, on the OTCQX under the symbol “MMNFF”, on the Frankfurt Stock Exchange under the symbol “OJS.F”, on the Stuttgart Stock Exchange under the symbol “OJS.SG”, on the Munich Stock Exchange under the symbol “OJS.MU”, on the Berlin Stock Exchange under the symbol “OJS.BE” and on the Dusseldorf Stock Exchange under the symbol “OJS.DU”. The head office and principal address of the Company is 10115 Jefferson Boulevard, Culver City, California 90232. The Company’s registered and records office address is 885 West Georgia Street, Suite 2200, Vancouver, British Columbia Canada V6C 3E8. The Company operates through its principal whole-owned subsidiaries, MM CAN USA, Inc., a California corporation (“MM CAN” or “MedMen Corp”), and MM Enterprises USA, LLC, a Delaware limited liability company (“MM Enterprises USA”).

MM CAN was converted into a California corporation (from a Delaware corporation) on May 16, 2018 and is based in Culver City, California. The head office and principal address of MM CAN is 10115 Jefferson Boulevard, Culver City, California 90232.

MM Enterprises USA was formed on January 9, 2018 and is based in Culver City, California. The head office and principal address of MM Enterprises USA is 10115 Jefferson Boulevard, Culver City, California 90232. MM Enterprises USA was formed as a joint venture whose contributors were MMMG, LLC (“MMMG”); MedMen Opportunity Fund, LP (“Fund I”); MedMen Opportunity Fund II, LP (“Fund II”), The MedMen of Nevada 2, LLC (“MMNV2”); DHSM Investors, LLC (“DHS Owner”); and Bloomfield Partners Utica, LLC (“Utica Owner”) (collectively, the “MedMen Group of Companies”).

On January 24, 2018, pursuant to a Formation and Contribution Agreement (the “Agreement”), a roll-up transaction was consummated whereby the assets and liabilities of The MedMen Group of Companies were transferred into MM Enterprises USA. In return, the MedMen Group of Companies received 217,184,382 MM Enterprises USA Class B Units. The Agreement was entered into by and among MM Enterprises Manager, LLC, the sole manager of MM Enterprises USA; MMMG; Fund I; Fund II; MMNV2; DHS Owner; and Utica Owner.

Reverse Takeover

On April 30, 2018, the Company entered into a definitive agreement (the “Transaction”) with Ladera Ventures Corp. (“Ladera”) pursuant to which the Company would affect a Reverse Take Over (“RTO”) of Ladera. Immediately prior to the Transaction, Ladera completed a share consolidation, resulting in an aggregate of approximately 1,449,291 post-consolidation common shares outstanding pre-Transaction, and a name change to MedMen Enterprises Inc. The former shareholders of Ladera retained 1,449,291 shares in the continuing entity which is accounted for as a deemed issuance of shares. As a result, $4,899,215 has been recorded as Shareholders’ Equity reorganization in the Consolidated Statement of Changes in Shareholder Equity upon the Reverse Takeover date.

As part of the Transaction, unit holders of MM Enterprises exchanged their ownership for Class B Redeemable Shares in MedMen Corp. (the legal subsidiary and accounting acquiror). Each Class B Redeemable Share is exchangeable for one Class B Subordinate Voting Share in MedMen Enterprises Inc. On the close of the Transaction, the former unit holders of MM Enterprises controlled approximately 93% of the continuing entity (MedMen Enterprises, Inc.) through the Class B Redeemable Shares. In accordance with ASC 805, the 93% owners were presented as a non-controlling interest. See “Note 17 - Shareholders’ Equity” for further detail and changes in non-controlling interest.

The Transaction was completed on May 28, 2018 and the Class B Subordinate Voting Shares of the Company began trading on the Canadian Securities Exchange under the ticker “MMEN” on May 29, 2018.

F-7

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Preparation

The accompanying consolidated financial statements have been prepared on a going concern basis in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and reflect the accounts and operations of the Company and those of the Company’s subsidiaries in which the Company has a controlling financial interest.

All intercompany transactions and balances have been eliminated in consolidation. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation of the consolidated financial position of the Company as of June 29, 2019, the consolidated results of operations and cash flows for the year ended June 29, 2019 have been included. In accordance with the provisions of FASB ASC 810 Consolidation (“ASC 810”), the Company consolidates any variable interest entity (“VIE”), of which the Company is the primary beneficiary.

Going Concern

As reflected in the Consolidated Financial Statements, the Company had an accumulated deficit and a negative net working capital (current liabilities greater than current assets) as of June 29, 2019, as well as a net loss and negative cash flow from operating activities for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern for at least one year from the issuance of these financial statements.

Management believes that substantial doubt of our ability to meet our obligations for the next twelve months from the date these financial statements were first made available has been alleviated due to, but not limited to, (i) capital raised between July 2019 and July 2020, (ii) restructuring plans that have already been put in place to reduce corporate-level expenses, (iii) debt amendments that have been agreed to with lenders and landlords to defer cash interest and rent payments, (iv) reduction in capital expenditures through a slow-down in new store buildouts, (v) plans to divest non-core assets to raise non-dilutive capital, (vi) enhancements to its digital offering, including direct-to-consumer delivery and curbside pick-up in light of COVID-19 and (vii) a change in retail strategy to pass certain local taxes and payment processing fees to customers.

However, management cannot provide any assurances that we will be successful in accomplishing any of our plans. Management also cannot provide any assurance as to unforeseen circumstances that could occur at any time within the next twelve months or thereafter which could increase our need to raise additional capital on an immediate basis.

The Company will continually monitor its capital requirements based on its capital and operational needs and the economic environment and may raise new capital as necessary. The Company’s ability to continue as a going concern will depend on its ability to raise additional equity or debt in the private or public markets, reducing operating expenses, divesting of certain non-core assets, achieving cash flow profitability. While the Company has been successful in raising equity and debt to date, there can be no assurances that the Company will be successful in completing a financing in the future. If the Company is unable to raise additional capital whenever necessary, it may be forced to divest additional assets to raise capital and/or pay down its debt, amend its debt agreements which could potentially have a dilutive effect on the Company’s shareholders, further reduce operating expenses and temporarily pause the opening of new store locations. Furthermore, COVID-19 and the impact the global pandemic has had and will continue to have on the broader retail environment could also have a significant impact on the Company’s financial operations.

F-8

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Emerging Growth Company

The Company is an emerging growth company as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”) under which emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies.

Change in Fiscal Year-End

The Company changed its fiscal year-end from a fiscal year ending on June 30 to a 52/53-week year ending on the last Saturday in June, effective beginning with fiscal year 2019. In a 52-week fiscal year, each of the Company’s quarterly periods will comprise 13 weeks. The additional week in a 53-week fiscal year is added to the fourth quarter, making such quarter consist of 14 weeks. The Company’s first 53-week fiscal year will occur in fiscal year 2024. The Company’s fiscal year ended June 29, 2019 included 52 weeks. The Company believes the change in fiscal year provides numerous benefits, including aligning the Company’s reporting periods to be more consistent and improving comparability between periods.

Functional Currency

The Company and its subsidiaries’ functional currency, as determined by management, is the United States (“U.S.”) dollar. These consolidated financial statements are presented in U.S. dollars. All references to “C$” refer to Canadian dollars.

Consolidation of Variable Interest Entities (“VIE”)

ASC 810 requires a variable interest holder to consolidate a VIE if that party has the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and the obligation to absorb losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE. To determine whether or not a variable interest the Company holds could potentially be significant to the VIE, the Company considers both qualitative and quantitative factors regarding the nature, size and form of the Company’s involvement with the VIE. The equity method of accounting is applied to entities in which the Company is not the primary beneficiary or the entity is not a VIE and the Company does not have effective control, but can exercise influence over the entity with respect to its operations and major decisions. The Company does not consolidate a VIE in which it is not considered the primary beneficiary. The Company evaluates its relationships with all the VIE’s on an ongoing basis to reassess if it continues to be the primary beneficiary.

F-9

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Consolidation of Variable Interest Entities (“VIE”) (Continued)

The following are the Company’s VIE that are included in these consolidated financial statements as of and for the fiscal year ended June 29, 2019:

Retail Entities

Entity			Location	Purpose

Nature’s Cure, Inc.	(1)	(3)	Los Angeles - LAX Airport	Dispensary
LAX Fund II Group, LLC	(1)	(4)

Venice Caregiver Foundation, Inc.	(2)	(3)	Venice Beach - Abbot Kinney	Dispensary

(1) Nature’s Cure, Inc. is wholly-owned by MedMen Opportunity Fund II, LP, a related party, and under control of the Company through a management agreement. The Company does not hold any ownership interests in the entity.

(2) Venice Caregivers Foundation, Inc. is wholly-owned by MedMen Opportunity Fund II, LP, a related party, and under control of the Company through a management agreement. The Company does not hold any ownership interests in the entity.

(3) California Corporation

(4) California Limited Liability Company

Basis of Consolidation

These consolidated financial statements as of and for the year ended June 29, 2019 include the accounts of the Company, its wholly-owned subsidiaries and entities over which the Company has control as defined in ASC 810. Subsidiaries over which the Company has control are fully consolidated from the date control commences until the date control ceases. Control exists when the Company has ownership of a majority voting interest, and, therefore, as a general rule ownership by one reporting entity, directly or indirectly, of more than 50 percent of the outstanding voting shares of another entity. In assessing control, potential voting rights that are currently exercisable are taken into account.

The following are the Company’s principal whole-owned subsidiaries that are included in these consolidated financial statements as of and for the fiscal year ended June 29, 2019:

Corporate Entities

Entity		Location	Purpose

MM CAN USA, Inc.	(5)	California	Manager of MM Enterprises USA, LLC
MM Enterprises USA, LLC	(8)	Delaware	Operating Entity

Management Entities

Subsidiaries		Location	Purpose

LCR SLP, LLC	(8)	Delaware	Holding Company
LCR Manager, LLC	(16)	Delaware	Manager of the Real Estate Investment Trust

F-10

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The following are MM Enterprises USA’s wholly-owned subsidiaries and entities over which the Company has control that are included in these consolidated financial statements as of and for the fiscal year ended June 29, 2019:

Cultivation Entities

Subsidiaries		Location	Purpose

Project Mustang Development, LLC	(10)	Northern Nevada	Cultivation and
The MedMen of Nevada 2, LLC	(10)		Production
MMNV2 Holdings I, LLC	(10)		Facility
MMNV2 Holdings II, LLC	(10)
MMNV2 Holdings III, LLC	(10)
MMNV2 Holdings IV, LLC	(10)
MMNV2 Holdings V, LLC	(10)

Manlin DHS Development, LLC	(10)	Desert Hot Springs, CA	Cultivation and
Desert Hot Springs Green Horizon, Inc.	(7)		Production
			Facility

Project Compassion Venture, LLC	(8)	Utica, NY	Cultivation and
			Production
			Facility

EBA Holdings, Inc.	(14)	Arizona	Cultivation and
			Production
			Facility

Kannaboost Technology, Inc.	(14)	Arizona	Cultivation and
CSI Solutions, LLC	(13)		Production
			Facility

MME Florida, LLC	(12)	Eustis, Florida	Cultivation and
			Production
			Facility

Real Estate Entities

Subsidiaries		Location	Purpose

MMOF Venice Parking, LLC	(6)	Venice Beach - Lincoln Blvd.	Parking Lot

MME RE AK, LLC	(6)	Venice Beach - Abbot Kinney	Building

MMOF RE SD, LLC	(6)	San Diego - Kearny Mesa	Building

MMOF RE Vegas 2, LLC	(10)	Las Vegas - The Strip	Building

MMOF RE Fremont, LLC	(10)	Las Vegas - Downtown Arts District	Building

MME RE BH, LLC	(6)	Los Angeles - Beverly Hills	Building

NVGN RE Holdings, LLC	(10)	Nevada	Genetics R&D
			Facility/
			Warehouse

F-11

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Retail Entities

Subsidiaries			Location	Purpose

Manlin LLC	(1	)(2)(6)	Los Angeles - West Hollywood	Dispensary

Farmacy Collective	(1	)(3)(7)	Los Angeles - West Hollywood	Dispensary

The Source Santa Ana	(1	)(4)(5)	Orange County - Santa Ana	Dispensary
SA Fund Group RT

CYON Corporation, Inc.	(5)		Los Angeles - Beverly Hills	Dispensary
BH Fund II Group, LLC	(6)

MMOF Downtown Collective, LLC	(6)		Los Angeles - Downtown	Dispensary
Advanced Patients’ Collective	(5)
DT Fund II Group, LLC	(5)

MMOF San Diego Retail, Inc.	(6)		San Diego - Kearny Mesa	Dispensary
San Diego Retail Group II, LLC	(5)

MMOF Venice, LLC	(6)		Venice Beach - Lincoln Blvd.	Dispensary
The Compassion Network, LLC	(5)

MMOF PD, LLC	(6)		Palm Desert	Dispensary
MMOF Palm Desert, Inc.	(5)

MMOF SM, LLC	(6)		Santa Monica	Dispensary
MMOF Santa Monica, Inc.	(5)

MMOF Fremont, LLC	(10)		Las Vegas - Downtown Arts District	Dispensary
MMOF Fremont Retail, Inc.	(9)

MME SF Retail, Inc.	(5)		San Francisco	Dispensary

MMOF Vegas, LLC	(10)		Las Vegas - North Las Vegas	Dispensary
MMOF Vegas Retail, Inc.	(9)

MMOF Vegas 2, LLC	(10)		Las Vegas - Cannacopia	Dispensary
MMOF Vegas Retail 2, Inc.	(9)

MME VMS, LLC	(7)		San Jose	Dispensary
Viktoriya’s Medical Supplies, LLC	(7)

Project Compassion Venture, LLC	(9)
Project Compassion Capital, LLC	(9)
Project Compassion NY, LLC	(9)
MedMen NY, Inc.	(11)		New York (Manhattan / Syracuse / Lake Success / Buffalo)	Dispensaries

MME IL Group LLC	(15)		Oak Park, Illinois	Dispensary
Future Transactions Holdings, LLC	(15)

MME Seaside, LLC	(6)		Seaside, California	Dispensary
PHSL, LLC	(6)

MME Sorrento Valley, LLC	(6)		San Diego - Sorrento Valley	Dispensary
Sure Felt, LLC	(6)

Rochambeau, Inc.	(5)		Emeryville, California	Dispensary

Kannaboost Technology, Inc.	(14)		Scottsdale and Tempe, Arizona	Dispensaries
CSI Solutions, LLC	(13)

MME AZ Group, LLC	(13)		Mesa, Arizona	Dispensary
EBA Holdings, Inc.	(14)

F-12

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(1)	Subsidiary over which the Company previously controlled under a management agreement. See “Note 2 - Consolidation of Variable Interest Entities” for further information. All intercompany balances and transactions are eliminated on consolidation.
(2)	Manlin, LLC contains the operations of the MedMen West Hollywood dispensary (“WeHo”). The Company had a management agreement with i5 Holdings Ltd. (“i5”) to manage WeHo, which was wholly-owned by i5, an entity controlled or owned by Captor Capital. Prior to January 25, 2019, the Company consolidated the entity as a VIE. On January 25, 2019, the Company acquired all non-controlling interest from i5. See “Note 17 - Shareholders’ Equity” for further information.
(3)	Farmacy Collective contains the operations of WeHo. The Company had a management agreement with i5 to manage WeHo, which was wholly-owned by i5, an entity controlled or owned by Captor Capital. Prior to January 25, 2019, the Company consolidated the entity as a VIE. On January 25, 2019, the Company acquired all non-controlling interest from i5. See “Note 17 - Shareholders’ Equity” for further information.
(4)	The Source Santa Ana contains the operations of the MedMen Santa Ana dispensary (“Santa Ana”). The Company had a management agreement with i5 to manage Santa Ana, which was wholly-owned by i5, an entity controlled or owned by Captor Capital. Prior to January 25, 2019, the Company consolidated the entity as a VIE. On January 25, 2019, the Company acquired all non-controlling interest from i5. See “Note 17 - Shareholders’ Equity” for further information.
(5)	California Corporation
(6)	California Limited Liability Company
(7)	California Non-Profit Corporation
(8)	Delaware Limited Liability Company
(9)	Nevada Corporation
(10)	Nevada Limited Liability Company
(11)	New York Corporation
(12)	Florida Limited Liability Company
(13)	Arizona Limited Liability Company
(14)	Arizona Corporation
(15)	Illinois Liability Company
(16)	Delaware Limited Liability Company, 70% owned

Non-Controlling Interest

Non-controlling interest represents equity interests owned by parties that are not shareholders of the ultimate parent. The share of net assets attributable to non-controlling interests is presented as a component of equity. Their share of net income or loss is recognized directly in equity. Changes in the parent company’s ownership interest that do not result in a loss of control are accounted for as equity transactions.

F-13

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates

The preparation of the Consolidated Financial Statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the dates of the Consolidated Financial Statements and the reported amounts of total net revenue and expenses during the reporting period. The Company regularly evaluates significant estimates and assumptions related to the consolidation or non-consolidation of variable interest entities, estimated useful lives, depreciation of property and equipment, amortization of intangible assets, inventory valuation, stock-based compensation, business combinations, goodwill impairment, long-lived asset impairment, purchased asset valuations, fair value of financial instruments, compound financial instruments, derivative liabilities, deferred income tax asset valuation allowances and going concern. These estimates and assumptions are based on current facts, historical experience and various other factors that the Company believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the recording of revenue, costs and expenses that are not readily apparent from other sources. The actual results the Company experiences may differ materially and adversely from these estimates. To the extent there are material differences between the estimates and actual results, the Company’s future results of operations.

Cash and Cash Equivalents

Cash and cash equivalents comprised of cash and highly liquid investments that are readily convertible into known amounts of cash with original maturities of three months or less.

Restricted Cash

Restricted cash balances are those which meet the definition of cash and cash equivalents but are not available for use by the Company. As of June 29, 2019, restricted cash was $55,618 which is used to pay for lease costs and costs incurred related to building construction in Reno, Nevada. This account is managed by a contractor and the Company is required to maintain a certain minimum balance.

Inventory

Inventory is comprised of raw materials, finished goods and work-in-process such as pre-harvested cannabis plants and by-products to be extracted. The costs of growing cannabis, including but not limited to labor, utilities, nutrition and supplies, are capitalized into inventory until the time of harvest. All direct and indirect costs related to inventory are capitalized when incurred, and subsequently classified to cost of goods sold in the Consolidated Statement of Operations. Raw materials and work-in-process is stated at the lower of cost or net realizable value, determined using the weighted average cost. Finished goods inventory is stated at the lower of cost or net realizable value, with cost being determined on the first-in, first-out (“FIFO”) method of accounting. Net realizable value is determined as the estimated selling price in the ordinary course of business less estimated costs to sell. The Company periodically reviews physical inventory for excess, obsolete, and potentially impaired items and reserves. The Company reviews inventory for obsolete, redundant and slow-moving goods and any such inventory is written down to net realizable value. Packaging and supplies are initially valued at cost. The reserve estimate for excess and obsolete inventory is based on expected future use. The reserve estimates have historically been consistent with actual experience as evidenced by actual sale or disposal of the goods. As of June 29, 2019, the Company determined that no reserve was necessary.

F-14

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Investments

Investments in unconsolidated affiliates are accounted as follows:

Equity Method and Joint Venture Investments

The Company accounts for investments in which it can exert significant influence but does not control as equity method investments in accordance with ASC 323, “Investments-Equity Method and Joint Ventures”. In accordance with ASC 825, the fair value option (“FVO”) to measure eligible items at fair value on an instrument by instrument basis can be applied. Joint ventures are joint arrangements whereby the parties that have joint control of the arrangement have rights to the net assets of the arrangement. Investments in joint ventures are accounted for under the equity method. These investments are recorded at the amount of the Company’s investment and adjusted each period for the Company’s share of the investee’s income or loss, and dividends paid.

Investments at Fair Value

Equity investments not accounted for using the equity method are carried at fair value, with changes recognized in profit or loss (“FVTPL”) in accordance with ASC 321, “Investments-Equity Securities”.

Investments in Equity without Readily Determinable Fair Value

Investments without readily determinable fair values (which are classified as Level 3 investments in the fair value hierarchy) use a determinable available measurement alternative in accordance with ASC 321, “Investments-Equity Securities”. The measurement alternative requires the investments to be held at cost and adjusted for impairment and observable price changes, if any.

Property and Equipment

Property and equipment is stated at cost, net of accumulated depreciation and impairment losses, if any. Depreciation is calculated on a straight-line basis over the estimated useful life of the asset using the following terms and methods:

Land	Not Depreciated
Buildings and Improvements	39 Years
Capital Lease Asset	Shorter of Lease Term or Economic Life
Furniture and Fixtures	3 - 7 Years
Leasehold Improvements	Shorter of Lease Term or Economic Life
Equipment and Software	3 - 7 Years
Construction in Progress	Not Depreciated

The assets’ residual values, useful lives and methods of depreciation are reviewed at each reporting period and adjusted prospectively if appropriate. An item of property and equipment is derecognized upon disposal or when no future economic benefits are expected from its use. Any gain or loss arising on de-recognition of the asset (calculated as the difference between the net disposal proceeds and the carrying value of the asset) is included in the Consolidated Statement of Operations in the period the asset is derecognized.

F-15

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Intangible Assets

Intangible assets are recorded at cost, less accumulated amortization and impairment losses, if any. Intangible assets acquired in a business combination are measured at fair value at the acquisition date. Amortization of definite life intangibles is recorded on a straight-line basis over their estimated useful lives, which do not exceed the contractual period, if any.

The estimated useful lives, residual values and amortization methods are reviewed at each reporting period, and any changes in estimates are accounted for prospectively. Intangible assets with an indefinite life or not yet available for use are not subject to amortization.

Amortization is calculated on a straight-line basis over the estimated useful life of the asset using the following terms and methods:

Dispensary Licenses	15 Years
Customer Relationships	5 Years
Management Agreement	30 Years
Intellectual Property	10 Years
Capitalized Software	3 Years

In accordance with ASC 350, “Intangibles-Goodwill and Other”, costs of internally developing, maintaining or restoring intangible assets are expensed as incurred. Inversely, costs are capitalized when certain criteria is met through the point at which the intangible asset is substantially complete and ready for its intended use.

Goodwill

Goodwill is measured as the excess of consideration transferred and the net of the acquisition date fair value of assets acquired, and liabilities assumed in a business acquisition. In accordance with ASC 350, “Intangibles-Goodwill and Other”, goodwill and other intangible assets with indefinite lives are no longer subject to amortization.

The Company reviews the goodwill and other intangible assets allocated to each of the Company’s reporting units for possible impairment annually as of year-end or whenever events or changes in circumstances indicate carrying amount may not be recoverable. In the impairment test, the Company measures the recoverability of goodwill by comparing a reporting unit’s carrying amount to the estimated fair value of the reporting unit.

The carrying amount of each reporting unit is determined based upon the assignment of the Company’s assets and liabilities, including existing goodwill, to the identified reporting units. Where an acquisition benefits only one reporting unit, the Company allocates, as of the acquisition date, all goodwill for that acquisition to the reporting unit that will benefit.

If the carrying amount of a reporting unit is in excess of its fair value, the Company recognizes an impairment charge equal to the amount in excess.

F-16

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. In order to determine if assets have been impaired, assets are grouped and tested at the lowest level for which identifiable independent cash flows are available (“asset group”). An impairment loss is recognized when the sum of projected undiscounted cash flows is less than the carrying value of the asset group. The cash flow projection and fair value represents management’s best estimate, using appropriate and customary assumptions, projections and methodologies, at the date of evaluation. The measurement of the impairment loss to be recognized is based on the difference between the fair value and the carrying value of the asset group. Fair value can be determined using a market approach, income approach or cost approach. The reversal of impairment losses is prohibited.

Leased Assets

The Company enters into various leases in conducting its business. At the inception of each lease, the Company evaluates the lease agreement to determine whether the lease is an operating or capital lease. A capital lease is a lease in which 1) ownership of the property transfers to the lessee by the end of the lease term; 2) the lease contains a bargain purchase option; 3) the lease term is equal to 75% or more of the economic life of the leased property; or 4) the present value of the minimum lease payment at the inception of the lease term equals or exceeds 90% of the fair value of the leased property. If land is the sole item of property leased and either the transfer-of-ownership or the bargain-purchase-option criterion is met, the Company accounts for the lease as a capital lease. Otherwise, the Company accounts for the lease as an operating lease. In leases of land and building, if the fair value of land exceeds 25% of the lease, the building is separately assessed as a capital lease or operating lease.

An asset and a corresponding liability are established at inception for capital leases. The capital lease assets are included in property, plant and equipment and the capital lease obligations are included in accrued obligations under capital lease. Operating lease payments are recognized as an expense on a straight-line basis over the lease term. Capital assets are subsequently measured in accordance with ASC 840, “Leases”.

Sale and Leaseback Transactions

The Company reviews all sales and leaseback transactions and determines if they are an operating lease or a finance lease. Sale and leaseback transactions that are determined to be a finance lease recognize any gains over the term of the new lease while losses are immediately recognized. Sale and leaseback transactions that are determined to be operating leases will generally have any gains or losses recognized immediately. In certain circumstances, sale and leaseback transactions that are determined to be operating leases may have the gain deferred. In such circumstances, the current portions and non-current portions of deferred gains are included as a component of accounts payable and accrued liabilities and other non-current liabilities, respectively in the Consolidated Balance Sheet. If a sale is determined not to have occurred under the provisions of ASC 840, “Leases”, the underlying “sold” assets are not derecognized and a financing liability is established in the amount of cash received. At such time that the lease expires, the assets are then derecognized along with the financing liability, with a gain recognized on disposal for the difference between the two amounts, if any.

F-17

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

Tax expense recognized in profit or loss comprises the sum of current and deferred taxes not recognized in other comprehensive income or directly in equity.

Current Tax

Current tax assets and/or liabilities comprise those claims from, or obligations to, fiscal authorities relating to the current or prior reporting periods that are unpaid at the reporting date. Current tax is payable on taxable profit, which differs from profit or loss in the financial statements. Calculation of current tax is based on tax rates and tax laws that have been enacted or substantively enacted by the end of the reporting period.

Deferred Tax

Deferred taxes are calculated using the liability method on temporary differences between the carrying amounts of assets and liabilities and their tax bases. Deferred tax assets and liabilities are calculated, without discounting, at tax rates that are expected to apply to their respective period of realization, provided they are enacted or substantively enacted by the end of the reporting period. Deferred tax liabilities are always provided for in full.

Deferred tax assets are recognized to the extent that it is probable that they will be able to be utilized against future taxable income. Deferred tax assets and liabilities are offset only when the Company has a right and intention to offset current tax assets and liabilities from the same taxation authority.

Changes in deferred tax assets or liabilities are recognized as a component of tax income or expense in profit or loss, except where they relate to items that are recognized in other comprehensive income or directly in equity, in which case the related deferred tax is also recognized in other comprehensive income or equity, respectively.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in its convertible instruments in accordance with ASC 815, “Accounting for Derivative Instruments and Hedging Activities”.

Professional standards generally provide three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. Professional standards also provide an exception to this rule when the host instrument is deemed to be conventional as defined under professional standards as “The Meaning of Conventional Convertible Debt Instrument”.

F-18

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Convertible Instruments (Continued)

The Company accounts for convertible instruments (when it has determined that the embedded conversion options should not be bifurcated from their host instruments) in accordance ASC 470, “Accounting for Convertible Securities with Beneficial Conversion Features”, as those professional standards pertain to “Certain Convertible Instruments”. Accordingly, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of redemption. The Company also records when necessary deemed dividends for the intrinsic value of conversion options embedded in preferred shares based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note.

ASC 815-40 provides that generally, if an event is not within the entity’s control could or require net cash settlement, then the contract shall be classified as an asset or a liability.

Derivative Liabilities

The Company evaluates all of its agreements to determine if such instruments have derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the Consolidated Statement of Operations. In calculating the fair value of derivative liabilities, the Company uses a valuation model when Level 1 inputs are not available to estimate fair value at each reporting date. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the Consolidated Balance Sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within twelve months of the Consolidated Balance Sheet date. Critical estimates and assumptions used in the model are discussed in “Note 13 - Derivative Liabilities”.

Business Combinations

Business combinations are accounted for using the acquisition method. The consideration transferred in a business combination is measured at fair value at the date of acquisition. Acquisition related transaction costs are expensed as incurred and included in the Consolidated Statement of Operations. Identifiable assets and liabilities, including intangible assets, of acquired businesses are recorded at their fair value at the date of acquisition. When the Company acquires control of a business, any previously held equity interest also is re-measured to fair value. The excess of the purchase consideration and any previously held equity interest over the fair value of identifiable net assets acquired is goodwill. If the fair value of identifiable net assets acquired exceeds the purchase consideration and any previously held equity interest, the difference is recognized in the Consolidated Statement of Operations immediately as a gain on acquisition. See “Note 8 - Acquisitions” for further details on business combinations.

F-19

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Business Combinations (Continued)

Contingent consideration is measured at its acquisition-date fair value and included as part of the consideration transferred in a business combination. The Company allocates the total cost of the acquisition to the underlying net assets based on their respective estimated fair values. As part of this allocation process, the Company identifies and attributes values and estimated lives to the intangible assets acquired. These determinations involve significant estimates and assumptions regarding multiple, highly subjective variables, including those with respect to future cash flows, discount rates, asset lives, and the use of different valuation models, and therefore require considerable judgment. The Company’s estimates and assumptions are based, in part, on the availability of listed market prices or other transparent market data. These determinations affect the amount of amortization expense recognized in future periods. The Company bases its fair value estimates on assumptions it believes to be reasonable but are inherently uncertain. Contingent consideration that is classified as equity is not remeasured at subsequent reporting dates and its subsequent settlement is accounted for within equity. Contingent consideration that is classified as an asset or a liability is remeasured at subsequent reporting dates in accordance with ASC 450, “Contingencies”, as appropriate, with the corresponding gain or loss being recognized in earnings in accordance with ASC 805.

Revenue Recognition

Revenue is recognized by the Company in accordance with ASU 2014-09, “Revenue from Contracts with Customers (Topic 606)”. Through application of the standard, the Company recognizes revenue to depict the transfer of promised goods or services to the customer in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

In order to recognize revenue under ASU 2014-09, the Company applies the following five (5) steps:

•	Identify a customer along with a corresponding contract;
•	Identify the performance obligation(s) in the contract to transfer goods or provide distinct services to a customer;
•	Determine the transaction price the Company expects to be entitled to in exchange for transferring promised goods or services to a customer;
•	Allocate the transaction price to the performance obligation(s) in the contract;
•	Recognize revenue when or as the Company satisfies the performance obligation(s).
•	Revenues consist of wholesale and retail sales of cannabis, which are generally recognized at a point in time when control over the goods have been transferred to the customer and is recorded net of sales discounts. Payment is typically due upon transferring the goods to the customer or within a specified time period permitted under the Company’s credit policy. Sales discounts were not material during the year ended June 29, 2019.

Revenue is recognized upon the satisfaction of the performance obligation. The Company satisfies its performance obligation and transfers control upon delivery and acceptance by the customer. Based on the Company’s assessment, the adoption of this new standard had no impact on the amounts recognized in its consolidated financial statements.

F-20

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition (Continued)

Dispensary Revenue

The Company recognizes revenue from the sale of cannabis for a fixed price upon delivery of goods to customers at the point of sale since at this time performance obligations are satisfied.

Cultivation and Wholesale

The Company recognizes revenue from the sale of cannabis for a fixed price upon the shipment of cannabis goods as the Company has transferred to the buyer the significant risks and rewards of ownership of the goods and the Company does not retain either continuing material involvement to the degree usually associated with ownership nor effective control over the goods sold and the amount of revenue can be measured reliably and collectible and the costs incurred in respect of the transaction is reliably measured.

Stock-Based Compensation

The Company has a stock-based compensation plan comprised of stock options, stock grants, restricted stock units (“RSU”) and three classes of member units: 1) Common Units; 2) Appreciation Only Long-Term Incentive Performance Units (“AO LTIP Units”); and 3) Fair Value Long-Term Incentive Performance Units (“FV LTIP Units”). AO LTIP Units and FV LTIP Units are convertible into Long-Term Incentive Performance Units (“LTIP Units”). LTIP Units are convertible into Common Units on a one-for-one basis.

The Company accounts for its stock-based awards in accordance with ASC Subtopic 718-10, “Compensation - Stock Compensation”, which requires fair value measurement on the grant date and recognition of compensation expense for all stock-based payment awards made to employees and directors, including restricted stock awards. For stock options, the Company estimates the fair value using a closed option valuation (Black-Scholes) model. When there are market-related vesting conditions to the vesting term of the share-based compensation, the Company uses a valuation model to estimate the probability of the market-related vesting conditions being met and will record the expense. The fair value of restricted stock awards is based upon the quoted market price of the common shares on the date of grant. The fair value is then expensed over the requisite service periods of the awards, net of estimated forfeitures, which is generally the performance period and the related amount is recognized in the Consolidated Statement of Operations.

The fair value models require the input of certain assumptions that require the Company’s judgment, including the expected term and the expected stock price volatility of the underlying stock. The assumptions used in calculating the fair value of stock-based compensation represent management’s best estimates, but these estimates involve inherent uncertainties and the application of judgment. As a result, if factors change resulting in the use of different assumptions, stock-based compensation expense could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. If the actual forfeiture rate is materially different from management’s estimates, the stock-based compensation expense could be significantly different from what the Company has recorded in the current period.

F-21

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loss per Share

The Company calculates basic loss per share by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted loss per share is determined by adjusting profit or loss attributable to common shareholders and the weighted-average number of common shares outstanding, for the effects of all dilutive potential common shares, which comprise convertible debentures, RSU, warrants and stock options issued.

Financial Instruments

Classification

The Company classifies its financial assets and financial liabilities in the following measurement categories: (i) those to be measured subsequently at fair value through profit or loss (“FVTPL”); (ii) those to be measured subsequently at fair value through other comprehensive income (“FVOCI”); and (iii) those to be measured subsequently at amortized cost. The classification of financial assets depends on the business model for managing the financial assets and whether the contractual cash flows represent solely payments of principal and interest (“SPPI”). Financial liabilities are classified as those to be measured at amortized cost unless they are designated as those to be measured subsequently at FVTPL (irrevocable election at the time of recognition). For assets and liabilities measured at fair value, gains or losses are either recorded in profit or loss or other comprehensive income. The Company reclassifies financial assets when and only when its business model for managing those assets changes. Financial liabilities are not reclassified.

Measurement

All financial instruments are required to be measured at fair value on initial recognition, plus, in the case of a financial asset or financial liability not at FVTPL, transaction costs that are directly attributable to the acquisition or issuance of the financial asset or financial liability. Transaction costs of financial assets and financial liabilities carried at FVTPL are expensed in profit or loss. Financial assets and financial liabilities with embedded derivatives are considered separately when determining whether their cash flows are solely payment of principal and interest.

Financial assets that are held within a business model whose objective is to collect the contractual cash flows, and that have contractual cash flows that are solely payments of principal and interest on the principal outstanding are generally measured at amortized cost at the end of the subsequent accounting periods. All other financial assets including equity investments are measured at their fair values at the end of subsequent accounting periods, with any changes taken through profit and loss or other comprehensive income (irrevocable election at the time of recognition). For financial liabilities measured subsequently at FVTPL, changes in fair value due to credit risk are recorded in other comprehensive income.

F-22

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Financial Instruments (Continued)

Fair Value

The Company applies fair value accounting for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities that are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherent in valuation techniques, transfer restrictions and credit risk. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Inputs that are generally unobservable and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability.

In accordance with the fair value accounting requirements, companies may choose to measure eligible financial instruments and certain other items at fair value. The Company has not elected the fair value option for any eligible financial instruments. There have been no transfers between fair value levels during the year.

Financial instruments are measured at amortized cost or at fair value. Financial instruments measured at amortized cost consist of accounts receivable, due from and due to related party, other liabilities, and accounts payable and accrued liabilities wherein the carrying value approximates fair value due to its short-term nature. Other financial instruments measured at amortized cost include notes payable and senior secured convertible credit facility wherein the carrying value at the effective interest rate approximates fair value as the interest rate for notes payable and the interest rate used to discount the host debt contract for senior secured convertible credit facility approximate a market rate for similar instruments offered to the Company.

Cash and cash equivalents and restricted cash are measured at Level 1 inputs. Acquisition consideration related liabilities are measured at fair value based on a discounted cash flow model that uses Level 3 inputs. Refer to “Note 12 - Contingent Consideration” for assumptions used to value the contingent consideration. Derivative liabilities are measured at fair value based on the Black-Sholes option-pricing model, which uses Level 3 inputs. Refer to “Note 13 - Derivative Liabilities” for assumptions used to value the derivative liabilities.

The individual fair values attributed to the different components of a financing transaction, notably derivative financial instruments, convertible debentures and loans, are determined using valuation techniques. The Company uses judgment to select the methods used to make certain assumptions and derive estimates. Significant judgment is also used when attributing fair values to each component of a transaction upon initial recognition, measuring fair values for certain instruments on a recurring basis and disclosing the fair values of financial instruments subsequently carried at amortized cost. These valuation estimates could be significantly different because of the use of judgment and the inherent uncertainty in estimating the fair value of instruments that are not quoted or observable in an active market.

F-23

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Financial Instruments (Continued)

The following table summarizes the Company’s financial instruments as of June 29, 2019:

	Amortized Cost	FVTPL	TOTAL

Financial Assets:
Cash and Cash Equivalents	$-	$33,753,747	$33,753,747
Restricted Cash	$-	$55,618	$55,618
Accounts Receivable	$1,487,430	$-	$1,487,430
Due from Related Party	$4,921,455	$-	$4,921,455
Investments	$-	$13,018,791	$13,018,791

Financial Liabilities:
Accounts Payable and Accrued Liabilities	$48,578,330	$-	$48,578,330
Other Liabilities	$2,819,594	$-	$2,819,594
Acquisition Consideration Related Liabilities	$-	$774,000	$774,000
Notes Payable	$172,747,559	$-	$172,747,559
Due to Related Party	$5,640,817	$-	$5,640,817
Derivative Liabilities	$-	$9,343,485	$9,343,485
Senior Secured Convertible Credit Facility	$86,855,415	$-	$86,855,415

Impairment

The Company assesses all information available, including on a forward-looking basis the expected credit loss associated with its assets carried at amortized cost. The impairment methodology applied depends on whether there has been a significant increase in credit risk. To assess whether there is a significant increase in credit risk, the Company compares the risk of a default occurring on the asset at the reporting date with the risk of default at the date of initial recognition based on all information available, and reasonable and supportive forward-looking information. For accounts receivable only, the Company applies the simplified approach as permitted by ASU 2016-13, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”. The simplified approach to the recognition of expected losses does not require the Company to track the changes in credit risk; rather, the Company recognizes a loss allowance based on lifetime expected credit losses at each reporting date from the date of the trade receivable.

Expected credit losses are measured as the difference in the present value of the contractual cash flows that are due to the Company under the contract, and the cash flows that the Company expects to receive. The Company assesses all information available, including past due status, credit ratings, the existence of third-party insurance, and forward-looking macro-economic factors in the measurement of the expected credit losses associated with its assets carried at amortized cost. The Company measures expected credit loss by considering the risk of default over the contract period and incorporates forward-looking information into its measurement.

F-24

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Issued Accounting Standards

In February 2016, FASB issued ASU 2016-02, “Leases (Topic 842)” which established ASC Topic 842, “Leases”, as amended by subsequent ASUs on the topic, and sets out the principles for the recognition, measurement, presentation and disclosure of leases for both lessees and lessors. ASU 2016-02 requires lessees to apply a two-method approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase. Lessees are required to record a right-of-use asset and a lease liability for all leases with a term greater than 12 months. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases. Lessees will recognize expense based on the effective interest method for finance leases or on a straight-line basis for operating leases. If a previous sale and leaseback transactions was accounted for as a sale and capital leaseback under ASC 840, then the entity continues recognizing any deferred gain or loss under ASC 842. A sale and leaseback transaction previously accounted for as a failed sale and leaseback transaction under ASC 840 should be reassessed under ASC 842 upon adoption of the new lease standard. If a sale is determined to have occurred under ASC 606, the sale and leaseback transaction is accounted for on a modified retrospective basis from the date of sale. The accounting applied by the lessor is largely unchanged from that applied under the existing lease standard. The Company adopted this standard effective June 30, 2019 using the modified retrospective approach. In transitioning to ASC 842, the Company elected the package of practical expedients contained in the new standard. These elections have been applied consistently to all of our leases. The Company expects to record a decrease in long-term prepaid rent, reduction in its deferred rents, and an increase in lease liabilities and right of use assets upon adoption. The Company does not expect any impact to retained earnings upon transition.

In December 2019, FASB issued ASU 2019-12, “Simplifying the Accounting for Income Taxes” which eliminates certain exceptions related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. It also clarifies and simplifies other aspects of the accounting for income taxes. ASU 2019-12 is effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. The Company is currently evaluating the adoption date and impact, if any, adoption will have on its financial position and results of operations.

3.	CONCENTRATIONS OF BUSINESS AND CREDIT RISK

The Company maintains cash with various U.S. banks and credit unions with balances in excess of the Federal Deposit Insurance Corporation and National Credit Union Share Insurance Fund limits, respectively. The failure of a bank or credit union where the Company has significant deposits could result in a loss of a portion of such cash balances in excess of the insured limit, which could materially and adversely affect the Company’s business, financial condition and results of operations.

The Company provides credit in the normal course of business to customers located throughout the U.S. The Company performs ongoing credit evaluations of its customers and maintains allowances for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information. There were no customers that comprised more than 10% of the Company’s revenue for the year ended June 29, 2019.

F-25

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

4.	PREPAID EXPENSES

As of June 29, 2019, prepaid expenses consist of the following:

2019

Prepaid Expenses	$9,559,120
Prepaid Rent	2,077,771
Prepaid Insurance	2,510,322

Total Prepaid Expenses	$14,147,213

5.	INVENTORIES

As of June 29, 2019, inventory consists of the following:

2019

Raw Materials	$3,787,858
Work-in-Process	9,331,136
Finished Goods	18,114,975

Total Inventory	$31,233,969

6.	OTHER CURRENT ASSETS

As of June 29, 2019, other current assets consist of the following:

2019

Investments	$13,018,791
Excise Tax Receivable	5,721,945
Other Current Assets	172,303

Total Other Current Assets	$18,913,039

F-26

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

6.	OTHER CURRENT ASSETS (Continued)

As of June 29, 2019, investments included in other current assets consists of the following:

	ToroVerde Inc.	The Hacienda Company, LLC	Old Pal	Other Investments	TOTAL
	(1)	(2)	(3)

Fair Value as of July 1, 2018	$-	$-	$-	$-	$-

Additions	5,000,000	1,500,000	2,000,000	259,791	8,759,791
Unrealized Gain on Changes in Fair Value of Investments	600,000	709,000	2,430,000	520,000	4,259,000

Fair Value as of June 29, 2019	$5,600,000	$2,209,000	$4,430,000	$779,791	$13,018,791

 ________________________

(1)	In July 2018, the Company purchased 9,000,000 common shares of ToroVerde Inc., an investment company focused on emerging international cannabis markets, for an aggregate purchase price of $5,000,000, or $0.56 per common share, amounting to approximately 15.0% of the outstanding common shares. As the Company was not deemed to exert any significant influence, the investment was recorded at FVTPL as of June 29, 2019.
(2)	In July 2018, the Company purchased units of The Hacienda Company, LLC, a California limited liability company, which owns Lowell Herb Co., a California-based cannabis brand known for its pack of pre-rolls called Lowell Smokes, for an aggregate purchase price of $1,500,000, amounting to approximately 3.9% of the outstanding units. Pursuant to SEC guidance under ASC 323, the application of equity method to investments applies to limited liability companies and are required unless the investor holds less than 3-5%. Accordingly, the Company was deemed to have significant influence resulting in equity method accounting. The Company has elected the fair value option under ASC 825 and the investment was recorded at FVTPL as of June 29, 2019.
(3)	In October 2018 and March 2019, the Company purchased an aggregate of 125.3 units of Old Pal, a California-based brand that provides high-quality cannabis flower for its customers, for an aggregate purchase price of $2,000,000, amounting to approximately 10.0% of the outstanding units with 8.7% voting interests. Pursuant to SEC guidance under ASC 323, the application of equity method to investments applies to limited liability companies and are required unless the investor holds less than 3-5%. Accordingly, the Company was deemed to have significant influence resulting in equity method accounting. The Company has elected the fair value option under ASC 825 and the investment was recorded at FVTPL as of June 29, 2019.

The fair value of investments included in other current assets is considered a Level 3 categorization in the fair value hierarchy. Investments are measured at fair value using a market approach that is based on unobservable inputs. The determination of the fair value of the investments is determined using a valuation approach based primarily on comparing the investee’s financial metrics to guideline public companies based on selected market multiples.

7.	PROPERTY AND EQUIPMENT

As of June 29, 2019, property and equipment consists of the following:

2019

Land and Buildings	$68,005,575
Capital Lease Assets	17,081,955
Furniture and Fixtures	17,618,456
Leasehold Improvements	36,194,969
Equipment and Software	36,747,573
Construction in Progress	83,128,679

Total Property and Equipment	258,777,207

Less Accumulated Depreciation	(15,143,049)

Property and Equipment, Net	$243,634,158

F-27

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

7.	PROPERTY AND EQUIPMENT (Continued)

Depreciation expense of $11,358,029 was recorded for the year ended June 29, 2019, of which $1,453,968 is included in cost of goods sold. The amount of depreciation recognized for the capital lease assets during the year ended June 29, 2019 was $896,176, see Note 14 for further information.

During the year ended June 29, 2019, borrowing costs totaling $2,724,118 were capitalized using an average capitalization rate of 10.5%. In addition, during the year ended June 29, 2019, total labor related costs of $2,183,419 were capitalized to Construction in Progress, of which $320,917 was share-based compensation.

8.	BUSINESS ACQUISITIONS

The purchase price allocations for the acquisitions, as set forth in the table below, reflect various preliminary fair value estimates and analyses that are subject to change within the measurement period as valuations are finalized. The primary areas of the preliminary purchase price allocations that are not yet finalized relate to the fair values of certain tangible assets, the valuation of intangible assets acquired and residual goodwill. The Company expects to continue to obtain information to assist in determining the fair value of the net assets acquired at the acquisition date during the measurement period. Measurement period adjustments that the Company determines to be material will be applied retrospectively to the period of acquisition in the Company’s consolidated financial statements and, depending on the nature of the adjustments, other periods subsequent to the period of acquisition could be affected. All the acquisitions noted below were accounted for in accordance with ASC 805, “Business Combinations”.

A summary of business acquisitions completed during the year ended June 29, 2019 is as follows:

	LVMC, LLC	Monarch	Viktoriya’s Medical Supplies LLC	Future Transactions Holdings LLC	Kannaboost Technology Inc. and CSI Solutions LLC	PHSL, LLC	TOTAL
	October 9, 2018	December 3, 2018	January 15, 2019	February 4, 2019	February 13, 2019	March 29, 2019
Closing Date: Total Consideration

Cash	$10,075,000	$6,986,541	$3,800,000	$3,050,000	$2,000,000	$750,000	$26,661,541
Note Payable	-	-	6,500,000	3,000,000	15,000,000	2,250,000	26,750,000
Stock Issued:
Subordinate Voting Shares	-	13,337,471	-	6,895,270	14,169,438	-	34,402,179
Contingent Consideration	-	774,000	-	-	-	-	774,000

Total Consideration	$10,075,000	$21,098,012	$10,300,000	$12,945,270	$31,169,438	$3,000,000	$88,587,720

Number of Shares Issued:
Subordinate Voting Shares	-	4,019,065	-	2,117,238	4,739,626	-	10,875,929

Preliminary Accounting Estimate of Net Assets Acquired

Current Assets	$-	$1,670,296	$200,000	$88,142	$1,857,589	$114,645	$3,930,672
Fixed Assets	-	162,560	-	436,499	3,220,955	-	3,820,014
Non-Current Assets	-	-	3,328	-	-	-	3,328
Liabilities Assumed	-	(647,800)	-	(24,481)	-	(67,989)	(740,270)
Deferred Tax Liabilities	(1,028,307)	(1,229,995)	(1,539,744)	(1,444,940)	(6,059,814)	(474,158)	(11,776,958)
Intangible Assets:
Customer Relationships	770,000	1,820,000	1,650,000	1,550,000	3,390,000	659,000	9,839,000
Dispensary License	4,889,000	2,410,000	3,510,000	2,530,000	13,900,000	930,000	28,169,000

Total Intangible Assets	5,659,000	4,230,000	5,160,000	4,080,000	17,290,000	1,589,000	38,008,000

Total Identifiable Net Assets	4,630,693	4,185,061	3,823,584	3,135,220	16,308,730	1,161,498	33,244,786

Goodwill (1)	5,444,307	16,912,951	6,476,416	9,810,050	14,860,708	1,838,502	55,342,934

Total Preliminary Accounting Estimate of Net Assets Acquired	$10,075,000	$21,098,012	$10,300,000	$12,945,270	$31,169,438	$3,000,000	$88,587,720

Acquisition Costs Expensed (3)	$650,000	$1,147,320	$528,888	$252,492	$-	$-	$2,578,700
Net Income (Loss)	$(2,108,596)	$(1,369,842)	$(1,462,801)	$(455,441)	$(1,143,117)	$91,646	$(6,448,151)
Revenues	$1,914,479	$3,905,002	$2,960,376	$1,665,602	$6,139,233	$331,535	$16,916,227
Pro Forma Net Income (Loss) (2)	$(140,000)	$(219,000)	$(755,000)	$(250,000)	$2,511,000	$(235,000)	$912,000
Pro Forma Revenues (2)	$-	$5,770,000	$5,334,000	$1,664,000	$11,044,000	$1,232,000	$25,044,000

F-28

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

8.	ACQUISITIONS (Continued)

__________________

(1)

Goodwill arising from acquisitions represent expected synergies, future income and growth, and other intangibles that do not qualify for separate recognition. Generally speaking, goodwill related to dispensaries acquired within a state adds to the footprint of the MedMen dispensaries within the state, giving the Company’s customers more access to the Company’s branded stores. Goodwill related to cultivation and wholesale acquisitions provide for lower costs and synergies of the Company’s growing and wholesale distribution methods which allow for overall lower costs.

(2)	If the acquisition had been completed on July 1, 2018, the Company estimates it would have recorded increases in revenues and net income (loss) shown in the pro forma amounts above.

(3)

Acquisition costs include amounts paid in cash and equity. Of the acquisition costs paid in equity, the Company issued 159,435 Subordinate Voting Shares valued at the trading price of the Subordinate Voting Shares upon grant ($515,500) and 169,487 MedMen Corp Redeemable Shares valued at the trading price of the Subordinate Voting Shares upon grant ($597,320).

LVMC, LLC, d/b/a Cannacopia

On October 9, 2018, the Company completed the acquisition of LVMC, LLC, d/b/a Cannacopia, a Nevada limited liability company (“LVMC”). The assets consist primarily of the state of Nevada issued dispensary license and customer relationships. The Company began retail operations at its current location in November 2018 with the intention of moving operations to real property purchased at 3035 Highland Drive, Las Vegas, Nevada 89109 and 3025 South Highland Drive, Las Vegas, Nevada 89109.

The Company acquired all of the issued and outstanding shares of LVMC for aggregate consideration of $10,075,000 in cash.

Monarch

On December 3, 2018, the Company completed the acquisition of Monarch, a Scottsdale, Arizona-based licensed medical cannabis license holder with dispensary, cultivation and processing operations, from WhiteStar Solutions LLC (“WhiteStar”) through the acquisition of Omaha Management Services, LLC. In addition, the Company acquired from WhiteStar their exclusive co-manufacturing and licensing agreements with Kiva, Mirth Provisions and HUXTON for the state of Arizona.

The Company acquired all of the issued and outstanding shares of Monarch for aggregate consideration of $21,098,012, composed of $6,986,541 in cash, the issuance of 4,019,065 Subordinate Voting Shares at the trading price of $3.32 per share on the acquisition date and an earn out payment.

As part of the purchase price, the sellers are entitled up to $1,000,000, payable in Subordinate Voting Shares of the Company, if certain revenue targets are met within one year after the close of the acquisition. The Company determined the present value of the Company’s estimates of future outcomes of revenue targets being met (revenue targets ranged from $7,000,000 to $10,000,000) and the likelihood of the earn out being paid which was valued at $774,000. The contingent consideration was recorded as a component of other non-current liabilities, net of current portion in the accompanying Consolidated Balance Sheet.

Viktoriya’s Medical Supplies LLC, d/b/a Buddy’s Cannabis

On January 15, 2019, the Company completed the acquisition of Viktoriya’s Medical Supplies LLC (“VMS”), d/b/a Buddy’s Cannabis. VMS owns a microbusiness license to retail, distribute, cultivate and manufacture cannabis onsite in San Jose, California.

The Company acquired all of the issued and outstanding shares of VMS for aggregate consideration of $10,300,000, which included $3,800,000 in cash and $6,500,000 in note payable.

F-29

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

8.	ACQUISITIONS (Continued)

Future Transactions Holdings LLC d/b/a Seven Point

On February 4, 2019, the Company completed the acquisition of Future Transactions Holdings LLC (“Future Transactions”), d/b/a Seven Point, a licensed medical cannabis dispensary located in Oak Park, Illinois.

The Company acquired all of the issued and outstanding shares of Future Transactions for aggregate consideration of $12,945,270, which is comprised of $3,050,000 in cash, $3,000,000 in note payable, and 2,117,238 Subordinate Voting Shares at the trading price of $3.26 per share on the acquisition date.

Kannaboost Technology Inc. and CSI Solutions LLC

On February 13, 2019, the Company completed the acquisition of Kannaboost Technology Inc. and CSI Solutions LLC (collectively referred to as “Level Up”). Level Up holds licenses for retail locations in Scottsdale and Tempe, as well as 25,000 square feet of cultivation and production capacity in Tempe and Phoenix.

The Company acquired all of the issued and outstanding shares of Level Up for aggregate consideration of $31,169,438 which is comprised of $2,000,000 in cash, $15,000,000 in note payable, and 4,739,626 Subordinate Voting Shares at the trading price of $2.99 per share on the acquisition date.

As part of the transaction, the Company also received a 40% stake in top-selling brand K.I.N.D. Concentrates, which is currently distributed in over 90% of the dispensaries in Arizona.

PHSL, LLC, d/b/a SugarLeaf Trading Co.

On March 29, 2019, the Company completed the acquisition of PHSL, LLC, d/b/a SugarLeaf Trading Co. (“SugarLeaf”), an adult and medical use cannabis license holder in Seaside, California.

The Company acquired 100% of the equity interest for aggregate consideration of $3,000,000 which is comprised of $750,000 in cash and $2,250,000 in note payable.

9.	INTANGIBLE ASSETS

As of June 29, 2019, intangible assets consist of the following:

2019

Dispensary Licenses	$195,938,706
Customer Relationships	23,625,200
Management Agreement	7,594,937
Capitalized Software	4,010,454
Intellectual Property (1)	8,212,764

Total Intangible Assets	239,382,061

Less Accumulated Amortization	(17,831,644)

Intangible Assets, Net	$221,550,417

(1)	Intellectual Property is not currently in use and is therefore not being amortized.

F-30

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

9.	INTANGIBLE ASSETS (Continued)

Intellectual Property is not being amortized as it is not ready for use. The Company recorded amortization expense of $13,510,103 for the year ended June 29, 2019. During the year ended June 29, 2019, $276,847 of share-based compensation was capitalized to capitalized software.

10.	GOODWILL

As of June 29, 2019, goodwill was $85,560,531. See “Note 8 - Acquisitions” for further information. As of June 29, 2019, the carrying amounts of goodwill were allocated to each group of reporting units as follows:

2019

Arizona	$31,773,659
California	16,742,843
Illinois	9,810,050
Nevada	16,556,287
New York	10,677,692

Total Goodwill	$85,560,531

Goodwill is assigned to the reporting unit, which is the operating segment level or one level below the operating segment. Goodwill arises from the purchase price for acquired businesses exceeding the fair value of tangible and intangible assets acquired less assumed liabilities. Goodwill is reviewed annually for impairment or more frequently if impairment indicators arise.

The Company conducts its annual goodwill impairment assessment as of the last day of the year, or more frequently under certain circumstances. For the purpose of the goodwill impairment test, the Company performed a quantitative assessment where the Company estimated the fair value of each reporting unit using a discounted cash flow method (income approach). As of June 29, 2019, the Company determined there was no impairment to its goodwill.

11.	OTHER ASSETS

As of June 29, 2019, other assets consist of the following:

2019
Long-Term Security Deposits for Leases	$10,565,957
Other Long-Team Deposits	20,501,166
Other Assets	1,350,000

Total Other Assets	$32,417,123

F-31

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

12.	OTHER CURRENT LIABILITIES AND OTHER NON-CURRENT LIABILITIES

As of June 29, 2019, other current liabilities consist of the following:

2019

Accrued Interest Payable	$2,819,594
Contingent Consideration	774,000
Other Current Liabilities	52,786

Total Other Current Liabilities	$3,646,380

As of June 29, 2019, other non-current liabilities, net of current portion, consists of the following:

2019

Deferred Gain on Sale of Assets (1)(2)	$4,731,338
Contingent Consideration	20,197,690

Total Other Non-Current Liabilities	$24,929,028

___________________

(1)	See “Note 14 - Leases” for further information.
(2)	The current portion of Deferred Gain on Sale of Assets of $566,627 is recorded in Accounts Payable and Accrued Liabilities.

Contingent Consideration

Contingent consideration recorded relates to a business acquisition (see “Note 8 - Acquisitions”) and an asset acquisition. Contingent consideration is based upon the potential earn out of a location’s revenue in the following year it is opened and is measured at fair value using discounted cash flow model that is based on unobservable inputs. The determination of the fair value of the contingent consideration payable is primarily based on the Company’s expectations of the amount of revenue to be achieved within the specified time period of the agreement.

Contingent consideration classified as a liability and measured at fair value in accordance with ASC 480, “Distinguishing Liabilities from Equity” is recognized when probable and reasonably estimable under ASC 450, “Contingencies”. Remeasurement of the contingent liability after the date of acquisition is capitalized as part of the cost of the assets acquired and is allocated to increase the eligible assets on a relative fair value basis. The value of amortizable or depreciable identifiable assets are adjusted when contingent consideration is recognized at a later date in accordance with ASC 450 wherein the change in amortization or depreciation expense is recognized on a prospective basis. As at June 29, 2019, the Company evaluated the contingent consideration related to an asset acquisition and remeasured the liability at fair value of $20,197,689. The increase in the contingent consideration of $8,438,690 was capitalized to the assets acquired, which was a dispensary license. Refer to “Note 9 - Intangible Assets”.

F-32

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

13.	DERIVATIVE LIABILITIES

During the year ended June 29, 2019, the Company issued the following warrants related to bought deals. The exercise price of the warrants is denominated in Canadian dollars. Upon the analysis of the warrants issued under ASC 815, the Company determined that the warrants are to be accounted as derivative liabilities. The warrants are traded on the Canadian stock exchange. The following are the warrants issued related to the bought deals that were accounted for as derivative liabilities:

	Number of Warrants

September Bought Deal Equity Financing	7,840,909	(1)(2)(3)
December Bought Deal Equity Financing	13,640,000	(1)(2)(4)
	21,480,909

____________________

(1)	The exercise price of the warrants was denominated in a price other than the Company’s functional currency. In accordance with ASC 815-40, a share warrant denominated in a price other than the functional currency of the Company fails to meet the definition of equity. Accordingly, such a contract or instrument would be accounted for as a derivative liability and measured at fair value with changes in fair value recognized in the Consolidated Statement of Operations at each period-end.
(2)	Measured based on Level 1 inputs on the fair value hierarchy since there are quoted prices in active markets for these warrants. The Company used the closing price of the publicly-traded warrants to estimate fair value of the derivative liability at issuance and at each reporting date.
(3)	See “Note 17 - Shareholders’ Equity - September Bought Deal Equity Financing” for further information.
(4)	See “Note 17 - Shareholders’ Equity - December Bought Deal Equity Financing” for further information.

A reconciliation of the beginning and ending balance of derivative liabilities and change in fair value of derivative liabilities is as follows:

Balance as of June 30, 2018	$-

Initial Recognition of Derivative Liabilities:
Bought Deal Equity Financing	13,252,207

Change in Fair Value of Derivative Liabilities:
Bought Deal Equity Financing	(3,908,722)

Balance as of June 29, 2019	$9,343,485

F-33

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

14.	LEASES

Finance Leases

Below are the details of the finance lease liability as of June 29, 2019:

2019
Balance at June 30, 2018	$-

Additions	16,876,813
Payments	(492,030)

Balance at June 29, 2019	16,384,783
Less Current Portion of Finance Lease Liability	(4,153,935)

Finance Lease Liability, Net of Current Portion	$12,230,848

As of June 29, 2019, the carrying gross amount of the finance lease asset was $16,876,813 and was related to buildings and land and depreciated over the shorter of the useful life or the lease term. All finance lease terms are 10 years.

The finance leases mature on various dates through December 2028 with implied interest rates ranging from 4.2% through 10.2%. The finance leases require monthly payments ranging from $81,951 to $125,825. Certain lease monthly payments may escalate up to 3.0% each year, other lease monthly payments will increase to the greater of 3.0% or the consumer price index from the United States Department of Labor.

Future minimum principal payments under finance leases are as follows:

Fiscal Year Ending	Third Party Finance Leases	Related Party Finance Leases	TOTAL

June 27, 2020	$338,171	$709,250	$1,047,421
June 26, 2021	405,660	772,454	1,178,114
June 25, 2022	481,273	839,313	1,320,586
June 24, 2023	565,902	910,009	1,475,911
June 29, 2024	660,535	984,735	1,645,270
June 28, 2025 and Thereafter	4,248,222	5,469,260	9,717,481

Total Future Minimum Lease Payments	$6,699,763	$9,685,021	$16,384,783

Finance leases noted above contain required security deposits, refer to “Note 11 - Other Assets”.

Sale and Leaseback Transactions - Related Party

During the year ended June 29, 2019, the Company sold and subsequently leased back several of its properties in transactions with the Treehouse Real Estate Investment Trust (the “REIT”), a related party. The Company determined that these sales did not qualify for sale-leaseback treatment due to prohibited forms of continuing involvement in the assets sold by the Company. Accordingly, the “sold” assets remain within land, building and leasehold improvements, as appropriate, for the duration of the lease and a finance liability equal to the amount of proceeds received was recorded within notes payable. Refer to “Note 15 - Notes Payable”. Upon lease termination, the sale will be recognized by removing the remaining carrying values of the assets and financing liability with any difference recognized as a gain.

F-34

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

14.	LEASES (Continued)

Sale and Leaseback Transactions - Related Party (Continued)

The properties included in the sale to the REIT for gross proceeds of approximately $72,300,000 were as follows:

•	One parking lot located on Lincoln Boulevard in Venice, California;
•	One retail storefront located on Robertson Boulevard in Los Angeles;
•	One 45,000 square foot cultivation and production facility located in Sparks, Nevada;
•	One 45,000 square foot cultivation and production facility located in Desert Hot Springs, California;
•	One retail storefront located on Highland Drive near the Las Vegas Strip.

Sale and Leaseback Transactions - Other

During the year ended June 29, 2019, the Company sold and subsequently leased back two of its properties in transactions with third parties for gross proceeds of approximately $24,073,000. One of the sold properties qualified as a finance lease in which any gains are recognized over the term of the new lease while losses are recognized immediately recognized. Gains recognized upon the sale and leaseback transactions were deferred as noted below.

As of June 29, 2019, the total deferred gain recorded for the sale and leaseback transactions was as follows:

2019

Balance as of June 30, 2018	$-

Additions	5,666,274
Amortization	(368,309)

Balance as of June 29, 2019	5,297,965
Less Current Portion of Deferred Gain	(566,627)

Deferred Gain on Sale of Assets, Net of Current Portion	$4,731,338

The current portion and non-current portion of deferred gains are included as a component of accounts payable and other non-current liabilities in the Consolidated Balance sheet.

Office and Operating Leases

The Company leases certain business facilities from third parties and related parties (see below) under operating lease agreements that specify minimum rentals. The leases expire through 2038 and contain certain renewal provisions. The Company’s rent expense was as follows for the year ended June 29, 2019:

2019

Rent Expense Included in:
General and Administrative Expense	$22,642,037
Cost of Goods Sold	2,077,900

Total Rent Expense	$24,719,937

F-35

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

14.	LEASES (Continued)

Office and Operating Leases (Continued)

Future minimum operating lease payments under non-cancelable operating leases is as follows:

Fiscal Year Ending	Third Party Operating Leases	Related Party Operating Leases	TOTAL

June 27, 2020	$24,161,330	$240,048	$24,401,378
June 26, 2021	27,295,917	247,249	27,543,166
June 25, 2022	27,971,047	254,666	28,225,713
June 24, 2023	26,963,378	262,306	27,225,684
June 29, 2024	23,241,294	270,176	23,511,470
June 28, 2025 and Thereafter	118,505,965	2,695,131	121,201,096

Total Future Minimum Lease Payments	$248,138,931	$3,969,576	$252,108,507

Leases - Related Parties

In January 2017, Bloomfield Industries, Inc. entered into a 10-year lease agreement with UN East LLC, a related party, to occupy a temporary facility and for five acres of land for future development. The lease provides, among other things, for the issuance of a 10% initial members’ equity interest in Project Compassion NY, LLC valued at $3,500,000.

In addition, the Company entered into lease agreements with the REIT and its wholly-owned subsidiaries, or have lease agreements which were assumed by the REIT.

For the year ended June 29, 2019, rent expense under all lease agreements with related parties totaled approximately $1,988,000. As of June 29, 2019, total related party prepaid rent was $5,907,282, of which $1,580,205 was current.

F-36

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

15.	NOTES PAYABLE

As of June 29, 2019, notes payable consists of the following:

2019

Promissory notes dated between January 15, 2019 through March 29, 2019, issued for deferred payments on acquisitions, which mature on varying dates from August 3, 2019 to June 30, 2020 and bear interest at rates ranging from 8.0% to 30.0% per annum.	$26,750,000

Secured promissory notes dated April 23, 2018 and May 13, 2018, issued to refinance property acquisition loans, which mature on October 31, 2019 and May 18, 2019, respectively, and bear interest at a rate of 15% per annum.	6,050,000

Finance Liability Incurred in Various Dates from November 2018 through March 2019 with an Implied Interest Rate of 10%.	71,538,352

Non-revolving, senior secured term note dated October 1, 2018, issued to accredited investors, which matures on October 1, 2020, bears interest at a fixed rate of 7.5% per annum and requires monthly payments of all accrued and unpaid interest in amounts that may vary until the maturity date.	77,675,000

Promissory notes dated November 7, 2018, issued to Lessor for tenant improvements as part of sales and leaseback transactions, which mature on November 7, 2028, bear interest at a rate of 10.0% per annum and require minimum monthly payments of $15,660 and $18,471.	2,484,357

Other	21,120

Total Notes Payable	184,518,829
Less Unamortized Debt Issuance Costs and Loan Origination Fees	(11,771,270)

Net Amount	$172,747,559
Less Current Portion of Notes Payable	(21,998,522)

Notes Payable, Net of Current Portion	$150,749,037

F-37

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

15.	NOTES PAYABLE (Continued)

A reconciliation of the beginning and ending balances of notes payable for the year ended June 29, 2019 is as follows:

2019

Balance as of June 30, 2018	$55,946,959

Cash Additions	166,243,539
Non-Cash Additions - Business Acquisition	26,750,000
Cash Payments	(55,007,057)
Equity Component of Debt	(13,590,104)
Shares Issued for Debt Issuance Costs	(1,857,431)
Conversion of Convertible Debentures	(3,802,381)
Shares Issued to Settle Debt	(8,929,288)
Cash Paid for Debt Issuance Costs	(2,019,472)
Accretion of Debt Discount	7,848,740
Loss on Extinguishment of Debt	1,164,054

Balance as of June 29, 2019	$172,747,559

Less Current Portion of Notes Payable	(21,998,522)

Notes Payable, Net of Current Portion	$150,749,037

Scheduled maturities of debt are as follows:

Fiscal Year Ending	Scheduled Maturity

June 27, 2020	$31,068,895
June 26, 2021	5,352,772
June 25, 2022	79,614,967
June 24, 2023	1,182,941
June 29, 2024	1,241,564
June 28, 2025 and Thereafter	66,057,690

Total Notes Payable	$184,518,829

F-38

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

15.	NOTES PAYABLE (Continued)

Financing Liability

In connection with the Company’s failed sale and leaseback transactions described in “Note 14 - Leases”, a financing liability was recognized equal to the cash proceeds received. The cash payments made on the lease less the portion considered to be interest expense, will decrease the financing liability.

Senior Secured Term Loan Facility

On October 1, 2018, the Company closed a $73,275,000 senior secured term loan facility (the “Facility”) with funds managed by Hankey Capital and with an affiliate of Stable Road Capital (the “Lenders”). On October 3, 2018, the Company closed an additional tranche of the Facility, which increased the principal amount of the loan to $77,675,000. The principal amount under the Facility will accrue interest at a rate of 7.5% per annum, paid monthly, with a maturity date of 24 months following the date of closing on October 1, 2018. The Company may repay the balance of the Facility at any time and from time to time, in whole or in part, with a prepayment penalty of 1% of the outstanding principal amount repaid if repaid before December 31, 2019. Additionally, MM CAN issued to the Lenders 8,105,642 warrants, each being exercisable for one Class B Common Share of such company at a purchase price per share of $4.97 for 30 months. Such Class B Common Shares are redeemable in accordance with their terms for Class B Subordinate Voting Shares of the Company. The Facility will be used for acquisitions, capital expenditures and general corporate purposes.

In connection with the increased principal under the Facility, MM CAN issued to the Lenders an additional 511,628 warrants, each being exercisable for one Class B Common Share of such affiliate at a purchase price per share of $4.73 for a period of 30 months. Such Class B Common Shares are redeemable in accordance with their terms for Class B Subordinate Voting Shares of the Company.

In addition to providing a portion of the Facility, Stable Road Capital provided advisory services to the Company. Advisory services included introducing the Company to brands and various service providers, advice on the Facility and providing advice with respect to the Company’s planned structured sale of real estate assets. For its advisory services, MM CAN issued to Stable Road Capital 8,105,642 warrants at a purchase price per share of $4.97 and 511,628 warrants at a purchase price per share of $4.73, each being exercisable for one Class B Common Share of such company for a period of 30 months. Such Class B Common Shares are redeemable in accordance with their terms for Class B Subordinate Voting Shares of the Company.

F-39

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

16.	SENIOR SECURED CONVERTIBLE CREDIT FACILITY

As of June 29, 2019, senior secured convertible credit facility consists of the following:

	Tranche	2019

Convertible senior secured note dated April 23, 2019, issued to accredited investors, which matures on April 23, 2022 and bears interest at LIBOR plus 6.00% per annum.	1A	$20,000,000

Convertible senior secured note dated May 22, 2019, issued to accredited investors, which matures on April 23, 2022 and bears interest at LIBOR plus 6.00% per annum.	1B	80,000,000

Total Drawn on Senior Secured Convertible Credit Facility		100,000,000

Less Unamortized Debt Discounts		(13,144,585)

Senior Secured Convertible Credit Facility, Net		$86,855,415

A reconciliation of the beginning and ending balances of senior secured convertible credit facility for the year ended June 29, 2019 is as follows:

2019

Balance as of June 30, 2018	$-

Cash Additions	100,000,000
Equity Component of Debt	(7,548,720)
Shares Issued for Debt Issuance Costs	(3,979,119)
Cash Paid for Debt Issuance Costs	(2,076,757)
Amortization of Debt Discounts	460,011

Balance as of June 29, 2019	$86,855,415

On March 22, 2019, the Company signed a binding term sheet for a senior secured convertible credit facility (the “Convertible Facility”) of up to $250,000,000 from funds managed by Gotham Green Partners (“GGP”), an investor in the global cannabis industry. The Company subsequently entered into definitive documentation on April 23, 2019 and closed on a portion of the initial funding tranche.

The Convertible Facility will be accessed through issuances to the lenders of convertible senior secured notes (“Notes”) co-issued by the Company and MM CAN, in an aggregate amount of up to $250,000,000. Under the definitive terms, Notes will be issuable in up to five tranches, with each tranche being issuable at the option of the Company, subject to certain conditions and, in certain cases, price thresholds for the Class B Subordinate Voting Shares of the Company. The initial tranche, which the Company and MM CAN have drawn down on April 23, 2019 and May 22, 2019, was for gross proceeds of $100,000,000 (“Tranche 1”). The balance of the Convertible Facility will be funded through additional tranches as follows:

F-40

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

16.	SENIOR SECURED CONVERTIBLE CREDIT FACILITY (Continued)

•	Tranche 2: An aggregate amount of $75,000,000 will be available to the Company, of which:

o	an aggregate amount of $25,000,000 may be requested by the Company (without meeting any share price threshold, as described below) (“Optional Tranche 2”), and will be available beginning 75 days after the April 23, 2019 closing date (the “Closing Date”); and

o	an aggregate amount of $75,000,000 may be requested by the Company if Optional Tranche 2 is not funded and an aggregate amount of $50,000,000 may be requested by the Company if Optional Tranche 2 is funded (“Required Tranche 2”), and which will be available beginning on the six-month anniversary of the May 22, 2019 date.

•	Tranche 3: An aggregate amount of $75,000,000 will be available to the Company beginning on the six-month anniversary of the closing date of Required Tranche 2.

All Notes will have a maturity date of 36 months from the Closing Date (the “Maturity Date”), with a 12-month extension feature available to the Company on certain conditions, including payment of an extension fee of 1.0% of the principal amount under the outstanding Notes. All Notes will bear interest from their date of issue at LIBOR plus 6.0% per annum. During the first 12 months, interest may be paid-in-kind (“PIK”) at the Company’s option such that any amount of PIK interest will be added to the outstanding principal of the Notes. The Company shall have the right after the first year, to prepay the outstanding principal amount of the Notes prior to maturity, in whole or in part, upon payment of 105% of the principal amount in the second year and 103% of the principal amount thereafter.

The Notes (including all accrued interest and fees thereon) will be convertible, at the option of the holder, into Subordinate Voting Shares at any time prior to the close of business on the last business day immediately preceding the Maturity Date. The conversion price for each tranche of Notes is as follows:

•	Tranche 1 Notes: The conversion price per share is equal to $3.29.

•	Optional Tranche 2 Notes: The conversion price per share will be equal to the lesser of (i) 115% of the 20 trading day volume weighted-average trading price (“VWAP”) of the Subordinate Voting Shares as of the trading day immediately preceding the date of issue of the Optional Tranche 2 Notes (as reported on the Canadian Securities Exchange (the “CSE”) and converted to U.S. dollars) and (ii) $3.29.

•	Required Tranche 2 Notes: The conversion price per share will be equal to the lesser of (i) 115% of the 20 trading day VWAP of the Subordinate Voting Shares as of the trading day immediately preceding the date of issue of the Required Tranche 2 Notes (as reported on the CSE and converted to U.S. dollars) and (ii) $7.00.

•	Tranche 3 Notes: The conversion price per share will be equal to the lesser of (i) 115% of the 20 trading day VWAP of the Subordinate Voting Shares as of the trading day immediately preceding the date of issue of the Tranche 3 Notes (as reported on the CSE and converted to U.S. dollars) and (ii) $7.00.

The Company may force the conversion of up to 75% of the then outstanding Notes if the VWAP of the Subordinate Voting Shares (converted to U.S. dollars) is at least $8.00 for any 20 consecutive trading day period, at a conversion price per Subordinate Voting Share equal to $8.00. If 75% of the then outstanding Notes are converted by the Company, the term of the remaining 25% of the then outstanding Notes will be extended by 12 months (if such extended period is longer than the maturity date of such Notes), subject to an outside date of 48 months from the Closing Date.

F-41

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

16.	SENIOR SECURED CONVERTIBLE CREDIT FACILITY (Continued)

Upon issuance of Notes pursuant to any tranche, the lenders will be issued share purchase warrants of the Company (“Warrants”), each of which would be exercisable to purchase one Subordinate Voting Share for 36 months from the date of issue. The number of Warrants to be issued will represent an approximate 50% Warrant coverage for each tranche. The exercise prices for each tranche of Warrants are as follows:

•	Tranche 1 Warrants:

o	78% of such Warrants will have an exercise price per share equal to $3.72.

o	22% of such Warrants will have an exercise price per share equal to $4.29.

•	Optional Tranche 2 Warrants:

o	78% of such Warrants will have an exercise price per share equal to the lesser of (A) a 30% premium to the 20 trading day VWAP of the Subordinate Voting Shares as of the trading day immediately preceding the date of the issuance of the Optional Tranche 2 Notes (as reported on the CSE and converted to U.S. dollars) and (B) $3.72.

o	22% of such Warrants will have an exercise price per share equal to the lesser of (A) a 50% premium to the 20 trading day VWAP of the Subordinate Voting Shares as of the trading day immediately preceding the date of the issuance of the Optional Tranche 2 Notes (as reported on the CSE and converted to U.S. dollars) and (B) $4.29.

•	Required Tranche 2 Warrants:

o	78% of such Warrants will have an exercise price per share equal to the lesser of (A) a 30% premium to the 20 trading day VWAP of the Subordinate Voting Shares as of the trading day immediately preceding the date of the issuance of the Required Tranche 2 Notes (as reported on the CSE and converted to U.S. dollars) and (B) $7.91.

o	22% of such Warrants will have an exercise price per share equal to the lesser of (A) a 50% premium to the 20 trading day VWAP of the Subordinate Voting Shares as of the trading day immediately preceding the date of the issuance of the Required Tranche 2 Notes (as reported on the CSE and converted to U.S. dollars) and (B) $9.13.

•	Tranche 3 Warrants:

o	78% of such Warrants will have an exercise price per share equal to the lesser of (A) a 30% premium to the 20 trading day VWAP of the Subordinate Voting Shares as of the trading day immediately preceding the date of the issuance of the Tranche 3 Notes (as reported on the CSE and converted to U.S. dollars) and (B) $7.91.

o	22% of such Warrants will have an exercise price per share equal to the lesser of (A) a 50% premium to the 20 trading day VWAP of the Subordinate Voting Shares as of the trading day immediately preceding the date of the issuance of the Tranche 3 Notes (as reported on the CSE and converted to U.S. dollars) and (B) $9.13.

F-42

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

16.	SENIOR SECURED CONVERTIBLE CREDIT FACILITY (Continued)

In connection with Tranche 1, the Company issued to the lenders 9,749,861 Warrants with an exercise price per share equal to $3.72 and 3,249,954 Warrants with an exercise price per share equal to $4.29. Under ASC 815, the conversion option and warrants were recorded as an equity instrument. As of June 29, 2019, the relative fair value of the warrants with a value of $7,548,720 has been recorded to equity. In addition, the Company paid cash financing fees of $2,276,757 and issued 1,748,251 Subordinate Voting Shares valued at an aggregate price of $3,979,119 using the trading share price of the Company at the issuance date. The cash consideration and Subordinate Voting Shares issued were allocated between debt and equity.

As additional consideration for the purchase of the Notes, at the time of each Tranche closing, the lenders will be paid an advance fee of 1.5% of the principal amount of the Notes purchased in such Tranche.

While the Notes are outstanding, the lenders will be entitled to the collective rights to appoint a representative to attend all meetings of the board of directors in a non-voting observer capacity.

The Notes and the Warrants, and any Subordinate Voting Shares issuable as a result of a conversion of the Notes or exercise of the Warrants, will be subject to a four-month hold period from the date of issuance of such Notes or such Warrants, as applicable, in accordance with applicable Canadian securities laws.

Closing of any tranche of the Credit Facility subsequent to Tranche 1 is subject to certain conditions being satisfied including, but not limited to, there is no event of default, reconfirmation of representations and warranties and compliance with applicable covenants and agreements. In addition, in order for the Company to access (a) Required Tranche 2, the 20 trading day VWAP of the Subordinate Voting Shares as of the trading day immediately preceding the date notice is given to the lenders (as reported on the CSE and converted to U.S. dollars) must be at least $3.75; and (b) Tranche 3, the 20 trading day VWAP of the Subordinate Voting Shares as of the trading day immediately preceding the date notice is given to the lenders (as reported on the CSE and converted to U.S. dollars) must be at least $4.50.

17.	SHAREHOLDERS’ EQUITY

Authorized

The authorized share capital of the Company is comprised of the following:

Unlimited Number of Class B Subordinate Voting Shares

Holders of Subordinate Voting Shares are entitled to notice of and to attend at any meeting of the shareholders of the Company, except a meeting of which only holders of another particular class or series of shares of the Company will have the right to vote. At each such meeting, holders of Subordinate Voting Shares are entitled to one vote in respect of each Subordinate Voting Share held. As long as any Subordinate Voting Shares remain outstanding, the Company will not, without the consent of the holders of the Subordinate Voting Shares by separate special resolution, prejudice or interfere with any right attached to the Subordinate Voting Shares. Holders of Subordinate Voting Shares are entitled to receive as and when declared by the directors of the Company, dividends in cash or property of the Company. In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders, the holders of Class B Subordinate Voting Shares shall, subject to the prior rights of the holders of any shares of the Company ranking in priority rights of the holders of any shares of the Company ranking in priority to the Class B Shares (including without restriction the Class A Super Voting Shares) be entitled to participate ratably along with all other holders of Class B Shares.

F-43

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

17.	SHAREHOLDERS’ EQUITY (Continued)

Authorized (Continued)

Unlimited Number of Class A Super Voting Shares

Holders of Super Voting Shares are not entitled to receive dividends. They are entitled to notice of and to attend at any meeting of the shareholders of the Company, except a meeting of which only holders of another particular class or series of shares of the Company have the right to vote. At each such meeting, holders of Super Voting Shares are entitled to 1,000 votes in respect of each Super Voting Share held. Provided that the founders hold more than 50% of the issued and outstanding non-voting common shares of MM Corp and Common Units of LLC, otherwise each holders of Super Voting Shares are entitled to 50 votes in respect of each Super Voting Share held. As long as any Super Voting Shares remain outstanding, the Company will not, without the consent of the holders of the Super Voting Shares by separate special resolution, prejudice or interfere with any right or special right attached to the Super Voting Shares. The Super Voting Shares are redeemable by the Company at a fixed rate of $0.10119 per share at the option of the current holder (the founders) in certain circumstances. In all other circumstances, the Company has the option to redeem the Super Voting Shares at the aforementioned fixed rate. The total amount due if redeemed, is approximately $164,999. The Company determined that the Super Voting are temporary equity in accordance with ASC 480, “Distinguishing Liabilities from Equity” and has reflected the amount as mezzanine equity in the consolidated balance sheet.

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders, the Company will distribute its assets firstly and in priority to the rights of holders of any other class of shares of the Company (including the holders of preferred shares of any series and Class B Subordinate Voting Shares) to return the issue price of the Class A Super Voting Shares. If there are insufficient assets to fully return the issue price, such holders will receive an amount equal to the holders of the Class A Super Voting Shares such holders will receive an amount equal to their pro rata share in proportion to the issue price of their Class A Super Voting Shares along with all other holders of Class A Super Voting Shares

Unlimited Number of Preferred Shares

The Preferred Shares may be issued at any time or from time to time in one or more series. The board of directors of the Company may, by resolution, alter its Notice of Articles of the Company to create any series of Preferred Shares and to fix before issuance, the designation, rights, privileges, restrictions and conditions to attach to the Preferred Shares of each series, including the rate, form, entitlement and payment of preferential dividends, the dates and place for payment thereof, the redemption price, terms, procedures and conditions of redemption, if any, voting rights and conversion rights, if any, and any sinking fund, purchase fund or other provisions attaching to the Preferred Shares of such series; provided, however, that no Preferred Shares of any series shall be issued until the Company has filed an alteration to its Notice of Articles with the British Columbia Registrar of Companies. Preferred shares shall be entitled to preference over other classes of shares, dividends when declared and any distribution of assets in event of liquidation, dissolution or winding up the Company, whether voluntary or involuntary.

F-44

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

17.	SHAREHOLDERS’ EQUITY (Continued)

Authorized (Continued)

2,000,000,000 Units of MM CAN USA Redeemable Shares

The Company’s subsidiary, MM CAN USA has two authorized classes of units, Class A and Class B Redeemable Stock with a $0.001 USD par value, having an authorized limit of 1,000,000,000 units each. Class A Units are not redeemable, while Class B Redeemable Units are redeemable into shares of the Company’s Class B Subordinate Voting Shares. Holders of Class B Redeemable Units can redeem at their election. There are no mandatory redemption features. Class A Units are entitled to vote per unit held while Class B Redeemable Units are non-voting. Each Class share on a pro-rata basis dividends when declared. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Class B Redeemable Units, together with holders of Class A Units on a pro-rata basis, will be entitled to receive all assets of the Corporation available for distribution to its stockholders.

Unlimited Number of MM Enterprises USA Common Units

The Company’s subsidiary, MM Enterprises USA has one authorized class of units being Common Units. Common Units contain no voting rights and are redeemable into Class B Redeemable Units of MedMen Corp or of the Company’s Class B Subordinate shares. Distributions to Members, upon the dissolution or liquidation of the Company, whether voluntary or involuntary may be declared by out of distributable cash or other funds or property legally available therefor in such amounts and on such terms as the Company shall determine using such record date as the Company may designate on a pro-rata basis in accordance with each members percentage interest in the Company.

Issued and Outstanding

A reconciliation of the beginning and ending issued and outstanding shares for the year ended June 29, 2019 is as follows:

	Subordinate Voting Shares	Super Voting Shares	MM CAN USA Class B Redeemable Units	MM Enterprises USA Common Units

Balance as of July 1, 2018	45,215,976	1,630,590	365,961,334	1,570,064

Bought Deal Equity Financing	29,321,818	-	-	-
At-the-Market Equity Financing Program	5,168,500	-	-	-
Shares Issued to Settle Debt	632,130	-	3,932,415	-
Debt Issuance Costs	2,691,141	-	-	-
Redemption of MedMen Corp Redeemable Shares	58,095,821	-	(58,095,821)	-
Redemption of LLC Redeemable Units	5,566,993	-	4,274,566	(9,841,559)
Other Assets	919,711	-	72,464	-
Acquisition Costs	159,435	-	169,487	-
Acquisition of Non-Controlling Interest	9,736,870	-	-	-
Business Acquisitions	10,875,929	-	-	-
Asset Acquisitions	1,658,884	-	-	8,996,511
Vested Restricted Stock Units	333,479	-	-	-
Exercise of Warrants	-	-	2,878,770	-
Stock Grants for Compensation	2,634,235	-	-	-

Balance as of June 29, 2019	173,010,922	1,630,590	319,193,215	725,016

F-45

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

17.	SHAREHOLDERS’ EQUITY (Continued)

September Bought Deal Equity Financing

On September 27, 2018, MedMen Corp completed a bought deal financing (the “September Offering”) of 15,681,818 units (the “September Units”) at a price of C$5.50 per September Unit (the “September Issue Price”), which included the exercise in full by the Underwriters of their over-allotment option, for aggregate gross proceeds of approximately C$86,250,000 (or $65,935,325 U.S. dollars).

Each September Unit consisted of one Subordinate Voting Share and one-half of one share purchase warrant of the Company (each whole share purchase warrant, a “September Warrant”). Each September Warrant entitles the holder thereof to acquire, subject to adjustment in certain circumstances, one Subordinate Voting Share at an exercise price of C$6.87 for a period of 36 months following the closing of the September Offering. On September 27, 2018, the September Warrants commenced trading under the ticker symbol “MMEN.WT”. See “Note 13 - Derivative Liabilities” for further information.

December Bought Deal Equity Financing

On December 5, 2018, MedMen Corp completed a bought deal financing (the “December Offering”) of 13,640,000 units (the “December Units”) at a price of C$5.50 per December Unit (the “December Issue Price”) for aggregate gross proceeds of approximately C$75,020,000 (or $55,976,720 U.S. dollars).

Each December Unit consisted of one Subordinate Voting Share and one share purchase warrant of the Company (“December Warrant”). Each December Warrant entitles the holder thereof to acquire, subject to adjustment in certain circumstances, one Subordinate Voting Share at an exercise price of C$6.87 ($5.28) until September 27, 2021. The December Warrants are traded under the ticker symbol “MMEN.WT” with the September Warrants. See “Note 13 - Derivative Liabilities” for further information.

At-the-Market Equity Financing Program

On April 10, 2019, the Company entered into an equity distribution agreement (the “Equity Distribution Agreement”) with Canaccord Genuity Corp. pursuant to which the Company may, from time to time, sell Subordinate Voting Shares for aggregate gross proceeds of up to C$60,000,000. The At-the-Market equity financing program (the “ATM program”) is designed to enable the Company to issue Subordinate Voting Shares from treasury at a lower cost than traditional offerings, without discount and at prevailing trading prices. The Company intends to use the net proceeds from the sale of Subordinate Voting Shares under the ATM program principally for general and administrative expenses, working capital needs and other general corporate purposes. As of June 29, 2019, the Company had issued 5,168,500 Subordinate Voting Shares under the ATM program for net proceeds of approximately $13,306,096 U.S. dollars.

Non-Controlling Interests

Non-controlling interest represents the net assets of the subsidiaries the holders of the Subordinate Voting Shares do not directly own. The net assets of the non-controlling interest are represented by the holders of the redeemable shares at MM CAN USA. and the holders of the LLC redeemable units at MM Enterprises USA. Non-controlling interest also represents the net assets of the entities the Company does not directly own but controls through a management agreement. As of June 29, 2019, the holders of the redeemable shares at MM CAN USA represent approximately 64.85% of the Company and holders of the Common Units at MM Enterprises USA represent approximately 0.15% of the Company.

F-46

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

17.	SHAREHOLDERS’ EQUITY (Continued)

Variable Interest Entities

The below information are entities the Company has concluded to be variable interest entities (“VIEs”) as the Company possesses the power to direct activities through management services agreements (“MSAs”). Through these MSAs, the Company can significantly impact the VIEs and thus holds a controlling financial interest.

The following table represents the summarized financial information about the Company’s consolidated VIEs. VIEs include the balances of Manlin, LLC, Natures Cure, Inc. and Venice Caregiver Foundation, Inc. This information represents amounts before intercompany eliminations.

Acquisition of Previously Consolidated VIE

Prior to January 25, 2019, the Company VIE’s also included The Source Santa Ana and The Farmacy Collective. On January 25, 2019, the Company completed the acquisition of the Source Santa Ana and The Farmacy Collective from Captor Capital Corp. (“Captor”), a related party for $33,035,817 pursuant to a stock purchase agreement entered into on January 9, 2019 (the “SPA”). Under the terms of the SPA, the Company acquired all of the shares of ICH California Holdings, Ltd., a wholly-owned subsidiary of Captor that held assets including the ownership interests in its MedMen branded retail cannabis dispensaries located in Santa Ana and West Hollywood. The purchase price was paid with 9,736,870 Subordinate Voting Shares at an aggregate value of $33,035,817. Odyssey Trust Company is holding in escrow 701,268 Subordinate Voting Shares issued as part of the purchase price. Of the shares held in escrow, 350,634 shares will be released from escrow on the six-month anniversary of the closing date, subject to these shares being used to offset any indemnifiable claims under the SPA that may arise, and 350,634 shares will be released on the earlier of (a) the six-month anniversary of the closing date; and (b) the occurrence of specified other post-closing events. Additionally, 1,051,902 Subordinate Voting Shares issued as part of the purchase price are contractually restricted from trading for six months from the closing date. Accordingly, The Source Santa Ana is now consolidated as a wholly owned subsidiary of the Company.

As of and for the year ended June 29, 2019, the balances of the VIEs consists of the following:

	Venice Caregivers Foundation, Inc.	LAX Fund II Group, LLC	Natures Cure, Inc.	TOTAL

Current Assets	$1,793,174	$1,156,113	$1,437,604	$4,386,891
Non-Current Assets	6,133,804	1,753,897	4,000,000	11,887,701

Total Assets	7,926,978	2,910,010	5,437,604	16,274,592

Current Liabilities	$6,375,156	$5,203,258	$1,801,414	$13,379,828
Non-Current Liabilities	1,344,479	-	-	1,344,479

Total Liabilities	7,719,635	5,203,258	1,801,414	14,724,307

Non-Controlling Interest	$207,343	$(2,293,248)	$3,636,190	$1,550,285

Revenues	$9,767,302	$-	$11,630,475	$21,397,777
Net (Loss) Income Attributable to Non-Controlling Interest	$(5,563,148)	$(5,264,296)	$3,345,828	$(7,481,616)

F-47

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

17.	SHAREHOLDERS’ EQUITY (Continued)

The net change in the consolidated VIEs and other non-controlling interest are as follows for the year ended June 29, 2019:

	Venice Caregivers Foundation, Inc.	LAX Fund II Group, LLC	Natures Cure, Inc.	Farmacy Collective and The Source Santa Ana	Other Non- Controlling Interests	TOTAL

Balance as of June 30, 2018	$5,770,491	$2,971,048	$290,362	$(692,837)	$77,389,350	$85,728,414

Net Income (Loss)	(5,563,148)	(5,264,296)	3,345,828	596,288	(181,955,438)	(188,840,766)

Cash Contributions from Non-Controlling Members	-	-	-	-	290,000	290,000
Conversion of Convertible Debentures	-	-	-	-	3,802,381	3,802,381
Asset Acquisitions	-	-	-	-	41,154,986	41,154,986
Fair Value of Warrants Issued for Debt	-	-	-	-	13,590,104	13,590,104
Issuance of Equity for the Repayment of Notes Payable	-	-	-	-	6,759,125	6,759,125
Exercise of Warrants	-	-	-	-	8,521,268	8,521,268
Other Assets	-	-	-	-	343,678	343,678
Acquisition Costs	-	-	-	-	597,320	597,320
Share-Based Compensation	-	-	-	-	12,845,773	12,845,773
Acquisition of Non-Controlling Interest	-	-	-	96,549	-	96,549
Redemption of MedMen Corp Redeemable Shares	-	-	-	-	7,683,232	7,683,232
Redemption of LLC Redeemable Units	-	-	-	-	(24,439,469)	(24,439,469)

Balance as of June 29, 2019	$207,343	$(2,293,248)	$3,636,190	$-	$(33,417,690)	$(31,867,405)

The Consolidated Financial Statements presented herein include LCR Manager, LLC as described in “Note 2 - Basis of Consolidation”. LCR Manager, LLC holds less than 0.01% of the total outstanding units in Le Cirque Rouge, LP (the “Operating Partnership,” or the “OP”) in which the investment was accounted for under the equity method due to the Company’s significant influence as a result of LCR Manager, LLC being the manager of the OP and owning equity interests in the OP. In addition, certain members of management of the Company are also members of management to the REIT. The amount of initial investment in the OP was nominal, and thus the equity interests in the OP, and accordingly, the amount of investment, was determined to be insignificant and therefore has not been recorded in these financial statements. Accordingly, the Company’s maximum exposure to loss as a result of its involvement with the OP is not significant.

Le Cirque Rouge, LP is a Delaware limited partnership that holds substantially all of the real estate assets owned by the REIT, conducts the REIT’s operations, and is financed by the REIT. Under ASC 810, “Consolidation”, the OP was determined to be a variable interest entity in which the Company has a variable interest. The Company was determined to have an implicit variable interest in the OP based on the leasing relationship and arrangement with the REIT. The Company was not determined to be the primary beneficiary of the VIE as the Company does not have the power to direct the activities of the VIE that most significantly affect its economic performance. During the fiscal year ended June 29, 2019, the Company did not provide any financial or other support other completion of the sale and leaseback transactions as described in “Note 14 - Leases”. Accordingly, Le Cirque Rouge, LP is not consolidated as a variable interest entity within the Consolidated Financial Statements.

F-48

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

18.	SHARE-BASED COMPENSATION

The Company has a stock and equity incentive plan (the “Incentive Plan”) under which the Company may issue various types of equity instruments to any employee, officer, consultant, advisor or director. The types of equity instruments issuable under the Incentive Plan encompass, among other things, stock options, stock grants, restricted stock grants, LTIP, P units and warrants (together, “Awards”). Stock based compensation expenses are recorded as a component of general and administrative to the extent that the Company has not appointed a Compensation Committee, all rights and obligations under the Incentive Plan shall be those of the full Board of Directors. The maximum number of Awards that may be issued under the Incentive Plan shall be determined by the Compensation Committee or the Board of Directors in the absence of a Compensation Committee. Any shares subject to an Award under the Incentive Plan that are forfeited, canceled, expire unexercised, are settled in cash, or are used or withheld to satisfy tax withholding obligations, shall again be available for Awards under the Incentive Plan. Vesting of Awards will be determined by the Compensation Committee or Board of Directors in absence of one. The exercise price for Awards (if applicable) will generally not be less than the fair market value of the Award at the time of grant and will generally expire after 10 years.

A summary of share-based compensation expense for the year ended June 29, 2019 is as follows:

2019

Stock Options	$11,699,796
LTIP Units	12,845,773
Stock Grants for Services	5,712,872
Restricted Stock Grants	2,235,773
Warrants	227,244

Total Share-Based Compensation	$32,721,458

Stock Options

A reconciliation of the beginning and ending balance of stock options outstanding is as follows:

	Number of Stock Options	Weighted- Average Exercise Price

Balance as of June 30, 2018	5,793,374	$4.14

Granted	10,374,075	$3.45
Forfeited	(2,629,347)	$(4.32)

Balance as of June 29, 2019	13,538,102	$4.31

F-49

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

18.	SHARE-BASED COMPENSATION (Continued)

The following table summarizes the stock options that remain outstanding as of June 29, 2019:

Security Issuable	Exercise Price	Expiration Date	Stock Options Outstanding		Stock Options Exercisable

Subordinate Voting Shares	$3.26	February 2029	316,085	(3)	105,362
Subordinate Voting Shares	$3.41	August 2021	32,974	(4)	20,609
Subordinate Voting Shares	$3.84	July 2023	200,000	(6)	200,000
Subordinate Voting Shares	$4.14	May 2028	4,240,288	(5)	2,717,582
Subordinate Voting Shares	$4.05	August 2028	61,950	(7)	-
Subordinate Voting Shares	$4.05	August 2028	376,746	(7)	-
Subordinate Voting Shares	$4.03	October 2028	35,000	(5)	-
Subordinate Voting Shares	$5.71	October 2028	1,310,206	(5)	325,388
Subordinate Voting Shares	$3.42	January 2029	1,081,643	(5)	125,355
Subordinate Voting Shares	$2.60	None	1,585,288	(1)	-
Subordinate Voting Shares	$2.64	None	1,714,699	(1)	-
Subordinate Voting Shares	$3.36	February 2029	311,763	(2)	34,640
Subordinate Voting Shares	$3.06	April 2029	700,371	(5)	78,785
Subordinate Voting Shares	$2.79	April 2029	404,444	(5)	19,333
Subordinate Voting Shares	$2.36	May 2029	156,000	(5)	4,875
Subordinate Voting Shares	$2.66	June 2029	286,000	(5)	4,781
Subordinate Voting Shares	$2.17	June 2029	724,645	(8)	724,645

			13,538,102		4,361,355

__________________

(1)	Issued to certain officers of the Company under the Company’s stock and incentive plan. Such options will vest contingent upon achievement of certain price targets in respect of the Subordinate Voting Shares, whereby 1,585,288 of such options, one third will vest when the price of the Subordinate Voting Shares reaches US$10 in the open market, another third will vest when such share price reaches US$15 in the open market and another third will vest when such share price reaches US$20 in the open market, and 1,714,699 of such options, one third will vest when the price of the Subordinate Voting Shares reaches US$15 in the open market, another third will vest when such share price reaches US$30 in the open market and another third will vest when such share price reaches US$60 in the open market. These options have no expiration date. Such share price will be determined as a 5-day volume weighted-average trading price on any exchange on which the Subordinate Voting Shares are traded.
(2)	Issued to a certain officer of the Company under the Company’s stock and incentive plan. Such options expire in ten years from the date of grant and 1/36th of the options will vest upon each successive month after the grant date.
(3)	Issued to a consultant in connection with services rendered under the Company’s stock and incentive plan. Such options expire in one year from the date of grant and 1/12th of the options will vest upon each successive month after March 1, 2019.
(4)	Issued to certain directors of the Company under the Company’s stock and incentive plan. Such options expire in August 2021 and 1/8th of the options will vest upon each successive month after the grant date.
(5)	Issued to employees of certain subsidiaries of the Company under the Company’s stock and incentive plan. Such options expire in ten years from the date of grant and have the following vesting conditions: Such option will vest over a period of four years from the employees hire date as 1/4th of the options vest on the first anniversary of the hire date and, 1/48th of the options will vest upon each successive month after the first anniversary of the employee’s hire date for a period of three years.
(6)	Issued to a consultant in connection with services rendered under the Company’s stock and incentive plan. Such options fully vest on the grant date. Such options expire in five years from the grant date.
(7)	Issued to certain directors of the Company under the Company’s stock and incentive plan. 61,950 of such options vest at the end of the first year of service and 376,746 of such options vest at the end of three years of service. All options expire in ten years from the date of grant.
(8)	Issued to a certain officer of the Company under the Company’s stock and incentive plan. Such options expire in ten years from the date of grant and were vested immediately upon the grant date.

F-50

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

18.	SHARE-BASED COMPENSATION (Continued)

For the year ended June 29, 2019, the fair value of stock options granted with a fixed exercise price was determined using the Black-Scholes option-pricing model with the following assumptions at the time of grant:

2019

Weighted-Average Risk-Free Annual Interest Rate	1.95%
Weighted-Average Expected Annual Dividend Yield	0.0%
Weighted-Average Expected Stock Price Volatility	87.8%
Weighted-Average Expected Life in Years	6.15
Weighted-Average Estimated Forfeiture Rate	33.0%

Stock price volatility was estimated by using the average historical volatility of comparable companies from a representative peer group of publicly-traded cannabis companies. The expected life represents the period of time that stock options granted are expected to be outstanding. The risk-free rate was based on Bank of Canada zero coupon bond with a remaining term equal to the expected life of the options.

For the year ended June 29, 2019, the fair value of stock options granted with vesting contingent upon achievement of certain price targets was determined using a Monte Carlo simulation model taking into account the fair value of the Company’s Subordinate Voting Shares on the date of grant and into the future encompassing a wide range of possible future market conditions. The following assumptions were used at the time of grant:

2019

Weighted-Average Stock Price	C$4.10
Weighted-Average Probability	6.0%
Weighted-Average Term in Years	3.0
Weighted-Average Volatility	72.0%

During the year ended June 29, 2019, the weighted-average fair value of stock options granted was $2.67 per option. As of June 29, 2019, stock options outstanding have a weighted-average remaining contractual life of 9.1.

In the fourth quarter of the year ended June 29, 2019, the Company modified the Company’s stock option plan for all outstanding employee options, allowing the vesting period to begin on the date of hire. Previously, the vesting period commenced on the grant date. The Company analyzed the impact of the modification on its financials and determined the modification accelerated the vesting and expense recognition. The Company determined the amount of additional expense recognized for this modification did not have a significant impact on its Consolidated Statement of Operations for the year ended June 29, 2019.

F-51

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

18.	SHARE-BASED COMPENSATION (Continued)

LTIP Units and LLC Redeemable Units

A reconciliation of the beginning and ending balances of the LTIP Units and LLC Redeemable Units issued for compensation outstanding is as follows:

			Weighted
	LTIP Units	LLC	Average
	Issued and	Redeemable	Grant Date
	Outstanding	Units	Fair Value

Balance as of June 30, 2018	30,314,333	1,570,064	$1.56

Redemptions	-	(845,048)	$(3.38)
Forfeiture of LTIP Units (2)	(3,962,422)	-	$(3.38)
Cancellation of LTIP Units (2)	(724,645)	-	$(3.38)
Vesting and Converted (1)(3)	(4,744,911)	-	$(3.38)

Balance as of June 29, 2019	20,882,355	725,016	$0.74

_____________________

(1)	LTIP Units and LLC Redeemable Units will vest as follows:

•	19,323,878 of the LTIP Units will vest contingent upon achievement of certain price targets in respect of the Subordinate Voting Shares, whereby one third of such aggregate LTIP Units will vest when the price of the Subordinate Voting Shares reaches C$10 in the open market, another third will vest when such share price reaches C$15 in the open market and the final third will vest when such share price reaches C$20 in the open market. Such share price will be determined as a 5-day volume weighted-average trading price on any exchange on which the Subordinate Voting Shares are traded.

•	6,038,712 of the LTIP Units will vest as follows: (a) 25% vested immediately on issuance; and (b) the remaining 75% vest ratably, on a monthly basis, beginning on May 17, 2018 and concluding with all LTIP Units being fully vested on March 15, 2020.

•	4,227,098 of the FV LTIP Units will vest as follows: (a) 14.3% vested immediately on issuance; and (b) the remaining 85.7% vest ratably, on a monthly basis, beginning on May 17, 2018 and concluding with all FV LTIP Units being fully vested on March 15, 2022.

•	724,645 of the LTIP Units will vest ratably, on a monthly basis, beginning on May 17, 2018 and concluding with all LTIP Units being fully vested on March 15, 2021.

(2)	3,237,778 of the LTIP Units were forfeited upon the resignation of an employee. In addition, 724,645 of the LTIP Units and the vested amounts were cancelled/forfeited by the employee.
(3)	4,744,911 of the LTIP Units were vested and converted to zero LLC Redeemable Units pursuant to the formula determined by the Third Amended and Restated LLC Agreement of MM Enterprises USA, LLC.

F-52

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

18.	SHARE-BASED COMPENSATION (Continued)

Restricted Stock Grants

During the year ended June 29, 2019, the Company granted an entitlement to 4,352,340 restricted Subordinate Voting Shares to certain officers and directors.

A reconciliation of the beginning and ending balance of restricted stock grants outstanding is as follows:

	Issued and Outstanding	Vested(1)	Weighted- Average Fair Value

Balance as of June 30, 2018	-	-	$-

Granted	4,352,340	336,441	$3.89
Forfeiture of Restricted Stock (2)	(3,000,000)	-	$(4.25)
Redemption of Vested Shares	(333,479)	(333,479)	$(3.07)

Balance as of June 29, 2019	1,018,861	2,962	$3.89

 _____________________

(1)	Restricted stock grants will vest as follows:
	•	3,000,000 of the restricted stock grants will vest as follows: one-fourth upon the 12-month employment anniversary, with the remaining three-fourths vesting in amounts of one-third each when the trading price of the Subordinate Voting Shares on the then current stock exchange at any time during the term of employment reaches a minimum of C$10, C$15 and C$20, respectively.
	•	46,331 of the restricted stock grants on July 11, 2018 will vest in four (4) equal quarterly installments on each three-month anniversary of the Date of Grant.
	•	131,859 of the restricted stock grants on August 29, 2018 will vest in four (4) equal quarterly installments on each three-month anniversary of the Date of Grant.
	•	918,785 of the restricted stock grants will vest ratably as follows: one-fourth within 30-days of the grant date, with the remaining three-fourths in three equal installments on every anniversary of the grant date, beginning on December 18, 2018 and concluding with all restricted stock grants being fully vested on December 18, 2021.
	•	23,082 of the restricted stock grants will vest on a straight-line basis, beginning on January 3, 2019, and concluding with all restricted stock grants being fully vested on August 28, 2019.
	•	162,455 of the restricted stock units will vest as follows: one-fourth of the total number of restricted stock shall vest on March 26, 2019. Thereafter, 1/36 of the remainder shall vest on the first day of each month over a period of three years until all restricted stock shall have vested.
	•	72,202 of the restricted stock units will vest as follows: one-fourth of the total number of restricted stock shall vest on May 7, 2019. Thereafter, 1/36 of the remainder shall vest on the first day of each month over a period of three years until all restricted stock shall have vested.
(2)	3,000,000 of the restricted stock grants were forfeited upon resignation of an employee prior to their vesting.

Generally, restricted stock vests monthly for those that have time vesting. Certain restricted stock granted has vesting which is based on market conditions. For restricted stock that has no market condition vesting, the fair value was determined using the trading value of the Subordinate Voting Shares on the date of grant. For the restricted stock that has market condition vesting, these shares were valued using a Monte Carlo simulation model taking into account the trading value of the Company’s Subordinate Voting Shares on the date of grant and into the future encompassing a wide range of possible future market conditions.

F-53

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

18.	SHARE-BASED COMPENSATION (Continued)

Restricted Stock Grants (Continued)

For the year ended June 29, 2019, the Company had one restricted stock grant with a market vesting condition. The fair value at grant was based on a Monte Carlo simulation model using the following assumptions at the time of grant:

2019

Weighted-Average Stock Price	C$5.07
Weighted-Average CDN to U.S. Dollars Conversion Rate	0.76
Weighted-Average Volatility	72.0%
Weighted-Average Months	28.72

For the year ended June 29, 2019, the market vesting restricted stock grant was forfeited and the expense recorded as reversed as no vesting conditions were met.

Warrants

A reconciliation of the beginning and ending balance of warrants outstanding is as follows:

	Number of Warrants Outstanding
	Subordinate Voting Shares	MedMen Corp Redeemable Shares	Total	Weighted- Average Exercise Price

Balance as of June 30, 2018	2,415,485	8,797,019	11,212,504	$3.53

Issued	12,999,815	17,234,540	30,234,355	$4.48
Exercised	(897,863)	(3,701,040)	(4,598,903)	$(3.50)
Expired	(1,517,622)	(5,095,979)	(6,613,601)	$(3.54)

Balance as of June 29, 2019	12,999,815	17,234,540	30,234,355	$4.48

The following table summarizes the warrants that remain outstanding as of June 29, 2019:

Security Issuable	Exercise Price	Number of Warrants	Expiration Date

MedMen Corp Redeemable Shares	$4.97	16,211,284	April 1, 2021
MedMen Corp Redeemable Shares	$4.73	1,023,256	April 3, 2021

Total MedMen Corp Redeemable Shares		17,234,540

Subordinate Voting Shares	$3.72	1,949,973	April 23, 2022
Subordinate Voting Shares	$3.72	7,799,888	May 22, 2022
Subordinate Voting Shares	$4.29	649,991	April 23, 2022
Subordinate Voting Shares	$4.29	2,599,963	May 22, 2022

Total Subordinate Voting Shares		12,999,815

Total Warrants Outstanding		30,234,355

F-54

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

18.	SHARE-BASED COMPENSATION (Continued)

Warrants (Continued)

The fair value of warrants exercisable for MedMen Corp Redeemable Shares was determined using the Black-Scholes option-pricing model with the following assumptions on the date of issuance:

2019

Weighted-Average Risk-Free Annual Interest Rate	2.82%
Weighted-Average Expected Annual Dividend Yield	0%
Weighted-Average Expected Stock Price Volatility	82.93%
Weighted-Average Expected Life of Warrants	1 year

Stock price volatility was estimated by using the historical volatility of the Company’s Subordinate Voting Shares. Through the quarter ended December 29, 2018, volatility was estimated by using the average historical volatility of comparable companies from a representative peer group of publicly-traded cannabis companies. The expected life in years represents the period of time that warrants issued are expected to be outstanding. The risk-free rate was based on U.S. Treasury bills with a remaining term equal to the expected life of the warrants.

As of June 29, 2019, warrants outstanding have a weighted-average remaining contractual life of 26.9 months.

19.	LOSS PER SHARE

The following is a reconciliation for the calculation of basic and diluted loss per share for the year ended June 29, 2019:

2019

Net Loss Attributable to Shareholders of MedMen Enterprises, Inc.	$(72,514,307)
Weighted-Average Number of Shares Outstanding	105,915,105

Earnings (Loss) Per Share - Basic and Diluted Attributable to Shareholders of MedMen Enterprises, Inc.	$(0.68)

Diluted loss per share is the same as basic loss per share as the issuance of shares on the exercise of convertible debentures, LTIP share units, warrants and share options is anti-dilutive.

20.	PROVISION FOR INCOME TAXES AND DEFERRED INCOME TAXES

As the Company operates in the legal cannabis industry, the Company is subject to the limits of IRC Section 280E for U.S. federal, Illinois state, Florida state and New York state income tax purposes under which the Company is only allowed to deduct expenses directly related to sales of product. This results in permanent differences between ordinary and necessary business expenses deemed non-allowable under IRC Section 280E. However, the State of California does not conform to IRC Section 280E and, accordingly, the Company deducts all operating expenses on its California Franchise Tax Returns.

The Company intends to be treated as a United States corporation for United States federal income tax purposes under Section 7874 of the U.S. Tax Code and is expected to be subject to United States federal income tax. However, for Canadian tax purposes, the Company is expected, regardless of any application of Section 7874 of the U.S. Tax Code, to be treated as a Canadian resident company (as defined in the Income Tax Act (Canada) (the “ITA”) for Canadian income tax purposes. As a result, the Corporation will be subject to taxation both in Canada and the United States.

F-55

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

20.	PROVISION FOR INCOME TAXES AND DEFERRED INCOME TAXES (Continued)

The Company has approximately $3,100,000 of Canadian losses attributable to operational losses of $1,000,000 and share issuance costs of $2,100,000. The loss tax attribute has been determined to be more likely than not that the tax attribute would not yield any tax benefit. As such, the Company has recorded a full valuation allowance against the benefit. Since IRC Section 280E was not applied in the California Franchise Tax returns, the Company has approximately $33,500,000 of gross California net operating losses which begin expiring in 2038 as of June 29, 2019. The Company has evaluated the realization of its California net operating loss tax attribute and has determined under the more likely than not standard that $2,500,000 will not be realized.

Provision for income taxes consists of the following for the year ended June 29, 2019:

2019
Current:
Federal	$18,560,219
State	2,401,365

Total Current	20,961,584

Deferred:
Federal	(14,849,428)
State	(7,977,924)

Total Deferred	(22,827,352)

Total Provision for Income Taxes	$(1,865,768)

As of June 29, 2019, the components of deferred tax assets and liabilities were as follows:

2019

Deferred Tax Assets:
Sale and Leaseback	$1,563,839
California Net Operating Loss	2,960,466
Notes Payable	11,368,955

Total Deferred Tax Assets	15,893,260
Deferred Tax Assets Not Recognized	(2,465,506)

Net Deferred Tax Assets	$13,427,754

2019

Deferred Tax Liabilities:
Leases	$(3,355,935)
Property, Plant & Equipment	(49,100,393)
Intangible Assets	(54,108,705)
Senior Secured Convertible Credit Facility	(6,880,066)
Fair Value of Investments	(1,270,885)

Total Deferred Tax Liabilities	(114,715,984)

Net Deferred Tax Liabilities	$(101,288,230)

F-56

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

20.	PROVISION FOR INCOME TAXES AND DEFERRED INCOME TAXES (Continued)

The reconciliation between the effective tax rate on income from continuing operations and the statutory tax rate is as follows:

2019

Expected Income Tax Benefit at Statutory Tax Rate	$(54,796,806)
Section 280E Permanent and Other Non-Deductible Items	54,784,723
State Rate	2,401,365
Tax Gain on Sale and Leaseback	4,732,502
Benefit on Failed Sale and Leaseback	(11,368,955)
Capital Lease	3,355,935
Benefit on Recognized California Net Operating Loss	(2,960,466)
Valuation Allowance	2,465,505

Reported Income Tax Expense	$(1,865,766)

Effective Tax Rate	0.70%

During the year ended June 29, 2019, the movement in net deferred tax liabilities was as follows:

2019

Balance as of June 30, 2018	$(11,160,195)

Recognized in Profit or Loss	22,827,350
Recognized in Property, Plant & Equipment and Intangible Assets	(94,809,305)
Recognized in Goodwill	(11,776,956)
Recognized in Equity	(7,407,693)
Recognized in Retained Earnings	1,038,568

Balance as of June 29, 2019	$(101,288,231)

21.	COMMITMENTS AND CONTINGENCIES

Contingencies

The Company’s operations are subject to a variety of local and state regulations. Failure to comply with one or more of these regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company ceasing operations. While management of the Company believes that the Company is in compliance with applicable local and state regulations as of June 29, 2019, marijuana regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties or restrictions in the future.

Claims and Litigation

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. As of June 29, 2019, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s operations. As of June 29, 2019, there are also no proceedings in which any of the Company’s directors, officers or affiliates is an adverse party to the Company or has a material interest adverse to the Company’s interest.

A legal claim has been filed against the Company relating to a financial transaction and seeking damages of approximately $3,500,000. The claim is at a very early stage and the Company believes the likelihood of a loss contingency is remote. As a result, no amount has been set up for potential damages in these financial statements.

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MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

21.	COMMITMENTS AND CONTINGENCIES (Continued)

Claims and Litigation (Continued)

In late January 2019, the Company’s former Chief Financial Officer (“CFO”) filed a complaint against MM Enterprises in the Superior Court of California, County of Los Angeles, seeking damages for claims relating to his employment. The Company is currently defending against this lawsuit, which seeks damages for wrongful termination, breach of contract, and breach of implied covenant of good faith. The former CFO’s employment agreement provided for the payment of severance in the event of termination without cause. The Company disputes the claims set forth in this lawsuit and believes that the outcome is neither probable nor estimable; therefore, no amounts have been accrued in relation to the claim.

22.	RELATED PARTY TRANSACTIONS

All related party balances due from or due to the Company as of June 29, 2019 did not have any formal contractual agreements regarding payment terms or interest.

As of June 29, 2019, amounts due from related parties were as follows:

Name and Relationship to Company	Transaction	2019

MMOF GP II, LLC (“Fund LP II”), an entity which Mr. Adam Bierman, Mr. Andrew Modlin and Mr. Christopher Ganan each holds 33.3% indirect voting interest. The shareholders each hold 27.1% of indirect equity interest in Fund LP II, the General Partner of Fund II, which both hold equity interests in a subsidiary of the Company.	Management Fees	$1,820,904

MedMen Opportunity Fund GP, LLC (“Fund LP”), an entity which Mr. Adam Bierman, Mr. Andrew Modlin and Mr. Christopher Ganan each holds 33.3% indirect voting interest. The shareholders each hold 24.2% of indirect equity interest in Fund LP, the General Partner of Fund I, which both hold equity interests in a subsidiary of the Company.	Management Fees	1,228,259

MedMen Canada Inc., a 50/50 joint venture partnership between the Company and Cronos Group Inc.	Advance	1,153,200

Other		719,092

Total Amounts Due from Related Parties		$4,921,455

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MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

22.	RELATED PARTY TRANSACTIONS (Continued)

As of June 29, 2019, amounts due to related parties were as follows:

Name and Relationship to Company	Transaction	2019

Fund LP II, an entity which Mr. Adam Bierman, Mr. Andrew Modlin and Mr. Christopher Ganan each holds 33.3% indirect voting interest. The shareholders each hold 27.1% of indirect equity interest in Fund LP II, the General Partner of Fund II, which both hold equity interests in a subsidiary of the Company.	Working Capital, Construction and Tenant Improvements, Lease Deposits and Cash Used for Acquisitions	$(1,093,896)

Fund LP, an entity which Mr. Adam Bierman, Mr. Andrew Modlin and Mr. Christopher Ganan each holds 33.3% indirect voting interest. The shareholders each hold 24.2% of indirect equity interest in Fund LP, the General Partner of Fund I, which both hold equity interests in a subsidiary of the Company.	Working Capital, Management Fees and Cash Used for Acquisitions	(2,862,647)

Other		(1,684,274)

Total Amounts Due to Related Parties		$(5,640,817)

23.	SEGMENTED INFORMATION

The Company currently operates in one segment, the production and sale of cannabis products, which is how the Company’s Chief Operating Decision Maker managers the business and makes operating decisions. The Company’s cultivation operations are not considered significant to the overall operations of the Company. Intercompany sales and transactions are eliminated in consolidation.

24.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through August 24, 2020, which is the date these consolidated financial statements were issued, and has concluded that the following subsequent events have occurred that would require recognition in the consolidated financial statements or disclosure in the notes to the Consolidated Financial Statements.

Equity Compensation Issued to Corporate Governance

As payment of severance to Mr. Bierman, the Company will compensate Mr. Bierman in the form of securities of which the number of issued securities and the aggregate amount is yet to be determined. In addition, the Company amended the terms of the 9,661,939 LTIP Units held by Mr. Bierman wherein the vesting period was extended to ten years from February 1, 2020.

In April 2020, the Company granted 5,458,749 restricted stock units to Benjamin Rose, the Executive Chairman of the Board. The units will vest on December 10, 2020 or upon a change in control of the Company.

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MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

24.	SUBSEQUENT EVENTS (Continued)

Senior Secured Convertible Credit Facility

Draws on Credit Facility

On July 12, 2019, the Company had drawn down $25,000,000 through Tranche 2 of the Convertible Facility led by GGP. In connection with the funding of Tranche 2, the Company issued 2,967,708 and 857,336 warrants to the lenders at an exercise price of $3.16 and $3.65 per share, respectively.

On November 27, 2019, the Company had drawn down $10,000,000 through Tranche 3 of the Convertible Facility. In connection with the funding of Tranche 2, the Company issued 3,708,772 and 1,071,421 warrants to the lenders at an exercise price of $1.01 and $1.17 per share, respectively.

On March 27, 2020, the Company had drawn down $12,500,000 through Tranche 4 of the Convertible Facility. In connection with the funding of Tranche 4, the Company issued 48,076,923 warrants to the lenders at an exercise price of $0.26 per share.

On April 24, 2020, the Company closed on an incremental advance in the amount of $2,500,000 under its existing Convertible Facility with GGP at a conversion price of $0.26 per share. In connection with the incremental advance, the Company issued 9,615,385 warrants with an exercise price of $0.26 per share. In addition, 540,128 Existing Warrants were cancelled and replaced with 6,490,385 warrants with an exercise price of $0.26 per share.

Amendments to Credit Facility

On August 12, 2019, the Company entered into an amendment to the Convertible Facility (the “First Amendment”) wherein the trading price thresholds to access Tranche 2 and Tranche 3 were eliminated, the conversion price per share related to the Tranche 1 advance was amended, the calculation of conversion price per share for Tranche 2 and 3 was amended, and terms and conditions of the forced conversion feature were amended. The amendment fee was calculated at $18,750,000.

The First Amendment allowed for an additional $30,000,000 of equity commitment with participation from Wicklow Capital, bringing the total financing commitment to $280,000,000. Accordingly, GGP and Wicklow Capital completed a $30,000,000 non-brokered financing of Subordinate Voting Shares at a price equal to $2.37 per share. The Company issued 14,634,147 Subordinate Voting Shares to the investors.

On October 29, 2019, the Company completed an amendment of its existing Credit Facility with GGP (the “Second Amendment”) wherein certain reporting and financial covenants were modified. The conversion of any portion of the obligations into shares is restricted until on or after October 29, 2020. As a result of the Second Amendment, the Company has the right to repay, in whole or in part, the outstanding Principal Amount of the Note together with accrued and unpaid Interest and feels, plus the Applicable Premium which is five percent (5%) of the Principal Amount being repaid before the second anniversary of the Closing Date, and thereafter (3%) of the Principal Amount being repaid. The amount of available credit in Tranche 3 and Tranche 4 was amended to $10,000,000 and $115,000,000, respectively. The aggregate amount available to be borrowed remains the same. Further, the Amendment accelerated the funding of Tranche 3 and provided that the funding of Tranche 4 will require the consent of both the Company and the lenders under the Facility. In connection with the Second Amendment, the Company issued notes in the principal amount of $18,750,000 with a conversion price of $1.28 per Subordinate Voting Share.

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MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

24.	SUBSEQUENT EVENTS (Continued)

Senior Secured Convertible Credit Facility (Continued)

Amendments to Credit Facility (Continued)

On March 27, 2020, the Company amended and restated the securities purchase agreement with GGP (the “Third Amendment”) wherein GGP committed to fund up to $150,000,000 through Tranche 4 and subsequent tranches (each such subsequent tranche, an “Incremental Advance”) subject to the funding requirements of the Company and certain other conditions. The maximum funding capacity under the Convertible Facility, as amended on March 27, 2020 is $285,000,000 of which $135,000,000 had been drawn down in prior tranches. The final $25,000,000 is subject to acceptance by the Company. Certain financial covenants were also modified which include a reduction in the required go-forward minimum cash balance and the removal of the fixed charge coverage ratio requirement that was to become effective in calendar 2021. The Third Amendment removed the accelerated and forced conversion rights previously held by GGP under the agreement as amended on August 12, 2019. The Company agreed to pay GGP a restatement fee of $16,399,725 of which the first 50% was paid through the issuance of additional notes in an aggregate principal amount equal to $8,199,863 at a conversion price of $0.26 per share.

On July 3, 2020, the Company amended and restated the securities purchase agreement with GGP (the “Fourth Amendment”) wherein the minimum liquidity covenant was waived until September 30, 2020 and resetting at $5,000,000 thereafter with incremental increases on March 31, 2021 and December 31, 2021. The payment-in-kind feature on the Convertible Facility was also extended, such that 100% of the cash interest due prior to June 2021 will be paid-in-kind and 50% of the cash interest due thereafter will be paid-in-kind. The Fourth Amendment released certain assets from its collateral to allow greater flexibility to generate proceeds through the sale of non-core assets. As consideration for the amendment, the conversion price for a portion of the existing notes outstanding under the Convertible Facility was amended to $0.34 per share. An amendment fee of $2,000,000 was also paid through the issuance of additional notes at a conversion price of $0.28 per share.

Senior Secured Term Loan Facility

On January 14, 2020, the Company completed the amendment of its existing term loan facility in the principal amount of $77,675,000 with Hankey Capital wherein the maturity date was extended from October 1, 2020 to January 31, 2022 and the interest rate was increased from a fixed rate of 7.5% per annum to 15.5% per annum. In addition, the Company may prepay the amounts outstanding, on a nonrevolving basis, at any time and from time to time, in whole or in part, without penalty.

Further, the Company cancelled the existing 16,211,284 and 1,023,256 warrants issued to the lenders exercisable at $4.97 and $4.73 per share, respectively, representing 100% of the loan amount. The Company issued new warrants to the lenders totaling 40,455,729 warrants exercisable at $0.60 per share until December 31, 2022, representing approximately 31% of the loan amount. The new warrants may be exercised at the election of their holders on a cashless basis.

On July 3, 2020, the Company amended the term loan facility wherein the minimum liquidity covenant was waived until September 30, 2020 and resetting at $5,000,000 thereafter with incremental increases on March 31, 2021 and December 31, 2021. In addition, 100% of the total interest payable prior to June 2021 will be paid-in-kind and 50% of the cash interest due thereafter will be paid-in-kind. As consideration for the amendment, the Company issued approximately 20,200,000 warrants, each exercisable at $0.34 per share. The Company also cancelled 20,200,000 warrants of the total issued warrants held by the lenders which were each exercisable at $0.60 per share. An amendment fee of $834,000 was also paid-in-kind.

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MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

24.	SUBSEQUENT EVENTS (Continued)

Equity Transactions

On December 10, 2019, the Company effected a term sheet for a non-brokered private placement wherein Wicklow Capital participated in the offering. The Company issued 23,720,929 Subordinate Voting Shares for gross proceeds of $10,199,999 in connection with the equity investment.

On January 13, 2020, the Company completed a non-brokered offering of Class B Subordinate Voting Shares for aggregate gross proceeds of approximately $20,000,000 at a price of $0.43 per share for a total of 46,962,648 Subordinate Voting Shares. As of December 28, 2019, the Company issued 23,720,929 Subordinate Voting Shares in connection with the offering for gross proceeds of $10,199,999. The remaining 23,241,719 shares were funded subsequent to December 28, 2019 for approximately $9,990,000.

Subsequent to the fiscal year ended June 29, 2019, the Company issued 9,789,300 Subordinate Voting Shares under the ATM Program for net proceeds of $12,399,252.

Acquisitions Closed Subsequent to Year End

On September 4, 2019, the Company completed the acquisition of MattnJeremy, Inc., d/b/a One Love Beach Club (“One Love”), a licensed medical and recreational cannabis dispensary located in Long Beach, California. The Company acquired all of the issued and outstanding shares of One Love for aggregate consideration of $12,708,000 which is comprised of $1,000,000 in cash at closing, $1,000,000 deferred payment to be paid six months after closing, $1,000,000 deferred payment to be paid one year after closing and the issuance of 5,112,263 Subordinate Voting Shares with an aggregate value of $9,833,000 at closing.

Business Acquisitions Terminated

On October 8, 2019, the Company and PharmaCann”) announced the mutual agreement to terminate the business combination agreement in which the Company was to acquire all outstanding equity interests in PharmaCann in an all-stock transaction. As compensation for the termination of the transaction, PharmaCann transferred certain assets to the Companyand the Company forgave all outstanding amounts under its existing line of credit to PharmaCann, which totaled approximately $21.0. million. The assets transferred were 100% of the membership interests in three entities holding the following assets:

•	“Evanston, which holds a retail location in Evanston, Illinois and related licenses, and a retail license for Greater Chicago, Illinois;
•	Staunton, which holds a cannabis license in Staunton, Virginia; and
•	Hillcrest, which holds an operational cultivation and production facility in Hillcrest, Illinois and related licenses.

As of the date these Consolidated Financial Statements were issued, the Company successfully received the membership interests in Evanston and Staunton, and transferred the rights to receive the equity interests in Hillcrest to a third party, and relieved the full amount due from PharmaCann.

The Staunton assets are classified as assets held for sale. The Company is actively seeking buyers and expects to complete the sale of the Staunton assets by fiscal year end 2020.In June 2020, the Virginia Board of Pharmacy rescinded the conditional license and the Company has filed a notice of appeal, subject to customary appellate court procedures.

On February 25, 2020, the Company entered into definitive agreements to assign its rights to the Hillcrest assets to an unrelated third party for total gross proceeds of $17,000,000.

F-62

MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

24.	SUBSEQUENT EVENTS (Continued)

Business Acquisitions Amended

On November 12, 2019, the Company entered into an agreement to amend a potential $15,000,000 cash earn out due in December 2020 for an asset acquisition to $10,000,000 in Class B Subordinate Voting Shares due in December 2019. In conjunction with the amendment to settle the contingent consideration, the Company issued 10,691,455 Subordinate Voting Shares in full settlement.

On January 30, 2020, the Company amended the secured promissory note issued in connection with the acquisition of Kannaboost Technology Inc. and CSI Solutions LLC (collectively referred to as “Level Up”) wherein the principal amount was amended from $15,000,000 to $13,000,000 and the maturity date was extended to April 8, 2020. On February 10, 2020, the secured promissory note was amended in which the Company was required to pay a $500,000 extension fee. On April 8, 2020, the Company entered into an amendment of the Level Up secured promissory note wherein the maturity date was extended to the earlier of December 31, 2020 or in the event of default. No payments shall be due prior to the maturity date unless certain events occur. The balance of the secured promissory note will bear interest at a rate of 9.0% per annum until paid in full. The effectiveness of the amendment on April 8, 2020 is currently in dispute with the counterparty. The Company disputes the claims filed by the counterparty. The Company also disputes any default of the promissory note and continues to seek resolution of the undisputed portion of the promissory note.

Discontinued Operations

In November 2019, the Company contemplated the divesture of non-core assets and management entered into a plan to sell its operations in the state of Arizona. Consequently, assets and liabilities allocable to the operations within the state of Arizona were classified as a disposal group.

Sale of Assets

In November 2019, the Company received proceeds of $12,500,000 from a related party for the sale of all of its interest in LCR Manager, LLC, the manager of the general partner of the REIT, or 70%.

On July 2, 2020, the Company received $10,000,000 at the signing of definitive documents for the sale of one of its retail licenses outside of California.

Treehouse Real Estate Investment Trust

Subsequent to June 29, 2019, the Company entered into sales and leaseback transactions with the REIT for gross proceeds of approximately $20,400,000.

On July 3, 2020, the Company announced modifications to its existing lease arrangements with the REIT in which the REIT agreed to defer a portion of total current monthly base rent for the 36-month period between July 1, 2020 and July 1, 2023. The total amount of all deferred rent accrues interest at 8.6% per annum during the deferral period. As consideration for the rent deferral, the Company has issued to Treehouse 3,500,000 warrants, each exercisable at US$0.34 per share for a period of five years.

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MEDMEN ENTERPRISES INC. Notes to Consolidated Financial Statements Fiscal Year Ended June 29, 2019 (Amounts Expressed in United States Dollars Unless Otherwise Stated)

24.	SUBSEQUENT EVENTS (Continued)

COVID-19

In March 2020, a global pandemic was declared by the World Health Organization related to the rapidly growing outbreak of a novel strain of coronavirus, COVID-19. The pandemic is having an unprecedented impact on the U.S. economy as federal, state and local governments react to this public health crisis, which has created significant uncertainties. The COVID-19 pandemic has also led to disruption and volatility in the global capital markets, which could increase the cost of and accessibility to capital. Given that the COVID-19 pandemic has caused a significant economic slowdown, it appears increasingly likely that it could cause a global recession, which could be of an unknown duration, which would have a significant impact on our ongoing operations and cash flows. In addition, there has been a recent spike in the number of reported COVID-19 cases in many states where a substantial portion of the Company’s business and operations is located. The Company is unable to currently quantify the economic effect, if any, of this increase on the Company’s results of operations.

These developments could have a material adverse impact on the Company’s revenues, results of operations and cash flows. This situation is rapidly changing and additional impacts to the business may arise that the Company is not aware of currently. The ultimate magnitude and duration of COVID-19, including the extent of its overall impact on the Company’s results of operations, financial position, liquidity or capital resources cannot be reasonably estimated at this time.

F-64